                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No. 333-108125

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 24, 2004)


                  CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C1
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C1
             CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B,
                          CLASS C, CLASS D AND CLASS E


APPROXIMATE TOTAL OFFERED CERTIFICATE PRINCIPAL BALANCE AT INITIAL ISSUANCE:
                                $1,086,347,000


     We, Citigroup Commercial Mortgage Securities Inc., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated May 24, 2004. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified in the title above. The offered certificates will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans with characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive monthly distributions of interest, principal or both, commencing in July 2004. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and sets forth the principal balance, pass-through rate, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of series 2004-C1 certificates. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2004-C1 certificates.

                                ---------------

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-38 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 14 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.

                                ---------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

     Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, CDC Securities and Deutsche Bank Securities Inc. are the underwriters for this offering. They will purchase the offered certificates from us, although not every underwriter is obligated to purchase offered certificates from us. Our proceeds from the sale of the offered certificates will equal approximately 99.5602% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter currently intends to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC are acting as joint bookrunning managers in the following manner: Wachovia Capital Markets, LLC is acting as sole bookrunning manager with respect to 60.89% of the class A-4 certificates, and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to the remainder of the class A-4 certificates and all other classes of offered certificates. CDC Securities and Deutsche Bank Securities Inc. are co-managers.




CITIGROUP                                                  WACHOVIA SECURITIES


CDC SECURITIES                                        DEUTSCHE BANK SECURITIES

                                ---------------

            The date of this prospectus supplement is June 8, 2004.

                  CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C1

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C1

                                 [MAP OMITTED]


UTAH             WYOMING          KANSAS           MISSOURI              ILLINOIS         MICHIGAN             OHIO
3 properties     2 properties     8 properties     5 properties          10 properties    1 property           9 properties
$21,219,406      $5,688,937       $21,682,868      $18,404,386           $198,591,011     $7,740,000           $56,017,503
1.8% of total    0.5% of total    1.8% of total    1.6% of total         16.8% of total   0.7% of total        4.7% of total


PENNSYLVANIA     NEW YORK         NEW HAMPSHIRE    MAINE                 WASHINGTON       MASSACHUSETTS        OREGON
1 property       6 properties     1 property       1 property            5 properties     2 properties         4 properties
$6,700,000       $59,038,245      $35,500,000      $7,000,000            $33,198,274      $24,111,938          $19,114,917
0.6% of total    5.0% of total    3.0% of total    0.6% of total         2.8% of total    2.0% of total        1.6% of total

CONNECTICUT      NEVADA           NEW JERSEY       NORTHERN CALIFORNIA   MARYLAND         SOUTHERN CALIFORNIA  DISTRICT OF COLUMBIA
5 properties     2 properties     4 properties     4 properties          1 property       10 properties        2 properties
$27,830,108      $9,043,973       $48,535,989      $46,319,066           $5,291,803       $63,202,834          $18,800,000
2.4% of total    0.8% of total    4.1% of total    3.9% of total         0.4% of total    5.3% of total        1.6% of total

ARIZONA          NORTH CAROLINA   COLORADO         GEORGIA               OKLAHOMA         TEXAS                LOUISIANA
1 property       4 properties     3 properties     1 property            6 properties     9 properties         2 properties
$4,644,000       $19,213,257      $20,970,702      $15,000,000           $11,257,837      $97,428,390          $65,064,076
0.4% of total    1.6% of total    1.8% of total    1.3% of total         1.0% of total    8.2% of total        5.5% of total

MISSISSIPPI      ALABAMA          FLORIDA          GUAM
1 property       1 property       16 properties    1 property
$2,594,976       $2,397,073       $177,099,898     $26,864,655
0.2% of total    0.2% of total    15.0% of total   2.3% of total

> $100 MM of Initial Mortgage Pool Balance
$75 - $100 MM of Initial Mortgage Pool Balance
$50 - $75 MM of Initial Mortgage Pool Balance
$25 - $50 MM of Initial Mortgage Pool Balance
$0 - $25 MM of Initial Mortgage Pool Balance


% OF INITIAL MORTGAGE POOL BALANCE
[GRAPHIC OMITTED]

Unanchored Retail               2.6%
Hospitality                     4.5%
Multifamily                     6.6%
Self Storage                    9.4%
Mobile Home Park                9.7%
Office                         21.1%
Anchored Retail                37.1%
Industrial                      1.0%
Land                            2.3%

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                                                                       PAGE
                                                                                                                       ----
Important Notice About the Information Contained in this Prospectus Supplement and the Accompanying
    Prospectus..........................................................................................................S-4
Notice to Residents of the United Kingdom...............................................................................S-4
Summary of Prospectus Supplement........................................................................................S-5
Risk Factors...........................................................................................................S-38
Capitalized Terms Used in this Prospectus Supplement...................................................................S-57
Forward-Looking Statements.............................................................................................S-57
Description of the Mortgage Pool.......................................................................................S-58
Servicing of the Underlying Mortgage Loans.............................................................................S-97
Description of the Offered Certificates...............................................................................S-132
Yield and Maturity Considerations.....................................................................................S-160
Federal Income Tax Consequences.......................................................................................S-166
ERISA Considerations..................................................................................................S-170
Legal Investment......................................................................................................S-174
Method of Distribution................................................................................................S-174
Legal Matters.........................................................................................................S-176
Ratings...............................................................................................................S-176
Glossary..............................................................................................................S-178

ANNEX A-1--Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties..........................A-1-1
ANNEX A-2--Summary  Characteristics  of the  Underlying  Mortgage  Loans and the  Mortgaged  Real
            Properties.................................................................................................A-2-1
ANNEX A-3--Characteristics of the Multifamily Mortgaged Real Properties................................................A-3-1
ANNEX  B--Description of Twenty Largest Mortgage Loans,  Groups of  Cross-Collateralized  Mortgage
            Loans and/or Groups of Borrower Affiliated Mortgage Loans....................................................B-1
ANNEX C--Decrement Tables................................................................................................C-1
ANNEX D--Form of Payment Date Statement..................................................................................D-1
ANNEX E--Global Clearance, Settlement And Tax Documentation Procedures...................................................E-1

                                 ---------------

 IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS


         Information about the offered certificates is contained in two separate documents:

         o this prospectus supplement, which describes the specific terms of the offered certificates; and

         o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

         If the description of the terms of the offered certificates contained in this prospectus supplement varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.


                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM


         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

         The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT


         This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                         INTRODUCTION TO THE TRANSACTION
                         -------------------------------

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2004-C1 Commercial Mortgage Pass-Through Certificates, which series consists of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

------------------------------------------------------------------------------------------------------------------------------
                               SERIES 2004-C1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES(1)
------------------------------------------------------------------------------------------------------------------------------
                                             APPROX. %
                                               TOTAL
                                 APPROX. %    CREDIT
                  APPROX.        OF INITIAL   SUPPORT                                   WEIGHTED
              TOTAL PRINCIPAL     MORTGAGE      AT        PASS-THROUGH      INITIAL      AVERAGE
                 BALANCE AT         POOL      INITIAL         RATE       PASS-THROUGH     LIFE      PRINCIPAL   S&P/MOODY'S
   CLASS      INITIAL ISSUANCE   BALANCE(5) ISSUANCE(5)   DESCRIPTION        RATE        (YEARS)      WINDOW      RATINGS
------------------------------------------------------------------------------------------------------------------------------
Offered Certificates
------------------------------------------------------------------------------------------------------------------------------
    A-1      $    69,957,000        5.9%      15.250%        Fixed          3.2954%       2.52     07/04-12/08     AAA/Aaa
------------------------------------------------------------------------------------------------------------------------------
    A-2      $   161,062,000       13.6%      15.250%        Fixed          4.6849%       4.76     12/08-05/09     AAA/Aaa
------------------------------------------------------------------------------------------------------------------------------
    A-3      $   217,418,000       18.4%      15.250%       WAC Cap         5.2514%       6.95     05/09-09/13     AAA/Aaa
------------------------------------------------------------------------------------------------------------------------------
    A-4      $   553,662,000       46.8%      15.250%         WAC           5.2926%(6)    9.68     09/13-05/14     AAA/Aaa
------------------------------------------------------------------------------------------------------------------------------
     B       $    31,039,000        2.6%      12.625%         WAC           5.2926%(6)    9.89     05/14-05/14     AA/Aa2
------------------------------------------------------------------------------------------------------------------------------
     C       $    13,302,000        1.1%      11.500%         WAC           5.2926%(6)    9.89     05/14-05/14     AA-/Aa3
------------------------------------------------------------------------------------------------------------------------------
     D       $    26,605,000        2.3%      9.250%          WAC           5.2926%(6)    9.89     05/14-05/14      A/A2
------------------------------------------------------------------------------------------------------------------------------
     E       $    13,302,000        1.1%      8.125%          WAC           5.2926%(6)    9.94     05/14-06/14      A-/A3
------------------------------------------------------------------------------------------------------------------------------
Non-Offered Certificates
------------------------------------------------------------------------------------------------------------------------------
     X       $ 1,182,418,797(4)     N/A         N/A       Variable IO       0.2103%(6)     N/A         N/A         AAA/Aaa
------------------------------------------------------------------------------------------------------------------------------
     F       $    14,780,000        1.2%      6.875%          WAC           5.2926%(6)     N/A         N/A        BBB+/Baa1
------------------------------------------------------------------------------------------------------------------------------
     G       $    11,824,000        1.0%      5.875%          WAC           5.2926%(6)     N/A         N/A        BBB/Baa2
------------------------------------------------------------------------------------------------------------------------------
     H       $    19,214,000        1.6%      4.250%          WAC           5.2926%(6)     N/A         N/A        BBB-/Baa3
------------------------------------------------------------------------------------------------------------------------------
     J       $     5,913,000        0.5%      3.750%        WAC Cap         5.2500%        N/A         N/A         BB+/Ba1
------------------------------------------------------------------------------------------------------------------------------
     K       $     5,912,000        0.5%      3.250%        WAC Cap         5.2500%        N/A         N/A         BB/Ba2
------------------------------------------------------------------------------------------------------------------------------
     L       $     5,912,000        0.5%      2.750%        WAC Cap         5.2500%        N/A         N/A         BB-/Ba3
------------------------------------------------------------------------------------------------------------------------------
     M       $     5,912,000        0.5%      2.250%        WAC Cap         5.2500%        N/A         N/A          B+/B1
------------------------------------------------------------------------------------------------------------------------------
     N       $     2,956,000        0.2%      2.000%        WAC Cap         5.2500%        N/A         N/A          B/B2
------------------------------------------------------------------------------------------------------------------------------
     P       $     4,434,000        0.4%      1.625%        WAC Cap         5.2500%        N/A         N/A          B-/B3
------------------------------------------------------------------------------------------------------------------------------
     Q       $    19,214,797        1.6%        N/A         WAC Cap         5.2500%        N/A         N/A          NR/NR
------------------------------------------------------------------------------------------------------------------------------
   PM(2)     $     3,322,214        N/A         N/A      Loan-Specific      4.2346%        N/A         N/A         BB/Ba1
------------------------------------------------------------------------------------------------------------------------------
     R               N/A            N/A         N/A           N/A             N/A          N/A         N/A          NR/NR
------------------------------------------------------------------------------------------------------------------------------
   Y(3)              N/A            N/A         N/A           N/A             N/A          N/A         N/A          NR/NR
------------------------------------------------------------------------------------------------------------------------------

(footnotes on next page)

(1) Various characteristics of the series 2004-C1 certificates shown in this table are further discussed below under "--Key Certificate Features Shown in the Table Above".

(2) The class PM certificates will represent an interest solely in the mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pecanland Mall. The portion of the Pecanland Mall underlying mortgage loan that is represented by the class PM certificates is considered the non-pooled portion of that mortgage loan. The remaining portion of the Pecanland Mall underlying mortgage loan, which is the pooled portion of that mortgage loan, will be pooled with the other underlying mortgage loans to back the other classes of the series 2004-C1 certificates.

(3) The class Y certificates are to be issued as three classes of certificates with the same aggregate characteristics and entitling holders to the same aggregate rights described in this prospectus supplement. These three classes will be referred to in this prospectus supplement collectively as the class Y certificates.

(4)      Notional amount.

(5) The approximate percentage of total initial mortgage pool balance, and the approximate percentage of total credit support at initial issuance, of any class shown on the table on page S-5 does not take into account the total principal balances of, or the portion of the Pecanland Mall underlying mortgage loan (that is, the non-pooled portion thereof) represented by, the class PM certificates.

(6)      Approximate.

         The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Citigroup Commercial Mortgage Trust 2004-C1. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

         Unless specifically indicated otherwise, statistical information with respect to the Pecanland Mall underlying mortgage loan, except for debt service coverage ratios, is being presented without regard to the non-pooled portion of the Pecanland Mall underlying mortgage loan. In addition, unless specifically indicated otherwise, statistical information in this prospectus supplement with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 as Ocean Key Resort excludes the related subordinate companion loan. Furthermore, references in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans (without regard to the non-pooled portion of the Pecanland Mall underlying mortgage loan) as of the cut-off date for the mortgage pool described in this prospectus supplement, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date.

         The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of June 1, 2004. The series 2004-C1 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates. The parties to the series 2004-C1 pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. We will file a copy of the series 2004-C1 pooling and servicing agreement with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information; Incorporation by Reference" in the accompanying prospectus.

                                 ---------------

                KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE
                -------------------------------------------------

TOTAL PRINCIPAL BALANCE
OR NOTIONAL AMOUNT AT
INITIAL ISSUANCE...................................  The class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N,
                                                     P, Q and PM certificates will be the series 2004-C1 certificates with principal balances and are sometimes referred to as the series
                                                     2004-C1 principal balance certificates. The table on page S-5 of this prospectus supplement sets forth for each of those classes of certificates, the approximate total principal balance of the subject class at initial issuance. The actual total principal balance of any class of series 2004-C1 principal balance
                                                     certificates at initial issuance may be larger or smaller than the amount shown in the table on page S-5 of this prospectus
                                                     supplement, depending on, among other things, the actual size of the initial mortgage pool balance or, in the case of the class PM certificates, the actual size of the non-pooled portion of the
                                                     Pecanland Mall underlying mortgage loan. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                                     The principal balance of any of the series 2004-C1 principal balance certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the underlying mortgage loans.

                                                     The class X certificates do not have principal balances. They are interest-only certificates. For purposes of calculating the amount of accrued interest with respect thereto, however, the class X certificates will have a notional amount. The total notional amount of the class X certificates will be equal to the total principal balance of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K,
                                                     L, M, N, P and Q certificates outstanding from time to time.

                                                     The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

                                                     The class Y certificates also will not have principal balances or notional amounts. They will represent the right to receive any collections of additional interest that may accrue with respect to the mortgage loans that have anticipated repayment dates, as described under "--The Underlying Mortgage Loans and the Mortgaged
                                                     Real Properties" below. The additional interest results from an increase in the applicable accrual rate if the subject mortgage loan remains outstanding past its anticipated repayment date.

                                                           S-7


TOTAL CREDIT SUPPORT
AT INITIAL ISSUANCE................................  The respective classes of the series 2004-C1 certificates, other than the class Y and R certificates, will entitle their holders to varying degrees of seniority for purposes of:

                                                     o        receiving payments of interest and, except in the case of
                                                              the class X certificates, payments of principal; and

                                                     o        bearing the effects of losses on the underlying mortgage
                                                              loans (or on a specified underlying mortgage loan), as
                                                              well as default-related and other unanticipated expenses
                                                              of the trust.

                                                     Without regard to the class PM certificates:

                                                     o        the class A-1, A-2, A-3, A-4 and X certificates will be
                                                              the most senior of the series 2004-C1 certificates; and

                                                     o        the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q
                                                              certificates will, in the case of each such class, be
                                                              senior to each other such class, if any, with a later
                                                              alphabetic class designation.

                                                     The class PM certificates will represent a subordinated right to receive out of payments and other collections (or advances in lieu thereof) on the non-pooled portion of the Pecanland Mall underlying mortgage loan monthly payments of: interest at the related pass-through rate; and principal in the amounts generally described under "--Payments--Payments of Principal" below. See "Description of the Offered Certificates--Payments--Allocation of Payments on
                                                     the Pecanland Mall Mortgage Loan; Payments on the Class PM
                                                     Certificates" in this prospectus supplement.

                                                     The class Y and R certificates will not provide any credit support for, or receive any credit support from, any other class of series
                                                     2004-C1 certificates.

                                                     The table on page S-5 of this prospectus supplement shows the approximate total credit support provided to each class of the series 2004-C1 certificates, other than the class X, Q, PM, Y and R certificates, through the subordination of other classes of the series 2004-C1 principal balance certificates (exclusive of the class PM certificates). In the case of each of those classes of series 2004-C1 certificates, the credit support shown in the table on page S-5 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2004-C1 principal balance certificates (exclusive of the class PM
                                                     certificates) that are subordinate to the indicated class.

                                                          S-8

PASS-THROUGH RATES.................................  Each class of the series 2004-C1 certificates, other than the class
                                                     Y and R certificates, will bear interest. The table on page S-5 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series 2004-C1 certificates will accrue interest.

                                                     Each interest-bearing class of series 2004-C1 certificates identified in the table on page S-5 of this prospectus supplement as having a "Fixed" pass-through rate, has a fixed pass-through rate that will remain constant at the initial pass-through rate for that class.

                                                     Each interest-bearing class of series 2004-C1 certificates identified in the table on page S-5 of this prospectus supplement as having a "WAC" pass-through rate, has a variable pass-through rate equal to a weighted average coupon derived from certain net interest rates on the underlying mortgage loans (without regard to the non-pooled portion of the Pecanland Mall underlying mortgage loan).

                                                     Each interest-bearing class of series 2004-C1 certificates identified in the table on page S-5 of this prospectus supplement as having a "WAC Cap" pass-through rate, has a variable
                                                     pass-through rate equal to the lesser of:

                                                     o        the rate per annum shown in the table on page S-5 as the
                                                              initial pass-through rate for that class; and

                                                     o        a weighted average coupon derived from certain net
                                                              interest rates on the underlying mortgage loans (without
                                                              regard to the non-pooled portion of the Pecanland Mall
                                                              underlying mortgage loan).

                                                     The pass-through rate for the class X certificates will be variable and, for any interest accrual period, in the case of each such class, will generally equal the weighted average of various strip rates at which interest accrues on the respective components of the total notional amount of the class X certificates.

                                                     The references to "certain net interest rates on the underlying mortgage loans" above in this "--Pass-Through Rate" subsection mean, as to any particular mortgage loan in the trust, an interest rate that is generally equal to (a) the related mortgage rate in effect as of the date of initial issuance of the offered
                                                     certificates (without regard to any subsequent modification, waiver or amendment), minus (b) the sum of:

                                                     o        the annual rate at which the related master servicing fee, including any primary servicing fee, is calculated; and

                                                     o        the annual rate at which the trustee fee is calculated;

                                                          S-9

                                                     provided that, if the subject underlying mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the "related mortgage rate"
                                                     referred to above in clause (a) of this sentence will be converted to an annual rate that would generally produce an equivalent amount of interest accrued during the same one-month interest accrual period on the basis of an assumed 360-day year consisting of twelve
                                                     30-day months, prior to subtracting the rates described in clause
                                                     (b) of this sentence.

                                                     The pass-through rate for the class PM certificates will
                                                     generally equal the net interest rate described in the prior paragraph with respect to the Pecanland Mall underlying mortgage loan.

                                                     See "Description of the Offered Certificates--Payments--Calculation
                                                     of Pass-Through Rates" in this prospectus supplement.

WEIGHTED AVERAGE LIFE AND
PRINCIPAL WINDOW...................................  The weighted average life of any class of offered certificates refers to the average amount of time, expressed in years, that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to investors. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal.

                                                     The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan:

                                                     o        the related borrower timely makes all payments on the
                                                              mortgage loan;

                                                     o        if the mortgage loan has an anticipated repayment date, as described under "--The Underlying Mortgage Loans and the
                                                              Mortgaged Real Properties" below, the mortgage loan will
                                                              be paid in full on that date; and

                                                     o        the mortgage loan will not otherwise be prepaid prior to
                                                              stated maturity.

                                                     The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were further calculated based on the other maturity assumptions referred to under "--Yield and Maturity Considerations"
                                                     in, and set forth in the glossary to, this prospectus supplement.

RATINGS............................................  The ratings shown in the table on page S-5 of this prospectus supplement for the offered certificates are those of Standard &
                                                     Poor's Ratings Services, a division of The McGraw-Hill Companies,
                                                     Inc., and Moody's Investors Service, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-5 of this prospectus supplement.

                                                     The ratings assigned to the respective classes of the offered certificates address the timely receipt by holders of interest on each payment date and the ultimate receipt by holders of principal on or before the payment date in April 2040, which is the rated final payment date. A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                                     For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES
                                ----------------

WE AND US..........................................  Our name is Citigroup Commercial Mortgage Securities Inc. We are a
                                                     Delaware corporation. Our address is 388 Greenwich Street, New
                                                     York, New York 10013 and our telephone number is (212) 816-6000. We are a wholly-owned subsidiary of Citigroup Financial Products Inc.
                                                     and an affiliate of Citigroup Global Markets Inc., one of the underwriters, and Citigroup Global Markets Realty Corp., one of the
                                                     mortgage loan sellers. We will transfer to the trust the original mortgage loans that will back the series 2004-C1 certificates. See
                                                     "Citigroup Commercial Mortgage Securities Inc." in the accompanying prospectus.

INITIAL TRUSTEE....................................  LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of all the series 2004-C1 certificateholders. It maintains an office at 135 S. LaSalle
                                                     Street, Suite 1625, Chicago, Illinois 60603. See "Description of
                                                     the Offered Certificates--The Trustee" in this prospectus
                                                     supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans to the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each underlying mortgage loan.

INITIAL FISCAL AGENT...............................  ABN AMRO Bank N.V., a Netherlands banking corporation, will act as the initial fiscal agent on behalf of all the series 2004-C1 certificateholders. It maintains an office at 135 S. LaSalle
                                                     Street, Suite 1625, Chicago, Illinois 60603. See "Description of
                                                     the Offered Certificates--The Fiscal Agent" in this prospectus supplement.

                                                          S-11

INITIAL MASTER SERVICER............................  Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the underlying mortgage loans. Wachovia Bank, National
                                                     Association is one of the mortgage loan sellers and is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters. See
                                                     "Servicing of the Underlying Mortgage Loans--The Initial Master
                                                     Servicer and the Initial Special Servicer" in this prospectus supplement.

INITIAL SPECIAL SERVICER...........................  Lennar Partners, Inc., a Florida corporation, will act as the initial special servicer with respect to the underlying mortgage loans. See "Servicing of the Underlying Mortgage Loans--The Initial
                                                     Master Servicer and the Initial Special Servicer" in this
                                                     prospectus supplement.

CONTROLLING CLASS OF SERIES 2004-C1
CERTIFICATEHOLDERS AND THE SERIES 2004-C1
CONTROLLING CLASS REPRESENTATIVE...................  At any time of determination, the controlling class of series
                                                     2004-C1 certificateholders will be the holders of the most subordinate class of series 2004-C1 certificates, exclusive of the
                                                     X, PM, Y and R classes, that has a total principal balance that is
                                                     (a) greater than 25% of the total initial principal balance of that class and (b) equal to or greater than 1.0% of the total initial class principal balance of the class A-1, A-2, A-3, A-4, B, C, D,
                                                     E, F, G, H, J, K, L, M, N, P and Q certificates. However, if no class of series 2004-C1 certificates, exclusive of the X, PM, Y and
                                                     R classes satisfies clauses (a) and (b) of the preceding sentence at the time of determination, then the controlling class of series
                                                     2004-C1 certificateholders will be the holders of the most subordinate class of series 2004-C1 certificates, exclusive of the
                                                     X, PM, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining, and exercising the rights of, the controlling class of series 2004-C1
                                                     certificateholders, the class A-1, A-2, A-3 and A-4
                                                     certificateholders will be considered a single class.

                                                     The holders -- or, if applicable, the beneficial owners -- of certificates representing a majority interest in the controlling class of series 2004-C1 certificates will be entitled, among other things, to:

                                                     o    replace the special servicer, subject to the conditions
                                                          described under "Servicing of the Underlying Mortgage
                                                          Loans--Replacement of the Special Servicer" in this prospectus supplement; and

                                                     o    select a representative that, subject to the conditions
                                                          described under "Servicing of the Underlying Mortgage
                                                          Loans--The Series 2004-C1 Controlling Class Representative and
                                                          the Class PM Representative" in this



                                                          S-12






                                                          prospectus supplement, may direct the special servicer with respect to various servicing matters.

                                                     Notwithstanding the foregoing, so long as the total principal balance of the class PM certificates (net of any appraisal reduction amount with respect to the Pecanland Mall underlying mortgage loan) is equal to or greater than 25% of the initial total principal balance of the class PM certificates, then the class PM representative, and not the series 2004-C1 controlling class representative, will be able to direct the special servicer with respect to the Pecanland Mall underlying mortgage loan.

                                                     An appraisal reduction amount is generally an assessment of undercollateralization with respect to the subject mortgage loan, calculated based on, among other things, 90% of the appraised or estimated value of the related mortgaged real property. See the definition of "Appraisal Reduction Amount" in the glossary to this prospectus supplement.

                                                     The holder -- or, if applicable, the beneficial owner -- of series
                                                     2004-C1 certificates evidencing the largest percentage interest of voting rights allocated to the series 2004-C1 controlling class will have a fair value purchase option with respect to defaulted underlying mortgage loans that satisfy the criteria described in this prospectus supplement. See "Servicing of the Underlying
                                                     Mortgage Loans--Fair Value and Other Purchase Options" in this prospectus supplement.
CLASS PM CERTIFICATEHOLDERS AND
CLASS PM REPRESENTATIVE............................  The class PM certificates will evidence an interest solely in the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pecanland
                                                     Mall. The holders-- or, if applicable, the beneficial owners-- of certificates representing a majority interest in the class PM certificates will be entitled, among other things, to select a representative that, subject to the conditions described under
                                                     "Servicing of the Underlying Mortgage Loans--The Series 2004-C1
                                                     Controlling Class Representative and the Class PM Representative"
                                                     in this prospectus supplement:

                                                     o   may direct the special servicer with respect to various
                                                         servicing matters solely with respect to the Pecanland Mall underlying mortgage loan; and

                                                     o   has limited cure rights with respect to the Pecanland Mall underlying mortgage loan.

                                                     Notwithstanding the foregoing, the class PM representative will no longer be able to direct the special servicer with respect to the
                                                     Pecanland Mall underlying mortgage loan, if and when the total principal balance of the class PM certificates, reduced (to not



                                                          S-13



                                                     less than zero) by any appraisal reduction amount with respect to the Pecanland Mall underlying mortgage loan, is less than 25% of an amount equal to the initial total principal balance of the class PM certificates.

                                                     Under certain default scenarios, the holder -- or, if applicable, the beneficial owner -- of class PM certificates evidencing the largest percentage interest of voting rights allocated to the PM class will have a par purchase option with respect to the Pecanland
                                                     Mall underlying mortgage loan. See "Servicing of the Underlying
                                                     Mortgage Loans--Fair Value and Other Purchase Options" in this prospectus supplement.

MORTGAGE LOAN SELLERS..............................  We will acquire the mortgage loans that support the offered certificates, from:

                                                     o   Citigroup Global Markets Realty Corp., which is a New York corporation and an affiliate of both us and Citigroup Global
                                                         Markets Inc., one of the underwriters;

                                                     o   Wachovia Bank, National Association, which is a national
                                                         banking association, the initial master servicer and an
                                                         affiliate of Wachovia Capital Markets, LLC, one of the
                                                         underwriters; and

                                                     o   CDC Mortgage Capital Inc., which is a New York corporation and an affiliate of CDC Securities, one of the underwriters.

                                                     See "Description of the Mortgage Pool--The Mortgage Loan Sellers"
                                                     in this prospectus supplement.

UNDERWRITERS.......................................  Citigroup Global Markets Inc., Wachovia Capital Markets, LLC,
                                                     Caisse Des Depots Securities Inc. (doing business as CDC
                                                     Securities) and Deutsche Bank Securities Inc. are the underwriters with respect to this offering. With respect to this offering,
                                                     Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC are
                                                     acting as joint bookrunning managers in the following manner:
                                                     Wachovia Capital Markets, LLC is acting as sole bookrunning manager with respect to 60.89% of the class A-4 certificates, and Citigroup
                                                     Global Markets Inc. is acting as sole bookrunning manager with respect to the remainder of the class A-4 certificates and all other classes of offered certificates. CDC Securities and Deutsche
                                                     Bank Securities Inc. are co-managers. See "Method of Distribution"
                                                     in this prospectus supplement.

                           RELEVANT DATES AND PERIODS
                           --------------------------

CUT-OFF DATE.......................................  All payments and collections received on each of the underlying mortgage loans after its due date in June 2004, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust. Accordingly, the respective due dates for the underlying mortgage loans in June 2004
                                                     collectively represent the cut-off date for the trust.

ISSUE DATE.........................................  The date of initial issuance of the offered certificates will be on or about June 24, 2004.

PAYMENT DATE.......................................  Payments on the offered certificates are scheduled to occur monthly, commencing in July 2004. During any given month, the payment date will be the fourth business day following the related determination date.

DETERMINATION DATE.................................  The 11th day of each month or, if such 11th day is not a business day, the next succeeding business day, commencing in July 2004.

RECORD DATE........................................  The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date, will be entitled to receive, on the following payment date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

COLLECTION PERIOD..................................  Amounts available for payment on the series 2004-C1 certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period.
                                                     Each collection period:

                                                     o        will relate to a particular payment date;

                                                     o        will be approximately one month long;

                                                     o        will begin when the prior collection period ends or, in
                                                              the case of the first collection period, will begin on the day following the cut-off date; and

                                                     o        will end at the close of business on the determination
                                                              date immediately preceding the related payment date.

INTEREST ACCRUAL PERIOD............................  The amount of interest payable with respect to the interest-bearing classes of series 2004-C1 certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any


                                                          S-15

                                                     payment date will be the calendar month immediately preceding the month in which that payment date occurs.

RATED FINAL PAYMENT DATE...........................  The rated final payment date for each class of the offered certificates is the payment date in April 2040.

                                                     As discussed in this prospectus supplement and in the accompanying prospectus, the ratings assigned to each class of offered
                                                     certificates will represent the likelihood of:

                                                     o        timely receipt by the related certificateholders of all
                                                              interest to which they are entitled on each payment date;
                                                              and

                                                     o        the ultimate receipt by the related certificateholders of
                                                              all principal to which they are entitled by the rated
                                                              final payment date.

                                                     See "Ratings" in this prospectus supplement.

                                         DESCRIPTION OF THE OFFERED CERTIFICATES
                                         ----------------------------------------

OFFERED CERTIFICATES...............................  We are offering to you the following classes of certificates of our
                                                     Commercial Mortgage Pass-Through Certificates, Series 2004-C1
                                                     pursuant to this prospectus supplement:

                                                     o        class A-1;

                                                     o        class A-2;

                                                     o        class A-3;

                                                     o        class A-4;

                                                     o        class B;

                                                     o        class C;

                                                     o        class D; and

                                                     o        class E.

REGISTRATION AND DENOMINATIONS.....................  We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

                                                     You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, in the United
                                                     States, or Clearstream Banking Luxembourg or Euroclear Bank
                                                     S.A./N.V., as operator of the Euroclear System, in Europe. As a result, you will not receive a fully registered physical
                                                     certificate




                                                          S-16




                                                     representing your interest in any offered certificate, except under the limited circumstances described under "Description of the
                                                     Offered Certificates--Registration and Denominations" in this prospectus supplement and under "Description of the
                                                     Certificates--Book-Entry Registration" in the accompanying prospectus.

PAYMENTS

A.  GENERAL........................................  The trustee will remit payments of interest and, except in the case of the class X certificates, principal to the following classes of series 2004-C1 certificateholders, in the following order:

                                                                     PAYMENT ORDER                      CLASS
                                                           ------------------------------   ----------------------------
                                                            1st........................       A-1, A-2, A-3, A-4 and X
                                                            2nd........................                   B
                                                            3rd........................                   C
                                                            4th........................                   D
                                                            5th........................                   E
                                                            6th........................                   F
                                                            7th........................                   G
                                                            8th........................                   H
                                                            9th........................                   J
                                                            10th.......................                   K
                                                            11th.......................                   L
                                                            12th.......................                   M
                                                            13th.......................                   N
                                                            14th.......................                   P
                                                            15th.......................                   Q

                                                     Allocation of interest payments among the class A-1, A-2, A-3, A-4 and X certificates is pro rata based on the respective amounts of interest payable on each of those classes.

                                                     Allocation of principal payments among the class A-1, A-2, A-3 and
                                                     A-4 certificates is described under "--Payments--Payments of
                                                     Principal" below.

                                                     The class PM certificates will represent a subordinated right to receive out of payments and other collections (or advances in lieu thereof) on the Pecanland Mall underlying mortgage loan, monthly payments of: interest at the related pass-through rate; and
                                                     principal in the amounts generally described under
                                                     "--Payments--Payments of Principal" below. See "Description of the
                                                     Offered Certificates--Payments--Allocation of Payments on the
                                                     Pecanland Mall Mortgage Loan; Payments on the Class PM
                                                     Certificates" in this prospectus supplement.

                                                     The class Y and R certificates do not bear interest. The class X, Y and R certificates do not have principal balances and do not entitle their respective holders to payments of principal.

                                                          S-17

                                                     See "Description of the Offered Certificates--Payments--Priority of
                                                     Payments" in this prospectus supplement.

B.  PAYMENTS OF INTEREST...........................  Each class of series 2004-C1 certificates, other than the class Y and R certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon:

                                                     o        the pass-through rate applicable for the particular class
                                                              for that interest accrual period;

                                                     o        the total principal balance or notional amount, as the
                                                              case may be, of the particular class outstanding
                                                              immediately prior to the related payment date; and

                                                     o        the assumption that each year consists of twelve 30-day
                                                              months.

                                                     On each payment date, subject to available funds and the payment priorities described under "--Payments--General" above, the holders of each class of offered certificates will be entitled to receive:

                                                     o        all interest accrued with respect to that class of offered certificates during the related interest accrual period,
                                                              as described above in this "--Payments--Payments of
                                                              Interest" subsection; plus

                                                     o        any interest that such class of offered certificateholders was entitled to receive on all prior payment dates, to the extent not previously received; minus

                                                     o
                                                              such class' allocable share of any shortfalls in interest
                                                              collections due to prepayments on the underlying mortgage
                                                              loans, to the extent that such interest shortfalls are not offset by certain payments made by the master servicer;
                                                              minus

                                                     o        such class' allocable share of any reduction in interest
                                                              paid on any underlying mortgage loan as a result of a
                                                              modification that allows the reduction in accrued but
                                                              unpaid interest to be added to the principal balance of
                                                              the subject mortgage loan.

                                                              See "Description of the Offered
                                                              Certificates--Payments--Payments of Interest" and
                                                              "--Payments--Priority of Payments" in this prospectus
                                                              supplement.

C.  PAYMENTS OF PRINCIPAL..........................  Subject to--

                                                     o        available funds,

                                                          S-18

                                                     o        the payment priorities described under "--Payments--General"
                                                              above, and

                                                     o        the reductions in their respective total principal
                                                              balances as described under "--Reductions of Certificate
                                                              Principal Balances in Connection with Losses on the
                                                              Underlying Mortgage Loans and Default-Related and Other
                                                              Unanticipated Expenses" below,

                                                     the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                                     The total payments of principal to be made on the series 2004-C1 certificates on any payment date will, in general, be a function of:

                                                     o        the amount of scheduled payments of principal due or, in
                                                              some cases, deemed due on the underlying mortgage loans
                                                              during the related collection period, which payments are
                                                              either received as of the end of that collection period or advanced by the master servicer, the trustee or the fiscal agent; and

                                                     o        the amount of any prepayments and other unscheduled
                                                              collections of previously unadvanced principal with
                                                              respect to the underlying mortgage loans that are received during the related collection period.

                                                     However, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance (including the portion of any monthly debt service advance with respect to the non-pooled portion of the Pecanland Mall underlying mortgage loan) that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2004-C1 principal balance certificates (other than the class PM certificates), prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2004-C1 certificates
                                                     (other than the class PM certificates).

                                                     Amounts otherwise payable as interest and/or principal on the class
                                                     PM certificates will not be available to reimburse advances in respect of any underlying mortgage loan other than the Pecanland
                                                     Mall underlying mortgage loan.

                                                     The trustee will remit payments of principal in a specified sequential order to ensure that:

                                                     o        no payments of principal will be made to the holders of
                                                              the class F, G, H, J, K, L, M, N, P and Q certificates
                                                              until the total principal balance of the offered
                                                              certificates is reduced to zero;

                                                     o        no payments of principal will be made to the holders of
                                                              the class B, C, D or E certificates until, in the case of
                                                              each of those classes, the total principal balance of all
                                                              more senior classes of offered certificates is reduced to
                                                              zero; and

                                                     o        except as described in the paragraph following these
                                                              bullets, no payments of principal will be made to the
                                                              holders of the class A-4 certificates until the total
                                                              principal balance of the class A-1, A-2 and A-3
                                                              certificates is reduced to zero, no payments of principal
                                                              will be made to the holders of the class A-3 certificates
                                                              until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of
                                                              principal will be made to the holders of the class A-2
                                                              certificates until the total principal balance of the
                                                              class A-1 certificates is reduced to zero.

                                                     Because of losses on the underlying mortgage loans and/or
                                                     default-related or other unanticipated expenses of the
                                                     trust, the total principal balance of the class B, C, D, E,
                                                     F, G, H, J, K, L, M, N, P and Q certificates could be
                                                     reduced to zero at a time when the class A-1, A-2, A-3 and
                                                     A-4 certificates, or any two or more of those classes of
                                                     series 2004-C1 certificates, remain outstanding. Under
                                                     those circumstances, the trustee will remit payments of
                                                     principal to the holders of the outstanding class A-1, A-2,
                                                     A-3 and/or A-4 certificates on a pro rata basis in
                                                     accordance with the respective total principal balances of those classes of series 2004-C1 certificates.

                                                     So long as certain default scenarios do not exist with
                                                     respect to the Pecanland Mall underlying mortgage loan, the holders of the class PM certificates will be entitled to
                                                     receive, on a subordinate basis, payments of principal
                                                     equal to 50% (or such lesser percentage as would be
                                                     sufficient to retire the class PM certificates) of (a) all scheduled payments of principal due or, in some cases,
                                                     deemed due on the Pecanland Mall underlying mortgage loan
                                                     from time to time, to the extent those payments are, in
                                                     each case, either received as of the end of the collection period when due or deemed due or advanced by the master
                                                     servicer, the trustee or the fiscal agent, and (b) any
                                                     prepayments and other unscheduled collections of previously unadvanced principal with respect to the Pecanland Mall
                                                     underlying mortgage loan. However, for so long as certain
                                                     default scenarios exist with respect to the Pecanland Mall underlying mortgage loan, the holders of the class PM
                                                     certificates will not receive any payments of principal
                                                     unless and until the holders of the other series 2004-C1
                                                     principal balance certificates collectively receive or are deemed to receive over time payments of principal equal to the cut-off date principal balance of the pooled portion of the Pecanland Mall underlying

                                      S-20

                                                     mortgage loan. The initial total principal balance of the
                                                     class PM certificates represents 5.06% of the cut-off date principal balance of the Pecanland Mall underlying mortgage loan. Accordingly, in the absence of default, the class PM certificates will be retired prior to the payment in full
                                                     of the pooled portion of the Pecanland Mall underlying
                                                     mortgage loan.

                                                     The class X, R and Y certificates do not have principal
                                                     balances and do not entitle their holders to payments of
                                                     principal.


                                                     See "Description of the Offered Certificates--Payments--
                                                     Payments of Principal", "--Payments--Priority of Payments" and
                                                     "--Payments--Allocation of Payments on the Pecanland Mall Mortgage
                                                     Loan; Payments on the Class PM Certificates" in this prospectus supplement.

D.  PAYMENTS OF PREPAYMENT PREMIUMS
      AND YIELD MAINTENANCE CHARGES................  If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans, then the trustee will remit that amount as described under
                                                     "Description of the Offered Certificates--Payments--Payments of
                                                     Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.




REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH LOSSES ON
THE UNDERLYING MORTGAGE LOANS AND
DEFAULT-RELATED AND OTHER
UNANTICIPATED EXPENSES.............................  As and to the extent described under "Description of the
                                                     Offered Certificates--Reductions of Certificate Principal
                                                     Balances in Connection with Realized Losses and Additional
                                                     Trust Fund Expenses" in this prospectus supplement, losses on the underlying mortgage loans and default-related and/or otherwise unanticipated expenses of the trust will be
                                                     allocated to reduce the respective total principal balances of the following classes of series 2004-C1 principal
                                                     balance certificates, sequentially, in the following order
                                                     (subject to the discussion in the next paragraph):

                                      S-21


                                                                  REDUCTION ORDER                   CLASS
                                                             --------------------------       ------------------
                                                              1st.....................                Q
                                                              2nd.....................                P
                                                              3rd.....................                N
                                                              4th.....................                M
                                                              5th.....................                L
                                                              6th.....................                K
                                                              7th.....................                J
                                                              8th.....................                H
                                                              9th.....................                G
                                                              10th....................                F
                                                              11th....................                E
                                                              12th....................                D
                                                              13th....................                C
                                                              14th....................                B
                                                              15th....................     A-1, A-2, A-3 and A-4,
                                                                                              pro rata by total
                                                                                              principal balance

                                                     Notwithstanding the foregoing, losses on and/or
                                                     default-related or other unanticipated expenses of the
                                                     trust with respect to the Pecanland Mall underlying
                                                     mortgage loan will be allocated, as and to the extent
                                                     described under "Description of the Offered
                                                     Certificates--Reductions of Certificate Principal Balances
                                                     in Connection with Realized Losses and Additional Trust
                                                     Fund Expenses" in this prospectus supplement, to reduce the total principal balance of the class PM certificates, prior to being allocated to reduce the total principal balance of any class identified in the foregoing table.

                                                     Also notwithstanding the foregoing, if any advance is
                                                     reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make that
                                                     reimbursement, then any resulting shortfall will not be
                                                     considered a loss or part of a loss allocable as described above until a final recovery determination is made with
                                                     respect to the related underlying mortgage loan as to which the subject advance was made.

                                                     See "Description of the Offered Certificates--Reductions of
                                                     Certificate Principal Balances in Connection with Realized
                                                     Losses and Additional Trust Fund Expenses" and "Description
                                                     of the Mortgage Pool--The Ocean Key Resort Loan Pair--
                                                     Allocation of Payments Between the Ocean Key Resort
                                                     Mortgage Loan and the Related Subordinate Companion Loan"
                                                     in this prospectus supplement.


ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE PAYMENTS......................  Except as described below, the master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments-- other than balloon payments-- and assumed monthly debt service payments, in each case net of related master servicing fees and special servicing fees, that:

                                                     o   were due or deemed due, as the case may be, with respect to the underlying mortgage loans (including the non-pooled
                                                         portion of the Pecanland Mall underlying mortgage loan)
                                                         during the related collection period; and

                                                    o    were not paid by or on behalf of the respective borrowers
                                                         or otherwise collected as of the close of business on the
                                                         last day of the related collection period.

                                                    In addition the trustee or the fiscal agent must make any
                                                    of those advances that the master servicer is required, but fails, to make. As described under "Description of the
                                                    Offered Certificates--Advances of Delinquent Monthly Debt
                                                    Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate
                                                    described in that section of this prospectus supplement.

                                                    Notwithstanding the foregoing, none of the master servicer, the trustee or the fiscal agent will be required to make
                                                    any advance that it determines, or that the special
                                                    servicer determines, will not be recoverable from proceeds of the related underlying mortgage loan. The trustee and
                                                    the fiscal agent will be entitled to rely on any
                                                    determination of recoverability made by the master
                                                    servicer, and the trustee, the fiscal agent and the master servicer will be entitled to rely on any determination of
                                                    recoverability made by the special servicer.

                                                    In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Underlying
                                                    Mortgage Loans--Required Appraisals" in, and identify in
                                                    the glossary to, this prospectus supplement, occurs or
                                                    exists with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then the
                                                    special servicer will generally be obligated to obtain a
                                                    new appraisal (or, in cases involving underlying mortgage
                                                    loans with principal balances that are, in any such case,
                                                    less than $2 million, may conduct an internal valuation) of that property. If, based on that appraisal or other
                                                    valuation, it is determined that:

                                                    o   the principal balance of, and other delinquent amounts
                                                        due under, the subject underlying mortgage loan, together
                                                        with various related expenses and fees; exceed

                                      S-23

                                                    o   an amount generally equal to:

                                                        1.   90% of the new appraised or estimated value of that real
                                                             property (net of any prior liens and estimated liquidation expenses), plus

                                                        2.   certain escrows and reserves and any letters of credit
                                                             constituting additional security for the subject mortgage
                                                             loan,

                                                    then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced, thereby reducing the amounts available for payment on the series 2004-C1 certificates. The reduction will be based on an allocation of the amount of that excess to one or more classes of the series 2004-C1 principal balance certificates and will generally equal one month's interest at the related pass-through rates on the
                                                    respective allocated portions.

                                                    See "Description of the Offered Certificates--Advances of
                                                    Delinquent Monthly Debt Service Payments" and "Servicing of the
                                                    Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances"
                                                    in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS...................... On each payment date, various statements and reports prepared by the trustee, the master servicer and/or the special servicer regarding the offered certificates and the underlying mortgage loans will be made available to you via the trustee's internet website and will contain the information described under
                                                    "Description of the Offered Certificates--Reports to
                                                    Certificateholders; Available Information" in this prospectus supplement.

                                                    Upon reasonable prior notice, you may also review at the offices of the trustee, the master servicer and/or the special servicer during normal business hours a variety of information and
                                                    documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan
                                                    modifications, borrower operating statements, rent rolls and property inspection reports, all to the extent received by the trustee, the master servicer and/or the special servicer, as applicable.

                                                    See "Description of the Offered Certificates--Reports to
                                                    Certificateholders; Available Information" in this prospectus supplement.


                                      S-24


OPTIONAL TERMINATION............................... Specified parties to the transaction may terminate the trust through the purchase of all the mortgage loans and any REO properties in the trust fund when the total principal balance of the underlying mortgage loans, including the non-pooled portion of the Pecanland Mall underlying mortgage loan, net of outstanding advances of principal, is less than approximately 1.0% of the initial total principal balance of the series 2004-C1 principal balance certificates. See "Description of the Offered
                                                    Certificates--Termination" in this prospectus supplement.



                          THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL............................................ In this section, "--The Underlying Mortgage Loans and the
                                                    Mortgaged Real Properties", we provide summary information with respect to the mortgage loans that we intend to include in the trust fund. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                                    o    "Risk Factors--Risks Related to the Underlying Mortgage Loans";

                                                    o    "Description of the Mortgage Pool";

                                                    o    Annex A-1--Characteristics of the Underlying Mortgage Loans and
                                                         the Mortgaged Real Properties;

                                                    o    Annex A-2--Summary Characteristics of the Underlying Mortgage
                                                         Loans and the Mortgaged Real Properties;

                                                    o    Annex A-3--Characteristics of the Multifamily Mortgaged Real
                                                         Properties; and

                                                    o    Annex B--Description of Twenty Largest Mortgage Loans, Groups of
                                                         Cross-Collateralized Mortgage Loans and/or Groups of Borrower
                                                         Affiliated Mortgage Loans.

                                                    When reviewing the information that we have included in this prospectus supplement, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that--

                                                    o    All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

                                                    o    References to initial mortgage pool balance mean the aggregate principal balance of the underlying mortgage loans, exclusive of the principal balance of the non-pooled portion of the Pecanland
                                                         Mall underlying

                                      S-25

                                                         mortgage loan, as of the cut-off date, after application of all scheduled payments of principal due with respect to the
                                                         underlying mortgage loans on or before that date.

                                                    o    Unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to the Ocean
                                                         Key Resort underlying mortgage loan excludes the related
                                                         subordinate companion loan.

                                                    o    Except as otherwise described in the next sentence, all weighted average information provided with respect to the underlying mortgage loans reflects a weighting based on their respective cut-off date principal balances. For the purpose of calculating weighted averages (other than weighted average debt service coverage ratios) the Pecanland Mall underlying mortgage loan is considered to exclude the non-pooled portion of that mortgage loan. Weighted average debt service coverage ratio information presented in this prospectus supplement, insofar as it relates to the Pecanland Mall underlying mortgage loan, weights the relevant debt service coverage ratio for that mortgage loan based on a principal balance that takes into account the non-pooled portion of that mortgage loan. We will transfer the cut-off date
                                                         principal balance for each of the underlying mortgage loans
                                                         (including, in the case of the Pecanland Mall underlying mortgage loan, the non-pooled portion of that mortgage loan) to the trust.
                                                         We show the cut-off date principal balance for each of the underlying mortgage loans (or, in the case of the Pecanland Mall underlying mortgage loan, its cut-off date principal balance without regard to the non-pooled portion of that mortgage loan)
                                                         on Annex A-1 to this prospectus supplement.

                                                    o    When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, that percentage is based on the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances (or, in the case of the Pecanland Mall underlying mortgage loan, unless the context clearly indicates otherwise, based on its cut-off date principal balance without regard to the non-pooled portion of that mortgage loan).

                                                    o    Unless specifically indicated otherwise, statistical information with respect to the Pecanland Mall underlying mortgage loan, except for debt service coverage ratios, is being presented without regard to the

                                      S-26

                                                         non-pooled portion of the Pecanland Mall underlying mortgage loan.
                                                         Debt service coverage ratio information shown in this prospectus supplement, insofar as it relates to the Pecanland Mall underlying mortgage loan, takes into account the portion of the monthly debt service payment allocable to the non-pooled portion of that mortgage loan.

                                                    o    If any of the underlying mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

                                                    o    Whenever loan-level information, such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related underlying mortgage loan.

                                                    o    Whenever we refer to a particular underlying mortgage loan or mortgaged real property by name, we mean the underlying mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by loan number, we are referring to the loan number for that mortgage loan set forth on Annex A-1 to this prospectus supplement.

                                                    o    Statistical information regarding the underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, and the initial mortgage pool balance may be as much as 5% larger or smaller than indicated.


SOURCE OF THE UNDERLYING
MORTGAGE LOANS..................................... We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from three separate sellers. Each of those mortgage loans was originated by--

                                                    o    the related mortgage loan seller from whom we acquired the mortgage loan,

                                                    o    an affiliate of the related mortgage loan seller, or

                                                    o    a correspondent in the related mortgage loan seller's conduit lending program.

PAYMENT AND OTHER TERMS

A.  General........................................  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                                                     Repayment of each of the mortgage loans that we intend to include in the trust fund is secured by a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties.
                                                     Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                                                     All of the mortgage loans that we intend to include in the trust fund are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

B.  Mortgage Rates.................................  Each of the mortgage loans that we intend to include in the trust fund currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement.
                                                     Except as otherwise described below with respect to each mortgage loan that has an anticipated repayment date, the mortgage rate for each mortgage loan that we intend to include in the trust fund is, in the absence of default, fixed for the entire term of the loan.

C.  Due Dates......................................  Subject, in some cases, to a next business day convention--

                                                     o    sixty-four (64) of the mortgage loans that we intend to include in the trust fund, representing 49.8% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month;

                                                     O    two (2) of the mortgage loans that we intend to include in the trust fund, representing 2.4% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the ninth day of each month; and

                                                     O    forty-nine (49) of the mortgage loans that we intend to include in the trust fund, representing 47.8% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

                                      S-28

D.  Balloon Loans..................................       Eighty-seven (87) of the mortgage loans that we intend to include in the trust fund, representing 83.4% of the initial mortgage pool balance, each provide for:

                                                     o    an amortization schedule that is significantly longer than their respective remaining terms to stated maturity or for no
                                                          amortization prior to stated maturity; and

                                                     o    a substantial balloon payment of principal on their respective maturity dates.

                                                          Twelve (12) of the 87 balloon mortgage loans that we intend to include in the trust fund, representing 23.0% of the initial mortgage pool balance, provide for payments of interest only for periods ranging from the first 12 to the first 25 payments following origination. Three (3) of the 87 balloon mortgage loans that we intend to include in the trust fund, representing 1.4% of the initial mortgage pool balance, provide for payments of interest only until maturity.



E.  ARD Loans......................................  Twenty-seven (27) of the mortgage loans that we intend to include in the trust, representing 16.2% of the initial mortgage pool balance, each provide incentives to the related borrower to pay the subject mortgage loan in full by a specified date prior to maturity. We consider that date to be the anticipated repayment date for each of those mortgage loans. There can be no assurance, however, that these incentives will result in any of those mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date may (but need not), include:


                                                     o    the calculation of interest at an annual rate in excess of the initial mortgage rate, which additional interest will be
                                                          deferred, may be compounded and will be payable only after the outstanding principal balance of the mortgage loan is paid in full; and

                                                     o    the application of all or a portion of excess cash flow from the mortgaged real property, after debt service payments and any specified reserves or expenses have been funded or paid, to pay the principal amount of the mortgage loan, which payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

                                                     Nineteen (19) of the 27 mortgage loans with anticipated repayment dates that we intend to include in the trust fund, representing
                                                     10.8% of the initial mortgage pool balance, provide for payments of interest only for periods ranging from the first 12 to the first 48 payments following origination.

                                      S-29

F.  Fully Amortizing Loan..........................  One (1) mortgage loan, representing 0.4% of the initial mortgage pool balance, has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date. This mortgage loan does not provide for any of the repayment incentives associated with a mortgage loan that has an anticipated repayment date.

G.  A/B Mortgage Loan..............................  One (1) mortgage loan, loan number 39 (the Ocean Key Resort underlying mortgage loan), to be included in the trust that was originated by Wachovia Bank, National Association, representing
                                                     2.0% of the initial mortgage pool balance, is evidenced by one of two notes which are secured by a single mortgaged real property.
                                                     The related companion loan will not be part of the trust fund and is generally subordinated to the Ocean Key Resort mortgage loan that will be in the trust fund.

                                                     The intercreditor agreement for the Ocean Key Resort loan pair, among other things, generally allocates collections in respect of such loans first to amounts due on the mortgage loan in the trust fund and second to amounts due on the related junior companion loan. The master servicer and special servicer will initially service and administer this underlying mortgage loan and its related subordinate companion loan pursuant to the series 2004-C1 pooling and servicing agreement and the related intercreditor agreement as more particularly set forth in each of these
                                                     agreements. In addition, the related intercreditor agreement allows the trust fund and the holder of the subordinate companion loan to receive separate collections of principal and interest prior to any material defaults. Amounts attributable to the subordinate companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of such subordinate companion loan.

DELINQUENCY STATUS.................................  None of the mortgage loans that we intend to include in the trust fund was more than 30 days delinquent with respect to any monthly debt service payment as of the cut-off date.

PREPAYMENT RESTRICTIONS............................  As described more fully in Annex A-1 to this prospectus supplement, as of the cut-off date, all of the mortgage loans that we intend to include in the trust fund provide for a
                                                     prepayment lockout period or a prepayment lockout/defeasance period during which voluntary prepayments are prohibited,
                                                     followed, in some cases, by a prepayment consideration period during which a voluntary prepayment must be accompanied by prepayment consideration, followed by an open prepayment period during which voluntary prepayments are permitted without payment of any prepayment consideration.

                                                     Notwithstanding the foregoing prepayment restrictions,
                                                     prepayments may occur in connection with loan defaults,
                                                     casualties and condemnations in respect of the mortgaged real

                                      S-30

                                                     properties and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been
                                                     satisfied. Prepayment premiums and/or yield maintenance charges may not be payable in connection with prepayments of this type.

DEFEASANCE.........................................  Ninety-eight (98) of the mortgage loans to be included in the trust fund, representing 88.2% of the initial mortgage pool balance, permit the related borrower to defease the mortgage loan and obtain a release of the mortgaged real property from the related mortgage lien by delivering U.S. Treasury obligations or other government securities as substitute collateral, but
                                                     continue to prohibit voluntary prepayments during the defeasance period. One of the mortgage loans that we intend to include in the trust fund, representing 4.8% of the initial mortgage pool balance, concurrently allows the borrower to elect to defease the mortgage loan or prepay the mortgage loan with the payment of a yield maintenance charge. None of those 99 mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the series 2004-C1 certificates.

ADDITIONAL STATISTICAL INFORMATION.................  Set forth below is various statistical  information  regarding the mortgage pool.

A.  GENERAL CHARACTERISTICS........................  The   mortgage   pool   will   have  the   following   general
                                                     characteristics as of the cut-off date:

                                                     Initial mortgage pool balance...................        $1,182,418,798
                                                     Number of mortgage loans........................                   115
                                                     Number of mortgaged real properties.............                   133

                                                     Largest cut-off date prinicipal.................           $93,000,000
                                                     Smallest cut-off date principal balance.........              $781,314
                                                     Average cut-off date principal balance..........           $10,281,903

                                                     Highest mortgage rate...........................               6.4600%
                                                     Lowest mortgage rate............................               4.2765%
                                                     Weighted average mortgage rate..................               5.3444%

                                                     Longest original loan  term to maturity or
                                                       anticipated repayment date....................            180 months
                                                     Shortest original loan term to maturity or
                                                       anticipated repayment date....................             60 months
                                                     Weighted average original loan term to maturity
                                                       or anticipated repayment date.................             108 months

                                                     Shortest remaining loan term to maturity or
                                                       anticpated repayment date.....................             54 months
                                                     Weighted average remaining loan term to maturity
                                                       maturity or anticipated repayment date........            105 months

                                      S-31


                                                     Highest underwritten net cash flow debt service
                                                       coverage ratio................................                 1.96x
                                                     Lowest underwritten net cash flow debt service
                                                       coverage ratio................................                 1.20x
                                                     Weighted average underwritten net cash flow debt
                                                       debt service coverage ratio...................                 1.48x

                                                     Highest cut-off date loan-to-value ratio........                80.00%
                                                     Lowest cut-off date loan-to-value ratio.........                48.12%
                                                     Weighted average cut-off date loan-to-value ratio               72.46%

                                                     When reviewing the
                                                     foregoing table, please
                                                     note the following:

                                                     o    The initial mortgage pool balance is subject to a permitted variance of plus or minus 5%.

                                                     o    Unless specifically indicated otherwise, statistical information with respect to the Pecanland Mall underlying mortgage loan, except for debt service coverage ratios, is being presented without regard to the non-pooled portion of the Pecanland Mall underlying mortgage loan. Debt service coverage ratio information shown in this prospectus supplement, insofar as it relates to the
                                                          Pecanland Mall underlying mortgage loan, takes into account the portion of the monthly debt service payment allocable to the non-pooled portion of that mortgage loan. The cut-off date loan-to-value ratio for the entire Pecanland Mall underlying mortgage loan, including the non-pooled portion is 69.10%.

                                                     o    Unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to the Ocean
                                                          Key Resort underlying mortgage loan excludes the related
                                                          subordinate companion loan.

                                                     o    With respect to six (6) mortgage loans that we intend to include in the trust fund (loan numbers 22, 48, 50, 59, 60 and 61), which collectively represent 6.4% of the initial mortgage pool balance, the underwritten net cash flow debt service coverage ratio and, in the case of loan number 22, the cut-off date loan-to-value and maturity date/ARD loan-to-value ratios, have been calculated and/or presented on an adjusted basis that (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property (including, in the case of loan number 48, an increase in revenues while expenses stay constant)
                                                          that are consistent with the respective performance related criteria required to obtain the release of a cash holdback and/or letter of credit that serves as additional collateral

                                      S-32

                                                     or otherwise covers losses to a limited extent and/or (b) reflects an application of that cash holdback and/or letter of credit to pay down the subject mortgage loan, with a corresponding
                                                     reamortization of the monthly debt service payment. IF THE
                                                     ABOVE-REFERENCED ADJUSTED VALUES ARE NOT USED FOR THESE SIX (6)
                                                     UNDERLYING MORTGAGE LOANS: THE UNDERWRITTEN NET CASH FLOW DEBT
                                                     SERVICE COVERAGE RATIOS FOR THE MORTGAGE POOL RANGE FROM 1.11X TO
                                                     1.96X, WITH A WEIGHTED AVERAGE OF 1.47X; THE CUT-OFF DATE
                                                     LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL RANGE FROM 48.12% TO
                                                     82.94%, WITH A WEIGHTED AVERAGE OF 72.64%; AND THE MATURITY
                                                     DATE/ARD LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL RANGE FROM
                                                     0.90% TO 79.07%, WITH A WEIGHTED AVERAGE OF 62.27%. WEIGHTED
                                                     AVERAGE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE, CUT-OFF
                                                     DATE LOAN-TO-VALUE AND MATURITY DATE/ARD LOAN-TO-VALUE
                                                     INFORMATION FOR THE MORTGAGE POOL (OR PORTIONS THEREOF THAT
                                                     CONTAIN ANY OF THOSE SIX (6) UNDERLYING MORTGAGE LOANS) SET FORTH
                                                     IN THIS PROSPECTUS SUPPLEMENT REFLECT THE RESPECTIVE ADJUSTMENTS
                                                     REFERENCED ABOVE.

B.  GEOGRAPHIC CONCENTRATION.......................  The table  below  shows the number of, and  percentage  of the initial  mortgage  pool  balance  secured by,  mortgaged  real properties located in the indicated states or regions:

                                                                                          NUMBER OF         % OF INITIAL
                                                                                          MORTGAGED           MORTGAGE
                                                              STATE/REGION               PROPERTIES         POOL BALANCE
                                                     --------------------------------  ----------------   -------------------
                                                     Illinois.....................            10                 16.8%
                                                     Florida......................            16                 15.0
                                                     California                               14                  9.3
                                                          Southern California.....            10                  5.3
                                                          Northern California.....             4                  3.9
                                                     Texas........................             9                  8.2
                                                     Louisiana....................             2                  5.5
                                                     New York.....................             6                  5.0
                                                     Ohio.........................             9                  4.7
                                                     New Jersey...................             4                  4.1
                                                     New Hampshire................             1                  3.0
                                                     Washington...................             5                  2.8
                                                     Other........................            57                 25.6

                                                     The reference to "Other" in the foregoing table includes 20 other states, as well as the District of Columbia and Guam. No more than 2.4% of the initial mortgage pool balance is secured by mortgaged real properties located in any of those other
                                                     jurisdictions. Northern California includes areas with zip codes of 93923 and above, and Southern California includes areas with zip codes of 93726 and below.

C.  PROPERTY TYPES.................................  The table  below  shows the number of, and  percentage  of the initial  mortgage  pool  balance  secured by,  mortgaged  real properties predominantly operated for each indicated purpose:

                                                                                               NUMBER OF     % OF INITIAL
                                                                                               MORTGAGED       MORTGAGE
                                                                 PROPERTY TYPES                PROPERTIES    POOL BALANCE
                                                     -------------------------------------   -------------- ----------------
                                                     Retail...............................           41            39.7%
                                                          Anchored........................           19            16.9
                                                          Regional Mall...................            3            14.7
                                                          Single Tenant Retail, Anchor....            8             3.6
                                                          Unanchored......................            7             2.6
                                                          Shadow Anchored.................            4             1.9
                                                     Office...............................           19            21.1
                                                          Suburban........................           14            12.6
                                                          Central Business District.......            3             7.6
                                                          Medical Office..................            2             0.9
                                                     Mobile Home Park.....................           24             9.7
                                                     Self Storage.........................           23             9.4
                                                     Multifamily..........................           15             6.6
                                                          Conventional                               11             5.4
                                                          Student Housing.................            4             1.2
                                                     Mixed Use............................            6             5.7
                                                     Hospitality..........................            3             4.5
                                                     Land.................................            1             2.3
                                                     Industrial...........................            1             1.0

                                                     With respect to each of the four (4) mortgaged real properties identified in the foregoing table as "Shadow Anchored Retail", none of the relevant anchor tenants is on any portion of the particular property that is subject to the lien of the related mortgage instrument.

D.  ENCUMBERED INTERESTS...........................  The table  below  shows the number of, and  percentage  of the initial  mortgage  pool  balance  secured by,  mortgaged  real properties  for  which  the  whole or  predominant  encumbered interest is as indicated:

                                                                                                NUMBER OF     % OF INITIAL
                                                                                                MORTGAGED       MORTGAGE
                                                                  PROPERTY TYPES                PROPERTIES    POOL BALANCE
                                                     --------------------------------------   -------------  ---------------
                                                     Fee Simple............................          126          94.4%
                                                     Fee Simple in part and Leasehold in part          3           3.1
                                                     Leasehold.............................            4           2.5

                                                     It should be noted that each mortgage loan secured by overlapping fee and leasehold interests is presented as being secured by a fee simple interest in this prospectus supplement and is
                                                     therefore included within the category referred to as "Fee
                                                     Simple" in the chart above.

                                      S-34

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES....................  The trustee or its agent will make elections to treat designated portions of the assets of the trust as three separate real estate mortgage investment conduits -- or REMICs -- under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended.
                                                     One of those REMICs primarily consists of the Pecanland Mall underlying mortgage loan. The other two of those REMICs are as follows:

                                                     o    REMIC I, the lowest tier REMIC, will hold, among other things, the underlying mortgage loans or, in the case of the Pecanland
                                                          Mall underlying mortgage loan, regular interests in the related single loan REMIC referred to above, and various other related assets; and

                                                     o    REMIC II will hold the regular interests in REMIC I.

                                                     Notwithstanding the foregoing, neither REMIC I nor the Pecanland
                                                     Mall individual loan REMIC will hold the collections of
                                                     additional interest accrued, and deferred as to payment, with respect to any underlying mortgage loan with an anticipated repayment date. Any assets not included in a REMIC will
                                                     constitute a grantor trust for federal income tax purposes.

                                                     The offered certificates will be treated as regular interests in
                                                     REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                                     The class A-1 and E certificates will be issued with more than a de minimis amount of original issue discount. The class A-4, B, C and D certificates will be issued with a de minimis amount of original issue discount. The class A-2 and A-3 certificates will be issued with no original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                                     When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                                                     o    the underlying mortgage loans with anticipated repayment
                                                          dates will be paid in full on those dates;

                                      S-35

                                                     o    no mortgage loan in the trust fund will otherwise be prepaid prior to maturity; and

                                                     o    there will be no extension of maturity for any mortgage loan in the trust fund.

                                                     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax
                                                     Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA..............................................  We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                                     o    Title I of the Employee Retirement Income Security Act of
                                                          1974, as amended, and

                                                     o    Section 4975 of the Internal Revenue Code of 1986, as
                                                          amended,

                                                     initially  will be able to invest in the offered  certificates without  giving  rise  to a  prohibited  transaction.  This is
                                                     based  upon  individual  prohibited   transaction   exemptions
                                                     granted to a  predecessor  of  Citigroup  Global  Markets Inc.
                                                     and  to  an  affiliate  of  Wachovia  Capital  Markets,   LLC,
                                                     respectively, by the U.S. Department of Labor.

                                                     If you are a fiduciary or any other person investing the assets of any retirement plan or other employee benefit plan or
                                                     arrangement subject to Title I of ERISA or Section 4975 of the
                                                     Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a
                                                     transaction that is prohibited under ERISA or Section 4975 of the
                                                     Internal Revenue Code of 1986, as amended. See "ERISA
                                                     Considerations" in this prospectus supplement and in the
                                                     accompanying prospectus.

LEGAL INVESTMENT...................................  The offered certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement
                                                     Act of 1984.

                                                     All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for you. See
                                                     "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

                                      S-36

INVESTMENT CONSIDERATIONS..........................  The yield to maturity of any offered certificate will depend upon, among other things:

                                                     o    the price paid for the offered certificate; and

                                                     o    the rate, timing and amount of payments on the offered
                                                          certificate.

                                                     The rate and timing of payments and other collections of
                                                     principal on or with respect to the underlying mortgage loans could affect the yield to maturity on an offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of
                                                     payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                                     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage rates.

                                                     See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.


                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

         The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

         You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

         The Class B, C, D and E Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3 and A-4 Certificates. If you purchase class B, C, D or E certificates, then your offered certificates will provide credit support to other classes of offered certificates, as well as to the class X certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2004-C1 certificates.

         When making an investment decision, you should consider, among other things:

          o the payment priorities of the respective classes of the series 2004-C1 certificates;

          o the order in which the principal balances of the respective classes of the series 2004-C1 certificates with balances will be reduced in connection with losses and default-related shortfalls; and

          o the characteristics and quality of the mortgage loans in the trust fund.

         See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable", "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates" in the accompanying prospectus.

         The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on:

          o    the price you paid for your offered certificates; and

          o the rate, timing and amount of payments on your offered certificates.

         The rate, timing and amount of payments on your offered certificates will, in turn, depend on:

          o the pass-through rate for, and the other payment terms of, your offered certificates;

          o the rate and timing of payments, including prepayments, and other collections of principal on the underlying mortgage loans;

          o the rate and timing of any purchases, including repurchases by mortgage loan sellers as a result of material breaches of representations and warranties and material document deficiencies, of mortgage loans out of the trust fund;

          o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

          o the rate, timing and severity of any unanticipated or default-related trust expenses that reduce amounts available for payment on the offered certificates;

          o the rate, timing, severity and allocation of any other shortfalls that reduce amounts available for payment on your offered certificates;

          o the collection of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans and the extent to which those amounts are paid to you; and

          o servicing decisions with respect to the underlying mortgage loans.

In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

         See "Description of the Mortgage Pool" (particularly "Description of the Mortgage Pool--Mortgage Loans Which Permit Partial Release and/or Substitution of the Related Mortgaged Real Property"), "Servicing of the Underlying Mortgage Loans", "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

         The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust fund occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust fund occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

         The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage rates.

         The Right of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent to Receive Interest on Advances, and the Right of the Special Servicer to Receive Special Servicing Compensation, May Result in Additional Losses to the Trust Fund. The master servicer, the special servicer, the trustee and the fiscal agent will each generally be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. In addition, the special servicer will be entitled to receive special servicing fees, liquidation fees and workout fees as compensation for performing its obligations. The right to receive these payments of interest and fees is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

         Potential Conflicts of Interest May Affect the Underwriting and Servicing of the Underlying Mortgage Loans. The master servicer, the special servicer or any of their respective affiliates may:

          o    acquire series 2004-C1 certificates; and

          o engage in other financial transactions, including as a lender, with the underlying borrowers and their respective affiliates.

         The special servicer or one of its affiliates is expected to buy certain non-offered classes of series 2004-C1 certificates, including the controlling class.

         The initial master servicer is one of the mortgage loan sellers.

         The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2004-C1 certificates representing a majority interest in the controlling class of series 2004-C1 certificates will be entitled to designate a series 2004-C1 controlling class representative to exercise the rights and powers in respect of the mortgage pool described under "Servicing of the Underlying Mortgage Loans--The Series 2004-C1 Controlling Class Representative and the Class PM Representative" in this prospectus supplement. You should expect that the series 2004-C1 controlling class representative will exercise those rights and powers on behalf of the series 2004-C1 controlling class certificateholders, and it will not be liable to any class of series 2004-C1 certificateholders for doing so. In addition, subject to the conditions described under "Servicing of the Underlying Mortgage Loans--Replacement of the Special Servicer" in this prospectus supplement, the holders of series 2004-C1 certificates representing a majority interest in the controlling class of series 2004-C1 certificates may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2004-C1 certificates, the trustee or the master servicer. In the absence of significant losses on the underlying mortgage loans, the series 2004-C1 controlling class will be a non-offered class of series 2004-C1 certificates. The series 2004-C1 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

         The holders (or, in the case of a class of book-entry certificates, beneficial owners) of class PM certificates representing a majority interest in the class PM certificates will be entitled to designate a class PM representative having the rights and powers in respect of the Pecanland Mall underlying mortgage loan described under "Servicing of the Underlying Mortgage Loans--The Series 2004-C1 Controlling Class Representative and the Class PM Representative" in this prospectus supplement. You should expect that the class PM representative will exercise those rights and powers on behalf of the class PM certificateholders, and it will not be liable to any class of series 2004-C1 certificateholders for doing so. The class PM certificates, which are not offered by this prospectus supplement, represent an interest solely in the Pecanland Mall underlying mortgage loan.

Accordingly, the holders of the class PM certificates are likely to have interests that conflict with those of the holders of the offered certificates.

         The mortgage loan sellers or any of their respective affiliates may engage in other financial transactions with the underlying borrowers, principals of the underlying borrowers and/or their respective affiliates.

         The respective underwriters are affiliated with various other participants in the series 2004-C1 transaction. Citigroup Global Markets Inc. is affiliated with us and with Citigroup Global Markets Realty Corp., one of the mortgage loan sellers. Wachovia Capital Markets, LLC is affiliated with Wachovia Bank, National Association, another of the mortgage loan sellers and the initial master servicer. CDC Securities, another one of the underwriters, is affiliated with CDC Mortgage Capital Inc., another of the mortgage loan sellers.

         You May Be Bound by the Actions of Other Series 2004-C1
Certificateholders. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2004-C1 certificates will be required to direct, consent to or approve certain actions, including amending the series 2004-C1 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2004-C1 certificates.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

         The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Real Properties May Adversely Affect Payments on Your Certificates. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, President George W. Bush signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Under the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005 (or on December 31, 2004 if not extended through December 2005). With regard to policies in existence on November 26, 2002, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on that date is void if the exclusion exempts losses that would otherwise be subject to the act, provided that an insurer may reinstate such a terrorism exclusion if the insured either
(x) authorizes such reinstatement in writing or (y) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

         The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leaves insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such insurance terrorism coverage is still expected to be high. Finally, upon expiration of the federal program established by the act, there is no assurance that subsequent terrorism legislation would be passed.

         With respect to each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance (which may be provided under a blanket insurance policy). However, the related mortgage loan documents may not specifically require coverage for acts of terrorism. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

         In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

         In the event that any mortgaged real property securing one of the underlying mortgage loans sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under that mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2004-C1 certificates.

         We are aware of at least two (2) mortgaged real properties, securing 0.5% of the initial mortgage pool balance, as to which the hazard insurance policies expressly exclude coverage for acts of terrorism and other similar acts.

         If a borrower is required, under the circumstances described above, to maintain such insurance for terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

         Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee simple and/or leasehold interests primarily in the following types of real property:

          o    retail;

          o    office;

          o    self storage;

          o    mobile home park;

          o    multifamily;

          o    mixed use;

          o    hospitality;

          o    land; and

          o    industrial.

         The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on:

          o the successful operation and value of the related mortgaged real property; and

          o the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

         Risks Associated with Condominium Ownership and/or the Approval of Other Property Owners. Six (6) mortgage loans (loan numbers 25, 39, 24, 89, 94 and 61), representing 2.8%, 2.0%, 0.7%, 0.5%, 0.4% and 0.2%, respectively, of the initial mortgage pool balance, are each secured by the related borrower's interest in residential and/or commercial condominium units.

         In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Therefore, decisions made by that board of managers, including with respect to assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may have an adverse impact on the underlying mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

         There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2004-C1 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that does not consist of a condominium.

         In addition, in the case of one mortgage loan (loan number 21), representing 4.8% of the initial mortgage pool balance, the related borrower has entered into several arrangements with owners of adjoining properties, under which the related borrower has agreed to obtain approval from those owners in connection with certain significant physical alterations at the related mortgaged real property. As a result of these arrangements, any withholding of approval by those owners may have an adverse impact on that underlying mortgage loan.

         The Underlying Mortgage Loans Have a Variety of Characteristics That May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

          o The Mortgaged Real Property Will Be the Principal Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust fund are or should be considered nonrecourse loans. If the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property (and any reserves, letters of credit or other additional collateral for the mortgage loan), and none of the other assets of the borrower, is or should be expected to be available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

          o In Some Cases, a Mortgaged Real Property Is Dependent on a Single Tenant or on One or a Few Significant Tenants. In the case of 13 mortgaged real properties, securing 10.5% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of that property. In the case of 46 mortgaged real properties, securing 41.2% of the initial mortgage pool balance and including the 13 properties referred to in the prior sentence, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged real property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of a major tenant, which, in some cases, is the sole tenant, at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants", "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

          o Ten Percent or More of the Initial Mortgage Pool Balance Is Made Up of Mortgage Loans Secured by Mortgage Liens on Each of the Following Property Types: Retail and Office; and Five Percent or More of the Initial Mortgage Pool Balance is Made Up of Mortgage Loans Secured by Mortgage Liens on Each of the Following Property
               Types: Mobile Home Parks, Self Storage Facility and Multifamily. Forty-one (41) mortgaged real properties, securing 39.7% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

          1.   the strength, stability, number and quality of the tenants;

          2.   tenants' sales;

          3.   tenant mix;

          4.   whether the subject property is in a desirable location;

          5. the physical condition and amenities of the subject building in relation to competing buildings;

          6. competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

          7. whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

          8.   the financial condition of the owner of the subject property.

          We consider 34 of the foregoing retail properties, securing 37.1% of the initial mortgage pool balance, to be anchored retail properties, which signifies that there is at least one anchor tenant located at the property. An anchor tenant is a retail tenant or retail occupant whose space is or would be substantially larger in size than that of other tenants at a retail mall or shopping center and whose operation is or would be vital in attracting customers to a retail mall or shopping center. Three (3) of the anchored retail properties referred to in the second preceding sentence, securing 14.7% of the initial mortgage pool balance, are regional malls. Additionally, for each of these regional malls, some or all of the anchor tenants are on portions of the subject property that are not subject to the lien of the related mortgage instrument. In addition, four (4) of the anchored retail properties, securing 1.9% of the initial mortgage pool balance, are shadow anchored, which means that none of the anchor tenants is on any portion of the subject property that is subject to the lien of the related mortgage instrument. Another eight (8) anchored retail properties, securing 3.6% of the initial mortgage pool balance, are occupied by a single tenant. The remaining seven (7) retail properties, securing 2.6% of the initial mortgage pool balance, are unanchored retail properties. In addition, four (4) of the mortgaged real properties, securing 2.6% of the initial mortgage pool balance, are used for mixed use purposes that include a significant retail component.

          In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. The presence or absence of an anchor tenant in a retail property can be important, because anchor tenants play a key role in generating customer traffic and making the retail property desirable for other tenants. Some tenants, in particular anchor tenants (or shadow anchor tenants), may have the right to cease operations or may not be prohibited from ceasing operations at the property while continuing to pay rent during their lease terms. Also, if an anchor tenant or a shadow anchor tenant ceases operations at a retail property or if their sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the leases.

          See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered
          Certificates--Retail Properties" in the accompanying prospectus.

          Nineteen (19) of the mortgaged real properties, securing 21.1% of the initial mortgage pool balance, are used entirely or primarily for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the mortgaged real property or the entire mortgaged real property.

          A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

          1.   the strength, stability, number and quality of the tenants;

          2.   accessibility from surrounding highways/streets;

          3. the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

          4. whether the area in which the office property is located is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

          5.   the financial condition of the owner of the subject property.

          See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered
          Certificates--Office Properties" in the accompanying prospectus.

          In addition, 24 of the mortgaged real properties, securing 9.7% of the initial mortgage pool balance, are mobile home parks; 23 of the mortgaged real properties, securing 9.4% of the initial mortgage pool balance, are used for self storage purposes; and 15 of the mortgaged real properties, securing 6.6% of the initial mortgage pool balance, are multifamily rental properties. Mortgage loans that are secured by liens on each of those types of properties are exposed to unique risks particular to those types of properties. For a discussion of factors uniquely affecting mobile home parks, see "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates--Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks" in the accompanying prospectus. For a discussion of factors uniquely affecting self storage facilities, see "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates--Warehouse, Mini-Warehouse and Self Storage Facilities" in the accompanying prospectus. For a discussion of factors uniquely affecting multifamily properties, see "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates-- Multifamily Rental Properties" in the accompanying prospectus.

          The inclusion in the trust fund of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     o Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in Each of Illinois and Florida; and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in California, Texas and Louisiana. Mortgage loans representing 5% or more of the initial mortgage pool balance are secured by mortgaged real properties located in each of the following states or regions:

                                                     NUMBER OF          % OF INITIAL
                                                     MORTGAGED            MORTGAGE
                         STATE/REGION               PROPERTIES          POOL BALANCE
               -----------------------------    ------------------    -----------------
               Illinois.....................            10                 16.8%
               Florida......................            16                 15.0
               California...................            14                  9.3
                    Southern California(1)..            10                  5.3
                    Northern California(2)..             4                  3.9
               Texas........................             9                  8.2
               Louisiana....................             2                  5.5
                                                ------------------    -----------------
               Total                                    51                 54.8%

     ---------------------

     (1) Southern California includes properties that are located in zip codes of 93726 or lower.

     (2) Northern California includes properties that are located in zip codes of 93923 or higher.


          The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state, region or other jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state or region. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     o The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Mortgage Loans with an Anticipated Repayment Date. Eighty-seven (87) mortgage loans, representing 83.4% of the initial mortgage pool balance, are balloon loans. In addition, 27 mortgage loans, representing 16.2% of the initial mortgage pool balance, provide incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. Three
          (3) of the balloon loans, representing 1.4% of the initial mortgage pool balance, provide for payments of interest only until maturity, and another 12 of the balloon loans, representing 23.0% of the initial mortgage pool balance, provide for payments of interest only for periods ranging from the first 12 payments to the first 25 payments of those mortgage loans. Nineteen (19) of the 27 mortgage loans with anticipated repayment dates that we intend to include in the trust fund, representing 10.8% of the initial mortgage pool balance, provide for payments of interest only for periods ranging from the first 12 to the first 48 payments following origination. Sixty-five (65) mortgage loans, representing 68.2% of the initial mortgage pool balance, have either a maturity date or an anticipated repayment date during the 12-month period from July 1, 2013 to June 30, 2014. The ability of a borrower to make the required balloon payment on a balloon loan or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon, among other things, the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--There Is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

     o The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are each substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The ten largest mortgage loans, groups of cross-collateralized mortgage loans and groups of mortgage loans with affiliated borrowers to be included in the trust fund represent 45.8% of the initial mortgage pool balance. See "Description of the Mortgage Pool--General" and "--Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus. See also attached to this prospectus supplement Annex B--Description of Twenty Largest Mortgage Loans, Groups of Cross-Collateralized Mortgage Loans and/or Groups of Borrower Affiliated Mortgage Loans.

     o The Mortgage Pool Will Include Mortgage Loans Secured In Whole or In Part By Leasehold Interests. Four (4) mortgage loans, representing 2.5% of the initial mortgage pool balance, are each secured by a mortgage lien on the related borrower's leasehold interest in a material portion of the corresponding mortgaged real property, but not on the fee simple interest in that property. In addition, three (3) mortgage loans, representing 3.1% of the initial mortgage pool balance, are each secured by a mortgage lien on the related borrower's leasehold interest in a portion of the mortgaged real property and the fee simple interest in the other portion of that property. Because of possible termination of the related ground lease, lending secured by a leasehold interest in a real property is riskier than lending secured by an actual ownership interest in that property. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. See also "Risk Factors--Ground Leases Create Risks for Lenders that Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     o Several of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Several of the mortgage loans that we intend to include in the trust fund are secured by a mortgage lien on a real property that is a legal nonconforming use or structure or that is subject to a de minimis zoning violation. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     o Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt Secured by the Related Mortgaged Real Property. In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Ocean Key Resort, representing 2.0% of the initial mortgage pool balance, which mortgage loan is part of an "A/B" split loan structure, the mortgage instrument encumbering that mortgaged real property also secures a B-note loan that (a) has a principal balance as of the cut-off date of $1,899,788, and (b) will not be included in the trust.

          In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Three Flags Center, representing 0.3% of the initial mortgage pool balance, there is currently an existing subordinated mortgage secured by that mortgaged real property, subject to the terms of a subordination and standstill agreement in favor of the lender. The subordinate mortgage secures bond financing in the amount of $475,000 under which the subject bonds are owned by a parent of the borrower. Interest only payments are due every six months with respect to the subject bonds.

          In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rancho Vista MHP, representing 0.9% of the initial mortgage pool balance, the related mortgage loan documents permit the related borrower to encumber that mortgaged real property with a subordinate lien securing a subordinate loan upon lender's approval, which may not be unreasonably withheld, and upon satisfaction of specified criteria, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement, rating agency confirmation and other standard conditions.

          See "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

          The existence of secured subordinate debt will increase the risk of loss on the corresponding underlying mortgage loan and will subject the trust to additional risks, including:

     o the risk that the necessary maintenance of the related mortgaged real property could be deferred to allow the borrower to pay the required debt service on the subordinate obligation and that the value of the mortgaged real property may fall as a result;

     o the risk that a default on the subordinate loan could result in a default on the underlying mortgage loan; and

     o the risk that it may be more difficult for the borrower to refinance the underlying mortgage loan or to sell the related mortgaged real property for purposes of making any balloon payment on the entire balance of both the senior obligation and the subordinate obligation upon the maturity of the mortgage loan.

          Except as disclosed under this "--Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt Secured by the Related Mortgaged Real Property" subsection and "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding that is secured by the respective mortgaged real properties; however, no other outstanding secured subordinate debt was indicated on the title insurance policies that were obtained in connection with the origination of the mortgage loans.

     o Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt That Is Not Secured by the Related Mortgaged Property or by Equity Interests in Those Borrowers. Three (3) of the mortgage loans that we intend to include in the trust fund, collectively representing 8.2% of the initial mortgage pool balance, each permits the related borrower to incur unsecured subordinated debt as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement.

          In addition to the mortgage loans referenced in the preceding paragraph, one (1) mortgage loan that we intend to include in the trust fund, representing 0.4% of the initial mortgage pool balance, does not, in any such case, prohibit the related borrower from incurring additional unsecured debt because the related borrowers are not, by virtue of their related mortgage loan documents or related organizational documents, special purpose entities. Furthermore, in the case of those underlying mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

          Even unsecured debt and other unsecured obligations can result in a diversion of cash flow to pay those debts and obligations, thereby increasing the likelihood of deferred maintenance at the subject mortgaged real property, a default on the subject mortgage loan and/or a borrower bankruptcy.

          Except as disclosed under this "--Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt That Is Not Secured by the Related Mortgaged Property or by Equity Interests in Those Borrowers" subsection and "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding that is not secured by the related mortgaged real property.

          See "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o In the Case of Some of the Mortgage Loans That We Intend to Include in the Trust Fund, One or More of the Principals of the Related Borrower Have Incurred or Are Permitted to Incur Mezzanine Debt. In the case of 15 mortgage loans that we intend to include in the trust fund, representing 17.6% of the initial mortgage pool balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt as described under Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement.

          Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. The existence of mezzanine debt may reduce available cash flow on the borrower's mortgaged real property after the payment of debt service or result in cash flow pressures if the mezzanine debt matures or becomes payable prior to the maturity of the related mortgage loan, and may increase the likelihood that the owner(s) of a borrower will permit the value or income-producing potential of a mortgaged real property to decline and create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged real property whose value or income is relatively weak. In addition, the current and any future mezzanine lenders may have cure rights with respect to the related mortgage loans and/or the option to purchase the related mortgage loans after a default.

          Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity interests in the related borrower pledged to secure payment of the mezzanine loan. Although such a transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related mortgaged real property and the related borrower's ability to make payments on the related mortgage loan in a timely manner.

          The holder of a mezzanine loan generally has the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and certain unpaid servicing expenses relating to, the subject mortgage loan.

          Except as disclosed under this "--In the Case of Some of the Mortgage Loans That We Intend to Include in the Trust Fund, One or More of the Principals of the Related Borrower Have Incurred or Are Permitted to Incur Mezzanine Debt" subsection and "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the principals of the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other mezzanine financing outstanding.

          See "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties May Not Comply with the Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund may not comply with the Americans with Disabilities Act of 1990. Compliance can be expensive. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May be Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     o Multiple Mortgaged Real Properties Are Owned by the Same Borrower or Affiliated Borrowers. Ten (10) separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 45 mortgage loans, and representing a total of 26.5% of the initial mortgage pool balance, have borrowers that, in the case of each of those groups, are the same or under common control. The largest of these groups is identified on Annex A-1 to this prospectus supplement as Related Mortgage Loan Group R1, which consists of three (3) mortgage loans, representing 8.2% of the initial mortgage pool balance. The next largest of these groups is identified on Annex A-1 to this prospectus supplement as Related Mortgage Loan Group R2, which consists of 15 mortgage loans, representing 6.3% of the initial mortgage pool balance. See "Description of the Mortgage Pool--Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     o Multiple Mortgaged Real Properties are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. There are several tenants that lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust fund. For example, two (2) mortgage loans that we intend to include in the trust fund, representing 1.7% of the initial mortgage pool balance, are secured by mortgaged real properties as to which Fred Meyer Stores, Inc. is the sole tenant at the related mortgaged real properties. In addition, three (3) mortgage loans that we intend to include in the trust fund, representing 5.1% of the initial mortgage pool balance, are secured by mortgaged real properties as to which Burlington Coat Factory is one of the three largest major tenants at each of those mortgaged real properties. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three largest major tenants at each of the mortgaged real properties used for retail, office or industrial purposes.

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust fund. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property, which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of which there Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance", "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities. The business activities of the borrowers under underlying mortgage loans with cut-off date principal balances below $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties.

         Tenancies in Common May Hinder Recovery. Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital and the need to deal with multiple borrowers in the event of a default on the loan. The mortgaged real properties securing eight (8) mortgage loans (loan numbers 46, 47, 53, 67, 72, 81, 98 and 106), which collectively represent 5.5% of the initial mortgage pool balance, are owned by individuals or entities as tenants-in-common. Not all tenants-in-common for these mortgage loans are special purpose entities.

         Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class A-2, A-3, A-4, B, C, D or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates, which are expected to have the shortest weighted average life of the offered certificates. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

         Lending on Income-Producing Real Properties Entails Environmental Risks. The trust could become liable for a material adverse environmental condition at one or more of the mortgaged real properties securing the mortgage loans in the trust fund. Any potential environmental liability could reduce or delay payments on the offered certificates.

         A third-party consultant has conducted a Phase I environmental study at each of the mortgaged real properties securing the respective underlying mortgage loans. The resulting environmental reports were prepared:

          o in the case of 128 mortgaged real properties, securing 98.0% of the initial mortgage pool balance, during the 12-month period preceding the cut-off date, and

          o in the case of five (5) mortgaged real properties, securing 2.0% of the initial mortgage pool balance, during the 12- to 18-month period preceding the cut-off date.

         There can be no assurance that the above-referenced environmental testing identified all adverse environmental conditions and risks at the mortgaged real properties securing the underlying mortgage loans or that adverse environmental conditions and risks have not developed at any of those properties since that testing.

         See "Description of the Mortgage Pool--Additional Loan and Property Information--Environmental Reports" for a discussion of specific environmental matters with respect to certain of the mortgage loans.

         See "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

         Lending on Income-Producing Properties Entails Risks Related to Property Condition. Professional engineers or architects inspected all of the mortgaged real properties. One hundred twenty-eight (128) of the mortgaged real properties, securing 98.0% of the initial mortgage pool balance, were inspected during the 12-month period preceding the cut-off date, and five (5) of the mortgaged real properties, securing 2.0% of the initial mortgage pool balance, were inspected during the 12- to 18-month period preceding the cut-off date. The scope of those inspections included an assessment of:

          o the exterior walls, roofing, interior construction, mechanical and electrical systems; and

          o general condition of the site, buildings and other improvements located at each mortgaged real property.

         There can be no assurance that the above-referenced inspections identified all risks related to property condition at the mortgaged real properties securing the underlying mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the properties since that inspection.

         Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust fund are, with limited exception, required to maintain the insurance coverage described under "Description of the Mortgage Pool--Hazard, Liability and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or terrorism or earthquakes. Furthermore, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance.

         Twenty-six (26) mortgaged real properties, securing 17.3% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. However, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk. Earthquake insurance is generally required only if the probable maximum loss for the subject property is greater than 20% of the replacement cost of the improvements on the property and no retrofitting will be done to improve that percentage. However, in the case of one mortgaged real property, which is a mobile home park securing a mortgage loan that represents 0.2% of the initial mortgage pool balance and has been determined to have a probable maximum of loss of 32%, no earthquake insurance was obtained because the only insurable improvement on the subject property is a clubhouse.

         In addition, the southern and eastern coasts of the continental United States have historically been at greater risk, than other areas, of experiencing losses due to windstorms, such as tropical storms or hurricanes. For purposes of this prospectus supplement, we consider all areas within 20 miles of the coast from the southern tip of Texas to the northern border of North Carolina to have such a high windstorm risk. Twenty-two (22) mortgaged real properties, securing 22.9% of the initial mortgage pool balance, are located in high windstorm risk areas.

         The mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as DFS-Guam, representing 2.3% of the initial mortgage pool balance, is secured by a fee simple interest in the land and therefore the related borrower is not required to obtain windstorm insurance.

         Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

          o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

          o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

         Limitations on Enforceability of Cross-Collateralization Reduce Its Benefits. The mortgage pool will include 37 mortgage loans, secured by a total of 55 mortgaged real properties and representing 21.3% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties. These mortgage loans are identified under "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans" in this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple mortgaged real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, 31 of these mortgage loans, representing 20.3% of the initial mortgage pool balance, permit--

          o the release--and, if applicable, the substitution--of one or more of the mortgaged real properties from the related mortgage lien, and/or

          o a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans" and "--Mortgage Loans Which Permit Partial Release and/or Substitution of the Related Mortgaged Real Property" in this prospectus supplement. For example, with respect to one group of cross-collateralized mortgage loans that we intend to include in the trust fund, which are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the StorageMart Portfolio and collectively represent 6.3% of the initial mortgage pool balance, the related borrowers under these mortgage loans are permitted to substitute for one or more (or possibly all) of the mortgaged real properties with replacement mortgaged real properties subject to compliance with certain conditions described under "Description of the Mortgage Pool--Mortgage Loans Which Permit Partial Release and/or Substitution of the Related Mortgaged Real Property" in this prospectus supplement.

         If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers, were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the accompanying prospectus.

         In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

         Limited Information Causes Uncertainty. Thirty-six (36) of the mortgage loans that we intend to include in the trust fund, representing 25.8% of the initial mortgage pool balance, were originated for the purpose of providing acquisition financing. Nine (9) of the mortgage loans that we intend to include in the trust fund, representing 4.0% of the initial mortgage pool balance (and including one (1) mortgage loan, representing 0.6% of the initial mortgage pool balance, that was originated for the purpose of providing acquisition financing), are secured by mortgaged real properties that were constructed or completed after January 1, 2003. Accordingly, there may be limited or no recent historical operating information available with respect to the mortgaged real properties for these mortgage loans. As a result, you may find it difficult to analyze the historical performance of these properties.

         Prior Bankruptcies May Reflect Future Performance. We are aware that, in the case of 11 mortgage loans that we intend to include in the trust fund which are controlled by six (6) different principals or principal groups and which represent 5.6% of the initial mortgage pool balance, the related borrower or a principal in the related borrower has been a party to a prior bankruptcy proceeding. None of the aforementioned bankruptcy proceedings occurred within the three years prior to the cut-off date. There can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings.

         Litigation May Adversely Affect Property Performance. There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

         Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying "rents from real property" within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distributions with respect to the series 2004-C1 certificates.

         In addition, in connection with the trust's acquisition of an underlying real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdiction--particularly in New York and California--be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distributions with respect to the series 2004-C1 certificates.

         With respect to one (1) of the mortgage loans that we intend to include in the trust fund (loan number 27), representing 2.3% of the initial mortgage pool balance, the related mortgaged real property is situated in the Territory of Guam. If the trust were to acquire such property through foreclosure or similar action, withholding or income taxes imposed by the Territory of Guam could reduce any rental income derived from that property. In addition, taxes imposed by the Territory of Guam could reduce or delay the receipt of proceeds from the sale or other disposition of that property. Any such reduction or delay could adversely affect the cash proceeds from the rental or liquidation of that property available to make payments to the series 2004-C1 certificateholders.

         The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans Have Been Adjusted in Consideration of a Cash Holdback or a Letter of Credit. With respect to six (6) mortgage loans that we intend to include in the trust fund (loan numbers 22, 48, 50, 59, 60 and 61), which collectively represent 6.4% of the initial mortgage pool balance, the underwritten net cash flow debt service coverage ratio and, in the case of loan number 22, the cut-off date loan-to-value and maturity date/ARD loan-to-value ratios, have been calculated and/or presented on an adjusted basis that (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property (including, in the case of loan number 48, an increase in revenues while expenses stay constant) that are consistent with the respective performance related criteria required to obtain the release of a cash holdback and/or letter of credit which serves as additional collateral or otherwise covers losses to a limited extent and/or (b) reflects an application of that cash holdback and/or letter of credit to pay down the subject mortgage loan, with a corresponding reamortization of the monthly debt service payment. IF THE ABOVE-REFERENCED ADJUSTED VALUES ARE NOT USED FOR THESE SIX (6) UNDERLYING MORTGAGE LOANS: THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR THE MORTGAGE POOL RANGE FROM 1.11X TO 1.96X, WITH A WEIGHTED AVERAGE OF 1.47X; THE CUT-OFF DATE LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL RANGE FROM 48.12% TO 82.94%, WITH A WEIGHTED AVERAGE OF 72.64%; AND THE MATURITY DATE/ARD LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL RANGE FROM 0.90% TO 79.07%, WITH A WEIGHTED AVERAGE OF 62.27%. WEIGHTED AVERAGE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE, CUT-OFF DATE LOAN-TO-VALUE AND MATURITY DATE/ARD LOAN-TO-VALUE INFORMATION FOR THE MORTGAGE POOL (OR PORTIONS THEREOF THAT CONTAIN ANY OF THOSE SIX (6) UNDERLYING MORTGAGE LOANS) SET FORTH IN THIS PROSPECTUS SUPPLEMENT REFLECT THE RESPECTIVE ADJUSTMENTS REFERENCED ABOVE.

         Future Terrorist Attacks and Military Actions May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or with respect to U.S. interests around the world. It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on:
(a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged real properties that secure the underlying mortgage loans; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts in the future. Any negative financial impact in respect of any of the foregoing could adversely affect the cash flow at the related mortgaged real properties and ultimately the ability of borrowers to pay interest and/or principal on the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

         As a result of the foregoing factors, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates," "--The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in the accompanying prospectus.


              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT


         From time to time we use capitalized terms in this prospectus supplement, including in the annexes to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.


                           FORWARD-LOOKING STATEMENTS


         This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

         We intend to include the 115 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an Initial Mortgage Pool Balance of $1,182,418,798. However, the actual Initial Mortgage Pool Balance may be as much as 5.0% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

         Subject to the discussion in the second following paragraph, the cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all scheduled payments of principal due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund (or, in the case of the Pecanland Mall Mortgage Loan, of the Pecanland Mall Pooled Portion) is shown on Annex A-1 to this prospectus supplement.

         Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

         The Pecanland Mall Mortgage Loan has a cut-off date principal balance of $65,644,429. In connection with distributions on the series 2004-C1 certificates, the Pecanland Mall Mortgage Loan will be treated as if it consists of two (2) portions, which we refer to as the Pecanland Mall Pooled Portion and the Pecanland Mall Non-Pooled Portion, respectively. The Pecanland Mall Pooled Portion consists of $62,322,215 of the entire cut-off date principal balance of the Pecanland Mall Mortgage Loan. The Pecanland Mall Non-Pooled Portion consists of the remaining $3,322,215 of the cut-off date principal balance of the Pecanland Mall Mortgage Loan. The class PM certificates represent beneficial ownership of the Pecanland Mall Non-Pooled Portion, and the holders of those series 2004-C1 certificates will be entitled to collections of principal and interest on the Pecanland Mall Mortgage Loan that are allocable to the Pecanland Mall Non-Pooled Portion. The holders of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and X certificates will be entitled to receive collections of principal and/or interest on the Pecanland Mall Mortgage Loan that are allocable to the Pecanland Mall Pooled Portion. As and to the extent described under "Description of the Offered Certificates--Payments--Allocation of Payments on the Pecanland Mall Mortgage Loan; Payments on the Class PM Certificates" in this prospectus supplement, the rights of the holders of the class PM certificates to receive payments to which they are entitled with respect to the Pecanland Mall Mortgage Loan will be subordinated to the rights of the holders of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and X certificates to receive payments to which they are entitled with respect to the Pecanland Mall Mortgage Loan in certain default scenarios.

         You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be, or you should expect recourse to be, limited to the corresponding mortgaged real property or properties (and any reserves, letters of credit or other additional collateral for the mortgage loan) for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

         We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that:

          o All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

          o References to Initial Mortgage Pool Balance mean the aggregate principal balance of the underlying mortgage loans (or, in the case of the Pecanland Mall Mortgage Loan, the Allocated Principal Balance of the Pecanland Mall Pooled Portion), as of the cut-off date, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date.

          o Unless we indicate otherwise, the statistical information presented in this prospectus supplement with respect to the Ocean Key Resort Mortgage Loan excludes the related subordinate companion loan.

          o Except as otherwise described in the next sentence, all weighted average information provided with respect to the underlying mortgage loans reflects a weighting based on their respective cut-off date principal balances. For the purposes of calculating weighted averages (other than weighted average debt service coverage ratios), the Pecanland Mall Mortgage Loan is considered to exclude the Pecanland Mall Non-Pooled Portion. Weighted average debt service coverage ratio information presented in this prospectus supplement, insofar as it relates to the Pecanland Mall Mortgage Loan, weights the debt service coverage ratio for that mortgage loan based on a principal balance that takes into account the Pecanland Mall Non-Pooled Portion. We will transfer the cut-off date principal balance for each of the underlying mortgage loans (including, in the case of the Pecanland Mall Mortgage Loan, the Allocated Principal Balance of the Pecanland Mall Non-Pooled Portion) to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans (or, in the case of the Pecanland Mall Mortgage Loan, the Allocated Principal Balance, as of the cut-off date, of the Pecanland Mall Pooled Portion).

          o When information with respect to the mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, that percentage is based on the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances (or, in the case of the Pecanland Mall Mortgage Loan, unless the context clearly indicates otherwise, based on the Allocated Principal Balance of the Pecanland Mall Pooled Portion).

          o Unless specifically indicated otherwise, all statistical information with respect to the Pecanland Mall Mortgage Loan, excluding debt service coverage ratios, is being presented solely with respect to the Pecanland Mall Pooled Portion. Debt service coverage ratio information shown in this prospectus supplement, insofar as it relates to the Pecanland Mall Mortgage Loan, takes into account the portion of the monthly debt service payment allocable to the Pecanland Mall Non-Pooled Portion.

          o If any of the underlying mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

          o Whenever loan-level information, such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related underlying mortgage loan.

          o Whenever we refer to a particular underlying mortgage loan or mortgaged real property by name, we mean the underlying mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by loan number, we are referring to the loan number for that mortgage loan set forth on Annex A-1 to this prospectus supplement.

          o Statistical information regarding the underlying mortgage loans may change prior to the date of initial issuance of the offered certifica Balance may be as much as 5% larger or smaller than indicated.

         In addition, unless otherwise noted, for purposes of the tables in this "Description of Mortgage Pool" section, we have assumed that each ARD Loan matures on its anticipated repayment date. See "--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" below.

         The table below shows the number of, and the approximate percentage of the Initial Mortgage Pool Balance secured by, mortgaged real properties operated for each indicated purpose:

                                 PROPERTY TYPES

                                                                                           WEIGHTED AVERAGES
                                                                              ---------------------------------------------
                                                       % OF
                                                      INITIAL                                                     CUT-OFF
                         NUMBER OF      AGGREGATE     MORTGAGE    MAXIMUM                   STATED                 DATE
                         MORTGAGED    CUT-OFF DATE      POOL      CUT-OFF     MORTGAGE    REMAINING   U/W NCF    LOAN-TO-
      PROPERTY TYPES     PROPERTIES      BALANCE      BALANCE   DATE BALANCE    RATE      TERM (MO.)    DSCR    VALUE RATIO
------------------------ ----------   --------------  --------  ------------  --------    ----------  -------   -----------
Retail..................     41        $469,680,857     39.7%   $93,000,000     5.3194%      112         1.53x     70.12%
   Anchored.............     19         200,048,074     16.9     35,500,000     5.6561       119         1.34      76.36
   Regional Mall........      3         174,108,602     14.7     93,000,000     4.6416       100         1.82      61.62
   Single Tenant, Anchor      8          42,571,553      3.6     11,447,417     5.9283       124         1.30      75.33
   Unanchored...........      7          30,554,773      2.6      7,500,000     5.8002       114         1.49      72.51
   Shadow Anchored......      4          22,397,855      1.9      9,846,801     5.7678       112         1.41      67.28

Office..................     19         249,675,342     21.1     57,000,000     5.4343       107         1.41      75.30
   Suburban.............     14         149,137,446     12.6     28,355,938     5.6243       108         1.35      74.41
   CBD..................      3          89,790,641      7.6     57,000,000     5.1356       112         1.51      76.35
   Medical Office.......      2          10,747,256      0.9      5,576,256     5.2939        66         1.30      79.03

Mobile Home Park........     24         114,107,166      9.7     12,634,587     5.3995       104         1.43      74.25

Self Storage............     23         111,358,166      9.4     12,960,663     4.6950        65         1.53      74.80

Multifamily.............     15          78,317,029      6.6     17,500,000     5.2221       105         1.33      76.90
   Conventional.........     11          64,284,557      5.4     17,500,000     5.1523       102         1.32      77.99
   Student Housing......      4          14,032,472      1.2      9,700,000     5.5419       116         1.35      71.92

Mixed Use...............      6          67,127,595      5.7     32,670,000     5.7145       117         1.35      72.67

Hospitality.............      3          53,097,612      4.5     23,067,933     5.7307       103         1.65      63.01

Land....................      1          26,864,655      2.3     26,864,655     5.6900       115         1.55      72.61

Industrial..............      1          12,190,377      1.0     12,190,377     6.1860       119         1.36      77.15

Totals/Wtd. Avg.........    133      $1,182,418,798    100.0%                   5.3444%      105         1.48x     72.46%







                                          MIN/MAX
                            MIN/MAX    CUT-OFF DATE
                            U/W NCF    LOAN-TO-VALUE
      PROPERTY TYPES         DSCR          RATIO
------------------------  -----------  -------------
Retail..................  1.20x/1.96x  57.97%/80.00%
   Anchored.............  1.21x/1.72x  57.97%/80.00%
   Regional Mall........  1.44x/1.96x  58.13%/65.69%
   Single Tenant, Anchor  1.22x/1.55x  61.11%/78.95%
   Unanchored...........  1.22x/1.77x  64.77%/79.72%
   Shadow Anchored......  1.20x/1.49x  58.61%/75.66%

Office..................  1.20x/1.61x  65.71%/79.70%
   Suburban.............  1.20x/1.49x  65.71%/78.55%
   CBD..................  1.35x/1.61x  72.86%/79.70%
   Medical Office.......  1.27x/1.33x  78.54%/79.55%

Mobile Home Park........  1.38x/1.53x  48.12%/80.00%

Self Storage............  1.48x/1.64x  64.80%/78.02%

Multifamily.............  1.20x/1.78x  70.80%/79.78%
   Conventional.........  1.20x/1.78x  72.92%/79.78%
   Student Housing......  1.33x/1.36x  70.80%/74.44%

Mixed Use...............  1.29x/1.45x  69.92%/77.67%

Hospitality.............  1.44x/1.79x  60.71%/67.82%

Land....................  1.55x/1.55x  72.61%/72.61%

Industrial..............  1.36x/1.36x  77.15%/77.15%

Totals/Wtd. Avg.........  1.20x/1.96x  48.12%/80.00%

         Forty-one (41) mortgaged real properties, securing 39.7% of the Initial Mortgage Pool Balance, are used for retail purposes and consist of anchored retail properties, including anchored retail regional malls, shadow anchored retail, anchored single tenant retail and unanchored retail properties. In addition, four (4) of the mortgaged real properties, securing 2.6% of the Initial Mortgage Pool Balance, are each used for mixed use purposes that include a significant retail component.

         With respect to each of the four (4) mortgaged real properties identified in the preceding table as "Shadow Anchored Retail", none of the relevant anchor tenants is on any portion of the particular property that is subject to the lien of the related mortgage instrument.

         The table below shows the number of, and the approximate percentage of the Initial Mortgage Pool Balance secured by, first mortgage liens on each of the specified interests in the corresponding mortgaged real properties:

                               ENCUMBERED INTEREST

                                                                                            WEIGHTED AVERAGES
                                                                              -------------------------------------------------
                                                      % OF        MAXIMUM
                                     AGGREGATE       INITIAL     CUT-OFF
                       NUMBER OF    CUT-OFF DATE    MORTGAGE       DATE       MORTGAGE    STATED                 CUT-OFF DATE
                       MORTGAGED     PRINCIPAL        POOL       PRINCIPAL    INTEREST   REMAINING    U/W NCF      LOAN TO
 ENCUMBERED INTEREST   PROPERTIES     BALANCE        BALANCE      BALANCE       RATE     TERM (MO.)     DSCR     VALUE RATIO
--------------------   ----------   ------------   ----------    ----------   --------   ----------   -------    -------------
Fee Simple.........        126     $1,115,973,974       94.4%   $93,000,000     5.3304%     105         1.47x        72.82%
Fee Simple in part           3         37,003,723        3.1     23,067,933     5.6617       97         1.67         61.93
Leasehold..........          4         29,441,101        2.5     11,964,176     5.4754      111         1.54         72.01
                           ---     --------------     ------
Totals/Wtd. Avg....        133     $1,182,418,798     100.00%                   5.3444%     105         1.48x        72.46%
                           ===     ==============     ======


         It should be noted that each mortgage loan secured by overlapping fee and leasehold interests is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "Fee Simple" in the chart above.

         The table below shows the number of, and the approximate percentage of the Initial Mortgage Pool Balance secured by, mortgaged real properties located in the indicated states:


                              STATE CONCENTRATIONS

                                                                                              WEIGHTED AVERAGES
                                                                                ----------------------------------------------
                                                      % OF
                                       AGGREGATE      INITIAL     CUMULATIVE
                         NUMBER OF   CUT-OFF DATE    MORTGAGE    % OF INITIAL    MORTGAGE    STATED              CUT-OFF DATE
                         MORTGAGED     PRINCIPAL       POOL        MORTGAGE      INTEREST  REMAINING    U/W NCF     LOAN TO
     STATE/REGION       PROPERTIES      BALANCE       BALANCE    POOL BALANCE      RATE    TERM (MO.)     DSCR    VALUE RATIO
---------------------   ----------   -------------   --------    ------------   ---------  ----------   -------  ------------

Illinois                    10       $ 198,591,011      16.8%        16.8%         4.9203%    116         1.71x      67.65%
Florida                     16         177,099,898      15.0         31.8          5.2603      95         1.43       73.04
California                  14
  Southern California       10          63,202,834       5.3         37.1          5.4408     109         1.45       69.83
  Northern California        4          46,319,066       3.9         41.0          5.9493     116         1.39       75.96
Texas                        9          97,428,390       8.2         49.3          5.7462     110         1.42       70.71
Louisiana                    2          65,064,076       5.5         54.8          4.3525      70         1.71       66.07
New York                     6          59,038,245       5.0         59.8          5.3212     112         1.42       76.00
Ohio                         9          56,017,503       4.7         64.5          5.3958      92         1.44       75.42
New Jersey                   4          48,535,989       4.1         68.6          5.4431     103         1.38       75.88
New Hampshire                1          35,500,000       3.0         71.6          6.1200     120         1.26       76.84
Washington                   5          33,198,274       2.8         74.4          5.7035     113         1.38       74.76
                           ---       -------------      ----
Totals/Wtd.  Avg......      76       $ 879,995,286      74.4%                      5.2937%    105         1.50x      71.70%
                           ===       =============      ====
Other.................      57       $ 302,423,512      25.6%                      5.4920%    107         1.40x      74.66%
                           ===       =============      ====
(footnotes on next page)

-----------------------------

(1) Southern CA includes properties that are located in zip codes of 93726 or lower.

(2) Northern CA includes properties that are located in zip codes of 93923 or higher.


         The reference to "Other" in the preceding table includes 20 other states, as well as the District of Columbia and Guam. No more than 2.4% of the Initial Mortgage Pool Balance is secured by mortgaged real properties located in any of those other jurisdictions.


CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTIPLE PROPERTY MORTGAGE LOANS

         The mortgage pool will include 37 mortgage loans, secured by a total of 55 mortgaged real properties and representing 21.3% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties.

         The amount of the mortgage lien encumbering any particular one of those mortgaged real properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid mortgage recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

         The following table identifies the various individual multiple property mortgage loans and cross-collateralized mortgage loan groups that we will include in the trust fund.

 CROSS-COLLATERALIZED MORTGAGE LOAN GROUPS AND MULTIPLE PROPERTY MORTGAGE LOANS


                                                                                               TOTAL          % OF INITIAL
 CROSS-COLLATERALIZED MORTGAGE LOAN GROUP/MULTIPLE PROPERTY                                CUT-OFF DATE         MORTGAGE
          MORTGAGE LOAN BY PROPERTY/PORTFOLIO NAME                  RELATIONSHIP         PRINCIPAL BALANCE    POOL BALANCE
-----------------------------------------------------------     --------------------     -----------------    -------------
1.   StorageMart Portfolio.............................         Cross-Collateralized        $75,000,000             6.3%
                                                                Mortgage Loan Group
     a.  StorageMart - Brooklyn, NY....................                                      11,840,000             1.0
     b.  StorageMart - Secaucus, NJ....................                                       8,760,000             0.7
     c.  StorageMart - Pompano Beach, FL...............                                       6,960,000             0.6
     d.  StorageMart - Kansas City, MO (Wornall Road)..                                       6,760,000             0.6
     e.  StorageMart - Dania Beach, FL.................                                       5,920,000             0.5
     f.  StorageMart - Miami, FL (NW 7th Street).......                                       5,196,000             0.4
     g.  StorageMart - Kansas City, MO (Prairie View)..                                       4,512,000             0.4
     h.  StorageMart - Overland Park, KS...............                                       4,053,000             0.3
     i.  StorageMart - Miami, FL (SW 2nd Avenue).......                                       3,886,000             0.3
     j.  StorageMart - Lenexa, KS......................                                       3,369,000             0.3
     k.  StorageMart - Kansas City, KS.................                                       3,280,000             0.3
     l.  StorageMart - Lombard, IL.....................                                       3,240,000             0.3
     m.  StorageMart - Merriam, KS.....................                                       3,056,000             0.3
     n.  StorageMart - Kansas City, MO (North Main)....                                       2,552,000             0.2
     o.  StorageMart - Olathe, KS......................                                       1,616,000             0.1

                                                                 Multiple Property
2.   ARC Portfolio 10-6 (1)............................            Mortgage Loan            $37,839,210             3.2%

     a.  Sunshine City.................................                                      10,129,805             0.9
     b.  Country Club Mobile Estates...................                                       9,930,400             0.8
     c.  Windsor Mobile Estates........................                                       7,736,938             0.7
     d.  Big Country Estates...........................                                       4,546,448             0.4
     e.  Harper Woods MHP..............................                                       2,352,986             0.2
     f.  The Vineyards.................................                                       1,834,532             0.2
     g.  Rockview Heights..............................                                       1,308,101             0.1

                                                                Cross-Collateralized
                                                                Mortgage Loan Group          34,700,000             2.9%

3.   a.  Crossroads Center.............................                                      26,960,000             2.3
     a.  Auburn Mile Shopping Center...................                                       7,740,000             0.7

4.   ARC Portfolio 10-4 (1)............................          Multiple Property          $34,152,200             2.9%
                                                                   Mortgage Loan
     a.  The Meadows...................................                                      11,665,739             1.0
     b.  Foxhall Village...............................                                       7,291,087             0.6
     c.  New Twin Lakes................................                                       7,029,356             0.6
     d.  Sundown.......................................                                       3,552,068             0.3
     e.  Meadowood.....................................                                       3,028,605             0.3
     f.  Blue Valley...................................                                         927,277             0.1
     g.  Connie Jean...................................                                         658,067             0.1

5.   ARC Portfolio 5-1 (1).............................          Multiple Property          $24,654,246             2.1%
                                                                   Mortgage Loan
     a.  Countryside Village Jacksonville..............                                      12,634,587             1.1
     b.  Parkview Estates..............................                                       3,494,673             0.3
     c.  Falcon Farms..................................                                       3,477,872             0.3
     d.  Forest Park...................................                                       2,419,389             0.2
     e.  Green Valley Village..........................                                       1,142,489             0.1
     f.  Pleasant Grove................................                                         840,066             0.1
     g.  Rose Country Estates..........................                                         645,170             0.1

                                      S-63



            CROSS-COLLATERALIZED MORTGAGE LOAN GROUPS AND MULTIPLE PROPERTY MORTGAGE LOANS (CONTINUED)
-
                                                                                               TOTAL          % OF INITIAL
 CROSS-COLLATERALIZED MORTGAGE LOAN GROUP/MULTIPLE PROPERTY                                CUT-OFF DATE         MORTGAGE
          MORTGAGE LOAN BY PROPERTY/PORTFOLIO NAME                  RELATIONSHIP         PRINCIPAL BALANCE    POOL BALANCE
-----------------------------------------------------------     --------------------     -----------------    -------------
                                                                Cross-Collateralized        $23,397,503             2.0%
6.   Wildcat Self Storage Portfolio....................         Mortgage Loan Group
     a.  Wildcat Self Storage - Kettering, OH..........                                       4,321,832             0.4
     b.  Wildcat Self Storage - Norwood, OH............                                       4,046,625             0.3
     c.  Wildcat Self Storage - South Fairmount, OH....                                       3,977,079             0.3
     d.  Wildcat Self Storage - Deerfield, OH..........                                       3,477,336             0.3
     e.  Wildcat Self Storage - Forest Park, OH........                                       3,389,906             0.3
     f.  Wildcat Self Storage - Huber Heights, OH......                                       2,295,042             0.2
     g   Wildcat Self Storage - Blue Ash, OH...........                                       1,889,684             0.2

                                                                Cross-Collateralized         $6,925,366             0.6%
7.   Oklahoma City Apartments Portfolio ...............         Mortgage Loan Group
     a.  Newport Granada Apartments....................                                       2,477,975             0.2
     b.  Emerald Court Apartments......................                                       2,253,611             0.2
     c.  Casa Linda Apartments.........................                                       2,193,780             0.2
                                                                Cross-Collateralized          5,336,837             0.5%
8.   Eckerds Portfolio ................................         Mortgage Loan Group
     a.  Eckerd - Baton Rouge, LA......................                                       2,741,861             0.2
     b.  Eckerd - Gulfport, MS.........................                                       2,594,976             0.2

                                                                Cross-Collateralized
9.   Walgreens Portfolio ..............................         Mortgage Loan Group          $5,025,373             0.4%
     a.  Walgreens - 4285 West Powell, Gresham, OR.....                                       2,577,369             0.2
     b.  Walgreens - 16200 Northeast Glisan Gresham, OR                                       2,448,003             0.2

                                                                Cross-Collateralized          4,332,472             0.4%
10.  Edmond Apartments Portfolio ......................         Mortgage Loan Group
     a.  Christopher Place Apartments..................                                       2,099,720             0.2
     b.  University Park Apartments....................                                       1,451,438             0.1
     c.  909 North Place Apartments....................                                         781,314             0.1


------------------------
(1) The three ARC Portfolio underlying mortgage loans are not cross-defaulted or cross-collateralized, but they do have affiliated borrowers and common sponsorship.

         The loan documents for one (1) group of cross-collateralized and cross-defaulted mortgage loans that we intend to include in the trust fund, which is comprised of two mortgage loans (loan numbers 90 and 91) that collectively represent 0.5% of the Initial Mortgage Pool Balance, entitle the related borrower(s) to obtain (i) a release of one of the related mortgage real properties from the related lien and (ii) a corresponding termination of the subject cross-collateralization, subject, in each case, to the following conditions--

          o the pay down or defeasance of the mortgage loan(s) in an amount equal to 125% of the portion of the total loan amount allocated to the property to be released, and

          o the satisfaction of debt service coverage and/or loan-to-value tests for the property that will remain as collateral.

         The loan documents for one group of cross-collateralized and cross-defaulted mortgage loans that we intend to include in the trust fund, which is comprised of two mortgage loans (loan numbers 28 and 29) that collectively represent 0.4% of the Initial Mortgage Pool Balance, entitle the related borrower(s) to obtain (i) a release of one of the related mortgaged real properties and/or (ii) a termination of the subject cross-collateralization, upon the occurrence of any of the following--

          o    the defeasance of either mortgage loan, or

          o in the event of a casualty or condemnation where the proceeds or award is applied to one of those crossed mortgage loans and that crossed mortgage loan is paid off in full as a result; or

          o in connection with an approved transfer of one of the related mortgaged real properties and an assumption of either of those crossed mortgage loans.

         With respect to the group of cross-collateralized and cross-defaulted mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as StorageMart Portfolio, which collectively represent 6.3% of the Initial Mortgage Pool Balance, the cross-collateralization and cross-default provisions may be altered and/or released with respect to one or more of the related mortgage loans--

          o by the lender upon its request to the related borrower to split one or more of the mortgage loans in the portfolio into two or more mortgage pools of cross-collateralized and cross-defaulted mortgage loans as more particularly set forth in the related mortgage loan documents, and

          o as described in this prospectus supplement under "-Mortgage Loans Which Permit Partial Release and/or Substitution of the Related Mortgaged Property".

MORTGAGE LOANS WHICH PERMIT PARTIAL RELEASE AND/OR SUBSTITUTION OF THE RELATED MORTGAGED REAL PROPERTY

         The Pecanland Mall Mortgage Loan permits a partial release of a portion of the related mortgaged real property, provided that, among other things:

          o the release parcel is vacant, non-income producing and unimproved (unless this requirement is waived by the applicable rating agencies) or improved only by surface parking areas;

          o    either--

               1. the related borrower provides evidence that the land value of the parcel sought to be released is less than 5% of the total land value of the related mortgaged real property, or

               2. the applicable rating agencies have confirmed that the release will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to any class of the series 2004-C1 certificates; and

          o the borrower delivers an opinion of counsel to the effect that stating that none of the loan REMIC, REMIC I or REMIC II will fail to maintain its status as a REMIC as a result of such release.

         In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Auburn Mile Shopping Center, representing 0.7% of the Initial Mortgage Pool Balance, the related loan documents permit a partial release of two portions of the related mortgaged real property, subject to the payment by the purchaser of those parcels of a specified option purchase price, which funds are to be placed in a reserve account and held in trust as security for the borrower's obligations under the related loan documents. The borrower, however, has the option to deliver to the lender a letter of credit in lieu of placing the option purchase price in a reserve account.

         In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Crossroads Center, representing 2.3% of the Initial Mortgage Pool Balance, the related loan documents permit the partial release of an outparcel that is currently a part of the related mortgaged real property, provided that: (a) the outparcel does not exceed 85,000 square feet; and (b) in the event the partial release does not occur on or before the date that is 90 days after April 16, 2004, then, if required by lender, the related borrower shall have provided to the lender an opinion of counsel to the effect among other things, that the release of the outparcel would not, if the related loan were in a REMIC pool, the partial release would not cause that REMIC pool to fail to maintain its status as a REMIC.

         In the case of three (3) separate, non-crossed, multiple property mortgage loans, which are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as ARC Portfolio 10-6, ARC Portfolio 10-4 and ARC Portfolio 5-1, respectively, and collectively representing 8.2% of the Initial Mortgage Pool Balance, the related loan documents permit a release of a related mortgaged real property in connection with a defeasance, provided that, among other things--

          o 125% of the allocated loan amount for the released mortgaged real property is defeased; and

          o certain debt service coverage and loan-to-value ratio tests are satisfied with respect to the remaining mortgaged real properties after the defeasance.

         With respect to the group of cross-collateralized and cross-defaulted mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as StorageMart Portfolio, which collectively represent 6.3% of the Initial Mortgage Pool Balance, prior to the related anticipated repayment date, one or more of the related mortgaged real properties may be removed and a replacement real property may be substituted in its place upon satisfaction of certain conditions set forth under the related mortgage loan documents which include:

          o receipt by the lender from the rating agencies of written confirmation that the proposed substitution will not result in a downgrade, qualification or withdrawal of the then current ratings of the series 2004-C1 certificates;

          o an appraisal of the substitute real property by an appraiser acceptable to the rating agencies indicating that the appraised value of the substitute real property is equal to or greater than the appraised value of the mortgaged real property to be substituted at the time the mortgaged real property to be replaced was encumbered by the related mortgage instrument;

          o the debt service coverage ratio as determined by the lender for the substitute real property is not less than the debt service coverage ratio for the mortgaged real property to be replaced as of the closing date of the loan and as of the date immediately preceding substitution;

          o the net operating income as determined by the lender for the substitute real property is greater than or equal to the net operating income of the mortgaged real property to be replaced for the 12-month period immediately preceding substitution; and

          o the lender receives environmental and/or inspections reports with respect to the substitute real property meets certain conditions set forth in the related mortgage loan documents.

         In addition with respect to the same group of cross-collateralized and cross-defaulted mortgage loans secured by the StorageMart Portfolio, a related mortgaged real property may be released and sold to an unaffiliated buyer provided that such release and sale meets certain conditions set forth in the related mortgage loan documents which include:

          o the payment of the yield maintenance fee more particularly set forth on Annex A-1 to this prospectus supplement (if the prepayment price for the release occurs during the time frame set forth in the related mortgage note);

          o payment of 115% of the then current principal balance of the related mortgage note (in addition to any required yield maintenance fee), which the related borrower may with respect to the additional 15% premium (provided that no event of default under the related mortgage loan document has occurred) have the mortgagee (i) hold as additional collateral for the remaining mortgages notes or (ii) apply to reduce the principal balance of the remaining mortgage notes in accordance with the terms of the related mortgage loan documents (and, in connection with the foregoing, the mortgagee will recast and reamortize the principal and interest payments under any related mortgage note prepaid based on a 360-month schedule less the period since the first payment date of the mortgage note prepaid);

          o the related borrower reimburses the lender for all reasonable costs and expenses involved in the related release;

          o after giving effect to the related release, the debt service coverage ratio of the remaining mortgaged real properties as determined by the lender in accordance with the mortgage loan documents is 1.25x; and

          o after giving effect to the related release, the loan-to-value ratio of the remaining mortgaged real properties is not greater than 75%.

         The mortgage pool will additionally include mortgage loans that permit a partial release of an unimproved portion of the related mortgaged real property upon the satisfaction of certain legal and underwriting requirements. For example, in the case of one (1) mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Yorktown Center, which mortgage loan represents 7.9% of the Initial Mortgage Pool Balance, the related borrower may obtain the release of certain non-improved, non-income producing property upon the satisfaction of certain conditions, including, without limitation: (a) the borrower provides evidence that the proposed use of the released property will be consistent with the use of the related mortgaged real property or, if not consistent, the proposed use will not have a material adverse effect on the mortgaged real property and (b) no event of default has occurred and is continuing.


MORTGAGE LOANS WITH AFFILIATED BORROWERS

         Ten (10) separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 45 mortgage loans, and representing a total of 26.5% of the Initial Mortgage Pool Balance, have borrowers that, in the case of the mortgage loans contained within a particular group, are related such that they have at least one controlling sponsor or principal in common.


SIGNIFICANT UNDERLYING MORTGAGE LOANS

         Set forth on Annex B to this prospectus supplement are summary discussions of the 20 largest mortgage loans, groups of cross-collateralized mortgage loans and/or groups of mortgage loans with affiliated borrowers that we intend to include in the trust fund.

         The following table shows certain characteristics of the 20 largest mortgage loans, groups of cross-collateralized mortgage loans and/or groups of mortgage loans with affiliated borrowers that we intend to include in the trust, by cut-off date principal balance.

                                                                                        CUT-OFF
                                                                                         DATE
                                                                                       PRINCIPAL   % OF
                                                                           CUT-OFF      BALANCE    INITIAL                  CUT-OFF
                                        MORTGAGE                            DATE          PER      MORTGAGE               DATE LOAN-
                                          LOAN        PROPERTY TYPE,      PRINCIPAL    SF/UNIT/      POOL      U/W NCF      TO-VALUE
              LOAN NAME                  SELLER          SUB-TYPE          BALANCE     ROOM/PAD     BALANCE    DSCR (3)    RATIO (3)
------------------------------------    --------     ----------------    -----------  ----------   ---------   --------   ----------
1.  ARC Portfolio Related Loan Group
   (1)
     ARC Portfolio 10-6                    CGM       Mobile Home Park    $37,839,210   $24,960        3.2%       1.42x      79.76%
     ARC Portfolio 10-4                    CGM       Mobile Home Park     34,152,200    22,249        2.9        1.38       74.78
     ARC Portfolio 5-1                     CGM       Mobile Home Park     24,654,246    16,177        2.1        1.46       67.21
2.  Yorktown Center                     Wachovia     Retail, Regional     93,000,000       150        7.9        1.96       58.13
                                                           Mall
3.  StorageMart Portfolio (2)           Wachovia                          75,000,000        65        6.3        1.48       78.02
     StorageMart - Brooklyn, NY                        Self Storage       11,840,000       207        1.0
     StorageMart - Secaucus, NJ                        Self Storage        8,760,000        92        0.7
     StorageMart - Pompano Beach, FL                   Self Storage        6,960,000        74        0.6
     StorageMart - Kansas City, MO                     Self Storage        6,760,000        78        0.6
     (Wornall Road)
     StorageMart - Dania Beach, FL                     Self Storage        5,920,000        68        0.5
     StorageMart - Miami, FL (NW 7th                   Self Storage        5,196,000        69        0.4
     Street)
     StorageMart - Kansas City, MO                     Self Storage        4,512,000        49        0.4
     (Prairie View)
     StorageMart - Overland Park, KS                   Self Storage        4,053,000        41        0.3
     StorageMart - Miami, FL (SW 2nd                   Self Storage        3,886,000       109        0.3
     Avenue)
     StorageMart - Lenexa, KS                          Self Storage        3,369,000        42        0.3
     StorageMart - Kansas City, KS                     Self Storage        3,280,000        53        0.3
     StorageMart - Lombard, IL                         Self Storage        3,240,000        39        0.3
     StorageMart - Merriam, KS                         Self Storage        3,056,000        46        0.3
     StorageMart - Kansas City, MO                     Self Storage        2,552,000        34        0.2
     (North Main)
     StorageMart - Olathe, KS                          Self Storage        1,616,000        26        0.1
4.  Pecanland Mall                         CGM       Retail, Regional     62,322,215       179        5.3        1.73       65.60
                                                           Mall
5.  Lake Shore Place                    Wachovia       Office, CBD        57,000,000       117        4.8        1.61       76.72
6.  Nashua Mall                            CGM       Retail, Anchored     35,500,000       111        3.0        1.26       76.84
7.  Crossroads Center Portfolio (2)        CGM                            34,700,000       107        2.9        1.30       79.22
     Crossroads Center                               Retail, Anchored     26,960,000       113        2.3
     Auburn Mile Shopping Center                     Retail, Anchored      7,740,000        89        0.7
8.  Waterfront Clematis                    CGM          Mixed Use,        32,670,000       221        2.8        1.29       72.60
                                                       Office(76%),
                                                       Retail(24%)
9.  305 Madison                           CDCMC      Office, Suburban     28,355,938       134        2.4        1.36       75.62
10.  DFS-Guam                             CDCMC      Land, Fee Simple     26,864,655       365        2.3        1.55       72.61
                                                         Interest

SUBTOTAL/WTD. AVG.                                                       $542,058,462                45.8%       1.55X      71.75%
11.  Wildcat Self Storage Portfolio        CGM                            23,397,503        37        2.0        1.64       70.00
   (2)
     Wildcat Self Storage -                            Self Storage        4,321,832        48        0.4
     Kettering, OH
     Wildcat Self Storage - Norwood,                   Self Storage        4,046,625        38        0.3
     OH
     Wildcat Self Storage - South                      Self Storage        3,977,079        42        0.3
     Fairmount, OH
     Wildcat Self Storage -                            Self Storage        3,477,336        38        0.3
     Deerfield, OH
     Wildcat Self Storage - Forest                     Self Storage        3,389,906        32        0.3
     Park, OH
     Wildcat Self Storage - Huber                      Self Storage        2,295,042        32        0.2
     Heights, OH
     Wildcat Self Storage - Blue Ash,                  Self Storage        1,889,684        27        0.2
     OH
12.  Ocean Key Resort                   Wachovia    Hospitality, Full     23,067,933   230,679        2.0        1.79       60.71
                                                         Service
13.  Hall Office Park                     CDCMC      Office, Suburban     21,914,934        94        1.9        1.30       73.05
14.  Sheraton Suites                       CGM      Hospitality, Full     20,941,941    74,526        1.8        1.44       63.46
                                                         Service
15.  400 Atlantic Avenue                   CGM         Office, CBD        19,161,641       192        1.6        1.35       72.86
16.  Victoria Mall                        CDCMC      Retail, Regional     18,786,388        42        1.6        1.44       65.69
                                                           Mall
17.  Delray Bay Apartments              Wachovia       Multifamily        17,500,000   105,422        1.5        1.20       78.48
18.  The Yards Plaza                    Wachovia     Retail, Anchored     17,460,861        66        1.5        1.24       79.37
19.  Carmel Rancho Shopping Center         CGM       Retail, Anchored     15,689,288       137        1.3        1.25       78.84
20.  Cumberland Office Park             Wachovia     Office, Suburban     15,000,000       105        1.3        1.34       74.44

SUBTOTAL/WTD. AVG.                                                       $192,920,487                16.3%       1.42X      71.07%

TOTAL / WTD. AVG.                                                        $734,978,949                62.2%       1.52X      71.57%
(footnotes on next page)

-----------------------------

(1) Represents a related or affiliated borrower loan group. The three (3) ARC Portfolio underlying mortgage loans are not cross-collateralized or cross-defaulted.

(2)  Represents Crossed Group.

(3) Calculated with respect to Crossed Loans based on entire Crossed Group and all related mortgaged real properties.


TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

         Due Dates.  Subject, in some cases, to a next business day convention:

          o sixty-four (64) of the mortgage loans, representing 49.8% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month;

          o two (2) of the mortgage loans that we intend to include in the trust fund, representing 2.4% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the ninth day of each month; and

          o forty-nine (49) of the mortgage loans, representing 47.8% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

         Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each ARD Loan will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage rate prior to that date.

         The current mortgage rate for each of the mortgage loans that we intend to include in the trust fund is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage rates ranged from 4.2765% per annum to 6.4600% per annum, and the weighted average of those mortgage rates was 5.3444% per annum.

         Except if an ARD Loan remains outstanding past its anticipated repayment date, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

         Each of the underlying mortgage loans will accrue interest on the basis of one of the following conventions:

          o the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days; or

          o    a 360-day year consisting of twelve 30-day months.

         The table below shows the number of, and percentage of Initial Mortgage Pool Balance represented by, underlying mortgage loans that will accrue interest based on each of the foregoing conventions.

                                  ACCRUAL TYPE

                                                                                        WEIGHTED AVERAGES
                                                                       ------------------------------------------------------
                                          TOTAL
                         NUMBER OF     CUT-OFF DATE   % OF INITIAL     MORTGAGE       STATED
                          MORTGAGE      PRINCIPAL       MORTGAGE       INTEREST      REMAINING      U/W NCF     CUT-OFF DATE
     ACCRUAL TYPE          LOANS         BALANCE      POOL BALANCE       RATE        TERM (MO.)       DSCR         LTV RATIO
----------------------   ---------    --------------  ------------     --------      ----------     -------     -------------
Actual/360 Basis......       114      $1,146,918,798       97.0%        5.3204%          105         1.48x         72.32%
30/360 Basis..........         1          35,500,000        3.0         6.1200           120         1.26          76.84
                             ---      --------------      -----
Total/Wtd. Avg........       115      $1,182,418,798      100.0%        5.3444%          105         1.48x         72.46%
                             ===      ==============      =====


         Balloon Loans. Eighty-seven (87) of the mortgage loans that we intend to include in the trust fund, representing 83.4% of the Initial Mortgage Pool Balance, are characterized by:

          o an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated maturity; and

          o a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

         Three (3) of the 87 mortgage loans referred to in the preceding paragraph, representing 1.4% of the Initial Mortgage Pool Balance, provide for payments of interest only until maturity, and another 12 of the 87 mortgage loans referred to in the preceding paragraph, representing 23.0% of the Initial Mortgage Pool Balance, provide for payments of interest only for periods ranging from the first 12 to the first 25 payments following origination and prior to amortization.

         ARD Loans. Twenty-seven (27) mortgage loans that we intend to include in the trust fund, representing 16.2% of the Initial Mortgage Pool Balance, are each characterized by the following features:

          o A maturity date that is generally 25 to 30 years following origination.

          o The designation of an anticipated repayment date that is generally five to 10 years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this prospectus supplement.

          o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally three to five months prior to the related anticipated repayment date.

          o Until its anticipated repayment date, the calculation of interest at its initial mortgage rate.

          o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage interest rate.

          o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage rate and its initial mortgage rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

          o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

         Nineteen (19) of the 27 ARD Loans that we intend to include in the trust fund, representing 10.8% of the Initial Mortgage Pool Balance, provide for payments of interest only for periods ranging from the first 12 to the first 48 payments following origination and prior to amortization.

         In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a lockbox account designated by the lender under the loan documents for the related ARD Loan.

         Fully Amortizing Loans. One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.4% of the Initial Mortgage Pool Balance, is characterized by:

          o constant monthly debt service payments throughout the substantial term of the mortgage loan; and

          o an amortization schedule that is approximately equal to the actual term of the mortgage loan.

         However, the fully amortizing loan does not have either:

          o    an anticipated repayment date; or

          o    the associated repayment incentives.

         Amortization of Principal. The tables below show the indicated information for the specified sub-groups of underlying mortgage loans. For purposes of the following tables, we have assumed that the ARD Loans mature on their respective anticipated repayment dates.

                               MORTGAGE LOAN TYPE


                                                                                             WEIGHTED AVERAGES
                                                                              -------------------------------------------------
                                        TOTAL          % OF        MAXIMUM
                                        CUT-OFF       INITIAL      CUT-OFF
                        NUMBER OF        DATE        MORTGAGE        DATE      MORTGAGE     STATED                CUT-OFF DATE
                         MORTGAGE      PRINCIPAL       POOL       PRINCIPAL    INTEREST   REMAINING    U/W NCF    LOAN-TO-VALUE
      LOAN TYPE           LOANS         BALANCE       BALANCE      BALANCE       RATE     TERM (MO.)     DSCR         RATIO
-------------------     ---------    -------------   ---------   -----------   ---------  ----------   -------    -------------
Balloon............         72      $  697,660,996      59.0%    $62,322,215     5.5601%     105        1.43x        72.72%
Partial IO/Balloon.         12         272,524,000      23.0      93,000,000     5.0165      113        1.62         69.18
Partial IO/ARD.....         19         127,680,000      10.8      17,500,000     4.7637       84        1.42         77.28
ARD................          8          63,503,505       5.4      17,460,861     5.5707      116        1.37         75.22
Interest Only......          3          16,100,000       1.4       7,500,000     5.0298       80        1.77         71.07
Fully Amortizing...          1           4,950,297       0.4       4,950,297     6.1000      177        1.22         61.11
                           ---       -------------     -----
  Totals/Wtd. Avg.         115      $1,182,418,798     100.0%                    5.3444%     105        1.48x        72.46%
                           ===      ==============     =====

        LOAN TERM, AMORTIZATION TERM AND SEASONING BY MORTGAGE LOAN TYPE

                                                                 ORIGINAL     CALCULATED                REMAINING    CALCULATED
                                       TOTAL          % OF        TERM TO      ORIGINAL                  TERM TO     REMAINING
                        NUMBER OF  CUT-OFF DATE     INITIAL      MATURITY/   AMORTIZATION               MATURITY/   AMORTIZATION
                        MORTGAGE     PRINCIPAL      MORTGAGE        ARD          TERM      SEASONING       ARD          TERM
      LOAN TYPE           LOANS       BALANCE     POOL BALANCE   (MONTHS)      (MONTHS)     (MONTHS)    (MONTHS)      (MONTHS)
-------------------    ----------  -------------  ------------   ---------   ------------  ---------    ---------   ------------
Balloon............         72     $ 697,660,996       59.0%
   Shortest........                                                 60           240           0           54           240
   Longest.........                                                 144          360           15          143          360
   Wtd. Avg........                                                 109          344           4           105          341
Partial IO/Balloon.         12       272,524,000       23.0
   Shortest........                                                 60           309           1           56           309
   Longest.........                                                 120          360           9           119          360
   Wtd. Avg........                                                 116          358           2           113          358
Partial IO/ARD.....         19       127,680,000       10.8
   Shortest........                                                 60           360           0           59           360
   Longest.........                                                 120          360           4           120          360
   Wtd. Avg........                                                 85           360           1           84           360
ARD................          8        63,503,505        5.4
   Shortest........                                                 60           300           1           57           297
   Longest.........                                                 132          360           12          127          358
   Wtd. Avg........                                                 120          345           4           116          341
Interest Only......          3        16,100,000        1.4
   Shortest........                                                 60           NAP           2           57           NAP
   Longest.........                                                 108          NAP           3           105          NAP
   Wtd. Avg........                                                 82           NAP           3           80           NAP
Fully Amortizing...          1         4,950,297        0.4
   Shortest........                                                 180          180           3           177          177
   Longest.........                                                 180          180           3           177          177
   Wtd. Avg........                                                 180          180           3           177          177
                           ---     --------------     -----
   Totals/Wtd. Avg.        115     $1,182,418,798     100.0%        108          344           3           105          342
                           ===     ==============     =====


         Voluntary Prepayment Provisions. All of the mortgage loans that we intend to include in the trust fund provided as of the cut-off date for:

          o a prepayment lock-out period or a prepayment lock-out/defeasance period during which voluntary prepayments are prohibited; followed by

          o    one of the following:

               1. in the case of 17 mortgage loans, representing 11.8% of the Initial Mortgage Pool Balance, a prepayment consideration period during which any voluntary principal prepayment must be accompanied by prepayment consideration, followed by an open prepayment period during which voluntary principal prepayments may be made without any prepayment consideration; and

               2. in the case of 98 mortgage loans, representing 88.2% of the Initial Mortgage Pool Balance, just by an open prepayment period;

provided that one (1) of the 17 mortgage loans referred to in clause 1. of the second bullet of this sentence, representing 4.8% of the Initial Mortgage Pool Balance, provides that during its prepayment consideration period, the borrower may also elect to defease the subject mortgage loan.

         The prepayment terms of each of the mortgage loans that we intend to include in the trust fund are set forth in Annex A-1 to this prospectus supplement.

         Generally, the prepayment restrictions relating to each of the underlying mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. Prepayments of this type are generally not required to be accompanied by any prepayment consideration. In addition, several of the mortgage loans that we intend to include in the trust fund also permit the related borrower to prepay the entire principal balance of the mortgage loan remaining, without prepayment consideration, after application of insurance proceeds or a condemnation award to a partial prepayment of the mortgage loan, provided that such prepayment of the entire principal balance is made within a specified time period following the date of such application. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

         Also notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be collectable in connection with prepayments of this type.

         The aggregate characteristics of the prepayment provisions of the underlying mortgage loans will vary over time as:

          o lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods; and

          o mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

         Prepayment Lock-out Periods. All of the mortgage loans that we intend to include in the trust fund provide for prepayment lock-out periods as of the cut-off date. For those mortgage loans--

          o the longest remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is 174 months,

          o the shortest remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is 11 months, and

          o the weighted average remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is 99 months.

         Prepayment Consideration. Seventeen (17) of the mortgage loans that we intend to include in the trust fund, representing 11.8% of the Initial Mortgage Pool Balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.

         Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the series 2004-C1 certificateholders, in the amounts and in accordance with the priorities, described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Certain limitations exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor any of the underwriters and/or mortgage loan sellers makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

         Proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment.

         Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below, these clauses either:

          o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property; or

          o prohibit the borrower from doing so without the consent of the holder of the mortgage.

         See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

         All of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

          o transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied, which conditions normally include the reasonable acceptability of the transferee to the lender;

          o a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

          o transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

          o transfers of ownership interests in the related borrower for estate-planning purposes;

          o transfers of non-controlling ownership interests in the related borrower;

          o involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

          o changes of ownership among existing partners or members of the related borrower;

          o issuance by a related borrower of new partnership or membership interests; or

          o    other transfers similar to the foregoing.

         Mortgage Loans Which May Require Principal Paydowns. In the case of 17 mortgage loans, representing approximately 9.8% of the Initial Mortgage Pool Balance, letters of credit have been provided and/or cash reserves have been maintained, which letters of credit or cash reserves are to be released to the related borrowers upon satisfaction of certain performance-related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions. If not so released, such letters of credit and/or cash reserves will--or, at the discretion of the lender, may--prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance-related conditions are not satisfied within specified time periods. The total amount of the letters of credit and/or cash reserves which could be used to pay down the mortgage loans to which they relate was $10,000,000 as of the cut-off date.

         Defeasance Loans. Ninety-eight (98) of the mortgage loans that we intend to include in the trust fund, representing 88.2% of the Initial Mortgage Pool Balance, permit the borrower to deliver U.S. Treasury obligations or other U.S. government-related securities as substitute collateral, but prohibit voluntary prepayments during the defeasance period.

         In addition, one (1) mortgage loan that we intend to include in the trust fund, representing 4.8% of the Initial Mortgage Pool Balance, allows the related borrower concurrently to elect to defease the mortgage loan or prepay the mortgage loan with the payment of a yield maintenance charge.

         Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other U.S. government-related securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other U.S. government-related securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that:

          o will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, through and including the beginning of the subject mortgage loan's open prepayment period); and

          o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

         For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

         Generally, in connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral.

         No borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates.


ADDITIONAL LOAN AND PROPERTY INFORMATION

         Escrows and Reserves. Information regarding escrows and reserves with respect to the underlying mortgage loans is presented on Annex A-1 to this prospectus supplement.

         Delinquencies. None of the mortgage loans that we intend to include in the trust fund were, as of the cut-off date, more than 30 days delinquent with respect to any monthly debt service payment.

         Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund:

          o Forty-six (46) of the mortgaged real properties, securing 41.2% of the Initial Mortgage Pool Balance, are, in each case, a commercial property that is leased to one or more tenants that each occupy at least 25% or more of the net rentable area of the particular property. A number of companies are tenants at more than one of the mortgaged real properties.

          o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

          o Four (4) mortgaged real properties, securing 1.2% of the Initial Mortgage Pool Balance, are multifamily rental properties that have a material concentration of student tenants or are student housing facilities.

          o With respect to certain of the mortgage loans, the related borrower has given to certain tenants, or the project developer has retained, an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the related mortgaged real property in the event a sale is contemplated. This may impede the lender's ability to sell the related mortgaged real property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged real property.

         Ground Leases. Four (4) of the mortgage loans that we intend to include in the trust fund, representing 2.5% of the Initial Mortgage Pool Balance, are secured by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee simple interest in that property. In addition, three (3) mortgage loans, representing 3.1% of the Initial Mortgage Pool Balance, are each secured by a mortgage lien on the related borrower's leasehold interest in a portion of the mortgaged real property and on the fee simple interest in the other portion of that property. For three (3) of the seven (7) mortgage loans described above, the term of the related ground lease, after giving effect to all extension options exercisable by the lender, expires more than 20 years after the stated maturity or anticipated repayment date of the related mortgage loan. With respect to six (6) of these seven (7) mortgage loans, the related ground lessor has agreed to give the holder of each leasehold mortgage loan we intend to include in the trust notice of, and the right to cure, any default or breach by the ground lessee.

         The seven (7) mortgage loans identified in the preceding paragraph do not include mortgage loans secured by overlapping fee simple and leasehold interests in the related mortgaged real property.

         Additional and Other Financing. As indicated under "Risk Factors--Risks Related to the Underlying Mortgage Loans--Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt Secured by the Related Mortgaged Real Property" in this prospectus supplement, the mortgaged real properties securing two (2) mortgage loans have been encumbered by subordinate debt as described below.

         In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Ocean Key Resort, representing 2.0% of the Initial Mortgage Pool Balance, which mortgage loan is part of an "A/B" split loan structure, the mortgage on that mortgaged real property also secures a B-note loan that (a) has a principal balance as of the cut-off date of $1,899,788, and (b) will not be included in the trust fund. See "--The Ocean Key Resort Loan Pair" below.

         In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Three Flags Center, representing 0.3% of the Initial Mortgage Pool Balance, there is currently an existing subordinated mortgage secured by that mortgaged real property, subject to the terms of a subordination and standstill agreement in favor of the lender. The subordinate mortgage secures bond financing in the amount of $475,000 under which the subject bonds are owned by a parent of the borrower. Interest only payments are due every six months with respect to the subject bonds.

         In addition, in the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rancho Vista MHP, representing 0.9% of the Initial Mortgage Pool Balance, the related mortgage loan documents permit the related borrower to encumber that mortgaged real property with a subordinate lien securing a subordinate loan upon lender's approval, which may not be unreasonably withheld, and upon satisfaction of specified criteria, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement, rating agency confirmation and other standard conditions.

         As indicated under "Risk Factors--Risks Related to the Underlying Mortgage Loans--Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt That Is Not Secured by the Related Mortgaged Property or by Equity Interests in Those Borrowers" in this prospectus supplement, three
(3) of the mortgage loans, collectively representing 8.2% of the Initial Mortgage Pool Balance, each permits the related borrower to incur unsecured subordinated debt as described below.

         In the case of the Pecanland Mall Mortgage Loan, representing 5.3% of the Initial Mortgage Pool Balance, the related mortgage permits capital expenditures and trade debt provided that, among other things, the aggregate outstanding balance of the capital expenditures and trade debt does not exceed $4,950,000.

         In the case of each of two (2) mortgage loans, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Crossroads Center and Auburn Mills Shopping Center, respectively, and representing 2.3% and 0.7%, respectively, of the Initial Mortgage Pool Balance, the related mortgage instrument permits the borrower to incur unsecured subordinated debt, provided that such subordinated debt is for the sole purpose of funding, and is used by the borrower solely for, working capital, and provided that the following additional conditions, among others, are satisfied:

          1. the combined loan-to-value ratio of the subject mortgage loan and the corresponding unsecured loan(s) does not exceed 80%;

          2. no payments under the subordinate loan(s) may be due and payable prior to payment in full of the subject underlying mortgage loan;

          3. the related borrower delivers a subordination and standstill agreement acceptable to the lender; and

          4. the related borrower pays all fees incurred by the lender in connection with the proposed transaction.

         In addition to the mortgage loans referenced in the two preceding paragraphs, one (1) mortgage loan that we intend to include in the trust fund, representing 0.4% of the initial mortgage pool balance, does not, in any such case, prohibit the related borrower from incurring additional unsecured debt because the related borrowers are not, by virtue of their related mortgage loan documents or related organizational documents, special purpose entities. Furthermore, in the case of those underlying mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the subject mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

         As indicated under "Risk Factors--Risks Related to the Underlying Mortgage Loans--In the Case of Some of the Mortgage Loans That We Intend to Include in the Trust Fund, One or More of the Principals of the Related Borrower Have Incurred or Are Permitted to Incur Mezzanine Debt" in this prospectus supplement, in the case of 15 mortgage loans that we intend to include in the trust fund, representing 17.6% of the Initial Mortgage Pool Balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt as described below.

         In the case of seven (7) mortgage loans (loan numbers 32, 33, 34, 35, 36, 37 and 38), which mortgage loans are made to affiliated borrowers and represent 0.4%, 0.3%, 0.3%, 0.3%, 0.3%, 0.2% and 0.2%, respectively, of the
Initial Mortgage Pool Balance, the direct or indirect equity interest in each related borrower has been pledged to secure mezzanine loans collectively in the original principal amount of $3,500,000. A subordination and standstill agreement has been entered into between the mortgage lender and the holder of that mezzanine loan and payments to the mezzanine lender are required to be made from excess cash flow only.

         In the case of one (1) mortgage loan (loan number 88), which mortgage loan represents 0.5% of the Initial Mortgage Pool Balance, the direct or indirect equity interest in the related borrower has been pledged to secure a single mezzanine loan having a current principal balance of $200,000. The intercreditor agreement with the mezzanine lender:

          1. permits the related borrower to prepay the mezzanine debt after a one-year lockout period;

          2. requires the funds in a $103,000 holdback reserve held by the mortgage lender for leasing purposes to be used to pay down the mezzanine debt when released; and

          3. provides the mortgage lender with notice but no right to cure the related borrower's defaults under the mezzanine loan.

         In the case of one (1) mortgage loan (loan number 77), which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance, the direct or indirect equity interest in all of the related borrowers has been pledged to secure a single mezzanine loan having a current principal balance of $1,381,511. A subordination and standstill agreement has been entered into between the mortgage lender and the holder of that mezzanine loan and payments to the mezzanine lender are required to be made from excess cash flow only.

         Further, with respect to six (6) mortgage loans (loan numbers 20, 21, 39, 49, 70 and 108), which mortgage loans collectively represent 14.6% of the Initial Mortgage Pool Balance, the equity holders of each of the related borrowers have a right to obtain mezzanine financing from an approved lender, secured by a pledge of the direct or indirect ownership interests in the subject borrower.

         Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property.

         Except as disclosed under this "--Additional and Other Financing" subsection and "Risk Factors--Risks Related to the Underlying Mortgage Loans--Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt Secured by the Related Mortgaged Real Property", "--Risks Related to the Underlying Mortgage Loans--Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt That Is Not Secured by the Related Mortgaged Property or by Equity Interests in Those Borrowers" and "--In the Case of Some of the Mortgage Loans That We Intend to Include in the Trust Fund, One or More of the Principals of the Related Borrower Have Incurred or Are Permitted to Incur Mezzanine Debt" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding or whether the principals of those borrowers have any mezzanine debt outstanding.

         Environmental Reports. For all of the mortgaged real properties, a third-party environmental consultant conducted a Phase I environmental study meeting ASTM standards for each of those mortgaged real properties. The resulting Environmental Reports were prepared:

          o in the case of 128 mortgaged real properties, securing 98.0% of the Initial Mortgage Pool Balance, during the 12-month period preceding the cut-off date; and

          o in the case of five (5) mortgaged real properties, securing 2.0% of the Initial Mortgage Pool Balance, during the 12- to 18-month period preceding the cut-off date.

         The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, mold, lead-based paint, and lead in drinking water were generally performed only at multifamily rental properties and only when the environmental consultant or originator of the related mortgage loan believed this testing was warranted under the circumstances.

         The above-described environmental investigations identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. In many cases, the identified condition related to the suspected or confirmed presence of asbestos-containing materials, mold, lead-based paint and/or radon. Where these substances were suspected or present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the lender required, the implementation of the recommendations prior to closing, or the escrowing of funds sufficient to affect such recommendations, including:

          o that the substances not be disturbed and that additional testing be performed prior to any renovation or demolition activities; or

          o the establishment of an operation and maintenance plan to address the issue; or

          o an abatement or removal program and, where appropriate, a notification program.

         In other cases, where the environmental consultant recommended specific remediation of a material adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

          1.   to carry out the specific remedial measures prior to closing;

          2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount equal to at least 100% of the estimated cost to complete the remedial measures; or

          3. to obtain from a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects a guaranty or indemnity to cover the costs of any necessary remedial measures.

          4. to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance).

         However, some borrowers under the mortgage loans have not yet satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. In addition, there can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented, or that the cost of implementing them will not exceed the estimated cost. If any adverse environmental conditions are not properly addressed or monitored over time by the related borrower, it could result in a significant loss or environmental liability for the trust.

         In some cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional investigation or cleanup.

         In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because:

          o an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

          o the responsible party or parties with respect to that condition had already been identified; or

          o the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property; or

          o the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation; or

          o the property had been accepted into a state-funded remediation program; or

          o a letter was obtained from the applicable regulatory authority stating that no further action was required, or the issue has received proper closure with the applicable regulatory authority.

However, there can be no assurance that the responsible party or parties, in each case, are financially able or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.

         In some cases, the Environmental Report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, the environmental reports indicated that:

          o    the subject mortgaged real property had not been affected;

          o the potential for the problem to affect the subject mortgaged real property was limited;

          o the party or parties responsible for remediating the potential environmental problems had been identified; or

          o there was no evidence to suggest that there has been an adverse environmental impact to the subject mortgaged real property.

         In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able or will actually correct the problem.

         In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Yorktown Center, representing 7.9% of the Initial Mortgage Pool Balance, the related mortgage loan seller took an environmental upfront escrow of approximately $500,000 for the following items:

          o soil samples found in 2003 revealed dry cleaning solvents in excess of amounts under the Illinois Environmental Protection Agency's Tier I Remediation Objectives (however, no ground water contamination was identified and the site has been accepted into the Dry Cleaner Environmental Response Trust Fund of Illinois which will provide certain financial assistance for investigation and remediation);

          o several drums were identified that the environmental assessor recommended be removed;

          o investigation and/or any remediation required in connection with the removal of certain hydraulic lifts from an automobile store formerly located on the subject property; and

          o removal of several underground storage tanks at the subject mortgaged real property, one of which was reported to have had a release for which the Illinois Environmental Protection Agency has issued a letter that no further action was required in connection with this release.

         In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Yards Plaza, representing 1.5% of the Initial Mortgage Pool Balance, an environmental impairment liability insurance policy is in place because the subject site was a city dump that closed approximately 100 years ago. The environmental assessment noted that there were no known adverse events related to the dump.

         The information contained in this prospectus supplement regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Reports" subsection and has not been independently verified by:

          o    us;

          o    any of the mortgage loan sellers;

          o    any of the underwriters;

          o    the master servicer;

          o    the special servicer;

          o    the trustee; or

          o    the affiliates of any of these parties.

         There can be no assurance that the environmental assessments or studies, as applicable, identified all adverse environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

         The series 2004-C1 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the series 2004-C1 pooling and servicing agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any mortgaged real property.

         Property Condition Assessments. All of the mortgaged real properties were inspected by professional engineers or architects. One hundred twenty-eight
(128) of those mortgaged real properties, securing 98.0% of the Initial Mortgage Pool Balance, were inspected during the 12-month period preceding the cut-off date. Five (5) of those mortgaged real properties, securing 2.0% of the Initial Mortgage Pool Balance, were inspected during the 12- to 18-month period preceding the cut-off date. These inspections included an assessment of the mortgaged real properties' exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

         The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was generally required to:

          o    carry out necessary repairs or replacements; or

          o establish reserves, generally in the amount of 125% of the estimated cost of the repairs or replacements necessary to cure the deferred maintenance items identified in the inspection report that, at the time of origination, remained outstanding, with that estimated cost being based upon the estimates given in the inspection report, or, in certain cases, upon an actual contractor's estimate.

         There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

         Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A-1 to this prospectus supplement. For 128 mortgaged properties, securing 98.0% of the Initial Mortgage Pool Balance, the appraised value is as of a date within 12 months of the cut-off date. For five (5) mortgaged real properties, securing 2.0% of the Initial Mortgage Pool Balance, the appraised value is as of a date during the 12-to 18-month period preceding the cut-off date.

         In some cases, an appraisal contained an "as is" value, with an "as of" date consistent with the date that the appraisal was prepared, and a "stabilized" value, with a specified future "as of" date. For mortgaged real properties where the specified conditions for the stabilized value were met, the stabilized value "as of" date was used in the above analysis, with certain exceptions, where stabilized values were used even when specified conditions have not been met.

         Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

         In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

         The appraisal upon which the appraised value for each mortgaged real property is based contains, or is accompanied by a separate letter that contains, a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

         Zoning and Building Code Compliance. Each mortgage loan seller has, with respect to the mortgage loans that it is selling to us for inclusion in the trust fund, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The mortgage loan sellers may have considered--

          o    legal opinions or zoning consultant's reports,

          o certifications from, and/or discussions with, government officials,

          o    information contained in appraisals, surveys and site plan,

          o    title insurance endorsements,

          o representations by the related borrower contained in the related mortgage loan documents, or

          o property condition assessments undertaken by independent licensed engineers,

in determining whether the mortgaged real properties were in compliance.

         In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed. Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related mortgage loan seller conducted an analysis as to:

          o    whether the extent of the nonconformity is material;

          o whether sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and whether the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

          o the extent of the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote; and/or

          o whether the insurance proceeds, together with the value of the remaining property, would be sufficient to pay the loan.

         There is no assurance, however, that any such analysis was correct, or that the above determinations were made in each and every case.

         Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

          o except in the case of mobile home parks, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of--

               1.   the outstanding principal balance of the mortgage loan, and

               2. replacement cost or the full insurable replacement cost of the improvements located on the insured property;

          o if any portion of the improvements at the property are in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of--

               1. the outstanding principal balance of the related mortgage loan,

               2.   the full insurable value of the insured property, and

               3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

          o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence;

          o business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least 12 months or, alternatively, in an amount as may be required by the lender; and

          o if the mortgaged real property is in an area identified as having a high risk of loss due to windstorms, as described under "Risk Factors--Risks Related to the Underlying Mortgage
               Loans--Uninsured Loss; Sufficiency of Insurance", windstorm insurance.

         In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. Twenty-six (26) mortgaged real properties, securing 17.3% of the Initial Mortgage Pool Balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In most of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies. In the case of two (2) of these mortgaged real properties, securing 1.3% of the Initial Mortgage Pool Balance, the resulting reports indicated a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements. In one (1) of these cases, the related originator required the borrower to obtain earthquake insurance. In the other case, in which the mortgaged real property is a mobile home park, securing a mortgage loan that represents 0.2% of the Initial Mortgage Pool Balance, that has been determined to have a probable maximum of loss of 32%, no earthquake insurance was obtained because the only insurable improvement on the subject property is a club house.

         In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

         We are aware of at least two (2) mortgaged real properties, securing 0.5% of the Initial Mortgage Pool Balance, as to which the hazard insurance policies expressly exclude coverage for acts of terrorism and other similar acts.


THE OCEAN KEY RESORT LOAN PAIR

         General. The Ocean Key Resort Mortgage Loan, which represents 2.0% of the Initial Mortgage Pool Balance, is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Ocean Key Resort. The related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related subordinate companion loan. The aggregate debt consisting of the Ocean Key Resort Mortgage Loan and the related subordinate companion loan, which two mortgage loans constitute the Ocean Key Resort Loan Pair, is secured by a single mortgage instrument on the subject mortgaged real property. We intend to include the Ocean Key Resort Mortgage Loan in the trust fund. The related subordinate companion loan was sold to an unaffiliated third party and will not be included in the trust fund.

         The Ocean Key Resort Mortgage Loan and related subordinate companion loan comprising the Ocean Key Resort Loan Pair are cross-defaulted. The outstanding principal balance of the related subordinate companion loan does not exceed 5.0% of the underwritten appraised value of the related mortgaged real property that secures the Ocean Key Resort Loan Pair. The related subordinate companion loan has an interest rate of 12.75% per annum and has the same maturity date, amortization schedule and prepayment structure as the Ocean Key Resort Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to the Ocean Key Resort Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the Ocean Key Resort Mortgage Loan and does not take into account the related subordinate companion loan. The Cut-off Date Loan-to-Value Ratio and the Underwritten Net Cash Flow Debt Service Coverage Ratio for the entire Ocean Key Resort Loan Pair (calculated as if it was a single underlying mortgage loan) are 65.70% and 1.56x, respectively.

         The trust, as the holder of the Ocean Key Resort Mortgage Loan, and the holder of the related subordinate companion loan will be successor parties to a separate intercreditor agreement, which we refer to as the Ocean Key Resort Intercreditor Agreement, with respect to the Ocean Key Resort Loan Pair. The holder of the Ocean Key Resort Mortgage Loan must cause its servicer to provide certain information and reports related to the Ocean Key Resort Loan Pair to the holder of the related subordinate companion loan. The master servicer will collect payments with respect to the related subordinate companion loan prior to the inclusion of such subordinate companion loan in a securitization and after the occurrence of certain events of default as described under "--Servicing of the Ocean Key Resort Loan Pair" below. The following describes certain provisions of the

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Ocean Key Resort Intercreditor Agreement. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of the Ocean Key Resort Intercreditor Agreement.

         Allocation of Payments Between the Ocean Key Resort Mortgage Loan and the Related Subordinate Companion Loan. The right of the holder of the related subordinate companion loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the Ocean Key Resort Mortgage Loan to receive such amounts. So long as an Ocean Key Resort Material Default has not occurred or, if an Ocean Key Resort Material Default has occurred, that Ocean Key Resort Material Default is no longer continuing with respect to the Ocean Key Resort Loan Pair, the related borrower under the Ocean Key Resort Loan Pair will make separate payments of principal and interest to the respective holders of the Ocean Key Resort Mortgage Loan and related subordinate companion loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the Ocean Key Resort Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of the Ocean Key Resort Loan Pair (together with any applicable yield maintenance charges), will generally be applied first to the principal balance of the Ocean Key Resort Mortgage Loan and then to the principal balance of the related subordinate companion loan. If an Ocean Key Resort Material Default occurs and is continuing with respect to the Ocean Key Resort Loan Pair, then all payments and proceeds (of whatever nature) on the related subordinate companion loan will be subordinated to all payments due on the Ocean Key Resort Mortgage Loan and the amounts with respect to such loan pair will be paid first, to the master servicer, the special servicer, the trustee or the fiscal agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon; second, to the master servicer and the special servicer, in an amount equal to the accrued and unpaid servicing fees earned by them; third, to the trust, in an amount equal to interest (other than Default Interest) due with respect to the Ocean Key Resort Mortgage Loan; fourth, to the trust, in an amount equal to the principal balance of the Ocean Key Resort Mortgage Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Ocean Key Resort Mortgage Loan; sixth, to the holder of the related subordinate companion loan up to the amount of any unreimbursed costs and expenses paid by the holder of the related subordinate companion loan; seventh, to the holder of the related subordinate companion loan, in an amount equal to interest (other than Default Interest) due with respect to the related subordinate companion loan; eighth, to the holder of the related subordinate companion loan, in an amount equal to the principal balance of the related subordinate companion loan until paid in full; ninth, to the holder of the related subordinate companion loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related subordinate companion loan; tenth, to the trust and the holder of the related subordinate companion loan, in that order, in an amount equal to any unpaid Default Interest accrued on the Ocean Key Resort Mortgage Loan and the related subordinate companion loan, respectively; and eleventh, any excess, to the trust and the holder of the related subordinate companion loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the related subordinate companion loan is equal to zero, then based upon the initial principal balances.

         If, after the expiration of the right of the holder of the related subordinate companion loan to purchase the Ocean Key Resort Mortgage Loan (as described below), the Ocean Key Resort Mortgage Loan or the related subordinate companion loan is modified in connection with a work-out so that, with respect to either the Ocean Key Resort Mortgage Loan or the related subordinate companion loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of that mortgage loan, then all payments to the trust (as the holder of the Ocean Key Resort Mortgage Loan) will be made as though that work-out did not occur and the payment terms of the Ocean Key Resort Mortgage Loan will remain the same. In that case, the holder of the related subordinate companion loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the Ocean Key Resort Mortgage Loan or the related subordinate companion loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the related subordinate companion loan).

         On or before each payment date, amounts payable to the trust as holder of the Ocean Key Resort Mortgage Loan pursuant to the Ocean Key Resort Intercreditor Agreement will be included in the Total Available P&I Funds for that payment date to the extent described in this prospectus supplement and amounts payable to the holder of the related subordinate companion loan will be distributed to the holder net of fees and expenses on such related subordinate companion loan.

         Any losses and expenses that are associated with the Ocean Key Resort Mortgage Loan and the related subordinate companion loan will be allocated in accordance with the terms of the Ocean Key Resort Intercreditor Agreement, first, to the related subordinate companion loan and, second, to the Ocean Key Resort Mortgage Loan. The portion of those losses and expenses allocated to the Ocean Key Resort Mortgage Loan will be allocated among the series 2004-C1 certificates in the manner described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         Servicing of the Ocean Key Resort Loan Pair. The Ocean Key Resort Mortgage Loan and the mortgaged real property will be serviced and administered by the master servicer pursuant to the series 2004-C1 pooling and servicing agreement. The master servicer and/or special servicer will service and administer the related subordinate companion loan to the extent described below. The Servicing Standard set forth in the series 2004-C1 pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the series 2004-C1 certificateholders and the holder of the related subordinate companion loan when servicing the Ocean Key Resort Loan Pair, with a view to maximizing the realization for both as a collective whole. Any reference in this prospectus supplement to the interests of the series 2004-C1 certificateholders will mean, with respect to the servicing and administration of the Ocean Key Resort Loan Pair, the series 2004-C1 certificateholders and the holder of the related subordinate companion loan, as a collective whole.

         The master servicer and the special servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the Ocean Key Resort Loan Pair. Subject to certain limitations with respect to modifications and certain rights of the holder of the related subordinate companion loan to purchase the Ocean Key Resort Mortgage Loan, the holder of the related subordinate companion loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the Ocean Key Resort Loan Pair.

         Prior to a securitization of the related subordinate companion loan, the holder of the Ocean Key Resort Mortgage Loan will service or cause to be serviced the related subordinate companion loan. When the related subordinate companion loan is included within a securitization, primary and master servicers of the related subordinate companion loan will be designated, and such servicers will be responsible for collecting from the related borrower and distributing payments in respect of the related subordinate companion loan. The master servicer under the 2004-C1 pooling and servicing agreement will otherwise administer the Ocean Key Resort Mortgage Loan and the related subordinate companion loan unless: (i) there shall occur and be continuing an Ocean Key Resort Material Default, in which case the master servicer and the special servicer shall collect and distribute such payments with respect to the Ocean Key Resort Loan Pair, subject to the terms of the Ocean Key Resort Intercreditor Agreement, or (ii) the holder of the related subordinate companion loan purchases the Ocean Key Resort Mortgage Loan pursuant to the terms of the Ocean Key Resort Intercreditor Agreement, in which case the servicers designated to service the related subordinate companion loan shall assume all responsibility with respect to the servicing of the Ocean Key Resort Loan Pair.

         Modifications. The holder of the related subordinate companion loan may exercise certain approval rights relating to a modification of such subordinate companion loan that materially and adversely affects the holder of such subordinate companion loan prior to the expiration of the repurchase period described in the following paragraph. Furthermore, the holder of the related subordinate companion loan may exercise certain approval rights relating to a modification of the Ocean Key Resort Mortgage Loan or the related subordinate companion loan that materially and adversely affects the holder of such subordinate companion loan and certain other matters related to defaulted lease claims.

         Purchase of the Ocean Key Resort Mortgage Loan by the Holder of the Related Subordinate Companion Loan. In the event that (i) any payment of principal or interest on the Ocean Key Resort Mortgage Loan or the related subordinate companion loan becomes 90 or more days delinquent, (ii) the principal balance of such Ocean Key Resort Mortgage Loan or the related subordinate companion loan has been accelerated, (iii) the principal balance of such Ocean Key Resort Mortgage Loan or the related subordinate companion loan is not paid at maturity, (iv) the borrower declares bankruptcy or (v) any other event where the cash flow payment under the related subordinate companion loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related subordinate companion loan will be entitled to purchase the Ocean Key Resort Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the Ocean Key Resort Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Ocean Key Resort Mortgage Loan, together with all unpaid interest on the Ocean Key Resort Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Ocean Key Resort Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing the Ocean Key Resort Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of the Ocean Key Resort Mortgage Loan.

         The holder of the related subordinate companion loan does not have any rights to cure any defaults with respect to the Ocean Key Resort Loan Pair.


THE MORTGAGE LOAN SELLERS

         We will acquire the mortgage loans from the respective mortgage loan sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements.

         Seventy-seven (77) of the mortgage loans, representing 57.4% of the Initial Mortgage Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation whose principal offices are located in New York, New York and that is primarily engaged in the business of purchasing and originating commercial mortgage loans. CGM is a subsidiary of Citigroup Financial Products, Inc. and is also one of our affiliates. Citigroup Global Markets Inc., an affiliate of CGM, is acting as an underwriter for this transaction.

         Twenty-six (26) of the mortgage loans, representing 28.2% of the Initial Mortgage Pool Balance, were originated by Wachovia Bank, National Association. Wachovia is a national banking association whose principal offices are located in Charlotte, North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia is a wholly owned subsidiary of Wachovia Corporation. Wachovia is acting as the initial master servicer. Wachovia Capital Markets, LLC, an affiliate of Wachovia, is acting as an underwriter for this transaction and is an affiliate of Wachovia.

         Twelve (12) of the mortgage loans, representing 14.4% of the Initial Mortgage Pool Balance, were originated by CDC Mortgage Capital Inc. CDCMC is a New York corporation whose principal offices are located in New York, New York. CDCMC is a wholly owned subsidiary of CDC IXIS North America, Inc.

         CGM has no obligation to repurchase or replace any of the Wachovia Mortgage Loans or any of the CDC Mortgage Loans, Wachovia has no obligation to repurchase or replace any of the CDC Mortgage Loans or any of the Citigroup Mortgage Loans and CDCMC has no obligation to repurchase or replace any of the Wachovia Mortgage Loans or any of the Citigroup Mortgage Loans.

         All information concerning the Citigroup Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by CGM. All information concerning the Wachovia Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by Wachovia. All information concerning the CDC Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by CDCMC.


UNDERWRITING STANDARDS

         General. Each mortgage loan seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each mortgage loan seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each mortgage loan seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

         Upon receipt of a loan application, the respective mortgage loan seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real property which will secure the loan.

         Loan Analysis. Generally, each mortgage loan seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real property that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, search reports on judgments, liens, bankruptcies and pending litigation and, if applicable, the loan payment history of the borrower. Each mortgage loan seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Each mortgage loan seller generally requires third-party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable mortgage loan seller or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of its underwriting guidelines were waived or modified by the related mortgage loan seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

         Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable mortgage loan seller's credit or similar committee in accordance with its credit policies.

         Debt Service Coverage Ratio and LTV Ratio. Each mortgage loan seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each mortgage loan seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such mortgage loan seller may vary from these guidelines.

         Escrow Requirements. Generally, each mortgage loan seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each mortgage loan seller are as follows:

          o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the mortgage loan seller with sufficient funds to satisfy all taxes and assessments. This escrow requirement may be sometimes waived.

          o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the mortgage loan seller with sufficient funds to pay all insurance premiums. This escrow requirement may be sometimes waived.

          o Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged real property during the term of the related mortgage loan.

          o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, the mortgage loan seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.

          o Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations prior to the expiration of the term of the related mortgage loan. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.


ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

         On the Closing Date, we will transfer the mortgage loans, without recourse, to the trustee for the benefit of the series 2004-C1 certificateholders. In connection with such transfer, the applicable mortgage loan seller is required to deliver to the trustee or to a document custodian appointed by the trustee, among other things, the following documents with respect to each mortgage loan that we intend to include in the trust fund (the "Mortgage File"):

          (a) the original mortgage note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original mortgage note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the mortgage note);

          (b) the original or a copy of the mortgage instrument, together with an original or copy of any intervening assignments of the mortgage instrument, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

          (c) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the related mortgage instrument), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

          (d) an original assignment of the mortgage instrument in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

          (e) an original assignment of any related assignment of leases (if such item is a document separate from the related mortgage instrument) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

          (f) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (d) or (e) above;

          (g) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the mortgage instrument or mortgage note have been modified or the mortgage loan has been assumed or consolidated;

          (h) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

          (i) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

          (j) an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction;

          (k) any intercreditor agreement relating to permitted debt of the related borrower;

          (l) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to such mortgage loan; and

          (m) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to such mortgage loan.

         As provided in the series 2004-C1 pooling and servicing agreement, the trustee or a custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the series 2004-C1 certificateholders therein, the applicable mortgage loan seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such mortgage loan seller's receipt of notice thereof, will be obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which will be assigned by us the trustee) to: (1) repurchase the affected mortgage loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (a) the unpaid principal balance of such mortgage loan, (b) the unpaid accrued interest on such mortgage loan (other than any Default Interest and/or Post-ARD Additional Interest) to but not including the due date in the collection period in which the purchase is to occur, (c) all related and unreimbursed servicing advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including, but not limited to, the cost

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of any enforcement action, incurred by the master servicer, the special servicer or the trustee in connection with any purchase by a mortgage loan seller (to the extent not included in clause (c) above), and (e) any other Additional Trust
Fund Expenses in respect of such underlying mortgage loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or other party or from insurance proceeds or condemnation proceeds or any other collections in respect of the underlying mortgage loan or the related mortgaged real property from a source other than the trust fund, and including, if the subject underlying mortgage loan is repurchased after the end of the required cure period (as it may be extended as described below), any liquidation fee payable to the special servicer in respect of such underlying mortgage loan, as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation and Payment of Expenses--Principal Special Servicing Compensation--The Liquidation Fee"); or (2) substitute a Qualified Substitute Mortgage Loan for such mortgage loan and pay the master servicer for deposit into the master servicer's collection account a shortfall amount equal to the difference between the Purchase Price of the deleted mortgage loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that, unless the document omission or defect would cause the subject mortgage loan not to be a qualified mortgage within the meaning of
Section 860G(a)(3) of the Internal Revenue Code, the applicable mortgage loan seller will generally have an additional 90-day period to deliver the missing document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure; and provided, further, that no such document omission or defect (other than with respect to the mortgage note, the mortgage instrument, the title insurance policy, the ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the series 2004-C1 certificateholders in, or the value of, the affected mortgage loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien or any collateral securing the mortgage loan or for any immediate significant servicing obligation. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the series 2004-C1 certificateholders and the trustee for any uncured failure to deliver, or any uncured defect in, a constituent mortgage loan document. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and those obligations will not be our responsibility. Any substitution of a Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the date of initial issuance of the offered certificates, and the Pecanland Mall Mortgage Loan may not be substituted for.

         The series 2004-C1 pooling and servicing agreement requires the trustee promptly to cause each of the assignments described in clauses (d), (e) and (j) of the second preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records.


REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

         In the related mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan that we intend to include in the trust fund (subject to certain exceptions specified in the related mortgage loan purchase agreement), as of the date of initial issuance of the offered certificates, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

         (i) the information with respect to the subject mortgage loan set forth in the schedule of mortgage loans attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the cut-off date;

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         (ii)     as of the date of its origination, the subject mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the subject mortgage loan;

         (iii) immediately prior to the sale, transfer and assignment to us, the applicable mortgage loan seller had good and marketable title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the subject mortgage loan;

         (iv) the proceeds of the subject mortgage loan have been fully disbursed and there is no requirement for future advances thereunder by the lender;

         (v) each related mortgage note, mortgage instrument, assignment of leases, if any, and other agreement executed in connection with the subject mortgage loan is a legal, valid and binding obligation of the related borrower (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such mortgage loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the mortgage loan documents invalid as a whole and such mortgage loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

         (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related mortgage note, mortgage instrument or other agreements executed in connection therewith, and, as of the cut-off date, there was no valid offset, defense, counterclaim or right to rescission with respect to such mortgage note, mortgage instrument or other agreements, except in each case with respect to the enforceability of any provisions requiring the payment of Default Interest, late fees, Post-ARD Additional Interest, prepayment premiums or yield maintenance charges;

         (vii) each related assignment of the related mortgage instrument and assignment of any related assignment of leases from the applicable mortgage loan seller to the trustee constitutes the legal, valid and binding first priority assignment from such mortgage loan seller (subject to the customary limitations set forth in clause (v) above);

         (viii) the related mortgage instrument is a valid and enforceable first lien on the related mortgaged real property except for the exceptions set forth in clause (v) above and subject to
                  (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the mortgaged property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the mortgaged real property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the related mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if the subject mortgage loan is cross-collateralized with any other mortgage loan, the lien of such mortgage instrument for such other mortgage loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the mortgagor's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property;

         (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the related mortgaged real property and that prior to the cut-off date have become delinquent in respect of the related mortgaged real property, have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established; provided that for purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof will not be considered delinquent until the earlier of (x) the date on which interest and/or penalties would first be payable thereon and (y) the date on which enforcement action is entitled to be taken by the related taxing authority.

         (x) to the applicable mortgage loan seller's actual knowledge as of the cut-off date, and to the applicable mortgage loan seller's actual knowledge based solely upon due diligence customarily performed with the origination of comparable mortgage loans by the applicable mortgage loan seller, each related mortgaged real property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such mortgaged real property as security for the subject mortgage loan and to the applicable mortgage loan seller's actual knowledge as of the cut-off date there was no proceeding pending for the total or partial condemnation of such mortgaged real property;

         (xi) as of the date of its origination, all insurance coverage required under each related mortgage instrument, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related mortgaged property in the jurisdiction in which such mortgaged property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such mortgaged property, or (b) the initial principal balance of the subject mortgage loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, was in full force and effect with respect to each related mortgaged real property;

         (xii) as of the date of initial issuance of the offered certificates, the subject mortgage loan is not, and in the prior 12 months (or since the date of origination if the subject mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment; and

         (xiii) one or more environmental site assessments, updates or transaction screens thereof were performed by an environmental consulting firm independent of the applicable mortgage loan seller and the applicable mortgage loan seller's affiliates with respect to each related mortgaged real property during the 18-month period preceding the origination of the subject mortgage loan, and the applicable mortgage loan seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s), updates or transaction screens referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report(s).

         In the case of a breach of any of the loan-level representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of any of the underlying mortgage loans or the interests of the series 2004-C1 certificateholders therein, the applicable mortgage loan seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected mortgage loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. Any substitution of a Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the date of initial issuance of the offered certificates, and the Pecanland Mall Mortgage Loan may not be substituted for.

         The foregoing substitution or repurchase obligation constitutes the sole remedy available to the series 2004-C1 certificateholders and the trustee for any uncured breach of any mortgage loan seller's representations and warranties regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to us, and no other person or entity will be obligated to substitute or repurchase any such affected mortgage loan in connection with a breach of a mortgage loan seller's representations and warranties if such mortgage loan seller defaults on its obligation to do so.


REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

         If (a) any underlying mortgage loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and Warranties; Repurchases and Substitutions," (b) that mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund and
(c) the applicable document omission or defect or breach of a representation and warranty giving rise to the repurchase/substitution obligation does not otherwise relate to any other Crossed Loan in the subject Crossed Group (without regard to this paragraph), then the applicable document omission or defect or the applicable breach, as the case may be, will be deemed to relate to the other Crossed Loans in the subject Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the subject Crossed Group as provided above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and Warranties; Repurchases and Substitutions" unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the actually affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution is not greater than the loan-to-value ratio for all such related Crossed Loans, including the actually affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions of the Internal Revenue Code. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the actually affected Crossed Loan as to which the related breach or the related document omission or defect, as the case may be, exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

         To the extent that the related mortgage loan seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed Loans, we and the related mortgage loan seller have agreed in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the trustee, the Primary Collateral securing mortgage loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the related mortgage loan purchase agreement to remove the threat of material impairment as a result of the exercise of remedies.


CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the underlying mortgage loans and the related mortgaged real properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, and (ii) there will be no principal prepayments on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if we or the applicable mortgage loan seller deems that removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. We believe that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities, as well as other characteristics, of the subject mortgage loans described in this prospectus supplement may vary.

         A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2004-C1 pooling and servicing agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the offered certificates.

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

         The series 2004-C1 pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust fund. The following summaries describe some of the provisions of the series 2004-C1 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and any related REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents", for additional important information regarding provisions of the series 2004-C1 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

         The master servicer and the special servicer must each service and administer the underlying mortgage loans and any related REO Properties for which it is responsible, directly or through sub-servicers, in accordance with:

          o    any and all applicable laws;

          o the express terms of the series 2004-C1 pooling and servicing agreement;

          o the express terms of the related loan documents, including any intercreditor agreements; and

          o    to the extent consistent with the foregoing, the Servicing
               Standard.

         In general, the master servicer will be responsible for the servicing and administration of:

          o all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred; and

          o all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

         The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred and which has not yet been worked-out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property in the trust fund.

         Despite the foregoing, the series 2004-C1 pooling and servicing agreement will require the master servicer to continue to receive payments, make certain calculations and, subject to the master servicer's timely receipt of information from the special servicer, prepare certain reports to the trustee with respect to any specially serviced mortgage loans and REO Properties in the trust fund. The master servicer may also render other incidental services with respect to any specially serviced mortgage loans and REO Properties in the trust fund. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2004-C1 pooling and servicing agreement.

         The master servicer will transfer servicing of an underlying mortgage loan to the special servicer, if it has not already done so, upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist as contemplated by the definition of Servicing Transfer Event.

         Some of the mortgage loans that we intend to include in the trust fund are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer.

         Notwithstanding the foregoing, the subordinate companion loan related to the Ocean Key Resort Mortgage Loan will also be initially serviced by the master servicer and the special servicer under the series 2004-C1 pooling and servicing agreement under certain circumstances as described under "Description of the Mortgage Pool--The Ocean Key Resort Loan Pair--Servicing of the Ocean Key Resort Loan Pair" in this prospectus supplement.


THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

         The Initial Master Servicer. Wachovia Bank, National Association, a national banking association, will be the initial master servicer with respect to the mortgage pool. Wachovia is a wholly owned subsidiary of Wachovia Corporation, and is one of the mortgage loan sellers and an affiliate of one of the underwriters. Wachovia's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

         As of April 30, 2004, Wachovia and its affiliates were responsible for master or primary servicing approximately 10,421 commercial and multifamily loans, totaling approximately $98 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

         The information set forth in this prospectus supplement concerning Wachovia has been provided by Wachovia. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information. Wachovia (apart from its obligations as a mortgage loan seller and except for the information in the first two paragraphs under this heading) will make no representations as to the validity or sufficiency of the series 2004-C1 pooling and servicing agreement, the series 2004-C1 certificates, the underlying mortgage loans, this prospectus supplement or related documents.

         The Initial Special Servicer. Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will act as initial special servicer with respect to the mortgage pool and any related REO Properties. The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600.

         LNR, its subsidiaries and affiliates, are involved in the real estate investment, finance and management business and engage principally in:

          o acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

          o    investing in high-yielding real estate loans, and

          o investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

         LNR and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California. As of November 30, 2003, Lennar and its affiliates were managing a portfolio which included an original count of 15,200 assets in most states across the country and in Europe with an original face value of $100 billion, most of which are commercial real estate assets. Included in this managed portfolio are $99 billion of commercial real estate assets representing 112 securitization transactions, for which Lennar acts as servicer or special servicer. Lennar and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of Lennar and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

         The information set forth in this prospectus supplement concerning Lennar and LNR has been provided by them. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information. Lennar (except for the information in the first three paragraphs under this heading) will make no representations as to the validity or sufficiency of the series 2004-C1 pooling and servicing agreement, the series 2004-C1 certificates, the underlying mortgage loans, this prospectus supplement or related documents.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

         The master servicing fee will be earned with respect to each and every mortgage loan in the trust fund, including:

          o    each specially serviced mortgage loan, if any;

          o each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property; and

          o    each mortgage loan, if any, that has been defeased.

         In the case of each mortgage loan in the trust, the master servicing fee will:

          o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year;

          o accrue at the related master servicing fee rate, which on a loan-by-loan basis will range from 0.04% per annum to 0.12% per annum;

          o accrue on the same principal amount as interest accrues or is deemed to accrue, from time to time with respect to that mortgage loan; and

          o be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

         For purposes of this prospectus supplement, master servicing fees include primary servicing fees.

         Prepayment Interest Shortfalls. The series 2004-C1 pooling and servicing agreement will provide that, if any Prepayment Interest Shortfall is incurred by reason of a voluntary principal prepayment being made by a borrower with respect to any of the underlying mortgage loans (other than a specially serviced mortgage loan and other than any mortgage loan for which the special servicer has waived a prepayment restriction) during any collection period, then the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

          o    the amount of the subject Prepayment Interest Shortfall; and

          o    the sum of--

               1. the master servicing fee (calculated for this purpose only at a rate of 0.02% per annum) received by the master servicer during such collection period on the subject prepaid mortgage loan, and

               2. any investment income earned on the related principal prepayment during such collection period while on deposit in the master servicer's collection account.

         No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

         Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included in the Standard Available P&I Funds for that payment date, as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicer with respect to the related payment date to cover those Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2004-C1 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

         The master servicer will not cover any interest shortfalls similar to Prepayment Interest Shortfalls that occur by reason of involuntary prepayments made with insurance proceeds, condemnation proceeds and/or liquidation proceeds.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool will be:

          o    the special servicing fee;

          o    the workout fee; and

          o    the liquidation fee.

         The Special Servicing Fee. The special servicing fee will be earned with respect to each underlying mortgage loan, if any:

          o    that is being specially serviced; or

          o as to which the corresponding mortgaged real property has become an REO Property.

         In the case of each underlying mortgage loan that satisfies the criteria described in the foregoing paragraph, the special servicing fee will:

          o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year;

          o    accrue at a special servicing fee rate of 0.25% per annum;

          o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          o generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the master servicer's collection account from time to time.

         The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan as to which, following a period of special servicing and resolution of all Servicing Transfer Events, servicing thereof has been returned to the master servicer. The workout fee for any such underlying mortgage loan will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

         The workout fee with respect to any underlying mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

         If the special servicer is terminated or resigns, then it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out -- or, in some cases, about to be worked out -- by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

         Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee may reduce amounts payable to the holders of the offered certificates.

         The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff. Except as described in the next paragraph, the special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund (or any Qualified Substitute Mortgage Loan delivered in replacement thereof by the related mortgage loan seller) as to which it receives any liquidation proceeds, sale proceeds or REO revenues, including any specially serviced mortgage loan repurchased by the applicable mortgage loan seller outside of the required cure period (as that cure period may be extended) as described above under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the portion of the related payment, proceeds or revenues allocable as a full or partial recovery of principal, interest or expenses.

         Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, insurance proceeds, condemnation proceeds or proceeds received in connection with:

          o the repurchase of any mortgage loan in the trust fund by or on behalf of a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, within the required cure period (as that cure period may be extended), as described under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and

               Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement;

          o the purchase of any Defaulted Mortgage Loan out of the trust fund by the special servicer, by the Majority Controlling Class Certificateholder or, in the case of the Pecanland Mall Mortgage Loan, by the Majority Class PM Certificateholder (if effected within 60 days of the Pecanland Mall Mortgage Loan having become a Defaulted Mortgage Loan), as described under "--Fair Value and Other Purchase Options" below;

          o the purchase of the Ocean Key Resort Mortgage Loan by the holder of the related subordinate companion loan, as described under "Description of the Mortgage Pool--The Ocean Key Resort Loan Pair--Purchase of the Ocean Key Resort Mortgage Loan by the Holder of the Related Subordinate Companion Loan" in this prospectus supplement; or

          o the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or the Majority Controlling Class Certificateholder in connection with the termination of the trust, all as described under "Description of the Offered Certificates--Termination" in this prospectus supplement.

         Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee may reduce amounts payable to the holders of the offered certificates.

         Ocean Key Resort Loan Pair. Any special servicing fees, workout fees and liquidation fees with respect to the Ocean Key Resort Loan Pair may be paid out of collections on the entire Ocean Key Resort Loan Pair.

         Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment Interest Excesses collected with respect to the underlying mortgage loans.

         In addition, the following items collected on any particular mortgage loan in the trust fund will be allocated between the master servicer and the special servicer as additional compensation in accordance with the series 2004-C1 pooling and servicing agreement:

          o any late payment charges and Default Interest actually collected on any particular mortgage loan in the trust fund, which late payment charges and Default Interest are not otherwise applied to reimburse the parties to the series 2004-C1 pooling and servicing agreement for, or to offset, certain expenses of the trust (including interest on advances), each as provided in the series 2004-C1 pooling and servicing agreement; and

          o any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

         The master servicer will be authorized to invest or direct the investment of funds held in its collection account, in its interest reserve account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below and "Description of the Offered Certificates" in this prospectus supplement. The master servicer:

          o will generally be entitled to retain any interest or other income earned on those funds; and

          o will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

The master servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts so long as those institutions or trust companies meet certain eligibility requirements set forth in the series 2004-C1 pooling and servicing agreement.

         The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer:

          o will be entitled to retain any interest or other income earned on those funds; and

          o will be required to cover any losses of principal of those investments from its own funds.

The special servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding its REO account so long as that institution or trust company meets certain eligibility requirements set forth in the series 2004-C1 pooling and servicing agreement.

         Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2004-C1 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2004-C1 pooling and servicing agreement.

         Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent in connection with the servicing of a mortgage loan in the trust fund or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

         The special servicer will generally be required to give the master servicer not less than five business days' notice (or two business days' notice, if required to be made on an emergency or urgent basis) with respect to servicing advances to be made on a specially serviced mortgage loan or REO Property in the trust fund, before the date on which the master servicer is required to make any servicing advance with respect to such mortgage loan or REO Property.

         If the master servicer is required under the series 2004-C1 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage) after the servicing advance is required to be made, then the trustee will be required:

          o if any of certain officers of the trustee has actual knowledge of the failure, to give the master servicer notice of the failure; and

          o if the failure continues for five more business days after such notice, to make the servicing advance.

         The fiscal agent will be required to make any servicing advances that the trustee was required, but failed, to make.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (in the case of a servicing advance by the master servicer, the trustee or the fiscal agent), would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, or that the special servicer determines (in the case of servicing advances by the master servicer, the trustee or the fiscal agent), is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any related REO Properties that are on deposit in the master servicer's collection account from time to time as more particularly described in this prospectus supplement. The trustee and the fiscal agent may conclusively rely on the determination of the master servicer or the special servicer, and the master servicer may conclusively rely on the determination of the special servicer, regarding the nonrecoverability of a servicing advance.

         Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable servicing advance over a period of time (not to exceed six months or such longer period as agreed to by the series 2004-C1 controlling class representative and the advancing party, each in its sole discretion) and the unreimbursed portion of that advance will accrue interest at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable servicing advance over time, or not to do so, benefits some classes of series 2004-C1 certificateholders to the detriment of other classes of series 2004-C1 certificateholders will not, with respect to the master servicer or the special servicer, constitute a violation of the Servicing Standard or, with respect to the trustee or the fiscal agent, constitute a violation of any fiduciary duty to the series 2004-C1 certificateholders and/or contractual duty under the series 2004-C1 pooling and servicing agreement. In the event that the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, elects not to recover such nonrecoverable advances over time, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be required to give S&P and Moody's at least 15 days' notice prior to any such reimbursement, unless the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, makes a determination not to give such notices in accordance with the terms of the series 2004-C1 pooling and servicing agreement.

         If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any servicing advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C1 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C1 certificates), thereby reducing the payments of principal on the series 2004-C1 principal balance certificates; provided that amounts otherwise payable with respect to the class PM certificates will not be available to reimburse advances on any underlying mortgage loan other than the Pecanland Mall Mortgage Loan.

         The series 2004-C1 pooling and servicing agreement will permit the master servicer to pay, and will permit the special servicer to direct the master servicer to pay, some servicing expenses out of general collections on the underlying mortgage loans and any REO Properties on deposit in the master servicer's collection account, including, to the extent not advanced, for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, under the series 2004-C1 pooling and servicing agreement, the master servicer will be permitted (or, in the case of a specially serviced mortgage loan or an REO Property, if the special servicer directs, the master servicer will be required) to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or the special servicer has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2004-C1 certificateholders, as a collective whole. The master servicer will be able to conclusively rely on any such determination made by the special servicer.

         The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable:

          o first, out of any late payment charges and Default Interest collected on the related underlying mortgage loan in the collection period in which that servicing advance was reimbursed; and

          o then, after or at the same time that advance is reimbursed, but only if and to the extent that the late payment charges and Default Interest referred to in clause first above is insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest collected during the following 12 months on the underlying mortgage loan as to which those advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer.


THE SERIES 2004-C1 CONTROLLING CLASS REPRESENTATIVE AND THE CLASS PM REPRESENTATIVE

         Series 2004-C1 Controlling Class. As of any date of determination, the controlling class of series 2004-C1 certificateholders will be the holders of the most subordinate class of series 2004-C1 certificates then outstanding, other than the class X, PM, Y and R certificates, that has a total principal balance that is (a) greater than 25% of that class's original total principal balance and (b) equal to or greater than 1.0% of the initial total principal balance of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates. However, if no class of series 2004-C1 certificates, exclusive of the class X, PM, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2004-C1 certificateholders will be the holders of the most subordinate class of series 2004-C1 certificates then outstanding, other than the class X, PM, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining, and exercising the rights of, the series 2004-C1 controlling class, the class A-1, A-2, A-3 and A-4 certificates will represent a single class.

         Election of the Series 2004-C1 Controlling Class Representative. The series 2004-C1 controlling class certificateholders entitled to a majority of the voting rights allocated to the series 2004-C1 controlling class, will be entitled to:

          o select a representative having the rights and powers described under "--The Series 2004-C1 Controlling Class Representative and the Class PM Representative--Rights and Powers of the Series 2004-C1 Controlling Class Representative and the Class PM Representative" below and elsewhere in this prospectus supplement; or

          o replace an existing series 2004-C1 controlling class representative.

         The trustee will be required to notify promptly all the certificateholders of the series 2004-C1 controlling class that they may select a series 2004-C1 controlling class representative upon:

          o the receipt by the trustee of written requests for the selection of a successor series 2004-C1 controlling class representative from series 2004-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C1 controlling class;

          o the resignation or removal of the person acting as series 2004-C1 controlling class representative; or

          o a determination by the trustee that the series 2004-C1 controlling class has changed.

The notice will explain the process for selecting a series 2004-C1 controlling class representative. The appointment of any person (other than LNR) as a series 2004-C1 controlling class representative will not be effective until that person provides the trustee and the master servicer with:

          1.   written confirmation of its acceptance of its appointment;

          2. an address and telecopy number for the delivery of notices and other correspondence; and

          3. a list of officers or employees of the person with whom the parties to the series 2004-C1 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

         Resignation and Removal of the Series 2004-C1 Controlling Class Representative. The series 2004-C1 controlling class representative may at any time resign by giving written notice to the trustee and each series 2004-C1 certificateholder of the series 2004-C1 controlling class. The series 2004-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C1 controlling class, will be entitled to remove any existing series 2004-C1 controlling class representative by giving written notice to the trustee and to the existing series 2004-C1 controlling class representative.

         Election, Resignation and Removal of the Class PM Representative. The class PM certificateholders entitled to a majority of the voting rights allocated to the PM class may elect and/or remove a class PM representative, and a class PM representative may resign, in each case in a manner substantially similar to that discussed above as being applicable to the series 2004-C1 controlling class certificateholders and the series 2004-C1 controlling class representative.

         Rights and Powers of the Series 2004-C1 Controlling Class Representative and the Class PM Representative. The special servicer will be required to prepare a report, referred to as an "Asset Status Report", for each mortgage loan in the trust fund that becomes a specially serviced mortgage loan, not later than 30 days after the servicing of the mortgage loan is transferred to the special servicer. Each Asset Status Report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each Asset Status Report will be delivered to the series 2004-C1 controlling class representative, among others, by the special servicer.

         If within ten business days of receiving an Asset Status Report that relates to a recommended action to which the series 2004-C1 controlling class representative is entitled to object, as described below, the series 2004-C1 controlling class representative does not disapprove such Asset Status Report in writing, then the special servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable mortgage loan documents. If the series 2004-C1 controlling class representative disapproves such Asset Status Report, the special servicer must revise such Asset Status Report and deliver to the series 2004-C1 controlling class representative, among others, a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

         The special servicer must continue to revise such Asset Status Report as described above until the series 2004-C1 controlling class representative fails to disapprove such revised Asset Status Report in writing within ten business days of receiving such revised Asset Status Report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report; provided that such report shall have been prepared, reviewed and not rejected pursuant to the terms of this discussion. Notwithstanding the foregoing, the special servicer (a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report (and consistent with the terms of the series 2004-C1 pooling and servicing agreement) before the expiration of a ten-business day period if the special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 2004-C1 certificateholders, as a collective whole, and it has made a reasonable effort to contact the series 2004-C1 controlling class representative and (b) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the series 2004-C1 certificateholders pursuant to the Servicing Standard.

         Upon making the determination in clause (b) of the last sentence of the immediately preceding paragraph, the special servicer shall notify the trustee of such rejection and deliver to the trustee a proposed notice to series 2004-C1 certificateholders which must include a copy of the Asset Status Report, and the trustee will be required to send such notice to all series 2004-C1 certificateholders. If the majority of such series 2004-C1 certificateholders, as determined by series 2004-C1 voting rights, fail, within 15 days of the trustee's sending such notice, to reject such Asset Status Report, the special servicer will implement the same. If the Asset Status Report is rejected by a majority of the series 2004-C1 certificateholders (other than for a reason which violates the Servicing Standard, which will control), the special servicer must revise such Asset Status Report as described above and provide a copy of such revised report to the master servicer. The trustee will be entitled to reimbursement from the trust fund for the reasonable expenses of providing such notices.

         The special servicer will have the authority to meet with the borrower under any specially serviced mortgage loan in the trust fund and take such actions consistent with the Servicing Standard, the terms of the series 2004-C1 pooling and servicing agreement and the related Asset Status Report. The special servicer may not take any action inconsistent with the related Asset Status Report unless that action would be required in order to act in accordance with the Servicing Standard.

         No direction of the series 2004-C1 controlling class representative or the majority of the series 2004-C1 certificateholders in connection with any Asset Status Report may (a) require or cause the special servicer to violate the terms of the subject specially serviced mortgage loan, applicable law or any provision of the series 2004-C1 pooling and servicing agreement, including the special servicer's obligation to act in accordance with the

Servicing Standard and to maintain the REMIC status of REMIC I, REMIC II or the Pecanland Mall individual loan REMIC, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the Internal Revenue Code or (c) expose the master servicer, the special servicer, us, any of the mortgage loan sellers, the trust fund or the trustee or the officers and the directors of each party to claim, suit or liability or (d) expand the scope of the master servicer's, trustee's, fiscal agent's or special servicer's responsibilities under the series 2004-C1 pooling and servicing agreement.

         In addition, series 2004-C1 controlling class representative will generally be entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer will not be permitted to take any of the following actions as to which the series 2004-C1 controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action:

          1. any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

          2. any modification of a monetary term (other than late payment charge and Default Interest provisions) of an underlying mortgage loan, but excluding a modification consisting of the extension of the maturity date of the subject mortgage loan for one year or less;

          3. any proposed sale of an REO Property out of the trust fund (other than in connection with the termination of the trust fund) for less than the related Purchase Price;

          4. any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at such REO Property;

          5. any release of collateral, or acceptance of substitute or additional collateral, for an underlying mortgage loan unless required by the related mortgage loan documents and/or applicable law;

          6. any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;

          7. any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan (other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents);

          8. with respect to the Pecanland Mall Mortgage Loan, any acceptance of a discounted payoff;

          9. with respect to the Pecanland Mall Mortgage Loan, any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

          10. with respect to the Pecanland Mall Mortgage Loan, any approval of a material capital expenditure;

          11. with respect to the Pecanland Mall Mortgage Loan, any replacement of the property manager; and

          12. with respect to the Pecanland Mall Mortgage Loan, any adoption or approval of a plan in bankruptcy of the related Mortgagor.

         Furthermore, the series 2004-C1 controlling class representative may direct the special servicer to take, or to refrain from taking, such other actions as the series 2004-C1 controlling class representative may deem advisable or as to which provision is otherwise made in the series 2004-C1 pooling and servicing agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph, may require or cause the special servicer to violate any applicable law, any provision of the series 2004-C1 pooling and servicing agreement or any underlying mortgage loan or the REMIC provisions of the Internal Revenue Code (and the special servicer must disregard any such direction or objection), including the special servicer's obligation to act in accordance with the Servicing Standard, or expose the master servicer, the special servicer, the trust fund or the trustee or any of their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the special servicer's or the master servicer's responsibilities under the series 2004-C1 pooling and servicing agreement or cause the special servicer or the master servicer to act, or fail to act, in a manner which in the reasonable judgment of the special servicer or the master servicer is not in the best interests of the series 2004-C1 certificateholders.

         Notwithstanding anything to the contrary described in this "--Rights and Powers of the Series 2004-C1 Controlling Class Representative and the Class PM Representative" subsection, with respect to actions to be taken related to the Pecanland Mall Mortgage Loan or any related REO Property, if a Pecanland Mall Change-of-Control Event has not occurred or is not continuing, then the class PM representative will have all of the rights, powers and responsibilities of the series 2004-C1 controlling class representative and be subject to the same limitations on the exercise of those rights and powers. In addition, the holder of the subordinate companion loan related to the Ocean Key Resort Mortgage Loan will have certain approval rights relating to modifications of the Ocean Key Resort Mortgage Loan or the related subordinate companion loan, as described above under "Description of the Mortgage Pool--The Ocean Key Resort Loan Pair--Modifications".

         When reviewing the rest of this "Servicing of the Underlying Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the series 2004-C1 controlling class representative and the class PM representative discussed above could have on the actions of the special servicer.

         Liability to Borrowers. In general, any and all expenses of the series 2004-C1 controlling class representative and the class PM representative are to be borne by the holders of the series 2004-C1 controlling class and the holders of the class PM certificates, respectively, in each such case in proportion to their respective percentage interests in the subject class, and not by the trust. However, if a claim is made against the series 2004-C1 controlling class representative or the class PM representative by a borrower with respect to the series 2004-C1 pooling and servicing agreement or any particular underlying mortgage loan, then (subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus) the special servicer on behalf of, and at the expense of, the trust, will assume the defense of the claim against the series 2004-C1 controlling class representative or the class PM representative, as applicable, but only if:

          o the special servicer or the trust are also named parties to the same action; and

          o    in the sole judgment of the special servicer--

               1. the series 2004-C1 controlling class representative or the class PM representative, as applicable, acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

               2. there is no potential for the special servicer or the trust to be an adverse party in the action as regards the series 2004-C1 controlling class representative or the class PM representative, as applicable.

         Liability to the Trust and Certificateholders. The series 2004-C1 controlling class representative and the class PM representative may each have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates.

         In addition, the series 2004-C1 controlling class representative does not have any duties or liability to the holders of any class of series 2004-C1 certificates other than the series 2004-C1 controlling class. It may act solely in the interests of the certificateholders of the series 2004-C1 controlling class and will have no liability to any other series 2004-C1 certificateholders for having done so. No series 2004-C1 certificateholder may take any action against the series 2004-C1 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2004-C1 controlling class.

         Likewise, the class PM representative does not have any duties or liability to the holders of any class of series 2004-C1 certificates other than the PM class. It may act solely in the interests of the certificateholders of the PM class and will have no liability to any other series 2004-C1 certificateholders for having done so. No series 2004-C1 certificateholder may take any action against the class PM representative for its having acted solely in the interests of the class PM certificateholders.

         Cure Rights of Class PM Representative. The master servicer or special servicer, depending on whether the Pecanland Mall Mortgage Loan is being specially serviced, will be required to deliver to the class PM representative notice of any monetary or non-monetary event of default with respect to the Pecanland Mall Mortgage Loan known to the master servicer or special servicer, as applicable. Upon receipt of that notice, the class PM representative will have the right to cure any monetary default, or any non-monetary default susceptible to cure by the payment of money, with respect to the Pecanland Mall Mortgage Loan during the Pecanland Mall Cure Period; provided that the class PM representative's right to cure a monetary default or non-monetary default susceptible to cure by the payment of money shall be limited to (A) six Pecanland Mall Cure Events over the life of the Pecanland Mall Mortgage Loan and
(B) no more than three consecutive Pecanland Mall Cure Events. As used herein, "Pecanland Mall Cure Event" means the class PM representative's exercise of cure rights for one month. The right of the class PM representative to reimbursement for any Pecanland Mall Cure Payments will be subordinate to the payment of all other amounts due with respect to the Pecanland Mall Mortgage Loan, as described below under "Description of the Offered Certificates--Payments--Allocation of Payments on the Pecanland Mall Mortgage Loan; Payments on the Class PM Certificates".


REPLACEMENT OF THE SPECIAL SERVICER

         Series 2004-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C1 controlling class may terminate an existing special servicer and appoint a successor. However, any such termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of:

         1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to any class of the series 2004-C1 certificates (provided that such confirmation need not be obtained from S&P if the proposed successor special servicer is on S&P's approved special servicer list); and

         2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2004-C1 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2004-C1 pooling and servicing agreement against the proposed special servicer.

         Subject to the foregoing, any series 2004-C1 certificateholder or any affiliate of a series 2004-C1 certificateholder may be appointed as special servicer.

         If the series 2004-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C1 controlling class terminate an existing special servicer, then the reasonable out-of-pocket costs and expenses of any related transfer of special servicing duties are to be paid by the party or parties that removed the terminated special servicer. Furthermore, the terminated special servicer will be entitled to all amounts due and payable to it under the series 2004-C1 pooling and servicing agreement at the time of the termination (including workout fees as described under "--Servicing and Other Compensation and Payment of Expenses--Principal Special Servicing Compensation--The Workout Fee" above).


BENEFICIAL OWNERS OF THE CONTROLLING CLASS OF SERIES 2004-C1 CERTIFICATES AND THE CLASS PM CERTIFICATES

         If the certificates of the series 2004-C1 controlling class or the PM class are held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled to:

          o receive all notices described under "--The Series 2004-C1 Controlling Class Representative and the Class PM Representative" and/or "--Replacement of the Special Servicer" above; and

          o exercise directly all rights described under "--The Series 2004-C1 Controlling Class Representative and the Class PM Representative" and/or "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the series 2004-C1 controlling class or the PM class, as the case may be.


ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Upon receipt of any request of a waiver in respect of a due-on-sale (including, without limitation, a sale of a mortgaged real property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a borrower or its owners) or due-on-encumbrance (including, without limitation, any mezzanine financing of a borrower or a mortgaged real property or a sale or transfer of preferred equity in a borrower or its owners) provision with respect to any of the underlying mortgage loans or a request by a borrower for a determination with respect to an underlying mortgage loan which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, the master servicer must promptly forward that request to the special servicer, who, if otherwise permitted pursuant to the series 2004-C1 pooling and servicing agreement, is to analyze that request, to prepare all written materials in connection with such analysis and, if it approves such request, to close the related transaction, subject to the consent rights of the series 2004-C1 controlling class representative or the class PM representative, as applicable, and any applicable intercreditor, co-lender or similar agreement. With respect to all mortgage loans in the trust fund, the special servicer, on behalf of the trustee as the mortgagee of record, must, to the extent permitted by applicable law, enforce the restrictions contained in the related mortgage instrument on transfers or further encumbrances of the related mortgaged real property and on transfers of interests in the related borrower, unless the special servicer has determined, consistent with the Servicing Standard, that waiver of those restrictions would be in accordance with the Servicing Standard. The special servicer may not exercise any such waiver in respect of a due-on-encumbrance provision of any of the underlying mortgage loans (1) with respect to which (a) the aggregate of the Stated Principal Balance of that mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized, cross-defaulted or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $20,000,000, (b) the aggregate of the Stated Principal Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized, cross-defaulted or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 2% of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c) the subject mortgage loan is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the series 2004-C1 certificates and (2) with respect to which (a) the criteria set forth in clause (1)(a), (1)(b) and (1)(c) have been met or (b) the subject mortgage loan has a loan-to-value ratio (calculated to include the additional indebtedness secured by any encumbrance) that is equal to or greater than 85% and a debt service coverage ratio (calculated to include the additional debt from any encumbrance) of 1.2x or less, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the series 2004-C1 certificates. With respect to a waiver of a due-on-sale provision of any of the underlying mortgage loans, the special servicer may not waive any such restriction with respect to which (a) the aggregate of the Stated Principal Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized, cross-defaulted or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $35,000,000 (or $25,000,000 with respect to Moody's), (b) the aggregate of the Stated Principal Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans in the trust fund that are cross-collateralized, cross-defaulted or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c) the subject mortgage loan is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from S&P and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the series 2004-C1 certificates; provided, further, that, if the subject mortgage loan does not meet the criteria set forth in clauses (a), (b) and (c) of this sentence, the special servicer may waive such requirement without approval by S&P or Moody's in accordance with the Servicing Standard. Any fees charged by the rating agencies in connection with obtaining any written confirmation contemplated in the two preceding sentences will be charged to the borrower unless prohibited by the related mortgage loan documents, in which case such fees will be Additional Trust Fund Expenses. If the special servicer, in accordance with the Servicing Standard, determines with respect to any underlying mortgage loan that by its terms permits transfer, assumption or further encumbrance of an underlying mortgage loan or the related mortgaged real property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then the master servicer may not permit such transfer, assumption or further encumbrance. As used in this paragraph, the terms "sale", "transfer" and "encumbrance" include the matters contemplated by the parentheticals in the first sentence of this paragraph.

         In addition, the master servicer (with respect to underlying mortgage loans that are not specially serviced mortgage loans) (without the special servicer's consent) or the special servicer (with respect to specially serviced mortgage loans in the trust fund), may grant, without any rating agency confirmation as provided in the prior paragraph, a borrower's request for consent to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related underlying mortgage loan to such easement or right-of-way, provided that the master servicer or the special servicer, as applicable, has determined in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument, the related borrower's ability to repay the related underlying mortgage loan, or materially or adversely affect the value of such mortgaged real property or cause certain adverse tax consequences with respect to the trust fund.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         Subject to the following discussion in this "--Modifications, Waivers, Amendments and Consents" section and to the rights of the series 2004-C1 controlling class representative or the class PM representative, as applicable, and further subject to any applicable intercreditor, co-lender or similar agreement, the master servicer (to the extent provided in the penultimate paragraph of this "--Modifications, Waivers, Amendments and Consents" section and in connection with certain waivers of Default Interest and late payment charges) and the special servicer may, on behalf of the trustee, agree to any modification, waiver or amendment of any term of any underlying mortgage loan (including, subject to the penultimate paragraph of this "--Modifications, Waivers, Amendments and Consents" section, the lease reviews and lease consents related thereto) without the consent of the trustee or any series 2004-C1 certificateholder.

         All modifications, waivers or amendments of any underlying mortgage loan must be in writing and must be considered and effected in accordance with the Servicing Standard; provided, however, that neither the master servicer nor the special servicer, as applicable, may make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any mortgage loan in the trust fund not otherwise permitted as described in this "--Modifications; Waivers, Amendments and Consents" section that would constitute a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

         Except as discussed in the next paragraph and except for waivers of Default Interest and late payment charges, neither the master servicer nor the special servicer, on behalf of the trustee, may agree or consent to any modification, waiver or amendment of any term of any mortgage loan in the trust fund that would:

          (a) affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Default Interest, late payment charges and amounts payable as additional servicing compensation) payable thereunder;

          (b) affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments;

          (c) except as expressly contemplated by the related mortgage instrument or in circumstances involving environmental issues, result in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount not less than the fair market value of the property to be released other than in connection with a taking of all or part of the related mortgaged real property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such mortgaged real property or REO Property; or

          (d) if the subject mortgage loan is equal to or in excess of 5% of the then aggregate current principal balances of all mortgage loans in the trust fund or $35,000,000 (or with respect to Moody's $25,000,000), or is one of the ten largest mortgage loans in the trust fund by Stated Principal Balance as of such date, permit the transfer or transfers of (A) the related mortgaged real property or any interest therein or (B) equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the subject mortgage loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each applicable rating agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the series 2004-C1 certificates;

          (e) allow any additional lien on the related mortgaged real property if the subject mortgage loan is equal to or in excess of 2% of the then aggregate current principal balances of all the mortgage loans in the trust fund or $20,000,000, is one of the ten largest mortgage loans in the trust fund by Stated Principal Balance as of such date, or, with respect to S&P only, has an aggregate loan-to-value ratio that is equal to or greater than 85% or has an aggregate debt service coverage ratio that is less than 1.2x without the prior written confirmation from each applicable rating agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the series 2004-C1 certificates; or

          (f) in the reasonable, good faith judgment of the special servicer, otherwise materially impair the security for the subject mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

         Notwithstanding the foregoing but subject to the second following paragraph, and further subject to the rights of the series 2004-C1 controlling class representative or the class PM representative, as applicable, the special servicer may (1) reduce the amounts owing under any specially serviced mortgage loan in the trust fund by forgiving principal, accrued interest or any prepayment premium or yield maintenance charge, (2) reduce the amount of the scheduled payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage rate, (iii) forbear in the enforcement of any right granted under any mortgage note or mortgage instrument relating to a specially serviced mortgage loan in the trust fund, (iv) extend the maturity date of any specially serviced mortgage loan in the trust fund, or (v) accept a principal prepayment on any specially serviced mortgage loan in the trust fund during any prepayment lockout period; provided that (A) the related borrower is in default with respect to the subject specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable, and (B) in the judgment of the special servicer, such modification would increase the recovery on the subject mortgage loan to the series 2004-C1 certificateholders on a net present value basis. In the case of every other modification, waiver or consent, the special servicer must determine and may rely on an opinion of counsel to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the subject mortgage loan under Treasury regulations section 1.860G-2(b) of the Internal Revenue Code and (2) cause REMIC I, REMIC II or the Pecanland Mall individual loan REMIC to fail to qualify as a REMIC under the Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

         In addition, notwithstanding the second preceding paragraph, but subject to the next paragraph, and further subject to the rights of the series 2004-C1 controlling class representative or the class PM representative, as applicable, the special servicer may extend the date on which any balloon payment is scheduled to be due in respect of a specially serviced mortgage loan in the trust fund if the conditions set forth in the proviso to the first sentence of the prior paragraph are satisfied and the special servicer has obtained an appraisal of the related mortgaged real property, in connection with such extension, which appraisal supports the determination of the special servicer contemplated by clause (B) of the proviso to the first sentence of the immediately preceding paragraph.

         In no event may the special servicer: (1) extend the maturity date of a mortgage loan in the trust fund beyond a date that is two years prior to the rated final payment date; (2) reduce the mortgage rate of a mortgage loan in the trust fund to less than the least of (a) the original mortgage rate of the subject mortgage loan, (b) the highest fixed pass-through rate of any class of series 2004-C1 principal balance certificates then outstanding and (c) a rate below the then prevailing interest rate for comparable loans, as determined by the special servicer; (3) if the subject mortgage loan is secured by a ground lease (and not by the corresponding fee simple interest), extend the maturity date of the subject mortgage loan beyond a date which is less than 20 years prior to the expiration of the term of such ground lease; or (4) defer interest due on the subject mortgage loan in excess of 10% of the stated principal balance of such mortgage loan or defer the collection of interest on the subject mortgage loan without accruing interest on such deferred interest at a rate at least equal to the mortgage rate of the subject mortgage loan.

         The special servicer or the master servicer, as applicable, may, as a condition to granting any request by a borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the subject underlying mortgage loan and is permitted by the terms of the series 2004-C1 pooling and servicing agreement, require that the borrower pay to it (a) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification" pursuant to Treasury regulations section 1.1001-3(e)(2); and (b) any related costs and expenses incurred by it. In no event will the special servicer or the master servicer be entitled to payment for such fees or expenses unless such payment is collected from the related borrower.

         The special servicer must notify the master servicer, any related sub-servicers, the trustee, the series 2004-C1 controlling class representative (and, with respect to the Pecanland Mall underlying mortgage loan, the class PM representative) and the rating agencies, in writing, of any material modification, waiver or amendment of any term of any underlying mortgage loan (including fees charged the related borrower) and the date thereof, and must deliver to the custodian (with a copy to the master servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any underlying mortgage loan is effected will be made available for review upon prior request during normal business hours at the offices of the special servicer as described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information".

         For any mortgage loan in the trust fund, other than a specially serviced mortgage loan, and subject to the rights of the special servicer described above and the rights of the series 2004-C1 controlling class representative or the class PM representative, as applicable, the master servicer, without the consent of the special servicer, the series 2004-C1 controlling class representative or the class PM representative, as applicable, shall be responsible for any request by a borrower for the consent of the lender for a modification, waiver or amendment of any term with respect to:

          1. approving routine leasing activity with respect to any lease for less than the amount or percentage of the square footage of the related mortgaged real property specified in the series 2004-C1 pooling and servicing agreement;

          2. approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

          3. approving annual budgets for the related mortgaged real property; provided that no such budget (a) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (b) provides for the payment of any material expenses to any affiliate of the related borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date);

          4. subject to other restrictions herein regarding principal prepayments, waiving any provision of a mortgage loan in the trust fund requiring a specified number of days notice prior to a principal prepayment;

          5. approving modifications, consents or waivers (other than those described in the second paragraph of this "--Modifications, Waivers, Amendments and Consents" section) in connection with a defeasance permitted by the terms at the related underlying mortgage loan if the master servicer receives an opinion of counsel to the effect that such modification, waiver or consent would not cause any REMIC created under the series 2004-C1 pooling and servicing agreement to fail to qualify as a REMIC or result in a "prohibited transaction" under the REMIC provisions of the Internal Revenue Code; and

          6. approving certain consents with respect to right-of-ways and easements and consent to subordination of the related underlying mortgage loan to such easements or right-of-ways.

         Notwithstanding anything to the contrary described in this prospectus supplement, neither the master servicer nor the special servicer, as applicable, may take the following action unless it has received prior written confirmation from the applicable rating agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such rating agency to the series 2004-C1 certificates:

          (a) with respect to any mortgaged real property that secures a mortgage loan in the trust fund with an unpaid principal balance that is at least equal to 5% of the then aggregate principal balance of all mortgage loans in the trust fund or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

          (b) with respect to each mortgage loan in the trust fund with an unpaid principal balance that is equal to or greater than (i) 5% of the then aggregate principal balance of all the mortgage loans in the trust fund or (ii) $20,000,000 and which is secured by a mortgaged real property which is a hospitality property, the giving of any consent to any change in the franchise affiliation of such mortgaged real property.


REQUIRED APPRAISALS

         Within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans in the trust fund, the special servicer must obtain, and deliver to the trustee and the master servicer, among others, a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2004-C1 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer is not aware of any subsequent material change in the condition of that property (in which case a letter update will be permitted).

         Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan is less than $2,000,000, the special servicer may, at its option, cause a narrative limited appraisal with a summary report or an internal valuation of the mortgaged real property to be performed.

         As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in the case of the Pecanland Mall Mortgage Loan, to certain control issues. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

         If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the appropriate party under the series 2004-C1 pooling and servicing agreement is to redetermine and report to the trustee and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when:

          o as applicable, either the subject mortgage loan has remained current for at least three consecutive monthly debt service payments or the related Servicing Transfer Events have ceased to exist; and

          o no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.


COLLECTION ACCOUNT

         General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation, subject to the limitations set forth in the series 2004-C1 pooling and servicing agreement.

         Deposits. Under the series 2004-C1 pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2004-C1 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

          o all payments on account of principal on the underlying mortgage loans, including principal prepayments;

          o all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

          o all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

          o all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to an underlying mortgage loan or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing an underlying mortgage loan, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

          o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

          o any amounts required to be deposited by the master servicer or the special servicer in connection with losses resulting from a deductible clause in any blanket insurance policy maintained by it as described under "--Maintenance of Insurance" below;

          o any amount required to be transferred to the master servicer's collection account from any REO account maintained by the special servicer;

          o all amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund by foreclosure or similar proceeding or as otherwise contemplated under "--Fair Value and Other Purchase Options" below;

          o any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of an underlying mortgage loan as described under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement;

          o any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in the trust fund in connection with the termination of the trust as contemplated under "Description of the Offered Certificates--Termination" in this prospectus supplement;

          o any amounts paid by the master servicer to cover Prepayment Interest Shortfalls;

          o any amounts paid by a borrower under an underlying mortgage loan to cover items for which a servicing advance has been previously made and for which the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, has been previously reimbursed out of the collection account; and

          o    any Pecanland Mall Cure Payments;

provided that Default Interest and late payment charges will be deposited in the master servicer's collection account only to the extent necessary to reimburse parties to the series 2004-C1 pooling and servicing agreement for, or to offset, certain expenses of the trust (including interest on advances), each as provided in the series 2004-C1 pooling and servicing agreement.

         Upon its receipt of any of the amounts described in the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

         Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

          1. to remit to the trustee for deposit in the trustee's payment account, as described under "Description of the Offered Certificates--Payment Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

               (a) monthly debt service payments due on a due date subsequent to the end of the related collection period;

               (b) payments and other collections received after the end of the related collection period; and

               (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2004-C1 certificateholders in accordance with any of clauses 3. through 20. below;

          2. to apply amounts held for future distribution on the series 2004-C1 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments;

          3. to reimburse itself, the special servicer, the trustee or the fiscal agent, as applicable, for any unreimbursed advances made by that party under the series 2004-C1 pooling and servicing agreement, which reimbursement is to be made out of collections on or proceeds from the mortgage loan or REO Property in the trust fund as to which the advance was made;

          4. to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the collection account;

          5. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust fund, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either:

               (a)  a specially serviced mortgage loan; or

               (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

          6. to pay the special servicer or, if applicable, its predecessor earned and unpaid workout fees and liquidation fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

          7. to reimburse itself, the special servicer, the trustee or the fiscal agent, as applicable, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party under the series 2004-C1 pooling and servicing agreement that has been determined to be a Nonrecoverable Advance;

          8. in connection with the reimbursement of any advance as described in clause 3. or 7. above, to pay itself, the special servicer, the trustee or the fiscal agent, as applicable, unpaid interest accrued on that advance, with that payment to be made out of Default Interest and late payment charges received (during the collection period in which that advance was reimbursed) with respect to the particular underlying mortgage loan as to which, or that relates to the mortgaged real property as to which, that advance was made;

          9. to pay the cost of inspections by the special servicer of any mortgaged real property that secures a specially serviced mortgage loan or of any REO Property;

          10. in connection with the reimbursement of advances as described in clause 3. or 7. above, to pay itself, the special servicer, the trustee or the fiscal agent, as the case may be, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise paid or payable, as the case may be, under clause 8. above;

          11. to pay itself or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

          12. subject to the determinations described under "--Servicing and Other Compensation and Payment of Expenses" above, to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, any servicing expenses that would, if advanced, be a Nonrecoverable Advance;

          13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for costs and expenses incurred by the trust in connection with environmental assessments of, and/or the remediation of adverse environmental conditions at, any mortgaged real property that secures a defaulted mortgage loan in the trust fund;

          14. to pay itself, the special servicer, the trustee, us or any of their or our respective directors, officers, managers, members, employees and agents, as the case may be, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, any of the fees, expenses, reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

          15. to pay, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, for the costs of various opinions of counsel, the costs of appraisals and other valuations of mortgaged real properties, the cost of recording the series 2004-C1 pooling and servicing agreement and expenses properly incurred and fees earned by the trustee in connection with providing tax advice to the special servicer;

          16. to pay any other items provided in the series 2004-C1 pooling and servicing agreement as being payable from the collection account;

          17. to pay to the person entitled thereto any amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust;

          18. with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the collection account;

          19. to transfer amounts to the master servicer's interest reserve account, as described under "Description of the Offered Certificates--Interest Reserve Account" in this prospectus supplement;

          20. to withdraw amounts deposited in the collection account in error; and

          21. to clear and terminate the collection account upon the termination of the series 2004-C1 pooling and servicing agreement.

         In no event may the master servicer apply amounts otherwise distributable on the class PM certificates to pay and/or reimburse Additional Trust Fund Expenses and/or advances attributable to underlying mortgage loans other than the Pecanland Mall Mortgage Loan.


MAINTENANCE OF INSURANCE

         The master servicer (with respect to mortgage loans in the trust fund) and the special servicer (with respect to REO properties) must require the related borrower to maintain or, consistent with the Servicing Standard and to the extent that the trust has an insurable interest, otherwise cause to be maintained for each mortgaged real property all insurance coverage as is required under the related mortgage instrument; provided that, if and to the extent that any such mortgage instrument permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related borrower is required to maintain, the master servicer must exercise such discretion in a manner consistent with the Servicing Standard. The cost of any such insurance coverage obtained by either the master servicer or the special servicer shall be a servicing advance to be paid by the master servicer.

         The special servicer must also cause to be maintained for each REO Property in the trust fund no less insurance coverage than was previously required of the borrower under the related underlying mortgage loan.

         Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to maintain and shall not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the special servicer, in consultation with the series 2004-C1 controlling class representative, and, with respect to the Pecanland Mall Mortgage Loan if no Pecanland Mall Change-of-Control Event has occurred and is continuing, in consultation with class PM representative, has determined in accordance with the Servicing Standard that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located; provided, however, neither the series 2004-C1 controlling class representative nor the class PM representative will have more than three business days to respond to the special servicer's request for consultation; provided, further, that upon the special servicer's determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the series 2004-C1 controlling class representative and/or the class PM representative, as applicable, the special servicer will not be required to do so; and provided, further that, during the period that the special servicer is evaluating such insurance under the series 2004-C1 pooling and servicing agreement, the master servicer will not be liable for any loss related to its failure to require the borrower to maintain terrorism insurance and will not be in default of its obligations hereunder as a result of such failure.

         If the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy insuring against hazard losses on all of the underlying mortgage loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from an insurer meeting the criteria specified in the series 2004-C1 pooling and servicing agreement and (ii) provides protection equivalent to the individual policies otherwise required, the master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as appropriate, must, if there shall not have been maintained on the related mortgaged real property or REO Property a hazard insurance policy complying with the requirements of the series 2004-C1 pooling and servicing agreement, and there has been one or more losses that would have been covered by such policy, promptly deposit into the collection account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause.

FAIR VALUE AND OTHER PURCHASE OPTIONS

         Within 60 days after any of the underlying mortgage loans becomes a Defaulted Mortgage Loan, the special servicer shall determine the fair value of the subject mortgage loan in accordance with the Servicing Standard. The special servicer will be required to make that determination without taking into account any effect the restrictions on the sale of the subject mortgage loan contained herein may have on the value thereof. In addition, the special servicer will be required to use reasonable efforts promptly to obtain an appraisal with respect to the related mortgaged real property unless it has an appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event that in the special servicer's judgment would materially affect the validity of such appraisal. The special servicer must make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new appraisal, if applicable. The special servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; and, in any event, the special servicer must update its determination of the fair value at least once every 90 days. The special servicer must notify the trustee, the master servicer, each rating agency and the Majority Controlling Class Certificateholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage Loan, the special servicer will be required to take into account, among other factors, the period and amount of the delinquency on the subject mortgage loan, the occupancy level and physical condition of the related mortgaged real property, the state of the local economy in the area where the related mortgaged real property is located, and the time and expense associated with a purchaser's foreclosing on the related mortgaged real property. In addition, the special servicer will be required to refer to all other relevant information obtained by it or otherwise contained in the mortgage loan file; and, in any event, the special servicer must take account of any change in circumstances regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would, in the special servicer's judgment, materially affect the value of the related mortgaged real property reflected in the most recent related appraisal. Furthermore, the special servicer will be required to consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the special servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related mortgaged real property is located. The special servicer may conclusively rely on the opinion and reports of independent third parties in making such determination.

         In the event any of the underlying mortgage loans becomes a Defaulted Mortgage Loan, each of the Majority Controlling Class Certificateholder and the special servicer will have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the trust at a price (the "Option Price") equal to (a) a par purchase price that includes such additional items as are provided for in the series 2004-C1 pooling and servicing agreement, if the special servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (b) the fair value of the Defaulted Mortgage Loan as determined by the special servicer in the manner described in the preceding paragraph and in accordance with the Servicing Standard, if the special servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party other than the related borrower or an affiliate of the related borrower at any time after the subject mortgage loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option must notify the trustee and the master servicer of such transfer, which notice should include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. In general, the Majority Controlling Class Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by any other holder of a Purchase Option, except that, if the Purchase Option is not exercised by the Majority Controlling Class Certificateholder or any assignee thereof within 60 days of an underlying mortgage loan becoming a Defaulted Mortgage Loan, then the special servicer will have the right to exercise its Purchase Option prior to any exercise by the Majority Controlling Class Certificateholder and the special servicer or its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of that 15-day period, the Majority Controlling Class Certificateholder shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the special servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (a) once the subject mortgage loan is no longer a Defaulted Mortgage Loan, although, if such mortgage loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option will again be exercisable, (b) upon the acquisition, by or on behalf of the trust, of title to the related mortgaged real property through foreclosure or deed in lieu of foreclosure or (c) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout.

         The series 2004-C1 pooling and servicing agreement will specify the procedure for exercising a Purchase Option.

         Notwithstanding the foregoing, the holder of the subordinate companion loan related to the Ocean Key Resort Mortgage Loan will have the right to purchase the Ocean Key Resort Mortgage Loan from the trust in certain default situations, as described above under "Description of the Mortgage Pool--The Ocean Key Resort Loan Pair--Purchase of the Ocean Key Resort Mortgage Loan by the Holder of the Related Subordinate Companion Loan".

         Also notwithstanding the foregoing, if the Pecanland Mall Mortgage Loan becomes a Defaulted Mortgage Loan, then (for 90 days thereafter or, if sooner, until the end of the corresponding Purchase Option described above) the Majority Class PM Certificateholder will be entitled to purchase that mortgage loan at the applicable Purchase Price (as defined under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions in this prospectus supplement, but including the liquidation fee if purchased more than 60 days after such option is first exercisable) (and such right will be superior to the corresponding Purchase Option described above).

         If the special servicer or the Majority Controlling Class Certificateholder, or any of their respective affiliates, is the person expected to acquire any Defaulted Mortgage Loan, then the trustee will be required to determine as soon as reasonably practicable (and, in any event, within 30 days) after the trustee has received the applicable written notice, whether the Option Price represents fair value for the Defaulted Mortgage Loan; except that, if the special servicer is then in the process of obtaining a new appraisal with respect to the related mortgaged real property, then the trustee will make its fair value determination with respect to the subject mortgage loan as soon as reasonably practicable (but in any event within 30 days) after the trustee's receipt of such new appraisal. Such fair value determination shall be made in accordance with the trustee's good faith reasonable judgment. In determining the fair value of any Defaulted Mortgage Loan, the trustee will be required to take into account, among other factors, the period and amount of the delinquency on the subject mortgage loan, the occupancy level and physical condition of the related mortgaged real property, the state of the local economy in the area where the related mortgaged real property is located, and the time and expense associated with a purchaser's foreclosing on the related mortgaged real property. In addition, the trustee will be required to refer to the Servicing Standard, the trustee's good faith reasonable judgment and all other relevant information delivered to it by the special servicer or otherwise contained in the mortgage loan file; and, in any event, the trustee must take account of any change in circumstances regarding the related mortgaged real property known to the trustee that has occurred subsequent to, and that would, in the trustee's judgment, materially affect the value of the related mortgaged real property. Furthermore, the trustee must consider all available objective third-party information obtained from generally available sources, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related mortgaged property is located. The trustee may rely on the opinion and reports of independent third parties in making such determination and, further, may rely on the most current appraisal obtained for the related mortgaged real property pursuant to this Agreement. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the trustee or any such third party pursuant to this subsection are to be advanced by the master servicer and shall constitute, and be reimbursable as, servicing advances.

         Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 2004-C1 pooling and servicing agreement with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the special servicer may deem appropriate consistent with the Servicing Standard. The special servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option or in connection with a repurchase by the applicable mortgage loan seller as described under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

         If a default on an underlying mortgage loan, has occurred, then, subject to the discussion under "--The Series 2004-C1 Controlling Class Representative and the Class PM Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

          o    work out the mortgage loan;

          o    institute foreclosure proceedings;

          o exercise any power of sale contained in the related mortgage instrument;

          o    obtain a deed in lieu of foreclosure; and/or

          o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

         The special servicer may not, however, initiate foreclosure proceedings, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2004-C1 certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of various federal environmental laws, unless:

          o the special servicer has, within the prior six months, received an environmental assessment report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

          o    either--

               1.   the report indicates that--

                    (a) the particular real property is in compliance with applicable environmental laws and regulations, and

                    (b) there are no circumstances or conditions present at the particular real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

               2. the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, would maximize the recovery for the series 2004-C1 certificateholders, as a collective whole, on a present value basis, than not taking those actions.

         See, however, "--The Series 2004-C1 Controlling Class Representative and the Class PM Representative--Rights and Powers of the Series 2004-C1 Controlling Class Representative and the Class PM Representative" above.

         The cost of any environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section, will generally be payable directly out of the master servicer's collection account.

         If neither of the conditions in clauses 1. and 2. of the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section has been satisfied with respect to any mortgaged real property securing an underlying mortgage loan, then the special servicer may, subject to the discussion under "--The Series 2004-C1 Controlling Class Representative and the Class PM Representative" above, take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In connection with the foregoing, when the special servicer determines it to be appropriate, it may, subject to the discussion under "--The Series 2004-C1 Controlling Class Representative and the Class PM Representative" above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

         If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the master servicer, the trustee and/or the fiscal agent will be entitled to reimbursement out of the liquidation proceeds, insurance proceeds and condemnation proceeds recovered on any defaulted mortgage loan, prior to the payment of those proceeds to the series 2004-C1 certificateholders, for:

          o any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan;

          o any unreimbursed servicing expenses incurred with respect to the mortgage loan; and

          o any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

         In addition, amounts otherwise payable on the series 2004-C1 certificates may be further reduced by interest payable to the master servicer, the special servicer, the trustee and/or the fiscal agent on the servicing expenses and advances.


REO PROPERTIES

         If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third taxable year following the year of acquisition, unless:

          o    the IRS grants an extension of time to sell the property; or

          o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2004-C1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

         Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a commercially reasonable manner. Neither the trustee nor any of its affiliates may bid for or purchase from the trust any REO Property.

         Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion, as the case may be.

         Sales of REO Properties will be subject to the approval of the series 2004-C1 controlling class representative or the class PM representative, as applicable, as and to the extent described under "--The Series 2004-C1 Controlling Class Representative and the Class PM Representative" above.

         The special servicer may retain an independent contractor to operate and manage any REO Property held by the trust. The special servicer will comply with the Servicing Standard in monitoring the independent contractor.

         In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

          o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

          o would, to the extent commercially feasible and consistent with the preceding bullet, maximize net after-tax revenues received from that property.

         The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer's determination as to how each REO Property is to be managed is to be based on the Servicing Standard. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of:

          o a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code; or

          o a tax on prohibited transactions under section 860F of the Internal Revenue Code.

         To the extent that income the trust receives from an REO Property is subject to:

          o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

          o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

         The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO

Property. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2004-C1 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

         With respect to one (1) of the mortgage loans that we intend to include in the trust fund (loan number 27), representing 2.3% of the initial mortgage pool balance, the related mortgaged real property is situated in the Territory of Guam. If the trust were to acquire such property through foreclosure or similar action, withholding or income taxes imposed by the Territory of Guam could reduce any rental income derived from such property. In addition, taxes imposed by the Territory of Guam could reduce or delay the receipt of proceeds from the sale or other disposition of such property. Any such reduction or delay could adversely affect the cash proceeds from the rental or liquidation of such property available to make payments to the series 2004-C1 certificateholders.

         The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2004-C1 pooling and servicing agreement.

         The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of:

          o any withdrawals made out of those amounts as described in the preceding sentence; and

          o any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the series 2004-C1 pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the trust as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

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INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The special servicer is required to perform or cause to be performed a physical inspection of the related mortgaged real property as soon as practicable after any of the underlying mortgage loans become specially serviced or the related debt service coverage ratio is below 1.0x; and the expense of that inspection will be payable first, out of Default Interest and late payment charges received with respect to the related underlying mortgage loan in the collection period during which such inspection related expenses were incurred, then as an Additional Trust Fund Expense.

         In addition, beginning in 2005, with respect to each mortgaged real property securing an underlying mortgage loan with a principal balance (or allocated loan amount) at the time of such inspection of at least $2,000,000, the master servicer (with respect to each such mortgaged real property securing an underlying mortgage loan other than a specially serviced mortgage loan) and the special servicer (with respect to each mortgaged real property securing a specially serviced mortgage loan in the trust fund) is required at its expense to inspect or cause to be inspected the related mortgaged real property every calendar year, and with respect to each mortgaged real property securing an underlying mortgage loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year, provided that the master servicer is not obligated to inspect any mortgaged real property that has been inspected by the special servicer in the previous six months. The special servicer and the master servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the mortgaged real property and that specifies the existence with respect thereto of any sale, transfer or abandonment, any material change in its condition or value or any visible waste committed on the mortgaged real property.

         The special servicer or the master servicer, as applicable, is also required to endeavor to collect from the related borrower and review the quarterly and annual operating statements of each mortgaged real property and to cause annual operating statements to be prepared for each REO Property. Generally, the mortgage loans that we intend to include in the trust fund require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the master servicer or special servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

         Copies of the inspection reports and operating statements referred to above are required to be available for review by series 2004-C1 certificateholders during normal business hours at the offices of the special servicer or the master servicer, as applicable. See "Description of the Offered Certificates--Reports to Certificateholders, Available Information" in this prospectus supplement.


EVIDENCE AS TO COMPLIANCE

         On or before May 1 (or such earlier date as may be provided for under the series 2004-C1 pooling and servicing agreement) of each year, beginning in 2005, each of the master servicer and the special servicer must:

          o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that:

               1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year or the portion of that year during which the series 2004-C1 certificates were outstanding; and

               2. on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as the case may be, has complied with the minimum servicing standards identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report; and

          o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or the special servicer, as the case may be, has fulfilled its obligations under the series 2004-C1 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2004-C1 certificates were outstanding.

         In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.


EVENTS OF DEFAULT

         Each of the following events, circumstances and conditions will be considered events of default under the series 2004-C1 pooling and servicing agreement:

          o the master servicer fails to deposit into its collection account any amount required to be so deposited, and that failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

          o the master servicer fails to remit to the trustee for deposit in the trustee's payment account any amount (other than P&I advances) required to be so remitted, and that failure continues unremedied until 10:00 a.m., New York City time, on the applicable payment date;

          o any failure by the special servicer to timely deposit into its REO account or to timely deposit into, or to timely remit to the master servicer for deposit into, the master servicer's collection account, any amount required to be so deposited or remitted;

          o the master servicer fails to timely make any servicing advance required to be made by it under the series 2004-C1 pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice of such failure has been given to the master servicer by the trustee;

          o any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2004-C1 pooling and servicing agreement, which failure continues unremedied for 30 days after the date on which written notice of that failure, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2004-C1 pooling and servicing agreement or to the master servicer or the special servicer, as the case may be (with a copy to each other party to the series 2004-C1 pooling and servicing agreement), by the series 2004-C1 certificateholders entitled to at least 25% of the series 2004-C1 voting rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect the cure thereof so long as the master servicer or the special servicer, as the case may be, has commenced to cure that failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

          o any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the series 2004-C1 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2004-C1 certificateholders, which breach continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2004-C1 pooling and servicing agreement or to the master servicer or the special servicer, as the case may be (with a copy to each other party to the series 2004-C1 pooling and servicing agreement), by the series 2004-C1 certificateholders entitled to at least 25% of the series 2004-C1 voting rights; provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days so long as the master servicer or the special servicer, as the case may be, has commenced to cure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

          o a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer or the special servicer and the decree or order remains in force undischarged or unstayed for a period of 60 days;

          o the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

          o the master servicer or special servicer admits in writing its inability to pay its debts as they become due or takes various other actions indicating its insolvency or inability to pay its obligations;

          o the consolidated net worth of the master servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, declines below $15,000,000;

          o the master servicer or the special servicer, as the case may be, receives actual knowledge that Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of series 2004-C1 certificates or (b) placed one or more classes of series 2004-C1 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer or the special servicer obtained such actual knowledge), and, in the case of either clause (a) or (b), has cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action;

          o the master servicer is removed from S&P's approved master servicer list, or the special servicer is removed from S&P's approved special servicer list, and that master servicer or special servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom;

          o the master servicer fails to remit to the trustee for deposit into the trustee's payment account, on the applicable date in any calendar month, the full amount of monthly debt service advances required to be made on that date, which failure continues unremedied until 10:00 a.m. New York City time on the next business day; or

          o the special servicer fails to be rated at least "CSS2" by Fitch, Inc.


RIGHTS UPON EVENT OF DEFAULT

         If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2004-C1 certificateholders entitled to not less than 25% of the series 2004-C1 voting rights, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the series 2004-C1 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2004-C1 certificateholder. Upon any termination, the trustee must either:

          o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2004-C1 pooling and servicing agreement; or

          o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2004-C1 pooling and servicing agreement.

         The holders of series 2004-C1 certificates entitled to at least 51% of the series 2004-C1 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2004-C1 pooling and servicing agreement, rather than have the trustee act as that successor.

         Notwithstanding the foregoing discussion in this "--Rights Upon Event of Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the eleventh and twelfth bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment Moody's and S&P have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2004-C1 certificates.

         In general, the series 2004-C1 certificateholders entitled to at least 66 2/3% of the series 2004-C1 voting rights allocated to the classes of series 2004-C1 certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, eleventh and penultimate bullets under "--Events of Default" above may only be waived by all of the holders of the series 2004-C1 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2004-C1 pooling and servicing agreement.

         No series 2004-C1 certificateholder will have the right under the series 2004-C1 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless, with respect to any suit, action or proceeding upon or under the series 2004-C1 pooling and servicing agreement:

          o that holder previously has given to the trustee written notice of default;

          o except in the case of a default by the trustee, series 2004-C1 certificateholders entitled to not less than 25% of the series 2004-C1 voting rights have made written request upon the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2004-C1 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require; and

          o the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2004-C1 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2004-C1 certificateholders, unless in the trustee's opinion, those series 2004-C1 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.


                     DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

         The series 2004-C1 certificates will be issued, on or about June 24, 2004, under the series 2004-C1 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include, among other things:

          o    the underlying mortgage loans;

          o any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

          o the loan documents for the underlying mortgage loans required to be delivered to the trustee by the respective mortgage loan sellers;

          o our rights under each of the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

          o any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans;

          o those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the payment account maintained by the trustee as described under "--Payment Account" below or the interest reserve account maintained by the master servicer as described under "--Interest Reserve Account" below.

         The series 2004-C1 certificates will include the following classes:

          o the A-1, A-2, A-3, A-4, B, C, D and E classes, which are the classes of series 2004-C1 certificates that are offered by this prospectus supplement, and

          o the F, G, H, J, K, L, M, N, P, Q, PM, X, R and Y classes, which are the classes of series 2004-C1 certificates that are not offered by this prospectus supplement.

         The class Y certificates are to be issued as three classes of certificates with the same aggregate characteristics and entitling holders to the same aggregate rights described in this prospectus supplement. These three classes will be referred to in this prospectus supplement collectively as the class Y certificates.

         The class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and PM certificates are the series 2004-C1 certificates that will have principal balances and are sometimes referred to in this prospectus supplement as the series 2004-C1 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below. On any particular payment date, the total principal balance of a class of series 2004-C1 principal balance certificates may be increased by an amount equal to any Mortgage Deferred Interest allocated to that class in reduction of the interest payable thereon on such payment date.

         The class X, R and Y certificates will not have principal balances, and the holders of the class X, R and Y certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of all the class X certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.


REGISTRATION AND DENOMINATIONS

         General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

          o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

          o all references in this prospectus supplement to payments, notices, reports, statements and other information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

         The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         DTC, Euroclear and Clearstream. You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the accompanying prospectus.

         Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex E hereto.


PAYMENT ACCOUNT

         General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2004-C1 certificates and from which it will make those payments. That payment account must be maintained in a manner and with a depository institution that satisfies the criteria set forth in the series 2004-C1 pooling and servicing agreement. Any funds in the trustee's payment account may, at the trustee's risk, be invested in Permitted Investments, and any interest or other income earned on those funds will be paid to the trustee as additional compensation, subject to the limitations set forth in the series 2004-C1 pooling and servicing agreement.

         Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the payment account an amount equal to:

          o    the sum of--

               1. the aggregate of the amounts on deposit in the collection account as of the close of business at the end of the related collection period and the amounts collected by or on behalf of the master servicer as of the close of business on the last day of the related collection period and required to be deposited in the collection account,

               2. the aggregate amount of any advances of delinquent monthly debt service payments required to be made by the master servicer with respect to the underlying mortgage loans for that payment date,

               3. the aggregate amount transferred from the special servicer's REO account to the collection account on or prior to such date but after the end of the related collection period,

               4. the aggregate amount deposited by the master servicer in the collection account for such payment date in connection with Prepayment Interest Shortfalls, and

               5. for each payment date occurring in March, and for the final payment date if the final payment date occurs in February or, if such year is not a leap year, in January, the aggregate of the interest reserve amounts in respect of each underlying mortgage loan that accrues interest on an Actual/360 Basis; net of

          o the portion of any amount described in clauses 1. through 5. above that represents one or more of the following--

               1. collected monthly debt service payments due on a due date subsequent to the end of the related collection period,

               2. payments and other collections received after the end of the related collection period,

               3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2004-C1 certificateholders, including--

                    (a) amounts payable to the master servicer or the special servicer as compensation, as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation and Payment of Expenses", and as listed in clauses 4, 5, 6 and 11 of the first paragraph under "Servicing of the Underlying Mortgage Loans--Collection Account--Withdrawals", in this prospectus supplement,

                    (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the series 2004-C1 pooling and servicing agreement, as listed in clauses 3, 7, 8 and 10 of the first paragraph under "Servicing of the Underlying Mortgage Loans--Collection
                         Account--Withdrawals" in this prospectus supplement, and

                    (c) amounts payable with respect to other expenses of the trust, as listed in clauses 9, 12, 13, 14, 15 and 16 of the first paragraph under "Servicing of the Underlying Mortgage Loans--Collection Account--Withdrawals" in this prospectus supplement,

               4.   Post-ARD Additional Interest;

               5. with respect to each payment date during February of any year or during January of any year that is not a leap year, commencing in 2005, amounts transferable to the master servicer's interest reserve account, as described under "--Interest Reserve Account" below; and

               6. amounts deposited in the master servicer's collection account in error or otherwise payable to a third party in connection with a mortgage loan that has been purchased out of, or otherwise removed from, the trust fund.

         See "--Interest Reserve Account" and "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Underlying Mortgage Loans--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         Withdrawals. The trustee may from time to time make withdrawals from its payment account for any of the following purposes:

          o to pay itself the monthly trustee fee, which is described under "--The Trustee" below, and investment earnings on Permitted Investments of funds in the payment account;

          o to pay itself or any of various related persons and entities any reimbursements or indemnities to which they are entitled, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

          o to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 2004-C1 pooling and servicing agreement and the administration of the trust;

          o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

          o to pay to the person entitled thereto any amounts deposited in the payment account in error; and

          o to clear and terminate the payment account at the termination of the series 2004-C1 pooling and servicing agreement.

         Amounts otherwise payable with respect to the class PM certificates will not be available to cover Additional Trust Fund Expenses attributable to any underlying mortgage loan other than the Pecanland Mall Mortgage Loan.

         On each payment date, all amounts on deposit in the payment account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each payment date, the trustee will apply the Total Available Funds to make payments on the series 2004-C1 certificates.

         For any payment date, the Total Available Funds will consist of the following separate components:

          o the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H and/or X certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below;

          o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class Y certificates as described under "--Payments--Payments of Post-ARD Additional Interest" below; and


          o the remaining portion of those funds, which we refer to as the Total Available P&I Funds, and which will be paid to the holders of all the series 2004-C1 certificates, other than the class Y certificates, as and to the extent described under "--Payments--Priority of Payments" and

               "--Payments--Allocation of Payments on the Pecanland Mall Mortgage Loan; Payments on the Class PM Certificates" below.


INTEREST RESERVE ACCOUNT

         The master servicer must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds in the master servicer's interest reserve account may, at the master servicer's risk, be invested in Permitted Investments, and any interest or other income earned on those funds will be paid to the master servicer as additional compensation, subject to the limitations set forth in the series 2004-C1 pooling and servicing agreement.

         During January, except in a leap year, and February of each calendar year, beginning in 2005, the master servicer will, no later than the business day immediately preceding the payment date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will, for each such payment date, equal one day's interest accrued at the related mortgage rate on the Stated Principal Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

         During March of each calendar year, beginning in 2005, the master servicer will, no later than the business day immediately preceding the payment date in that month, withdraw from its interest reserve account and deposit in the trustee's payment account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the payment account will be included in the Total Available P&I Funds for the payment date during the month of transfer.


PAYMENTS

         General. On each payment date, the trustee will, subject to the available funds, remit all payments required to be made on the series 2004-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

         In order for a series 2004-C1 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that payment date. Otherwise, that certificateholder will receive its payments by check mailed to it.

         Payments made to a class of series 2004-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever, to the actual beneficial owners. See "--Registration and Denominations" above.

         Payments of Interest. All of the classes of the series 2004-C1 certificates will bear interest, except for the Y and R classes.

         With respect to each interest-bearing class of the series 2004-C1 certificates, that interest will accrue during each interest accrual period based upon--

          o the pass-through rate applicable for that class for that interest accrual period,

          o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

          o    the assumption that each year consists of twelve 30-day months.


         On each payment date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" and "--Payments--Allocation of Payments on the Pecanland Mall Mortgage Loan; Payments on the Class PM Certificates" below, the holders of each interest-bearing class of the series 2004-C1 certificates will be entitled to receive:


          o the total amount of interest accrued during the related interest accrual period with respect to that class of series 2004-C1 certificates; reduced (to not less than zero) by

          o except in the case of the class X certificates, such class's allocable share, if any, of--

               1. any Net Aggregate Prepayment Interest Shortfall for that payment date, and

               2. the aggregate amount of any Mortgage Deferred Interest added to the principal balances of the underlying mortgage loans during the related collection period.


         If the holders of any interest-bearing class of the series 2004-C1 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" and "--Payments--Allocation of Payments on the Pecanland Mall Mortgage Loan; Payments on the Class PM Certificates" below. However, no interest will accrue on any of that unpaid interest.


         The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular interest-bearing class of the series 2004-C1 certificates (other than the class X certificates) will equal the product of:

          o    in the case of the PM class, the product of--

               1. the total portion, if any, of that Net Aggregate Prepayment Interest Shortfall that is attributable to the Pecanland Mall Mortgage Loan, multiplied by

               2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the class PM certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall and net of any Mortgage Deferred Interest allocated to the class PM certificates for that payment date), and the denominator of which is equal to the excess, if any of (a) one-twelfth of the product of (i) the Net Mortgage Pass-Through Rate for the Pecanland Mall Mortgage Loan for such payment date, multiplied by (ii) the Stated Principal Balance of the

                    Pecanland Mall Mortgage Loan outstanding immediately prior to such payment date, over (b) any Mortgage Deferred Interest added to the outstanding principal balance of the Pecanland Mall Mortgage Loan during the related collection period; and

          o in the case of each other interest-bearing class of series 2004-C1 certificates (other than the class X certificates), the product of--

               1. the total amount of that Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof allocable to the PM class in accordance with the preceding bullet), multiplied by

               2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2004-C1 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall and net of any Mortgage Deferred Interest allocated to the subject class of series 2004-C1 certificates for that payment date), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the classes of the series 2004-C1 principal balance certificates except the PM class (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall and net of any Mortgage Deferred Interest allocated to those classes of series 2004-C1 principal balance certificates for that payment date).

         On each payment date, any Mortgage Deferred Interest added to the unpaid principal balance of any underlying mortgage loan (other than the Pecanland Mall Mortgage Loan) during the related collection period will be allocated among the respective classes of series 2004-C1 principal balance certificates (other than the class PM certificates) in reverse alphabetical order (except with respect to the class A-1, A-2, A-3 and A-4 certificates which amounts shall be applied pro rata (based on remaining total principal balances of such classes) to such certificates), in each case up to the respective amounts of interest accrued during the related interest accrual period with respect to the subject interest-bearing classes of series 2004-C1 certificates (in each case calculated without regard to any allocation of that Mortgage Deferred Interest or any Net Aggregate Prepayment Interest Shortfall). On each payment date, any Mortgage Deferred Interest added to the unpaid principal balance of the Pecanland Mall Mortgage Loan during the related collection period will be allocated first, to the class PM certificates, up to the amount of the total amount of interest accrued during the related interest accrual period with respect to the class PM certificates (calculated without regard to any allocation of that Mortgage Deferred Interest or any Net Aggregate Prepayment Interest Shortfall); and then, to the other classes of series 2004-C1 principal balance certificates as described in the prior sentence.

         No portion of any Net Aggregate Prepayment Interest Shortfalls or Mortgage Deferred Interest will be allocated to the class X certificates.

         Calculation of Pass-Through Rates. The initial pass-through rate for each interest-bearing class of the series 2004-C1 certificates is shown in the table on page S-5 to this prospectus supplement; provided that, in the case of the class A-4, B, C, D, E, F, G, H and X certificates, that initial pass-through rate is approximate.

         The pass-through rates applicable to the class A-1 and A-2 certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the particular class of series 2004-C1 certificates for the initial interest accrual period.

         The pass-through rates for the class A-4, B, C, D, E, F, G and H certificates for each subsequent interest accrual period will, in the case of each of those classes, equal the Weighted Average Pool Pass-Through Rate for the related payment date.

         The pass-through rates applicable to the class A-3, J, K, L, M, N, P and Q certificates for each subsequent interest accrual period will, in the case of each of those classes, equal the lesser of--

          o the rate per annum shown in the table on page S-5 as the initial pass-through rate for that class; and

          o the Weighted Average Pool Pass-Through Rate for the related payment date.

         The pass-through rate for the class PM certificates for each subsequent interest accrual period will equal the Net Mortgage Pass-Through Rate for the Pecanland Mall Mortgage Loan for the related payment date.

         The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. In connection with the foregoing, the total principal balance of each class of series 2004-C1 principal balance certificates (other than the class PM certificates) will constitute a single separate component of the total notional amount of the class X certificates, and the applicable class X strip rate with respect to each such component for each interest accrual period will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the related payment date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C1 principal balance certificates whose total principal balance makes up such component.

         The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage rate for any mortgage loan in the trust fund, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

         The class Y and R certificates will not be interest-bearing and, therefore, will not have pass-through rates.

         Payments of Principal. Subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2004-C1 certificates, other than the class X, PM, Y and R certificates, on each payment date will equal that class's allocable share of the Net Principal Payment Amount for that payment date.

         In general, the portion of the Net Principal Payment Amount that will be allocated to the class A-1, A-2, A-3 and A-4 certificates on each payment date will generally equal:

          o    in the case of the class A-1 certificates, the lesser of--

               1. the entire Net Principal Payment Amount for that payment date, and

               2. the total principal balance of the class A-1 certificates outstanding immediately prior to, plus any Mortgage Deferred Interest allocated to the class A-1 certificates on, that payment date; and

          o    in the case of the class A-2 certificates, the lesser of--

               1. the entire Net Principal Payment Amount for that payment date, reduced by any portion of the Net Principal Payment Amount for that payment date that is allocable to the class A-1 certificates as described in the preceding bullet, and

               2. the total principal balance of the class A-2 certificates outstanding immediately prior to, plus any Mortgage Deferred Interest allocated to the class A-2 certificates on, that payment date; and

          o    in the case of the class A-3 certificates, the lesser of--

               1. the entire Net Principal Payment Amount for that payment date, reduced by any portion of the Net Principal Payment Amount for that payment date that is allocable to the class A-1 and/or A-2 certificates as described in the immediately preceding two bullets, and

               2. the total principal balance of the class A-3 certificates outstanding immediately prior to, plus any Mortgage Deferred Interest allocated to the class A-3 certificates on, that payment date; and

          o    in the case of the Class A-4 certificates, the lesser of--

               1. the entire Net Principal Payment Amount for that payment date, reduced by any portion of the Net Principal Payment Amount for that payment date that is allocable to the class A-1, A-2 and/or A-3 certificates as described in the immediately preceding three bullets, and

               2. the total principal balance of the class A-4 certificates outstanding immediately prior to, plus any Mortgage Deferred Interest allocated to the class A-4 certificates on, that payment date.

         However, if any two or more of the A-1, A-2, A-3 and A-4 classes are outstanding as of the Senior Principal Payment Cross-Over Date, then the Net Principal Payment Amount for each payment date thereafter will be allocable between the A-1, A-2, A-3 and/or A-4 classes, whichever are outstanding at that time, on a pro rata basis in accordance with their respective total principal balances immediately prior to, plus the respective amounts of any Mortgage Deferred Interest allocated to those classes on, that payment date, in each case up to that total principal balance and the amount of that Mortgage Deferred Interest. In addition, if the A-1, A-2, A-3 and A-4 classes, or any two or more of them, are outstanding on the final payment date for the series 2004-C1 certificates, then the Net Principal Payment Amount will be similarly allocated between them.

         WHILE THE CLASS A-1, A-2, A-3 AND/OR A-4 CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE NET PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2004-C1 PRINCIPAL BALANCE CERTIFICATES.

         Following the retirement of the class A-1, A-2, A-3 and A-4 certificates, the Net Principal Payment Amount for each payment date will be allocated to the respective classes of series 2004-C1 principal balance certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of:

          o the total principal balance of the subject class outstanding immediately prior to, plus any Mortgage Deferred Interest allocated to the subject class on, that payment date; and

          o the portion of that Net Principal Payment Amount that remains unallocated to the A-1, A-2, A-3 and A-4 classes and each other class, if any, listed above the subject class in the table below.

                 ORDER OF ALLOCATION                  CLASS
                 ---------------------------        ----------
                 1st........................            B
                 2nd........................            C
                 3rd........................            D
                 4th........................            E
                 5th........................            F
                 6th........................            G
                 7th........................            H
                 8th........................            J
                 9th........................            K
                 10th.......................            L
                 11th.......................            M
                 12th.......................            N
                 13th.......................            P
                 14th.......................            Q


         IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2004-C1 PRINCIPAL BALANCE CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-3 AND A-4 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2004-C1 PRINCIPAL BALANCE CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2004-C1 PRINCIPAL BALANCE CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

         If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance (including the portion of any monthly debt service advance with respect to the Pecanland Mall Non-Pooled Portion) that it has determined is not recoverable out of collections on the related mortgage loan in the trust fund, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C1 certificates, exclusive of the class PM certificates), thereby reducing the payments of principal on the A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates. Amounts otherwise distributable on the class PM certificates will not be available for the reimbursement of advances on any of the underlying mortgage loans other than the Pecanland Mall Mortgage Loan.

         If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2004-C1 principal balance certificates, exclusive of the class PM certificates. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2004-C1 principal balance certificates, exclusive of the class PM certificates.


         Subject to available funds and the priority of payments described under "--Payments--Allocation of Payments on the Pecanland Mall Mortgage Loan; Payments on the Class PM Certificates" below, the total amount of principal payable with respect to the class PM certificates on each payment date will equal the Class PM Principal Payment Amount for that payment date.

         Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2004-C1 certificates, other than the class X, Y and R certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2004-C1 certificates, then, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" and "--Payments--Allocation of Payments on the Pecanland Mall Mortgage Loan; Payments on the Class PM Certificates" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" and "--Payments--Allocation of Payments on the Pecanland Mall Mortgage Loan; Payments on the Class PM Certificates" below mean, in the case of any class of series 2004-C1 principal balance certificates for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.


         Priority of Payments. On each payment date, the trustee will apply the Standard Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Standard Available P&I Funds:


    ORDER OF            RECIPIENT
    PAYMENT          CLASS OR CLASSES                                 TYPE AND AMOUNT OF PAYMENT
 --------------     -----------------     ------------------------------------------------------------------------------------
      1st             A-1, A-2, A-3,      Interest up to the total interest payable on those classes, pro rata based on the
                        A-4 and X         respective amounts of that interest payable on each such class

      2nd             A-1, A-2, A-3       Principal up to the total principal payable on those classes, allocable between those classes as described immediately following this table

      3rd             A-1, A-2, A-3       Reimbursement up to the total loss reimbursement amount for those classes, pro
                         and A-4          rata based on the loss reimbursement amount for each such class
------------------------------------------------------------------------------------------------------------------------------
      4th                   B             Interest up to the total interest payable on that class

      5th                   B             Principal up to the total principal payable on that class

      6th                   B             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
      7th                   C             Interest up to the total interest payable on that class

      8th                   C             Principal up to the total principal payable on that class

      9th                   C             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
      10th                  D             Interest up to the total interest payable on that class

      11th                  D             Principal up to the total principal payable on that class

      12th                  D             Reimbursement up to the loss reimbursement amount for that class
----------------- ------------------------------------------------------------------------------------------------------------
      13th                  E             Interest up to the total interest payable on that class

      14th                  E             Principal up to the total principal payable on that class

      15th                  E             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------

                                     S-143



      16th                  F             Interest up to the total interest payable on that class

      17th                  F             Principal up to the total principal payable on that class

      18th                  F             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
      19th                  G             Interest up to the total interest payable on that class

      20th                  G             Principal up to the total principal payable on that class

      21st                  G             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
      22nd                  H             Interest up to the total interest payable on that class

      23rd                  H             Principal up to the total principal payable on that class

      24th                  H             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
      25th                  J             Interest up to the total interest payable on that class

      26th                  J             Principal up to the total principal payable on that class

      27th                  J             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
      28th                  K             Interest up to the total interest payable on that class

      29th                  K             Principal up to the total principal payable on that class

      30th                  K             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
      31st                  L             Interest up to the total interest payable on that class

      32nd                  L             Principal up to the total principal payable on that class

      33rd                  L             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
      34th                  M             Interest up to the total interest payable on that class

      35th                  M             Principal up to the total principal payable on that class

      36th                  M             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
      37th                  N             Interest up to the total interest payable on that class

      38th                  N             Principal up to the total principal payable on that class

      39th                  N             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
      40th                  P             Interest up to the total interest payable on that class

      41st                  P             Principal up to the total principal payable on that class

      42nd                  P             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
      43rd                  Q             Interest up to the total interest payable on that class

      44th                  Q             Principal up to the total principal payable on that class

      45th                  Q             Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
      46th                  R             Any remaining Standard Available P&I Funds
------------------------------------------------------------------------------------------------------------------------------

         In general, no payments of principal will be made with respect to the class A-4 until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, if all or any two of those classes are outstanding as of the Senior Principal Distribution Cross-Over Date, or if all or any two of those classes are outstanding on the final payment date for the series 2004-C1 certificates, then payments of principal on the outstanding class A-1, A-2, A-3 and A-4 certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.


         Allocation of Payments on the Pecanland Mall Mortgage Loan; Payments on the Class PM Certificates. On or prior to each payment date, amounts received during the related collection period with respect to the Pecanland Mall Mortgage Loan, together with any amounts advanced with respect to the Pecanland Mall Mortgage Loan, subject to adjustment for interest reserve amounts with respect to the Pecanland Mall Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to the Pecanland Mall Mortgage Loan under the series 2004-C1 pooling and servicing agreement, will be applied as follows:

          o first, for inclusion in Standard Available P&I Funds, as interest accrued with respect to the Pecanland Mall Pooled Portion, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of the Pecanland Mall Pooled Portion, through but not including the then-most recent due date for the Pecanland Mall Mortgage Loan (net of any portion thereof that constitutes Mortgage Deferred Interest with respect to the Pecanland Mall Mortgage Loan that is allocable to the Pecanland Mall Pooled Portion), to the extent not previously received or advanced;

          o second, for inclusion in Standard Available P&I Funds, as principal on the Pecanland Mall Pooled Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the Pecanland Mall Pooled Portion immediately prior to, together with any Mortgage Deferred Interest with respect to the Pecanland Mall Mortgage Loan that is allocable to the Pecanland Mall Pooled Portion for, the subject payment date and (2) either (A) if no Pecanland Mall Payment Trigger Event exists for such payment date, 50% of the Pecanland Mall Principal Payment Amount for the subject payment date, or (B) if a Pecanland Mall Trigger Event exists for such payment date, the entire Pecanland Mall Principal Payment Amount for the subject payment date;

          o third, for inclusion in the Standard Available P&I Funds, as a reimbursement with respect to the Pecanland Mall Pooled Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Pecanland Mall Mortgage Loan that were not otherwise borne by the holders of the class PM certificates and that have not been previously reimbursed;

          o fourth, for inclusion in the Class PM Available P&I Funds, as interest with respect to the Pecanland Mall Non-Pooled Portion, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of the Pecanland Mall Non-Pooled Portion, through but not including the then-most recent due date for the Pecanland Mall Mortgage Loan (net of any portion thereof that constitutes Mortgage Deferred Interest with respect to the Pecanland Mall Mortgage Loan that is allocable to the Pecanland Mall Non-Pooled Portion), to the extent not previously received or advanced;

          o fifth, for inclusion in the Class PM Available P&I Funds, as principal of the Pecanland Mall Non-Pooled Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the Pecanland Mall Non-Pooled Portion immediately prior to, together with any Mortgage Deferred

               Interest with respect to the Pecanland Mall Mortgage Loan that is allocable to the Pecanland Mall Non-Pooled Portion for, the subject payment date and (2) the excess, if any, of (a) the entire Pecanland Mall Principal Payment Amount for the subject payment date, over (b) the payments of principal to be made with respect to the Pecanland Mall Pooled Portion on that payment date in accordance with clause second above;

          o sixth, for inclusion in Standard Available P&I Funds, as principal on the Pecanland Mall Pooled Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the Pecanland Mall Pooled Portion immediately prior to, together with any Mortgage Deferred Interest with respect to the Pecanland Mall Mortgage Loan that is allocable to the Pecanland Mall Pooled Portion for, the subject payment date (net of the amount of principal included in Standard Available P&I Funds on such payment date pursuant to clause second above) and (2) excess, if any, of (a) the entire Pecanland Mall Principal Payment Amount for the subject payment date, over (b) the payments of principal to be made with respect to the Pecanland Mall Pooled Portion and the Pecanland Mall Non-Pooled Portion on that payment date in accordance with clause second and/or clause fifth above;

          o seventh, for inclusion in the Class PM Available P&I Funds, as a reimbursement with respect to the Pecanland Mall Non-Pooled Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Pecanland Mall Mortgage Loan that were borne by the holders of the class PM certificates and that have not been previously reimbursed; and

          o eighth, to the class PM representative as a reimbursement of any outstanding Pecanland Mall Cure Payments.


For purposes of clauses first and fourth of the preceding sentence, any Mortgage Deferred Interest with respect to the Pecanland Mall Mortgage Loan that is allocable to the Pecanland Mall Non-Pooled Portion for any payment date will be equal to the Mortgage Deferred Interest that is allocated to the class PM certificates for the subject payment date, and the balance of any Mortgage Deferred Interest with respect to the Pecanland Mall Mortgage Loan for the subject payment date will be allocated to the Pecanland Mall Pooled Portion.

         On each payment date, the trustee will apply the Class PM Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Class PM Available P&I Funds:

          o first, to make distributions of interest to the holders of the class PM certificates up to the total interest distributable on that class on that payment date;

          o second, to make distributions of principal to the holders of the class PM certificates up to an amount (not to exceed the total principal balance of the class PM certificates outstanding immediately prior to, together with all Mortgage Deferred Interest allocated to the class PM certificates for, such payment date) equal to the Class PM Principal Payment Amount for that payment date; and

          o third, to make distributions of principal to the holders of the class PM certificates, up to an amount equal to, and in reimbursement of, all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust fund, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of each class of series 2004-C1 principal balance certificates, exclusive of the class J, K, L, M, N, P, Q and PM certificates, that are then entitled to payments of principal, up to an amount equal to the product of--

          o    the full amount of that prepayment consideration, multiplied by

          o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2004-C1 principal balance certificates for the corresponding interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

          o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the amount of principal, if any, payable to the holders of that class of series 2004-C1 principal balance certificates on that payment date, and the denominator of which is the Net Principal Payment Amount for that payment date.

         For the purpose of the foregoing, the relevant discount rate will be the discount rate specified in the mortgage loan documents for the subject underlying mortgage loan.

         On each payment date, immediately following the distributions described above in this "--Payments of Prepayment Premiums and Yield Maintenance Charges" subsection, the trustee will thereafter remit any remaining portion of the subject prepayment consideration distributable on that payment date to the holders of the class X certificates.

         After the payment date on which the total principal balance of all classes of the offered certificates has been reduced to zero, the trustee will pay any prepayment consideration collected on the underlying mortgage loans, entirely to the holders of the class F, G, H and/or X certificates.

         Neither we nor any of the underwriters makes any representation as to:

          o the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge; or

          o the collectability of any prepayment premium or yield maintenance charge.

         See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement.

         Payments of Post-ARD Additional Interest. The class Y certificates will entitle holders to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest.

TREATMENT OF REO PROPERTIES

         Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining:

          o    payments on the series 2004-C1 certificates;

          o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2004-C1 certificates; and

          o the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2004-C1 pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

         Operating revenues and other proceeds derived from an REO Property held by the trust will be applied:

          o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property and select other items; and

          o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

         To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each mortgage loan in the trust fund as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.


REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

         As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2004-C1 principal balance certificates.

         On each payment date, following the payments to be made to the series 2004-C1 certificateholders on that payment date, the trustee will allocate to the respective classes of the series 2004-C1 principal balance certificates (exclusive of the class PM certificates), sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior payment date and are not allocable to the class PM certificates as described below, but only to the extent that the total Stated Principal Balance of the mortgage pool (reduced by the Allocated Principal Balance of the Pecanland Mall Non-Pooled Portion) that will be outstanding immediately following that payment date exceeds the total principal balance of the series 2004-C1 principal balance certificates (exclusive of the class PM certificates) following all payments made to series 2004-C1 certificateholders on that payment date.

              ORDER OF ALLOCATION                      CLASS
    -------------------------------------      ------------------------
    1st..................................                Q
    2nd..................................                P
    3rd..................................                N
    4th..................................                M
    5th..................................                L
    6th..................................                K
    7th..................................                J
    8th..................................                H
    9th..................................                G
    10th.................................                F
    11th.................................                E
    12th.................................                D
    13th.................................                C
    14th.................................                B
    15th.................................        A-1, A-2, A-3 and
                                               A-4, pro rata based on
                                              total principal balance


         In no event will the principal balance of any class of series 2004-C1 principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other series 2004-C1 principal balance certificates listed above it in the table has been reduced to zero.

         Notwithstanding the foregoing, all Realized Losses and Additional Trust Fund Expenses, if any, in respect of or related to the Pecanland Mall Mortgage Loan will be allocated--

          o first, to the class PM certificates, up to the total principal balance of such class, but only to the extent that the total principal balance of that class exceeds the Allocated Principal Balance of the Pecanland Mall Non-Pooled Portion that will be outstanding immediately following that payment date, and

          o then, to the respective classes of series 2004-C1 principal balance certificates (exclusive of the class PM certificates) as described above in this "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" section.

         All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of series 2004-C1 principal balance certificates will be made by reducing the total principal balance of such class by the amount so allocated.

         The Realized Loss with respect to a defaulted mortgage loan, or related REO Property, in the trust fund as to which a final recovery determination has been made, is an amount generally equal to the excess, if any, of:

          o the outstanding principal balance of the mortgage loan as of the commencement of the collection period in which the final recovery determination was made, together with--

               1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the final recovery determination was made, exclusive, however, of any portion of that interest that represents Default Interest, Post-ARD Additional Interest, prepayment premiums and yield maintenance charges; and

               2. all related unreimbursed servicing advances, together with interest accrued thereon; over

          o all payments and proceeds, if any, received in respect of such mortgage loan, or related REO Property, as the case may be, during the collection period in which such final recovery determination was made.

         A final recovery determination is a determination made by the special servicer that all amounts collectible with respect to a defaulted mortgage loan, or related REO Property, in the trust fund have been received.

         If any portion of the debt due under any underlying mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

         Realized Losses may include advances (and interest accrued thereon) that are determined to be nonrecoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool, but only after a final recovery determination has been made with respect to that mortgage loan or a related REO Property.

         Some examples of Additional Trust Fund Expenses are:

          o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

          o any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan as provided in the series 2004-C1 pooling and servicing agreement;

          o the cost of certain property inspections by the special servicer at the expense of the trust, which cost is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan as provided in the series 2004-C1 pooling and servicing agreement;

          o the cost of various opinions of counsel and other legal and tax accounting advice required or permitted to be obtained in connection with the servicing of the underlying mortgage loans, the administration of the other trust assets, certain amendments to the series 2004-C1 pooling and servicing agreement and the recording of the series 2004-C1 pooling and servicing agreement;

          o any unanticipated, non-mortgage loan specific expenses of the trust, including--

               1. any reimbursements and indemnifications to the trustee and various related persons and entities described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus,

               2. any reimbursements and indemnifications to the master servicer, the special servicer, us and various related persons and entities described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

               3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

          o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the related borrower;

          o any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of the Ocean Key Resort subordinate companion loan by the trust, in its capacity as holder of the Ocean Key Resort Mortgage Loan, pursuant to the Ocean Key Resort Intercreditor Agreement; and

          o any amounts expended on behalf of the trust to test for and/or remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Underlying Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

         In general, any losses and expenses that are associated with the Ocean Key Resort Mortgage Loan and the related subordinate companion loan will be allocated in accordance with the terms of the Ocean Key Resort Intercreditor Agreement, first, to the related subordinate companion loan and, second, to the Ocean Key Resort Mortgage Loan. The portion of those losses and expenses allocated to the Ocean Key Resort Mortgage Loan will be allocated among the series 2004-C1 certificates in the manner described above. See "Description of the Mortgage Pool--Ocean Key Resort Loan Pair--Allocation of Payments Between the Ocean Key Resort Mortgage Loan and the Related Subordinate Companion Loan" in this prospectus supplement.


ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

         The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments--other than balloon payments--and assumed monthly debt service payments, in each case net of related master servicing fees and special servicing fees, that:

          o were due or deemed due, as the case may be, with respect to the underlying mortgage loans (including the Pecanland Mall Non-Pooled Portion) during the related collection period; and

          o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

         Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any such underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal:

          o the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence; reduced (to not less than zero) by

          o with respect to each class of series 2004-C1 principal balance certificates to which any portion of the subject Appraisal Reduction Amount is allocated, one month's interest (calculated on a 30/360 Basis) on the portion of the subject Appraisal Reduction Amount allocated to that class at the applicable pass-through rate.

         Appraisal Reduction Amounts will be allocated to the respective classes of the series 2004-C1 principal balance certificates, in each case up to (but without any reduction in) the related outstanding total principal balance thereof, in the following order: first, to the class PM certificates (but only if the subject Appraisal Reduction Amount relates to the Pecanland Mall Mortgage
Loan); then, to the Q, P, N, M, L, K, J, H, G, F, E, D, C and B classes, in that order; and last, to the A-1, A-2, A-3 and A-4 classes, on a pro rata basis by balance.

         With respect to any payment date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the conditions set forth in the series 2004-C1 pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2004-C1 certificates on that payment date.

         If the master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. If the trustee fails to make a required advance and the fiscal agent is aware of that failure, the fiscal agent will be obligated to make that advance. See "--The Trustee" and "--The Fiscal Agent" below.

         The master servicer, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds with respect to any underlying mortgage loan, together with interest thereon, from collections on that mortgage loan. None of the master servicer, the trustee or the fiscal agent will be obligated to make any monthly debt service advance with respect to any underlying mortgage loan that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on that mortgage loan. The trustee and the fiscal agent will be entitled to conclusively rely on any determination of nonrecoverability made by the master servicer or the special servicer, and the master servicer will be entitled to conclusively rely on any determination of nonrecoverability made by the special servicer. If the master servicer, the trustee or the fiscal agent makes any monthly debt service advance with respect to any underlying mortgage loan that it subsequently determines will not be recoverable out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--Collection Account" in this prospectus supplement.

         If the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any monthly debt service advance (including the portion of any monthly debt service advance made with respect to the Pecanland Mall Non-Pooled Portion) that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C1 certificates, exclusive of the class PM certificates), thereby reducing the payments of principal on the A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates. Amounts otherwise payable on the class PM certificates will not be available to reimburse advances on any underlying mortgage loan other than the Pecanland Mall Mortgage Loan.

         Notwithstanding the foregoing, upon a determination that a previously made monthly debt service advance is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable monthly debt service advance over a period of time (not to exceed six months or such longer period as agreed to by the series 2004-C1 controlling class representative and the advancing party, each in its sole discretion) and the unreimbursed portion of such advance will accrue interest at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable monthly debt service advance over time, or not to do so, benefits some classes of series 2004-C1 certificateholders to the detriment of other classes of series 2004-C1 certificateholders will not, with respect to the master servicer, constitute a violation of the Servicing Standard or, with respect to the trustee or the fiscal agent, constitute a violation of any fiduciary duty to the series 2004-C1 certificateholders and/or contractual duty under the series 2004-C1 pooling and servicing agreement. In the event that the master servicer, the trustee or the fiscal agent, as applicable, elects not to recover such nonrecoverable advances over time, the master servicer, the trustee or the fiscal agent, as applicable, will be required to give S&P and Moody's at least 15 days' notice prior to any such reimbursement, unless the master servicer, the trustee or the fiscal agent, as applicable, makes a determination not to give such notices in accordance with the terms of the series 2004-C1 pooling and servicing agreement.

         The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on monthly debt service advances made by it out of its own funds with respect to the underlying mortgage loans. That interest will accrue on the amount of each such monthly debt service advance, and compound annually, for so long as that advance is outstanding -- or, if the advance was made during the grace period for the subject monthly debt service payment, for so long as that advance is outstanding from the end of that grace period -- at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any such monthly debt service advance will be payable:

          o first, out of any Default Interest and/or late payment charge collected on the related underlying mortgage loan during the collection period in which that monthly debt service advance is reimbursed; and

          o then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in clause first above are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest collected during the following 12 months on the underlying mortgage loan as to which those advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer.

         To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding monthly debt service advances with respect to the underlying mortgage loans will result in a reduction in amounts payable on one or more classes of the series 2004-C1 certificates.

         A monthly debt service payment will be assumed to be due with respect to:

          o each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

          o each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect immediately prior to, and without regard to the occurrence of, the subject maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due if the related mortgaged real property had not become an REO Property. Assumed monthly debt service payments for an ARD Loan will not include Post-ARD Additional Interest or accelerated amortization payments.

         The master servicer will not be required to make any advance of principal or interest with respect to the Ocean Key Resort subordinate companion loan.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Certificateholder Reports. Based solely on historical information provided on a one-time basis by the respective mortgage loan sellers and information provided in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee, a payment date statement substantially in the form of Annex D to this prospectus supplement.

         Not later than 2:00 p.m. (New York City time) on the second business day prior to each determination date, the special servicer will deliver or cause to be delivered to the master servicer the following reports with respect to the specially serviced mortgage loans and any REO Properties providing the required information as of the end of the preceding calendar month: (i) a CMSA property file; (ii) a CMSA comparative financial status report and (iii) a CMSA financial file. Not later than 5:00 p.m. (New York City time) on the first business day following each determination date, the special servicer will deliver or cause to be delivered to the master servicer the following reports with respect to the mortgage loans (and, if applicable, the related REO Properties) (or, as to clause (iv) below, only with respect to specially serviced mortgage loans) providing the required information as of such determination date: (i) a CMSA historical liquidation report; (ii) a CMSA historical loan modification and corrected mortgage loan report; (iii) a CMSA REO status report; (iv) a CMSA loan level reserve/LOC report and (v) a CMSA delinquent loan status report.

         Not later than 4:00 p.m. (New York City time) on the third business day after each determination date, the master servicer shall deliver or cause to be delivered to the trustee (in electronic format acceptable to the master servicer and the trustee) (A) the most recent CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation report and CMSA REO status report received from the special servicer; (B) a CMSA property file, a CMSA comparative financial status report and a CMSA financial file, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the special servicer and the master servicer); (C) a CMSA loan level reserve/LOC report and a CMSA delinquent loan status report, each with the required information as of such determination date (in each case combining the reports prepared by the special servicer and the master servicer); (D) a CMSA servicer watchlist with the required information as of such determination date and (E) an updated collection report.

         The master servicer will be entitled, absent manifest error, to conclusively rely on the reports to be provided by the special servicer pursuant to the second preceding paragraph. The trustee will be entitled, absent manifest error, to conclusively rely on the CMSA loan periodic update file to be provided by the master servicer. In the case of information or reports to be furnished by the master servicer to the trustee, to the extent that such information is based on reports to be provided by the special servicer and, to the extent that such reports are to be prepared and delivered by the special servicer, the master servicer will have no obligation to provide such information or reports until it has received such information or reports from the special servicer and the master servicer will not be in default due to a delay in providing the reports to the extent caused by the special servicer's failure to timely provide any report.

         In addition, the special servicer with respect to each specially serviced mortgage loan and REO Property, and the master servicer with respect to each non-specially serviced mortgage loan, will each prepare or, if previously prepared, update an operating statement analysis report for the related mortgaged real property or REO Property, as the case may be. Subject to the conditions set forth in the last paragraph under "--Other Information" below, the master servicer and the special servicer will make available to the trustee, the series 2004-C1 controlling class representative, any certificateholder, certificate owner or prospective certificateholder or certificate owner, in each case upon request, all of the operating statement analysis reports so prepared or updated; provided, that if the requesting party is a certificateholder, certificate owner or prospective certificateholder or certificate owner, the master servicer or the special servicer, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing any copies. See "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement.

         Each CMSA file or report will be substantially in the form of, and contain the information called for in, the downloadable form of that file or report available as of the date of the initial issuance of the series 2004-C1 certificates on the CMSA website, currently located at www.cmbs.org, or in such other form for the presentation of that information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

         Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2004-C1 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2004-C1 certificates are registered on the books and records of the certificate registrar.

         Information Available Electronically. On or prior to each payment date, the trustee will make available to Privileged Persons via its internet website, which is currently located at "www.etrustee.net", (i) the monthly payment date statement, (ii) the CMSA loan periodic update file, CMSA loan setup file, CMSA bond file and CMSA collateral summary file, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for Privileged Persons (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus and the series 2004-C1 pooling and servicing agreement, and (v) any other items at the request of the Depositor. In addition, on or prior to each payment date, the trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports, (ii) the CMSA property file and (iii) any other items at the request of the Depositor. The trustee will provide access to such restricted reports, upon request, to each Privileged Person.

         The trustee will not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its internet website and will assume no responsibility therefor. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

         In connection with providing access to its internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with, and in compliance with the terms of, the series 2004-C1 pooling and servicing agreement.

         The master servicer may, but is not required to, make available on or prior to the payment date in each month to any interested party via its internet website (i) the monthly payment date statement, (ii) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the series 2004-C1 pooling and servicing agreement, the accompanying prospectus and this prospectus supplement and (iii) any other items at our request. In addition, the master servicer may, but is not required to, make available each month via its internet website (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA loan periodic update file, and (ii) to any Privileged Person, with the use of a password provided by the master servicer, the Restricted Servicer Reports, the CMSA financial file and the CMSA property file. Any Restricted Servicer Report or Unrestricted Servicer Report that is not available on the master servicer's internet website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related payment date, will be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the master servicer, upon request, to any person otherwise entitled to access such report on the master servicer's internet website.

         In connection with providing access to the master servicer's internet website, the master servicer may require registration and the acceptance of a disclaimer.

         Other Information. The series 2004-C1 pooling and servicing agreement will obligate the master servicer (with respect to the items listed in clauses 1, 2 (other than monthly payment date statements), 3, 5, 6, 8, 9 and 10), the special servicer (with respect to the items in clauses 3, 7, 8 (with respect to specially serviced mortgage loans), 9 and 10) and the trustee (with respect to the items in clauses 2, 3, 4 and 9 below and to the extent any other items are in its possession) to make available at their respective offices, upon ten days' prior written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the master servicer, the special servicer or the trustee, as the case may be, as a prospective transferee of an offered certificate or any interest in an offered certificate, originals or copies of, among other things, the following items:

          1. the series 2004-C1 pooling and servicing agreement, including exhibits, and any amendments to the series 2004-C1 pooling and servicing agreement;

          2. all monthly payment date statements delivered, or otherwise electronically made available, to series 2004-C1 certificateholders since the date of initial issuance of the offered certificates, and all reports, statements and analyses delivered, as described in the third paragraph under the heading "--Certificateholder Reports" above, by the master servicer since the date of initial issuance of the offered certificates;

          3. all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

          4. all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under

               "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

          5. the most recent inspection report with respect to each mortgaged real property for an underlying mortgage loan prepared by the master servicer or received by the master servicer from the special servicer and any environmental assessments prepared, in each case as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

          6. the most recent annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan collected or otherwise received by the master servicer as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

          7. any and all modifications, waivers and amendments of the terms of an underlying mortgage loan entered into by the special servicer and the asset status report prepared pursuant the series 2004-C1 pooling and servicing agreement;

          8. all of the servicing files with respect to the underlying mortgage loans (exclusive of any items therein that may not be disclosed by reason of contract or applicable law);

          9. any and all officers' certificates and other evidence delivered by the master servicer or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a Nonrecoverable Advance, including appraisals affixed thereto and any required appraisal; and

          10. all CMSA operating statement analyses and CMSA NOI adjustment worksheets maintained by the master servicer or the special servicer.

Copies of any and all of the foregoing items will be available from the master servicer, the special servicer or the trustee, as the case may be, upon request. However, the master servicer, the special servicer or the trustee, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, unless the party requesting such copies is any of the rating agencies.

         In connection with providing access to or copies of the items described above, the trustee, the master servicer or the special servicer, as applicable, may require:

          o in the case of a holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2004-C1 pooling and servicing agreement or otherwise reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a holder or beneficial owner of offered certificates and will keep the information confidential; and

          o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2004-C1 pooling and servicing agreement or otherwise reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

         The voting rights for the series 2004-C1 certificates will be allocated as follows:

          o 96.0% of the voting rights will be allocated to the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and PM certificates in proportion to the respective total principal balances of those classes;

          o 4.0% of the voting rights will be allocated to the class X certificates; and

          o 0.0% of the voting rights will be allocated to the class R and Y certificates;

provided that, solely for the purpose of determining the voting rights of the classes of certificates specified in the first bullet, the aggregate Appraisal Reduction Amount (determined as set forth herein) shall be treated as Realized Losses with respect to the calculation of the total principal balances of such certificates; and provided, further, that the aggregate Appraisal Reduction Amount shall not reduce the total principal balance of any class for purposes of determining the series 2004-C1 controlling class, the series 2004-C1 controlling class representative, the class PM representative, the Majority Controlling Class Certificateholder or the Majority Class PM Certificateholder;

         Voting rights allocated to a class of series 2004-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.


TERMINATION

         The obligations created by the series 2004-C1 pooling and servicing agreement will terminate following the earliest of:

          1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund; and

          2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by the special servicer, the Majority Controlling Class Certificateholder or the master servicer, in that order of preference.

         Written notice of termination of the series 2004-C1 pooling and servicing agreement will be given to each series 2004-C1 certificateholder. The final payment with respect to each series 2004-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2004-C1 certificate registrar or at any other location specified in the notice of termination.

         Any purchase by the special servicer, the Majority Controlling Class Certificateholder or the master servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

          o    the sum of--

               1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

                    (a) all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including their respective due dates in the related collection period, and

                    (b) all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

               2. the appraised value of all REO Properties then included in the trust fund, as determined by an appraiser selected by the master servicer and approved by the trustee; minus

          o if the purchaser is the master servicer, the aggregate amount of unreimbursed advances made by the master servicer, together with any interest accrued and payable to the master servicer in respect of unreimbursed advances in accordance with the series 2004-C1 pooling and servicing agreement and any unpaid master servicing fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the master servicer in connection with such purchase).

That purchase will result in early retirement of the then outstanding series 2004-C1 certificates. However, the right of the special servicer, the Majority Controlling Class Certificateholder or the master servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool, including the non-pooled portion of the Pecanland Mall underlying mortgage loan, be less than 1.0% of the initial total principal balance of the series 2004-C1 principal balance certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2004-C1 certificateholders, will constitute part of the Total Available P&I Funds for the final payment date.


THE TRUSTEE

         LaSalle Bank National Association, a national banking association with its principal offices located in Chicago, will act as trustee on behalf of the Certificateholders. The corporate trust office of the trustee is located at 135
S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Citigroup Commercial Mortgage Trust, Series 2004-C1.

         The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times:

          o    be authorized under those laws to exercise trust powers;

          o    have a combined capital and surplus of at least $100,000,000; and

          o be subject to supervision or examination by federal or state banking authority.

If the subject corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2004-C1 certificates in its own name. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee will be entitled to a monthly fee for its services. With respect to each and every underlying mortgage loan, including each specially serviced mortgage loan, each mortgage loan as to which the related mortgaged real property has become an REO Property and each mortgage loan that has been defeased, that fee will accrue at a specified rate per annum on the Stated Principal Balance of the related mortgage loan outstanding from time to time and be calculated on a 30/360 Basis. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund. The trustee will also be permitted to retain investment income earned on amounts on deposit in the payment account.

         See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.


THE FISCAL AGENT

         ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as fiscal agent pursuant to the series 2004-C1 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group - Citigroup Commercial Mortgage Trust, Series 2004-C1. The fiscal agent will be deemed to have been removed in the event of the resignation or removal of the trustee.

         The fiscal agent will make no representation as to the validity or sufficiency of the series 2004-C1 pooling and servicing agreement, the series 2004-C1 certificates, the underlying mortgage loans, this prospectus supplement (except for the information in the immediately preceding paragraph) or related documents. The duties and obligations of the fiscal agent consist only of making advances as described in this prospectus supplement; and the fiscal agent will not be liable except for the performance of such duties and obligations.

         In the event that the master servicer and the trustee fail to make a required advance, the fiscal agent will be required to make such advance, provided that the fiscal agent will not be obligated to make any advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled to rely conclusively on any determination by the master servicer or the trustee, as applicable, that an advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as the trustee and the master servicer.


                        YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

         General.  The yield on any offered certificate will depend on:

          o the price at which the certificate is purchased by an investor, and

          o    the rate, timing and amount of payments on the certificate.

         The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

          o    the pass-through rate for the certificate,

          o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

          o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

          o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

         Pass-Through Rates. The pass-through rates for the class A-1 and A-2 certificates are, in each case, fixed. The pass-through rates applicable to the other classes of offered certificates are, in each case, equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time. Accordingly, the yield on the class A-3, A-4, B, C, D and E certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

         See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

         Rate and Timing of Principal Payments. The yield to maturity on offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are paid in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust fund.

         Prepayments and other early liquidations of the underlying mortgage loans, including as a result of the purchase of any mortgage loan out of the trust as described under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions", "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" and "Description of the Offered Certificates--Termination" in this prospectus supplement, will result in payments on the offered certificates of amounts that would otherwise be paid over the remaining terms of the underlying mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on those mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high.

Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. Conversely, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

         Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

         Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect:

          o    the amount of payments on your offered certificates;

          o    the yield to maturity of your offered certificates;

          o    the rate of principal payments on your offered certificates; and

          o    the weighted average life of your offered certificates.

         Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

         If--

          o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

          o the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

         In addition, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C1 principal balance certificates (other than the class PM certificates), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C1 certificates (other than the class PM certificates). As a result, the Net Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal on the offered certificates.

         Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust fund:

          o    prevailing interest rates;

          o    the terms of the mortgage loans, including--

               1. provisions that require the payment of prepayment premiums and yield maintenance charges,

               2.   provisions that impose prepayment lock-out periods, and

               3.   amortization terms that result in balloon payments;

          o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

          o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

          o    the quality of management of the mortgaged real properties;

          o    the servicing of the mortgage loans;

          o    possible changes in tax laws; and

          o    other opportunities for investment.

         See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the

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Governing Documents" and "Yield and Maturity Considerations--Yield and
Prepayment Considerations" in the accompanying prospectus.

         The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

         A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

         We make no representation or warranty regarding:

          o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

          o    the relative importance of those factors;

          o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

          o the overall rate of prepayment or default on the underlying mortgage loans.

         Unpaid Interest. If the portion of the Standard Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Standard Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

         Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

\

CPR MODEL

         Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR", model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.


WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

         The tables set forth on Annex C to this prospectus supplement:

          o indicate the respective weighted average lives of the various classes of the offered certificates; and

          o set forth the percentages of the respective initial total principal balances of the various classes of the offered certificates that would be outstanding after the payment dates in each of the calendar months shown.

         Those tables were prepared based on the Maturity Assumptions and the indicated prepayment scenarios.

         For purposes of this prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor, assuming no losses. For purposes of this "Yield and Maturity Considerations" section and Annex C, the weighted average life of any offered certificate is determined by:

          1. multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date, which is part of the Maturity Assumptions, to the related payment date;

          2.   summing the results; and

          3. dividing the result by the sum of the principal payments for the certificate.

         The weighted average life of any offered certificate will be influenced by, among other things, the rate at which the principal of the underlying mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any offered certificate may also be affected to the extent that additional payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

         The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex
C. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

         We make no representation that:

          o the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate;

          o all the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate;

          o mortgage loans in the trust fund that are in a lockout period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise; or

          o mortgage loans in the trust fund will not experience defaults and losses.


USE OF PROCEEDS

         Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust fund and to pay those expenses incurred in connection with the issuance of the series 2004-C1 certificates.


                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

         Upon the initial issuance of the offered certificates, our counsel, Sidley Austin Brown & Wood LLP, will deliver its opinion generally to the effect that, assuming compliance with the series 2004-C1 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and the Pecanland Mall individual loan REMIC, respectively, will each qualify as a REMIC under the Internal Revenue Code.

         The assets of REMIC I will generally include:

          o    the underlying mortgage loans;

          o    any REO Properties acquired on behalf of the trust fund;

          o    the master servicer's collection account;

          o    the special servicer's REO account; and

          o    the trustee's payment account and interest reserve account.

However, the Pecanland Mall underlying mortgage loan constitutes the sole asset of a separate REMIC and the regular interest in that loan REMIC will be an asset of REMIC I instead of that mortgage loan or any related REO Property. In addition, neither REMIC I nor the Pecanland Mall individual loan REMIC will include any collections of Post-ARD Additional Interest on any ARD Loan.

         For federal income tax purposes,

          o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

          o the class A-1, A-2, A-3, A-4, X, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and PM certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II;

          o the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and the Pecanland Mall individual loan REMIC; and

          o the class Y certificates will evidence 100% of the beneficial ownership of the grantor trust consisting of any Post-ARD Additional Interest collected on any ARD Loan.


DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         The class A-1 and E certificates will be issued with more than a de minimis amount of original issue discount. The class A-4, B, C and D certificates will be issued with a de minimis amount of original issue discount. The class A-2 and A-3 certificates will be issued with no original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

         The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

         Some classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

         When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2004-C1 certificates for federal income tax reporting purposes, the prepayment assumption used will be that, subsequent to the date of any determination:

          o any ARD Loan in the trust fund will be paid in full on its anticipated repayment date,

          o no mortgage loan in the trust fund will otherwise be prepaid prior to maturity,

          o there will be no extension of maturity for any mortgage loan in the trust fund, and

          o no mortgage loan is purchased out of or otherwise removed from the trust for any reason.

However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

         Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.


CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, the offered certificates will generally be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in
Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as:

          o "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code; and

          o "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

         To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account or reserve fund, that mortgage loan is not secured solely by real estate. Therefore:

          o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

          o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

          o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of U.S. government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

          o the borrower pledges substitute collateral that consist solely of certain U.S. government securities;

          o    the mortgage loan documents allow that substitution;

          o the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

          o the release is not within two years of the startup day of the REMIC.

         Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B), respectively of the Internal Revenue Code.

         See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.


PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2004-C1 certificateholders.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.


                              ERISA CONSIDERATIONS


GENERAL

         If you are--

          (1)  a fiduciary of a Plan, or

          (2)  any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

         If a Plan acquires an offered certificate, the assets of the trust will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.

         See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors", which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception is tested immediately after each acquisition of a series 2004-C1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2004-C1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2004-C1 certificates.

         If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of the offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.


THE UNDERWRITER EXEMPTION

         The U.S. Department of Labor issued individual prohibited transaction exemptions to a predecessor of Citigroup Global Markets Inc. and to an affiliate of Wachovia Capital Markets, LLC, respectively, which exemptions are identified as Prohibited Transaction Exemption 91-23 and Prohibited Transaction Exemption 96-22, respectively, in each case as amended by Prohibited Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of certain conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things:

          o the servicing and operation of pools of real estate loans, such as the mortgage pool; and

          o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

         The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

          o first, the acquisition of the offered certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          o second, at the time of its acquisition by the Plan, the offered certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

          o third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

          o    fourth, the following must be true--

               1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of offered certificates,

               2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust must represent not more than the fair market value of the obligations, and

               3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the series 2004-C1 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

          o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         It is a condition of their issuance that each class of the offered certificates be rated at least investment grade by S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the offered certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

         The Underwriter Exemption also requires that the trust meet the following requirements:

          o the trust assets must consist solely of assets of the type that have been included in other investment pools;

          o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

          o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

         We believe that these requirements have been satisfied as of the date of this prospectus supplement.

         If the general conditions of the Underwriter Exemption are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with:

          o the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the fiscal agent, the master servicer, the special servicer, any party with servicing responsibilities with respect to the Pecanland Mall Mortgage Loan or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan;

          o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

          o    the continued holding of an offered certificate by a Plan.

         However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

         Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by
Section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

          o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is:

               1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans; or

               2.   an affiliate of that borrower;

          o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

          o    the continued holding of offered certificates by a Plan.

         Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

         Lastly, if the general conditions of the Underwriter Exemption are satisfied, the Underwriter Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code, by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of:

          o    providing services to the Plan; or

          o    having a specified relationship to this person;

solely as a result of the Plan's ownership of offered certificates.

         Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied at the time of the purchase.


EXEMPT PLANS

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.


FURTHER WARNINGS

         Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

         The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that:

          o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan; or

          o the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT


         The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

         Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates:

          o    are legal investments for them; or

          o    are subject to investment, capital or other restrictions.

         In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to:

          o    prudent investor provisions;

          o    percentage-of-assets limits; and

          o provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

         See "Legal Investment" in the accompanying prospectus.


                             METHOD OF DISTRIBUTION


         Subject to the terms and conditions of an underwriting agreement dated June 8, 2004, between us and the underwriters, the underwriters will purchase from us, upon initial issuance, their respective allotments, as specified in the tables below, of the offered certificates (in each case expressed as an approximate percentage of the total principal balance of the respective classes of the offered certificates). As specified in the tables below, not every underwriter is obligated to purchase offered certificates from us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about June 24, 2004, against payment therefor in immediately available funds. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately 99.5602% of the initial total principal balance of the offered certificates, plus accrued interest on all the offered certificates from June 1, 2004.


              UNDERWRITER                   CLASS A-1        CLASS A-2        CLASS A-3        CLASS A-4
-------------------------------------      -----------      -----------      -----------      -----------
Citigroup Global Markets Inc........           71.84%           71.84%           71.84%           68.56%
Wachovia Capital Markets, LLC.......           28.16            28.16            28.16            26.93
CDC Securities......................            0.00             0.00             0.00             0.00
Deutsche Bank Securities Inc........            0.00             0.00             0.00             4.52
                                              ------           ------           ------           ------
Total...............................          100.00%          100.00%          100.00%          100.00%
                                              ======           ======           ======           ======


              UNDERWRITER                    CLASS B          CLASS C          CLASS D          CLASS E
--------------------------------------      ---------        ---------        ---------        ----------
Citigroup Global Markets Inc........           71.84%           71.84%           71.84%           71.84%
Wachovia Capital Markets, LLC.......           28.16            28.16            28.16            28.16
CDC Securities......................            0.00             0.00             0.00             0.00
Deutsche Bank Securities Inc........            0.00             0.00             0.00             0.00
                                              ------           ------           ------           ------
Total...............................          100.00%          100.00%          100.00%          100.00%
                                              ======           ======           ======           ======


         With respect to this offering--

          o Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC are acting as joint bookrunning managers in the following manner:
               Wachovia Capital Markets, LLC is acting as sole bookrunning manager with respect to 60.89% of the class A-4 certificates, and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to the remainder of the class A-4 certificates and all other classes of offered certificates, and

          o Caisse Des Depots Securities Inc. (doing business as CDC Securities) and Deutsche Bank Securities Inc. will act as co-managers.

         Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act.

         The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

         The underwriters have advised us that some of the underwriters presently intend to make a market in the offered certificates, but they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

         We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust fund.

         We expect that delivery of the offered certificates will be made against payment therefor on or about June 24, 2004, which is more than three business days following the date of pricing of the offered certificates. Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the offered certificates should take this into account on re-trade.

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.


                                  LEGAL MATTERS


         Particular legal matters relating to the offered certificates will be passed upon for us and for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.


                                     RATINGS


         It is a condition to their issuance that the respective classes of offered certificates be rated as follows by S&P and Moody's:


               CLASS                   S&P               MOODY'S
       --------------------         --------            ---------
       Class A-1..........             AAA                 Aaa
       Class A-2..........             AAA                 Aaa
       Class A-3..........             AAA                 Aaa
       Class A-4..........             AAA                 Aaa
       Class B............             AA                  Aa2
       Class C............             AA-                 Aa3
       Class D............              A                   A2
       Class E............              A-                  A3


         The ratings on the offered certificates address the likelihood of:

          o the timely receipt by their holders of all payments of interest to which they are entitled on each payment date; and

          o the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final payment date.

         The ratings on respective classes of offered certificates take into consideration:

          o    the credit quality of the mortgage pool;

          o structural and legal aspects associated with the offered certificates; and

          o the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of:

          o    the tax attributes of the offered certificates or of the trust;

          o whether or to what extent prepayments of principal may be received on the underlying mortgage loans;

          o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

          o    the yield to maturity that investors may experience;

          o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated;

          o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls; and

          o whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest (including any Post-ARD Additional Interest added to the principal balance of the related underlying mortgage loan) will be received.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned to that class by S&P or Moody's.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY


         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement or on the accompanying diskette.

         "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

         "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

         "ADDITIONAL TRUST FUND EXPENSE" means any one of certain specified expenses of the trust that, in any such case, generally:

          o arises out of a default on a mortgage loan in the trust fund or an otherwise unanticipated event;

          o is paid out of collections on the mortgage pool or on a particular mortgage loan in the trust fund;

          o    is not included in the calculation of a Realized Loss; and

          o is not covered by a servicing advance or a corresponding collection from either the related borrower or a party to the series 2004-C1 pooling and servicing agreement that has no recourse to the trust for reimbursement.

         We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Expenses" in this prospectus supplement.

         "ADMINISTRATIVE FEE RATE" means, for any mortgage loan in the trust fund, the sum of the master servicing fee rate, plus the per annum rate applicable to the calculation of the trustee fee. The master servicing fee rate will include any primary servicing fee rate.

         "ALLOCATED CUT-OFF DATE BALANCE" means, with respect to any mortgaged real property, the cut-off date principal balance of the related underlying mortgage loan, multiplied by the Appraised Value of the particular mortgaged real property, with the resulting product to be divided by the sum of the Appraised Values of all mortgaged real properties securing the same underlying mortgage loan.

         "ALLOCATED PRINCIPAL BALANCE" means the portion of the Stated Principal Balance of the Pecanland Mall Mortgage Loan allocated to the Pecanland Mall Pooled Portion or the Pecanland Mall Non-Pooled Portion, as the case may be, which portion, at any given time, will equal:

          o    in the case of the Pecanland Mall Pooled Portion, the lesser of--


               1. the excess, if any, of (a) the portion of the cut-off date principal balance of the Pecanland Mall Mortgage Loan that is allocable to the Pecanland Mall Pooled Portion (which is $62,322,215), over (b) all collections and/or advances of principal with respect to the Pecanland Mall Mortgage Loan that have previously been allocated to the Pecanland Mall Pooled Portion, and included in the Standard Available P&I Funds, as described under "Description of the Offered Certificates--Payments--Allocation of Payments on the Pecanland Mall Mortgage Loan; Payments on the Class PM Certificates" in this prospectus supplement, and


               2. the then Stated Principal Balance of the Pecanland Mall Mortgage Loan; and

          o in the case of the Pecanland Mall Non-Pooled Portion, the lesser of--


               1. the excess, if any, of (a) the portion of the cut-off date principal balance of the Pecanland Mall Mortgage Loan that is allocable to the Pecanland Mall Non-Pooled Portion (which is $3,322,215), over (b) all collections and/or advances of principal with respect to the Pecanland Mall Mortgage Loan that have previously been allocated to the Pecanland Mall Non-Pooled Portion, and included in the Class PM Available P&I Funds, as described under "Description of the Offered Certificates--Payments--Allocation of Payments on the Pecanland Mall Mortgage Loan; Payments on the Class PM Certificates" in this prospectus supplement, and


               2. the excess, if any, of (a) the then Stated Principal Balance of the Pecanland Mall Mortgage Loan, over (b) the then Allocated Principal Balance of the Pecanland Mall Pooled Portion.

         "ANNUAL DEBT SERVICE" means, for any underlying mortgage loan, 12 times the amount of the monthly debt service due under that mortgage loan as of the cut-off date (or, in the case of an underlying mortgage loan with an initial interest-only period, as of the related due date on which amortization is scheduled to begin or, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 305 Madison, as of the related due date occurring in February 2008, which is the first due date on which the monthly debt service payment is scheduled to increase, which increase will remain in effect for the remainder of the loan term, as described in footnote (b) to Annex A-1 to this prospectus supplement).

         "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust fund as to which an Appraisal Trigger Event has occurred, an amount that:

          o    will be determined shortly following either--

               A. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement, or

               B. if no such appraisal or other valuation is required, the date on which the master servicer obtained knowledge of the relevant Appraisal Trigger Event, and monthly thereafter for so long as an Appraisal Trigger Event exists with respect to the mortgage loan; and

          o    will generally equal the excess, if any, of "x" over "y" where--

               X.   "x" is equal to the sum of:

                    1.   the Stated Principal Balance of the mortgage loan;

                    2. to the extent not previously advanced by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent, all unpaid interest accrued on the mortgage loan through the most recent due date prior to the date of determination at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Post-ARD Additional Interest);

                    3. all accrued but unpaid master servicing fees and special servicing fees and all accrued but unpaid Additional Trust Fund Expenses with respect to the mortgage loan;

                    4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances; and

                    5. all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property, and

               Y.   "y" is equal to the sum of:

                    1. 90% of the resulting appraised value (net of any prior liens and estimated liquidation expenses) of the related mortgaged real property or REO Property; and

                    2. all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related mortgage loan documents) held with respect to the mortgage loan.

         If, however:

          o the appraisal or other valuation referred to above in clause A. of the first bullet of this definition is required, but it is not obtained or performed by the 60th day after the Appraisal Trigger Event referred to in the first bullet of this definition; and

          o    either:

               1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event; or

               2. there has been a material adverse change in the condition of the related mortgaged real property or REO Property subsequent to any earlier appraisal or other valuation;

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the outstanding principal balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

         "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust fund, any of the following events:

          o the mortgage loan is 60 days or more delinquent in respect of any monthly payment of principal and interest;

          o the mortgaged real property securing the mortgage loan becomes an REO Property;

          o the mortgage loan has been modified by the special servicer to reduce the amount of any monthly payment of principal and interest (other than a balloon payment);

          o a receiver is appointed and continues in that capacity with respect to the related mortgaged real property;

          o the related borrower declares bankruptcy or becomes the subject of a bankruptcy proceeding; or

          o the related borrower fails to make any balloon payment on such mortgage loan by its scheduled maturity date unless the master servicer has on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such mortgage loan within 60 days after the due date of such balloon payment (provided that if such refinancing does not occur during such time specified in the commitment, an Appraisal Trigger Event will occur immediately).

However, an Appraisal Trigger Event will cease to exist with respect to a mortgage loan in the trust fund:

          o with respect to the circumstances described in the first and third bullets of the prior sentence, when the related borrower has made three consecutive full and timely monthly payments of principal and interest under the terms of such mortgage loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer), and

          o with respect to the circumstances described in the fourth, fifth and sixth bullets of the prior sentence, when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in the fourth and fifth bullets of the prior sentence, no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in the sixth bullet of the prior sentence, no later than the date that the special servicer agrees to an extension, so long as at that time no circumstance identified in the first through sixth bullets of the prior sentence exists that would cause an Appraisal Trigger Event to continue to exist with respect to such mortgage loan.

         "APPRAISAL VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing an underlying mortgage loan, the independent appraiser's estimate of value of the fee simple estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex A-1.

         "ARD" means anticipated repayment date.

         "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

         "ASSET STATUS REPORT" means the report designated as such, and described under, "Servicing of the Underlying Mortgage Loans--The Series 2004-C1 Controlling Class Representative and the Class PM Representative--Rights and Powers of the Series 2004-C1 Controlling Class Representative and the Class PM Representative" in this prospectus supplement.

         "CDC MORTGAGE LOAN" means any of the underlying mortgage loans transferred by CDC to us for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by CDC in replacement thereof.

         "CDCMC" means CDC Mortgage Capital Inc. or its successor in interest.

         "CGM" means Citigroup Global Markets Realty Corp. or its successor in interest.

         "CITIGROUP MORTGAGE LOAN" means any of the underlying mortgage loans transferred by CGM to us for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by CGM in replacement thereof.


         "CLASS PM AVAILABLE P&I FUNDS" means, in general, that portion of the Total Available P&I Funds that is allocable to interest on, principal of, and loss/expense reimbursements with respect to the Pecanland Mall Non-Pooled Portion in accordance with "Description of the Offered Certificates--Payments--Allocation of Payments on the Pecanland Mall Mortgage Loan; Payments on the Class PM Certificates" in this prospectus supplement.

         "CLASS PM PRINCIPAL PAYMENT AMOUNT" means, with respect to any payment date, the amount of principal allocable to the Pecanland Mall Non-Pooled Portion, without regard to available funds, in accordance with clause fifth of the first paragraph under "Description of the Offered Certificates--Payments--Allocation of Payments on the Pecanland Mall Mortgage Loan; Payments on the Class PM Certificates" in this prospectus supplement.


         "CLEARSTREAM" means Clearstream Banking Luxembourg.

         "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

         "CROSSED LOAN" means any mortgage loan in the trust fund that is cross-collateralized with another mortgage loan in the trust fund.

         "CROSSED GROUP" means any group of mortgage loans in the trust fund that are cross-collateralized with each other.

         "CUT-OFF DATE LOAN-TO-VALUE RATIO" and "CUT-OFF DATE LTV RATIO" each generally means, subject to the discussion under "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans Have Been Adjusted in Consideration of a Cash Holdback or a Letter of Credit" in this prospectus supplement:

          o with respect to any underlying mortgage loan (other than a Crossed Loan), the ratio of--

               1. the cut-off date principal balance of the mortgage loan (or, in the case of the Pecanland Mall Mortgage Loan, the portion of that cut-off date principal balance allocable to the Pecanland Mall Pooled Portion, which is $62,322,215), to

               2. the Appraised Value of the related mortgaged real property or properties; and

          o    with respect to any Crossed Loan, the ratio of--

               1. the total cut-off date principal balance for all of the underlying mortgage loans in the applicable Crossed Group, to

               2. the total Appraised Value for all of the mortgaged real properties related to the applicable Crossed Group.

         "CY ENDED" means calendar year ended.

         "DEFAULT INTEREST" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that:

          o accrues on a defaulted mortgage loan solely by reason of the subject default; and

          o is in excess of all interest at the related mortgage rate set forth on Annex A-1 and any Post-ARD Additional Interest accrued on the mortgage loan.

         "DEFAULTED MORTGAGE LOAN" means an underlying mortgage loan (i) that
(A) is delinquent 60 days or more in respect to a monthly debt service payment (not including the balloon payment) or (B) is delinquent in respect of its balloon payment unless the master servicer has, on or prior to the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such underlying mortgage loan within 60 days after the due date of such balloon payment (provided that, if such refinancing does not occur during such time specified in the commitment, the subject underlying mortgage loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage instrument or mortgage note and without regard to any acceleration of payments under the related mortgage instrument and mortgage note, or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related mortgage note.

         "DEFICIENT VALUATION" means, with respect to any underlying mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged real property in an amount less than the then outstanding principal balance of the underlying mortgage loan, which valuation results from a proceeding initiated under the U.S. Bankruptcy Code.

         "DETAILED PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated, along with, when applicable, certain ancillary distinctions or characteristics. In the case of a mixed use property, the percentages included in the parenthesis next to each detailed property type are meant to be the estimated percentage of that purpose or use at the mortgaged real property, as measured by its relative contribution to the mortgaged real property's Underwritten Revenues. Each tenant space at the mortgaged real property may be comprised of only one of the uses, or may be some mixture of the two.

         "ENVIRONMENTAL REPORT" means a Phase I environmental assessment, a limited scope environmental assessment, a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

         "ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount actually deposited into a replacement reserves escrow account in conjunction with the May 2004 monthly debt service payment, multiplied by 12.

         "ESCROWED REPLACEMENT RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

         "ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount actually deposited into a tenant improvements and leasing commissions escrow account in conjunction with the May 2004 monthly debt service payment, multiplied by 12.

         "ESCROWED TI/LC RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future tenant improvements and leasing commissions for the related mortgaged real property or properties.

         "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

         "EXEMPTION-FAVORED PARTY" means any of the following--

          o    Citigroup Global Markets Inc.,

          o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup Global Markets Inc., and

          o any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullets is a manager or co-manager with respect to the offered certificates.

         "EXPENSES" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those expenses generally include:

          o    salaries, wages and benefits;

          o    the costs of utilities;

          o    repairs and maintenance;

          o    marketing;

          o    insurance;

          o    management;

          o    landscaping;

          o    security, if provided at the mortgaged real property;

          o    real estate taxes;

          o    general and administrative expenses;

          o    ground lease payments; and

          o    other similar costs;

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

         In the case of certain properties used for retail, office and/or industrial purposes, Expenses may have included leasing commissions and tenant improvements.

         "FITCH" means Fitch, Inc.

         "FPO PERSONS" has the meaning assigned to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

         "FSMA" has the meaning assigned to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

         "GAAP" means generally accepted accounting principles in the United States.

         "INITIAL MORTGAGE POOL BALANCE" means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust fund, excluding the Pecanland Mall Non-Pooled Portion, after application of all scheduled payments of principal due on or before the cut-off date.

         "INTEREST DIFFERENTIAL" means the present value of a stream of payments each equal to the product of:

               1. one-twelfth of the excess, if any, of the mortgage rate over the Yield Maintenance Interest Rate; multiplied by

               2. the principal balance outstanding after application of the constant monthly payment on the date of such prepayment;

provided that the Interest Differential will in no event be less than zero.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "LENNAR" means Lennar Partners, Inc.

         "LNR" means LNR Property Corporation.

         "LOAN BALANCE AT MATURITY/ARD" means, with respect to any underlying mortgage loan, the principal balance remaining after giving affect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or, in the case of an ARD Loan, the anticipated repayment date, assuming no prior prepayments or defaults.
         "LOC" means letter of credit.

         "LUST" means leaking underground storage tank.

         "MAJOR TENANT" means either the largest, second largest or, if at least 10%, third largest tenant in occupancy at a commercial mortgaged real property, as measured by its rentable area as a percentage of the total net rentable area.

         "MAJORITY CLASS PM CERTIFICATEHOLDER" means, as of any date of determination, any single holder -- or, if applicable, beneficial owner -- of class PM certificates (other than any holder (or, if applicable, beneficial owner) that is an affiliate of us or CGM) entitled to greater than 50% of the voting rights allocated to the class PM certificates; provided, however, that, if there is no single holder (or, if applicable, beneficial owner) of class PM certificates entitled to greater than 50% of the voting rights allocated to such class, then the Majority Class PM Certificateholder shall be the single holder (or, if applicable, beneficial owner) of class PM certificates with the largest percentage of voting rights allocated to such class.

         "MAJORITY CONTROLLING CLASS CERTIFICATEHOLDER" means, as of any date of determination, any single holder -- or, if applicable, beneficial owner -- of series 2004-C1 certificates (other than any holder (or, if applicable, beneficial owner) that is an affiliate of us or a mortgage loan seller) entitled to greater than 50% of the voting rights allocated to the series 2004-C1 controlling class; provided, however, that, if there is no single holder (or, if applicable, beneficial owner) of series 2004-C1 certificates entitled to greater than 50% of the voting rights allocated to such class, then the Majority Controlling Class Certificateholder will be the single holder (or, if applicable, beneficial owner) of series 2004-C1 certificates with the largest percentage of voting rights allocated to the series 2004-C1 controlling class. With respect to determining the Majority Controlling Class Certificateholder, the class A-1, A-2, A-3 and A-4 certificates will be treated as a single class of series 2004-C1 certificates, with the subject voting rights allocated among the holders (or, if applicable, beneficial owners) of those series 2004-C1 certificates in proportion to the respective total principal balances thereof as of such date of determination.

         "MATURITY ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2004-C1 certificates and the underlying mortgage loans:

          o the mortgage loans have the characteristics set forth on Annex A-1 to this prospectus supplement and the Initial Mortgage Pool Balance is approximately $1,182,418,797;

          o the initial total principal balance or notional amount, as the case may be, of each class of series 2004-C1 certificates, other than the class R and Y certificates, is as described in this prospectus supplement;

          o the pass-through rate for each interest-bearing class of series 2004-C1 certificates is as described in this prospectus supplement;

          o there are no delinquencies or losses with respect to the underlying mortgage loans;

          o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

          o there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

          o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

          o each of the underlying mortgage loans provides for monthly debt service payments to be due on the first, ninth or eleventh day of each month and accrues interest on the respective basis described in this prospectus supplement, which is a 30/360 Basis or an Actual/360 Basis;

          o there are no breaches of any mortgage loan seller's representations and warranties regarding the underlying mortgage loans that are being sold by it;

          o monthly debt service payments on the mortgage loans are timely received on the respective payment day of each month, and amortization, if applicable, is assumed to occur prior to prepayment;

          o no voluntary or involuntary prepayments are received as to any of the underlying mortgage loans during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

          o    each ARD Loan is paid in full on its anticipated repayment date;

          o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

          o all prepayments on the underlying mortgage loans are assumed to be accompanied by a full month's interest;

          o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

          o no underlying mortgage loan is required to be repurchased by any mortgage loan seller;

          o    there are no Additional Trust Fund Expenses;

          o payments on the offered certificates are made on the 15th day of each month, commencing in July 2004; and

          o    the offered certificates are settled on June 24, 2004.

         "MATURITY DATE/ARD LOAN-TO-VALUE RATIO" and "MATURITY DATE/ARD LTV RATIO" each generally means, subject to the discussion under "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans Have Been Adjusted in Consideration of a Cash Holdback or a Letter of Credit" in this prospectus supplement:

          o with respect to any underlying mortgage loan (other than a Crossed Loan), the ratio of--

               1. the related Loan Balance at Maturity/ARD for the particular mortgage loan, to

               2. the Appraised Value of the related mortgaged real property or properties; and

          o    with respect to any Crossed Loan, the ratio of--

               1. the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the applicable Crossed Group, to

               2. the total Appraised Value for all of the mortgaged real properties related to the applicable Crossed Group.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGE DEFERRED INTEREST" means, with respect to any underlying mortgage loan, the amount of any interest accrued thereon at the related mortgage rate (other than Post-ARD Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such underlying mortgage loan instead of being payable on the related due date on which it would otherwise have been due.

         "MORTGAGE FILE" has the meaning assigned to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions" in this prospectus supplement.

         "N/A" and "NAP" each means not applicable.

         "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of:

          o the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

          o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

         "NET MORTGAGE PASS-THROUGH RATE" means:

          o in the case of each underlying mortgage loan that accrues on a 30/360 Basis, for any payment date, an annual rate equal to--

               1. the mortgage rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, minus

               2.   the related Administrative Fee Rate; and

          o in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to--

               1. the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the subject payment date and its mortgage rate in effect as of the date of initial issuance of the offered certificates, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject payment date, minus

               2.   the related Administrative Fee Rate.

         Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the master servicer's collection account to the master servicer's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the master servicer's interest reserve account to the trustee's payment account during that month.

         "NET MORTGAGE RATE" means, for any underlying mortgage loan, the mortgage rate, minus the Administrative Fee Rate.

         "NET OPERATING INCOME" or "NOI" means, for any mortgaged real property securing an underlying mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net operating income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover, NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. In certain cases, NOI may reflect partial-year annualizations.

         "NET PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount (not less than zero) equal to (a) the Total Principal Payment Amount for that date, less (b) the Class PM Principal Payment Amount for that date.

         "NONRECOVERABLE ADVANCE" means any advance made or proposed to be made, as applicable, with respect to any underlying mortgage loan or related REO Property that is determined in accordance with the series 2004-C1 pooling and servicing agreement, not to be ultimately recoverable out of payments or other collections on that mortgage loan or related REO Property.

         "NRSF", "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

         "OCEAN KEY RESORT INTERCREDITOR AGREEMENT" means, with respect to the Ocean Key Resort Loan Pair, the related intercreditor and servicing agreement among noteholders.

         "OCEAN KEY RESORT LOAN PAIR" means, collectively, the Ocean Key Resort Mortgage Loan and the related subordinate companion loan.

         "OCEAN KEY RESORT MATERIAL DEFAULT" means, with respect to the Ocean Key Resort Loan Pair, any of the following events: (a) the acceleration of the Ocean Key Resort Mortgage Loan or the related subordinate companion loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy proceeding.

         "OCEAN KEY RESORT MORTGAGE LOAN" means the underlying mortgage loan secured by the Ocean Key Resort Property.

         "OCEAN KEY RESORT PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Ocean Key Resort.

         "OCCUPANCY %" or "OCCUPANCY PERCENTAGE" means, (a) for any mortgaged real property (other than a hospitality property), the percentage of leasable square footage, total Units or total Pads, as the case may be, at the particular property that was physically occupied as of the "Occupancy as of Date" specified in the Annex A-1 to this prospectus supplement, and (b) for any mortgaged real property that is a hospitality property, the average percentage of rooms that were occupied in the 12-month period ending on the "Occupancy as of Date" specified in the Annex A-1 to this prospectus supplement.

         "OPTION PRICE" has the meaning assigned to that term under "Servicing of the Underlying Mortgage Loans--Fair Value and Other Purchase Options" in this prospectus supplement.

         "ORIGINAL AMORTIZATION TERM" means, with respect to any underlying mortgage loan (other than an underlying mortgage loan that provides for interest only payments until the scheduled maturity date), the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

          o    the actual mortgage loan rate; and

          o    the actual monthly debt service payment;

provided that, with respect to any underlying mortgage loan that provides for interest only payments for a period of months following the cut-off date followed by payments of interest and principal for the remaining term of the mortgage loan, the "actual monthly debt service payment" referenced in the second bullet of this definition means the monthly payment of principal and interest scheduled to be due following the interest-only period; and

provided further, that, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 305 Madison, the "actual monthly debt service payment" referenced in the second bullet of this definition means the monthly debt service payment scheduled to be due as of the due date occurring in February 2008, which is the first due date on which the monthly debt service payment is scheduled to increase, which increase will remain in effect for the remainder of the loan term, as described in footnote (b) to Annex A-1 to this prospectus supplement.

         With respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date, the term "Original Amortization Term" is not applicable and Annexes to this prospectus supplement will indicate "Interest Only".

         "ORIGINAL TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the total number of scheduled monthly debt service payments specified in the related promissory note, beginning with and including the first payment date of the mortgage loan through and including the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.

         "PADS" means, in the case of a mortgaged real property operated as a mobile home park, the number of pads, which are referred to in Annex A-1 to this prospectus supplement as "Pads".

         "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

         "PCIS PERSONS" has the meaning assigned to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

         "PECANLAND MALL BORROWER" means the borrower under the Pecanland Mall Mortgage Loan.

         "PECANLAND MALL CHANGE-OF-CONTROL EVENT" means the event that exists when the total principal balance of the class PM certificates, net of any Appraisal Reduction Amount allocable to the Pecanland Mall Mortgage Loan, is less than 25% of the initial total principal balance of the class PM certificates.

         "PECANLAND MALL CURE EVENT" has the meaning assigned to that term under "Servicing of the Underlying Mortgage Loans--The Series 2004-C1 Controlling Class Representative and the Class PM Representative--Cure Rights of Class PM Representative" in this prospectus supplement.

         "PECANLAND MALL CURE PAYMENT" means any payment made by the class PM representative to cure a default on the part of the related borrower under the Pecanland Mall Mortgage Loan.

         "PECANLAND MALL CURE PERIOD" means, as regards the Pecanland Mall Mortgage Loan, the period within five business days of receipt of notice with respect to a monetary default and within 30 days of notice of a non-monetary default.

         "PECANLAND MALL MORTGAGE LOAN" means the underlying mortgage loan secured by the Pecanland Mall Property.

         "PECANLAND MALL NON-POOLED PORTION" means the junior portion of the Pecanland Mall Mortgage Loan that consists of $3,322,215 of the entire cut-off date principal balance of the Pecanland Mall Mortgage Loan.


         "PECANLAND MALL PAYMENT TRIGGER EVENT" means, with respect to any payment date, the event that exists if (i) the Pecanland Mall Mortgage Loan (A) is delinquent 60 days or more with respect to a monthly debt service payment (not including the balloon payment), or (B) is delinquent with respect to its balloon payment unless the master servicer has, on or prior to the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such underlying mortgage loan within 60 days after the due date of such balloon payment (provided that, if such refinancing does not occur during such time specified in the commitment, a Pecanland Mall Payment Trigger Event will immediately exist), in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage instrument or mortgage note and without regard to any acceleration of payments under the related mortgage instrument and mortgage note, but taking into account any cure by the class PM representative;
(ii) a material non-monetary event of default has occurred and is continuing with respect to the Pecanland Mall Mortgage Loan and is not cured by the class PM representative; (iii) the Pecanland Mall Property had, as of the related determination date, become an REO Property; or (iv) various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the Pecanland Mall Property.


         "PECANLAND MALL POOLED PORTION" means the senior portion of the Pecanland Mall Mortgage Loan that consists of $62,322,215 of the entire cut-off date principal balance of the Pecanland Mall Mortgage Loan.

         "PECANLAND MALL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount generally equal to that portion of the Total Principal Payment Amount for the subject payment date described in clauses 1. through 4. of the definition of "Total Principal Payment Amount" that are allocable to the Pecanland Mall Mortgage Loan.

         "PECANLAND MALL PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pecanland Mall.

         "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following:

          o the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable;

          o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record;

          o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment;

          o    other matters to which like properties are commonly subject;

          o the rights of tenants (whether under ground leases, space leases or operating leases) at the mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases); and

          o if the mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan.

         "PERMITTED INVESTMENTS" means the U.S. government-related securities and other investment grade obligations specified in the series 2004-C1 pooling and servicing agreement.

         "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

         "PLAN ASSET REGULATIONS" means the regulations issued by the United States Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan acquires an "equity interest" in that entity.

         "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "PREPAYMENT INTEREST EXCESS" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part during any collection period, which principal prepayment was applied to such underlying mortgage loan following such underlying mortgage loan's due date in such collection period, the amount of any interest (net of related master servicing fees and, if applicable, Default Interest and Post-ARD Additional Interest) accrued on the amount of such principal prepayment during the period from and after such due date and ending on the date such principal prepayment was applied to such underlying mortgage loan, to the extent collected (exclusive of any related prepayment premium or yield maintenance charge actually collected).

         "PREPAYMENT INTEREST SHORTFALL" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part during any collection period, which principal prepayment was applied to such underlying mortgage loan prior to such underlying mortgage loan's due date in such collection period, the amount of interest, to the extent not collected from the related borrower (without regard to any prepayment premium or yield maintenance charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such underlying mortgage loan and (y) the trustee fee rate, on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such underlying mortgage loan and ending on the day immediately preceding such due date, inclusive.

         "PREPAYMENT PROVISIONS" for each underlying mortgage loan are as follows:

          o "LO(Y)" means that the original duration of the lock-out period is y payments;

          o "DEFEASANCE(Y)" means that the original duration of the defeasance period is y payments;

          o "GRTRX%UPBORYM(Y)" means that, for an original period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

          o "FREE(Y)" means that the underlying mortgage loan is freely prepayable for a period of y payments;

          o "YM(Y)" means that, for an original period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge; and

          o "YM1%ORDEFEASANCE(Y)" means, for the mortgage loan identified on Annex A-1 to this prospectus supplement as Lake Shore Place, for an original period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge; however, the borrower also has the right, but not the obligation, to defease the loan during this period in lieu of prepaying the loan and paying the applicable yield maintenance charge.

         "PRESENT VALUE" means a yield maintenance charge that is equal to the excess, if any, of:

               1. the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate;

                    over

               2.   the amount of principal being prepaid.

         "PRIMARY COLLATERAL" means the mortgaged real property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross-collateralization features of the related Crossed Group.

         "PRIVILEGED PERSON" means any certificateholder, certificate owner, any party to the series 2004-C1 pooling and servicing agreement, any person identified to the trustee or the master servicer, as applicable, as a prospective transferee of a certificate or interest therein, any rating agency, any mortgage loan seller, any underwriter, any of our designees or any party to the series 2004-C1 pooling and servicing agreement; provided that no certificate owner or prospective transferee of a certificate or interest therein shall be considered a "Privileged Person" or be entitled to a password or restricted access to any reports delivered on a restricted basis unless such person has delivered to the trustee or the master servicer, as applicable, a certification in the form required by the series 2004-C1 pooling and servicing agreement.

         "PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated.

         "PURCHASE OPTION" has the meaning assigned to that term under "Servicing of the Underlying Mortgage Loans--Fair Value and Other Purchase Options" in this prospectus supplement.

         "PURCHASE PRICE" has the meaning assigned to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions" in this prospectus supplement.

         "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a replacement mortgage loan which must, on the date of substitution, among other things:

          o have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

          o have a mortgage rate not less than the mortgage rate of the deleted mortgage loan;

          o    have the same due date as the deleted mortgage loan;

          o accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

          o have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

          o have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;

          o comply as of the date of substitution with all of the representations and warranties set forth in the applicable mortgage loan purchase agreement;

          o have an environmental report with respect to the related mortgaged real property which will be delivered as a part of the related servicing file;

          o have an original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of not less than the original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan and a current debt service coverage ratio (calculated to include the additional debt from any encumbrance) of not less than the current debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan;

          o be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal Revenue Code;

          o not have a maturity date after the date two years prior to the rated final payment date;

          o not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each applicable rating agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any class of series 2004-C1 certificates then rated by the rating agency (the cost, if any, of obtaining such confirmation to be paid by the applicable mortgage loan seller);

          o have a date of origination that is not more than 12 months prior to the date of substitution;

          o have been approved by the series 2004-C1 controlling class representative (or, if there is no series 2004-C1 controlling class representative then serving, by the series 2004-C1 certificateholders representing a majority of the series 2004-C1 voting rights allocated to the controlling class); and


          o not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the REMICs created under the series 2004-C1 pooling and servicing agreement or the imposition of tax on any of the REMICs created under the series 2004-C1 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2004-C1 pooling and servicing agreement.

         In the event that one or more mortgage loans are substituted for one or more deleted underlying mortgage loans, then the amounts described in the first bullet of this definition will be determined on the basis of aggregate principal balances and the rates described in the second bullet of this definition and the remaining term to stated maturity referred to in the fifth bullet of this definition will be determined on a weighted average basis; provided that no underlying mortgage loan may have a Net Mortgage Rate that is less than the highest pass-through rate of any class of series 2004-C1 principal balance certificates (exclusive of the class PM certificates) bearing a fixed rate and outstanding at the time of the substitution. When a Qualified Substitute Mortgage Loan is substituted for a deleted underlying mortgage loan, the applicable mortgage loan seller will be required to certify that the replacement mortgage loan meets all of the requirements of the above definition and must send such certification to the trustee. A Qualified Substitute Mortgage Loan may not be substituted for the Pecanland Mall Mortgage Loan.


         "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "RECOMMENDED ANNUAL REPLACEMENT RESERVES" means, for any mortgaged real property securing an underlying mortgage loan, the expected average annual amount for future ongoing repairs and replacements, without any adjustment for inflation, over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the property condition assessment.

         "RELATED UNDERLYING MORTGAGE LOANS" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

         "RELEVANT PERSONS" has the meaning assigned to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

         "REMAINING AMORTIZATION TERM" or "STATED REMAINING AMORTIZATION TERM" means: (a) with respect to any underlying mortgage loan that does not provide for an interest only payment as of the cut-off date, the Original Amortization Term less the Seasoning of the loan, calculated as of the cut-off date; and (b) with respect to any underlying mortgage loan that provides for an interest only payment as of the cut-off date, the Original Amortization Term. With respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date, the terms "Remaining Amortization Term and "Stated Remaining Amortization Term" are not applicable, and the Annexes to this prospectus supplement will indicate "Interest Only".

         "REMAINING TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the Original Term to Maturity/ARD less the Seasoning of the loan, calculated as of the cut-off date.

         "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

         "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

         "RESTRICTED GROUP" means, collectively, the following persons and entities:

          o    the trustee;

          o    the fiscal agent;

          o    the Exemption-Favored Parties;

          o    us;

          o    the master servicer;

          o    the special servicer;

          o    any sub-servicers;

          o    the mortgage loan sellers;

          o each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the series 2004-C1 certificates; and

          o    any and all affiliates of any of the aforementioned persons.

         "RESTRICTED SERVICER REPORTS" means, collectively, the following reports:

          o    CMSA servicer watchlist;

          o    CMSA operating statement analysis report;

          o    CMSA NOI adjustment worksheet; and

          o    CMSA comparative financial status report;

provided that, if a Restricted Servicer Report is filed with the SEC, it will thereafter become an Unrestricted Servicer Report.

         "REVENUES" means the gross revenues received with respect to a mortgaged real property securing any underlying mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

          o for the multifamily rental properties, gross rental and other revenues; and

          o for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SEASONING" means, with respect to any underlying mortgage loan, the number of scheduled monthly debt service payments between and including the first payment date of the mortgage loan through and including the cut-off date.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SENIOR PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which:

          o the class A-1, A-2, A-3 and A-4 certificates, or any two or more of those classes, remain outstanding; and

          o the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has previously been reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement

         "SERVICING STANDARD" means, in general, with respect to each of the master servicer and the special servicer, to service and administer the underlying mortgage loans and any REO Properties for which that party is responsible under the series 2004-C1 pooling and servicing agreement:

          o in the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and similar foreclosure properties (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans and foreclosure properties or (ii) held in its own portfolio, whichever standard is higher;

          o with a view to the timely collection of all scheduled payments of principal and interest due on each such underlying mortgage loan or, if any such underlying mortgage loan shall come into and continue in default, the maximization of the recovery on such mortgage loan or REO Property on a net present value basis and the best interests of the series 2004-C1 certificateholders and the trust fund; and

          o    without regard to:

               1. any relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any related borrower, us, any mortgage loan seller or any other party to the transaction pursuant to which the series 2004-C1 certificates will be issued or any affiliate thereof;

               2. the ownership of any series 2004-C1 certificate (or other interest in any underlying mortgage loan) by the master servicer or the special servicer, as the case may be, or by any of its affiliates;

               3. the right of the master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the series 2004-C1 pooling and servicing agreement;

               4.   the obligation of the master servicer to make advances;

               5. the ownership, servicing or management by the master servicer or the special servicer or any of its affiliates for others of any other mortgage loans or mortgaged real property;

               6. any obligation of the master servicer or any of its affiliates to repurchase or substitute an underlying mortgage loan as a mortgage loan seller;

               7. any obligation of the master servicer or any of its affiliates to cure a breach of a representation or warranty with respect to an underlying mortgage loan; and

               8. any debt the master servicer or the special servicer or any of its affiliates has extended to any related borrower or any affiliate of that borrower.

However, see "Description of the Mortgage Pool--The Ocean Key Resort Loan Pair--Servicing of the Ocean Key Resort Loan Pair" in this prospectus supplement.

         "SERVICING TRANSFER EVENT" means, with respect to any underlying mortgage loan, any of the following events:

          1.   the related borrower--

               A. fails to make when due any balloon payment unless the master servicer has, on or prior to the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the subject underlying mortgage loan within 60 days after the due date of such balloon payment (provided that if such refinancing does not occur during such time specified in the commitment, a "Servicing Transfer Event" will occur immediately), or

               B. fails to make when due any scheduled payment of principal and interest (other than a balloon payment), and such failure continues unremedied for 60 days, unless, with respect to the Pecanland Mall Mortgage Loan only, the class PM representative has cured such delinquency as described under "Servicing of the Underlying Mortgage Loans--The Series 2004-C1 Controlling Class Representative and the Class PM Representative--Cure Rights of Class PM Representative" in this prospectus supplement;

          2. the master servicer or the special servicer (in the case of the special servicer, with the consent of the series 2004-C1 controlling class representative (or, in the case of the Pecanland Mall underlying mortgage loan, so long as no Pecanland Mall Change-of-Control Event has occurred and is continuing, the class PM representative)), determines in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related borrower, that a default in the making of a scheduled payment of principal and interest (including a balloon payment) or any other default under the related mortgage loan documents that would (with respect to such other default) materially impair the value of the mortgaged real property as security for the subject underlying mortgage loan or otherwise would materially adversely affect the interest of the series 2004-C1 certificateholders and would continue unremedied (including, without limitation, in the case of the Pecanland Mall Mortgage Loan, by the Class PM Representative as described under "Servicing of the Underlying Mortgage

               Loans--The Series 2004-C1 Controlling Class Representative and the Class PM Representative--Cure Rights of Class PM Representative" in this prospectus supplement) beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days;

          3. there occurs a default (other than as described in clause 1. above) that the master servicer or special servicer determines, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the related mortgaged real property as security for the subject underlying mortgage loan or otherwise materially adversely affects the interests of the series 2004-C1 certificateholders and that continues unremedied (including, without limitation, in the case of the Pecanland Mall Mortgage Loan, by the Class PM Representative as described under "Servicing of the Underlying Mortgage Loans--The Series 2004-C1 Controlling Class Representative and the Class PM Representative--Cure Rights of Class PM Representative" in this prospectus supplement) beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the special servicer determines that the related borrower does not need to maintain terrorism insurance as provided in the series 2004-C1 pooling and servicing agreement, no default related to the failure to obtain such insurance will be considered outstanding for purposes of this clause 3.;

          4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will generally cease to exist:

          o with respect to the circumstances described in clause 1. of this definition, if and when the related borrower makes three consecutive full and timely scheduled payments of principal and interest under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

          o with respect to the circumstances described in clauses 2. and 4. of this definition, if and when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clause 4. of this definition, no later than the entry of an order or decree dismissing such proceeding;

          o with respect to the circumstances described in clause 3. of this definition, if and when the default is cured; and

          o with respect to the circumstances described in clause 5. of this definition, if and when the proceedings are terminated;

so long as at that time no circumstance identified in clauses 1. through 5. of this definition exists that would cause a Servicing Transfer Event to continue to exist with respect to the underlying mortgage loan.

         In addition to the foregoing, if an event or condition exists with respect to the Ocean Key Resort B-Note Loan that would be a Servicing Transfer Event if that mortgage loan was in the trust fund, then a Servicing Transfer Event will be deemed to exist with respect to the Ocean Key Resort Mortgage Loan.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

         "STANDARD AVAILABLE P&I FUNDS" means, with respect to any payment date, the Total Available P&I Funds, net of the Class PM Available P&I Funds, for that date.

         "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust fund as of any date of determination, an amount (which amount will not be less than zero) equal to "x" plus "y" minus "z" where:

         X. "x" is equal to the cut-off date balance of the subject mortgage loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application of all principal payments due on or before the related date of substitution, whether or not received);

         Y. "y" is equal to any Mortgage Deferred Interest added to the principal balance of the mortgage loan prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination; and

         Z. "z" is equal to the sum of--

               1. the principal portion of each scheduled payment of principal and interest due on the subject mortgage loan after the cut-off date or the related date of substitution, as the case may be, to the extent received from the related borrower or advanced by the master servicer and distributed to series 2004-C1 certificateholders on or before such date of determination,

               2. all principal prepayments received with respect to the subject mortgage loan after the cut-off date or the related date of substitution, as the case may be, to the extent distributed to series 2004-C1 certificateholders on or before such date of determination,

               3. the principal portion of all insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to the subject mortgage loan after the cut-off date or the related date of substitution, as the case may be, to the extent distributed to series 2004-C1 certificateholders on or before such date of determination,

               4. the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination, and

               5. to the extent not otherwise included as part of the amount described in the immediately preceding clause 4., any amount of reduction in the outstanding principal balance of the subject mortgage loan resulting from a Deficient Valuation that occurred prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination.

         With respect to any mortgage loan in the trust fund as to which the related mortgaged real property has become an REO Property, the "Stated Principal Balance" of that mortgage loan will be, as of any date of determination, an amount equal to (x) the Stated Principal Balance of that mortgage loan as of the date of the related REO acquisition, minus (y) the sum of:

          1. the principal portion of any P&I advance made with respect to the subject mortgage loan on or after the date of the related REO acquisition, to the extent distributed to series 2004-C1 certificateholders on or before such date of determination;

          2. the principal portion of all insurance proceeds, condemnation proceeds, liquidation proceeds and REO revenues received with respect to the subject mortgage loan deemed to be outstanding, to the extent distributed to series 2004-C1 certificateholders on or before such date of determination; and

          3. the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination.

         A mortgage loan (including a mortgage loan deemed to be outstanding with respect to an REO Property) shall be deemed to be part of the mortgage pool and to have an outstanding Stated Principal Balance until the payment date on which the payments or other proceeds, if any, received in connection with a liquidation event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such liquidation event, would have been) distributed to series 2004-C1 certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any underlying mortgage loan (including any mortgage loan as to which the related mortgaged real property has become an REO Property) will be considered distributed to series 2004-C1 certificateholders as of the first payment date that those payments are included in the Total Principal Payment Amount. However, to the extent that principal from general collections on the mortgage pool is used to reimburse, or pay interest on, advances deemed to be nonrecoverable pursuant to the series 2004-C1 pooling and servicing agreement with respect to a mortgage loan which is not the mortgage loan in respect of which such nonrecoverable advance was made, and such amount has not been included as part of the Total Principal Payment Amount, such amount shall continue to be deemed to be distributed for purposes of calculating the Stated Principal Balance. Notwithstanding the foregoing, if any mortgage loan is paid in full, liquidated or otherwise removed from the trust fund, commencing as of the first payment date following the collection period during which such event occurred, the Stated Principal Balance of such mortgage loan will be zero.

         "SUB-SERVICING FEE RATE" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

         "SUBSTITUTION SHORTFALL AMOUNT" has the meaning assigned to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions" in this prospectus supplement.

         "TOTAL AVAILABLE FUNDS" means, with respect to any payment date, the total amount of funds available to make payments on the series 2004-C1 certificates on that date as described under "Description of the Offered Certificates--Payment Account--Withdrawals" in this prospectus supplement.

         "TOTAL AVAILABLE P&I FUNDS" means, with respect to any payment date, all funds in the trustee's payment account that are available to make payments of interest and principal on the series 2004-C1 certificates on that payment date. The Total Available P&I Funds do not include Post-ARD Additional Interest, yield maintenance charges or prepayment premiums. The trustee will apply the Total Available P&I Funds as described under "Description of the Offered Certificates--Payments" in this prospectus supplement to pay principal and accrued interest on the series 2004-C1 certificates (exclusive of the class R and Y certificates) on that date.

         "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date prior to the final payment date, an amount generally equal to:

          1. the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due in respect of the underlying mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by the master servicer, the trustee or the fiscal agent, as applicable, for such payment date; plus

          2. the aggregate of all principal prepayments received on the underlying mortgage loans during the related collection period; plus

          3. with respect to any underlying mortgage loan as to which the related stated maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment) made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the subject underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total Principal Payment Amount for such payment date or any prior payment date pursuant to clause 1. above; plus

          4. the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause 1.,
               2. or 3. above, payments and revenues that were received on or in respect of the underlying mortgage loans and REO Properties during the related collection period and that were identified and applied by the master servicer and/or the special servicer as recoveries of principal of the underlying mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment due (other than a balloon payment) or deemed due in respect of the related underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total Principal Payment Amount for such payment date or any prior payment date pursuant to clause 1. above; plus

          5. if the subject payment date is subsequent to the initial payment date, the excess, if any, of (a) the Net Principal Payment Amount for the immediately preceding payment date, over (b) the total payments of principal made with respect to the series 2004-C1 principal balance certificates (exclusive of the class PM certificates) on the immediately preceding payment date; plus

          6. any amounts that were used to reimburse Nonrecoverable Advances (including interest on such Nonrecoverable Advances) from principal collections on the mortgage pool and that are, in any such case, recovered during the related collection period on the related underlying mortgage loan as to which any such reimbursed advance was made; minus

          7. the amount of any reimbursements of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) that are paid or reimbursed from general principal collections on the mortgage pool with respect to such payment date where such principal collections would have otherwise been included in the Total Principal Payment Amount for such payment date pursuant to any of clauses 1. through 4. above.

         "UAV" means unavailable.

         "UNDERWRITER EXEMPTION" means, collectively, Prohibited Transaction Exemption 91-23 and Prohibited Transaction Exemption 96-22, each as amended by Prohibited Transaction Exemptions 2000-58 and 2002-41.

         "UNDERWRITTEN ANNUAL REPLACEMENT RESERVES" or "U/W ANNUAL REPLACEMENT RESERVES" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the Recommended Annual Replacement Reserves and (b) the lender's minimum underwriting standard for that property type.

         "UNDERWRITTEN ANNUAL TI/LC RESERVES" or "U/W ANNUAL TI/LC RESERVES" means the average annual tenant improvement and leasing commissions estimated for a mortgaged real property, generally consistent with the lender's minimum underwriting standard for that property type.

         "UNDERWRITTEN EXPENSES" or "U/W EXPENSES" means, with respect to any mortgaged real property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

          o operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

          o if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee underwriting criteria for the applicable property type; and

          o those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

         Underwritten Expenses generally include:

          o    salaries, wages and benefits;

          o    the costs of utilities;

          o    repairs and maintenance;

          o    marketing;

          o    insurance;

          o    management;

          o    landscaping;

          o    security, if provided at the mortgaged real property;

          o    real estate taxes;

          o    general and administrative expenses; and

          o    ground lease payments, and other costs;

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

         "UNDERWRITTEN NET CASH FLOW", "UNDERWRITTEN NCF" or "U/W NCF" means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI:

          o    underwritten capital expenditure reserves; and

          o    underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

         "UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO" and "U/W NCF DSCR" means, subject to the discussion under "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans Have Been Adjusted in Consideration of a Cash Holdback or a Letter of Credit" in this prospectus supplement:

          o with respect to any underlying mortgage loan (other than a Crossed Loan), the ratio of--

               1. the U/W NCF for the corresponding mortgaged real property or properties, to

               2.   the Annual Debt Service for the underlying mortgage loan;
                    and

          o    with respect to any Crossed Loan, the ratio of--

               1. the total U/W NCF for all of the mortgaged real properties related to the applicable Crossed Group, to

               2. the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group.

         "UNDERWRITTEN NOI" or "U/W NOI" means, for any mortgaged real property securing any underlying mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

         Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any mortgaged real property intended to represent such future net operating income.

         Actual conditions at any mortgaged real property may differ substantially from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

         Underwritten NOI and the Underwritten Revenues and Underwritten Expenses used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the Underwritten NOI for the mortgaged real property set forth in this prospectus supplement. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

         "UNDERWRITTEN REVENUES" or "U/W REVENUES" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

          o in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements; and

          o in the case of the commercial properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statement reporting requirements, plus--

               1. for some commercial properties, percentage rents or other revenues based on normalized actual amounts collected during previous operating periods, and/or

               2. in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods.

         For multifamily rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

         However, Underwritten Revenues were decreased to take into account:

          o the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower;

          o lender's minimum vacancy underwriting criteria for the applicable property type; and

          o for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

         In addition, in the case of some commercial properties, the Underwritten Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the subject mortgaged real property.

         "UNITS" means, in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A-1 to this prospectus supplement as "Units".

         "UNRESTRICTED SERVICER REPORTS" means, collectively, the following reports:

          o    updated collection report;

          o    CMSA delinquent loan status report;

          o CMSA historical loan modification and corrected mortgage loan report;

          o    CMSA loan level reserve/LOC report;

          o    CMSA historical liquidation report;

          o    CMSA REO status report; and

          o from and after its filing with the SEC, any item deemed to be an Unrestricted Servicer Report in accordance with the definition of "Restricted Servicer Reports" in this glossary.

         "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

         "WACHOVIA" means Wachovia Bank, National Association or its successor in interest.

         "WACHOVIA MORTGAGE LOAN" means any of the underlying mortgage loans transferred to us by Wachovia for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by Wachovia in replacement thereof.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any underlying mortgage loan, the number of years obtained by dividing:

               (1)  the then outstanding principal amount of the mortgage loan into

               (2)  the total of the products obtained by multiplying:

                    (a) the amount of each then remaining required principal payment, including the principal payment at the maturity date, in respect thereof,

                    by

                    (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the date on which such payment is to be made.

         "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for any payment date, the weighted average of the Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund for that payment date, weighted on the basis of the mortgage loans' respective Stated Principal Balances (or, in the case of the Pecanland Mall Mortgage Loan, the Allocated Principal Balance of the Pecanland Mall Pooled Portion) immediately prior to that payment date.

         "YEAR BUILT" means, with respect to any mortgaged real property, the year during which construction of the mortgaged real property was completed. In the event of multiple years of construction, only the most recent of those years is shown.

         "YEAR RENOVATED" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged property. In the event of multiple years of renovation, only the most recent of those years is shown.

         "YIELD MAINTENANCE INTEREST RATE" means, with respect to any mortgage loan in the trust fund, either:

          o an annualized yield (the "Yield Rate") equal to the lesser of (i) the yield on securities issued by the United States Treasury having a maturity closest to the Yield Maintenance Discounting Horizon of the mortgage loan or (ii) the yield on securities issued by the United States Treasury with a term equal to the remaining average life of the Yield Maintenance Discounting Horizon of the mortgage loan, in each case as the Yield Rate is quoted using the method specified in the related mortgage loan documents; or

          o the annualized yield rate on securities issued by the United States Treasury having a maturity specified in the related mortgage loan documents.

         The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for the subject mortgage loan in the column "Yield Maintenance Interest Rate" on Annex A-1 to this prospectus supplement is "T+0.x%", or by zero (0) basis points if the value specified is "T-Flat".

         The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for the subject mortgage loan specified in the column labeled "Yield Maintenance Interest Rate Converted to Monthly Mortgage Rate" on Annex A-1 to this prospectus supplement is "Yes".

         "YIELD MAINTENANCE DISCOUNTING HORIZON" means, with respect to any mortgage loan in the trust fund, the time horizon used when calculating a yield maintenance charge.

         If the value specified in the column labeled "Yield Maintenance Discounting Horizon" on Annex A-1 to this prospectus supplement is "Maturity", the Yield Maintenance Discounting Horizon is the scheduled maturity date or anticipated repayment date, as applicable, of the mortgage loan.

         If the value specified in the column labeled "Yield Maintenance Discounting Horizon" on Annex A-1 to this prospectus supplement is "Open Period", the Yield Maintenance Discounting Horizon is the due date that is y months prior to the scheduled maturity date of the mortgage loan, where y is the number of payments specified in "Free(y)" in the column labeled "Prepayment Provisions" on Annex A-1 to this prospectus supplement.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES


     Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in this Annex A-1, each ARD Loan is assumed to mature on its anticipated repayment date.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]


                       CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES (E)

              MORTGAGE
  CONTROL       LOAN
  NUMBER       SELLER                    LOAN / PROPERTY NAME                                      PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
    1           CGM       ARC Portfolio 10-6                                Various
    1a                    Sunshine City                                     201 North West 133rd Road
    1b                    Country Club Mobile Estates                       5100 South 1300 East
    1c                    Windsor Mobile Estates                            2800 S. Hampton Park Drive
    1d                    Big Country Estates                               3400 South Greeley Highway
    1e                    Harper Woods MHP                                  2200 Harper Street
    1f                    The Vineyards                                     3268 E Road
    1g                    Rockview Heights                                  201 Rockview Lane
------------------------------------------------------------------------------------------------------------------------------------
    2           CGM       ARC Portfolio 10-4                                Various
    2a                    The Meadows                                       14470 E. 13th Avenue
    2b                    Foxhall Village                                   5909 Foxhall Village Road
    2c                    New Twin Lakes                                    31 Regina Drive
    2d                    Sundown                                           1000 West 450 North Street
    2e                    Meadowood                                         1900 Northwest Lyman Road
    2f                    Blue Valley                                       730 Allen Road
    2g                    Connie Jean                                       5570 Connie Jean Road
------------------------------------------------------------------------------------------------------------------------------------
    3           CGM       ARC Portfolio 5-1                                 Various
    3a                    Countryside Village Jacksonville                  10960 Beach Boulevard
    3b                    Parkview Estates                                  913 South Grand Avenue
    3c                    Falcon Farms                                      2507 214th Street North
    3d                    Forest Park                                       183 Pitcher Road
    3e                    Green Valley Village                              2760 South Robertson Road
    3f                    Pleasant Grove                                    5000 Hilltop Needmore Road
    3g                    Rose Country Estates                              3400 North Northeast Loop 323
------------------------------------------------------------------------------------------------------------------------------------
    4         Wachovia    Yorktown Center                                   Butterfield Road at I-355
------------------------------------------------------------------------------------------------------------------------------------
              Wachovia    StorageMart Portfolio
    5         Wachovia    StorageMart - Brooklyn, NY                        718 Atlantic Avenue
    6         Wachovia    StorageMart - Secaucus, NJ                        250 Flanagan Way
    7         Wachovia    StorageMart - Pompano Beach, FL                   301 South Federal Highway
    8         Wachovia    StorageMart - Kansas City, MO (Wornall Road)      7536 Wornall Road
    9         Wachovia    StorageMart - Dania Beach, FL                     2021 Griffin Road
    10        Wachovia    StorageMart - Miami, FL (NW 7th Street)           4920 Northwest 7th Street
    11        Wachovia    StorageMart - Kansas City, MO (Prairie View)      9012 Northwest Prairie View Road
    12        Wachovia    StorageMart - Overland Park, KS                   9220 West 135th Street
    13        Wachovia    StorageMart - Miami, FL (SW 2nd Avenue)           640 Southwest 2nd Avenue
    14        Wachovia    StorageMart - Lenexa, KS                          16101 West 95th Street
    15        Wachovia    StorageMart - Kansas City, KS                     2816 Eaton Street
    16        Wachovia    StorageMart - Lombard, IL                         100 West North Avenue
    17        Wachovia    StorageMart - Merriam, KS                         7460 Frontage Road
    18        Wachovia    StorageMart - Kansas City, MO (North Main)        11510 North Main Street
    19        Wachovia    StorageMart - Olathe, KS                          1310 South Enterprise Drive
------------------------------------------------------------------------------------------------------------------------------------
    20          CGM       Pecanland Mall                                    4700 Milhaven Road
    21        Wachovia    Lake Shore Place (f)                              680 North Lake Shore Drive
    22          CGM       Nashua Mall                                       10 Coliseum Avenue
------------------------------------------------------------------------------------------------------------------------------------
                CGM       Crossroads Center Portfolio
    23          CGM       Crossroads Center                                 9616-9879 Fremont Pike
    24          CGM       Auburn Mile Shopping Center                       280-720 Brown Road
------------------------------------------------------------------------------------------------------------------------------------
    25          CGM       Waterfront Clematis                               1 North Clematis and 101 North Clematis
    26         CDCMC      305 Madison                                       305 Madison Ave.
    27         CDCMC      DFS-Guam                                          1296 Pale San Vitores Road
------------------------------------------------------------------------------------------------------------------------------------
                CGM       Walgreens Portfolio
    28          CGM       Walgreens - 4285 West Powell, Gresham, OR         4285 West Powell Boulevard
    29          CGM       Walgreens - 16200 Northeast Glisan Gresham, OR    16200 Northeast Glisan Street
------------------------------------------------------------------------------------------------------------------------------------
    30          CGM       Fred Meyer- Kent                                  10201 Southeast 240th Street
    31          CGM       Fred Meyer- Grants Pass                           1101 Grants Pass Parkway
------------------------------------------------------------------------------------------------------------------------------------
                CGM       Wildcat Self Storage Portfolio
    32          CGM       Wildcat Self Storage - Kettering, OH              4125 Hempstead Station Drive
    33          CGM       Wildcat Self Storage - Norwood, OH                4900 & 4950 Franklin Avenue
    34          CGM       Wildcat Self Storage - South Fairmount, OH        2201 Moellering Street
    35          CGM       Wildcat Self Storage - Deerfield, OH              5318 Fields Ertel Road
    36          CGM       Wildcat Self Storage - Forest Park, OH            2140 Stapleton Court
    37          CGM       Wildcat Self Storage - Huber Heights, OH          7888 Wildcat Road
    38          CGM       Wildcat Self Storage - Blue Ash, OH               8900 Rossash Road
------------------------------------------------------------------------------------------------------------------------------------
    39        Wachovia    Ocean Key Resort                                  Zero Duval Street
    40         CDCMC      Hall Office Park                                  2611 & 2811 Internet Boulevard
    41          CGM       Sheraton Suites                                   2400 West Loop South
    42          CGM       400 Atlantic Avenue                               400 Atlantic Avenue
    43          CGM       Continental Office Building                       1012 14th Street Northwest
    44          CGM       Dupont Medical Building                           1234 19th Street Northwest
    45         CDCMC      Victoria Mall                                     7800 North Navarro Street
    46         CDCMC      Promenade Office Park                             4165 & 4195 E. Thousand Oaks Blvd
    47         CDCMC      Briarwood                                         299 West Hillcrest Drive
    48        Wachovia    Delray Bay Apartments                             3360 Delray Bay Drive
    49        Wachovia    The Yards Plaza                                   4500 - 4650 South Damen Avenue
    50          CGM       Carmel Rancho Shopping Center                     26135 and 26200 Carmel Rancho Boulevard
    51        Wachovia    Cumberland Office Park                            2500 Cumberland Parkway
    52          CGM       Amboy Plaza Shopping Center                       6400 Amboy Road
    53          CGM       Lakeside Technology Center                        5301-5570 West Idlewild Avenue & 5730 North Hoover
                                                                              Boulevard
    54          CGM       Airport Executive Towers I & II                   1150 Northwest 72nd Avenue and 7270 Northwest 12th
                                                                              Street
    55          CGM       Norwalk Self Storage                              25 New Canaan Avenue
    56         CDCMC      The Berkeley Center                               2200 - 2240 Shattuck Avenue, 2070 Allston Way, & 2065
                                                                              Kittredge Street
    57         CDCMC      North Tech Business Center                        4616 Howard Lane
    58          CGM       Melville Corporate Center II                      330 South Service Road
------------------------------------------------------------------------------------------------------------------------------------
                CGM       Oklahoma City Apartments Portfolio
    59          CGM       Newport Grenada Apartments                        3407 Northwest 39th Street
    60          CGM       Emerald Court Apartments                          4746 Northwest 23rd Street
    61          CGM       Casa Linda Apartments                             5400-5620 North Meridian Avenue
------------------------------------------------------------------------------------------------------------------------------------
                CGM       Edmond Apartments Portfolio
    62          CGM       Christopher Place Apartments                      101 North Boulevard Street
    63          CGM       University Park Apartments                        300 South Rankin Street
    64          CGM       909 North Place Apartments                        909 North Kennedy Avenue
------------------------------------------------------------------------------------------------------------------------------------
    65         CDCMC      Sanford Farms Shopping Center                     299 Miami Avenue
    66        Wachovia    Rancho Vista MHP                                  17324 Sonoma Highway
    67         CDCMC      West Covina Parkway Plaza                         1000 - 1200 West Covina Parkway
    68          CGM       Greentree Plaza                                   305-505 South East Everett Mall Way
    69        Wachovia    Breckenridge Apartments                           14502 Valor Circle
    70        Wachovia    Hilton Garden Inn                                 189 Midway Avenue
    71          CGM       Lynwood Shopping Center                           10821 Long Beach Boulevard
    72          CGM       Fallbrook Mercantile                              845-855 South Main Avenue
    73          CGM       Lowe's Home Improvement                           5400 Fairmont Parkway
    74          CGM       1845 North Clybourn Avenue                        1845 North Clybourn Avenue
    75          CGM       Indian Tree Shopping Center                       7705-7739 Wadsworth Boulevard
    76          CGM       Canyon Plaza-Phase I                              3421-3433 Broadway
    77          CGM       Foxcroft Apartments                               1010 Foxcroft Lane
    78          CGM       JetPort Plaza                                     443 Western Avenue
    79          CGM       Las Palmas Apartments                             4200 Las Palmas Circle
    80         CDCMC      Village Knoll Apartments                          100 Joya Circle
    81          CGM       104 Windsor Center Drive                          104 Windsor Center Drive
    82          CGM       Riverside Corners                                 5-23 Post Road West
    83          CGM       65-69 East Avenue                                 65-69 East Avenue
    84          CGM       Glisan Center                                     519-535 Northwest 16th Avenue
    85          CGM       Orchards Marketplace                              5821, 5831, 5841, 5891 East Charleston Boulevard
    86          CGM       Northbridge Plaza                                 5700-5800 Frantz Road
    87          CGM       Northland Mall                                    451 and 415 South Schmale Road
    88          CGM       Med-Plex Office Building                          5458 Town Center Road
    89          CGM       Atriums at Somerset III                           2780 & 2790 Somerset Drive
------------------------------------------------------------------------------------------------------------------------------------
                CGM       Eckerds Portfolio
    90          CGM       Eckerd -  Baton Rouge, LA                         9608 Jefferson Highway
    91          CGM       Eckerd - Gulfport, MS                             2424 25th Avenue
------------------------------------------------------------------------------------------------------------------------------------
    92          CGM       Satyr Hill Shopping Center                        2033 - 2053 East Joppa Road
    93          CGM       Barrington Place Apartments                       201 Betz Road
    94          CGM       Fielder Crossing Condominiums                     1727 Westview Terrace
    95          CGM       17 Christopher Way                                17 Christopher Way
    96          CGM       Stop & Shop-Beverly, MA                           29-35 Enon Street
    97          CGM       191 Waukegan Road                                 191 Waukegan Road
    98          CGM       Chester & Columbus Shopping Center                4128 Chester Avenue
    99         CDCMC      Longhaven West MHP                                5201 West Camelback Road
   100          CGM       Kent-Kangley Center Shops                         13003 Southeast Kent-Kangley Road
   101          CGM       120 New Canaan Avenue                             120 New Canaan Avenue
   102          CGM       Glastonbury Wellness Center                       628A Hebron Avenue
   103          CGM       Foodsco Plaza                                     3061-3089 East Shields Avenue
   104          CGM       Long Beach Plaza                                  2005 Long Beach Boulevard
   105          CGM       2150 Coliseum Drive                               2160 & 2106 Coliseum Drive
   106          CGM       Harper Crossing                                   2116 Morganton Boulevard Southwest
   107          CGM       Waterford Apartments                              3829 Gannon Lane
   108          CGM       Gappie Plaza                                      SWC 35th Street & Martin Luther King Dv.
   109          CGM       Three Flags Center                                1360 South Fifth Street
   110        Wachovia    Flamingo Swenson Plaza                            670 East Flamingo Road
   111          CGM       Calumet City Retail                               1351 River Oaks Drive
   112          CGM       Value City Furniture Building                     2500 Prince William Parkway
   113          CGM       27th and Bridgeport                               2602 Bridgeport Way West
   114        Wachovia    Heritage Plaza Shopping Center                    1450 North Brindlee Mountain Parkway
   115          CGM       The Oaks Mobile Home Park                         1500 Richmond Road

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE PECANLAND MALL NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS PM CERTIFICATES. THE PECANLAND MALL NON-POOLED PORTION
IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

   20b          CGM       Pecanland Mall (non-pooled portion)

  CONTROL                                     ZIP
  NUMBER           CITY           STATE      CODE            COUNTY            PROPERTY TYPE         DETAILED PROPERTY TYPE
-------------------------------------------------------------------------------------------------------------------------------
    1      Various              Various    Various   Various               Mobile Home Park      Mobile Home Park
    1a     Plantation              FL       33325    Broward               Mobile Home Park      Mobile Home Park
    1b     Salt Lake City          UT       84117    Salt Lake             Mobile Home Park      Mobile Home Park
    1c     West Valley City        UT       84119    Salt Lake             Mobile Home Park      Mobile Home Park
    1d     Cheyenne                WY       82007    Laramie               Mobile Home Park      Mobile Home Park
    1e     Lawrence                KS       66046    Douglas               Mobile Home Park      Mobile Home Park
    1f     Clifton                 CO       81520    Mesa                  Mobile Home Park      Mobile Home Park
    1g     Arnold                  MO       63010    Jefferson             Mobile Home Park      Mobile Home Park
-------------------------------------------------------------------------------------------------------------------------------
    2      Various              Various    Various   Various               Mobile Home Park      Mobile Home Park
    2a     Aurora                  CO       80011    Arapahoe              Mobile Home Park      Mobile Home Park
    2b     Raleigh                 NC       27616    Wake                  Mobile Home Park      Mobile Home Park
    2c     Bloomingburg            NY       12721    Sullivan              Mobile Home Park      Mobile Home Park
    2d     Clearfield              UT       84015    Davis                 Mobile Home Park      Mobile Home Park
    2e     Topeka                  KS       66608    Shawnee               Mobile Home Park      Mobile Home Park
    2f     Manhattan               KS       66502    Riley                 Mobile Home Park      Mobile Home Park
    2g     Jacksonville            FL       32222    Duval                 Mobile Home Park      Mobile Home Park
-------------------------------------------------------------------------------------------------------------------------------
    3      Various              Various    Various   Various               Mobile Home Park      Mobile Home Park
    3a     Jacksonville            FL       32246    Duval                 Mobile Home Park      Mobile Home Park
    3b     San Jacinto             CA       92582    Riverside             Mobile Home Park      Mobile Home Park
    3c     Port Byron              IL       61275    Rock Island           Mobile Home Park      Mobile Home Park
    3d     Queensbury              NY       12804    Warren                Mobile Home Park      Mobile Home Park
    3e     Casper                  WY       82604    Natrona               Mobile Home Park      Mobile Home Park
    3f     Fuquay Varina           NC       27526    Wake                  Mobile Home Park      Mobile Home Park
    3g     Tyler                   TX       75708    Smith                 Mobile Home Park      Mobile Home Park
-------------------------------------------------------------------------------------------------------------------------------
    4      Lombard                 IL       60148    Du Page               Retail                Regional Mall
-------------------------------------------------------------------------------------------------------------------------------

    5      Brooklyn                NY       11217    Kings                 Self Storage          Self Storage
    6      Secaucus                NJ        7094    Hudson                Self Storage          Self Storage
    7      Pompano Beach           FL       33062    Broward               Self Storage          Self Storage
    8      Kansas City             MO       64114    Jackson               Self Storage          Self Storage
    9      Dania Beach             FL       33312    Broward               Self Storage          Self Storage
    10     Miami                   FL       33126    Miami-Dade            Self Storage          Self Storage
    11     Kansas City             MO       64153    Platte                Self Storage          Self Storage
    12     Overland Park           KS       66221    Johnson               Self Storage          Self Storage
    13     Miami                   FL       33130    Miami-Dade            Self Storage          Self Storage
    14     Lenexa                  KS       66219    Johnson               Self Storage          Self Storage
    15     Kansas City             KS       66103    Wyandotte             Self Storage          Self Storage
    16     Lombard                 IL       60148    Du Page               Self Storage          Self Storage
    17     Merriam                 KS       66203    Johnson               Self Storage          Self Storage
    18     Kansas City             MO       64155    Clay                  Self Storage          Self Storage
    19     Olathe                  KS       66061    Johnson               Self Storage          Self Storage
-------------------------------------------------------------------------------------------------------------------------------
    20     Monroe                  LA       71203    Ouachita Parish       Retail                Regional Mall
    21     Chicago                 IL       60611    Cook                  Office                CBD
    22     Nashua                  NH       03063    Hillsborough          Retail                Anchored
-------------------------------------------------------------------------------------------------------------------------------

    23     Rossford                OH       43460    Wood                  Retail                Anchored
    24     Auburn Hills            MI       48326    Oakland               Retail                Anchored
-------------------------------------------------------------------------------------------------------------------------------
    25     West Palm Beach         FL       33401    Palm Beach            Mixed Use             Office(76%)/Retail(24%)
    26     Morristown              NJ       07960    Morris                Office                Suburban
    27     Tumon Bay              Guam      96911                          Land                  Fee Interest
-------------------------------------------------------------------------------------------------------------------------------

    28     Gresham                 OR       97030    Multnomah             Retail                Single Tenant, Anchor
    29     Gresham                 OR       97030    Multnomah             Retail                Single Tenant, Anchor
-------------------------------------------------------------------------------------------------------------------------------
    30     Kent                    WA       98031    King                  Retail                Single Tenant, Anchor
    31     Grants Pass             OR       97526    Josephine             Retail                Single Tenant, Anchor
-------------------------------------------------------------------------------------------------------------------------------

    32     Kettering               OH       45429    Montgomery            Self Storage          Self Storage
    33     Norwood                 OH       45212    Hamilton              Self Storage          Self Storage
    34     Cincinnati              OH       45214    Hamilton              Self Storage          Self Storage
    35     Cincinnati              OH       45249    Warren                Self Storage          Self Storage
    36     Forest Park             OH       45240    Hamilton              Self Storage          Self Storage
    37     Huber Heights           OH       45424    Montgomery            Self Storage          Self Storage
    38     Blue Ash                OH       45236    Hamilton              Self Storage          Self Storage
-------------------------------------------------------------------------------------------------------------------------------
    39     Key West                FL       33040    Monroe                Hospitality           Full Service
    40     Frisco                  TX       75034    Collin                Office                Suburban
    41     Houston                 TX       77027    Harris                Hospitality           Full Service
    42     Boston                  MA       02110    Suffolk               Office                CBD
    43     Washington              DC       20005    District of Columbia  Office                CBD
    44     Washington              DC       20036    District of Columbia  Office                Medical Office
    45     Victoria                TX       77904    Victoria              Retail                Regional Mall
    46     Westlake Village        CA       91362    Ventura               Office                Suburban
    47     Thousand Oaks           CA       91360    Ventura               Office                Suburban
    48     Delray Beach            FL       33483    Palm Beach            Multifamily           Conventional
    49     Chicago                 IL       60609    Cook                  Retail                Anchored
    50     Carmel                  CA       93923    Monterey              Retail                Anchored
    51     Atlanta                 GA       30339    Cobb                  Office                Suburban
    52     Staten Island           NY       10309    Richmond              Retail                Anchored
    53     Tampa                   FL       33634    Hillsborough          Office                Suburban
    54     Miami                   FL       33126    Miami-Dade            Office                Suburban
    55     Norwalk                 CT       06851    Fairfield             Self Storage          Self Storage
    56     Berkeley                CA       94704    Alameda               Mixed Use             Retail(64%)/Office(36%)
    57     Austin                  TX       78728    Travis                Industrial            Flex
    58     Melville                NY       11747    Suffolk               Office                Suburban
-------------------------------------------------------------------------------------------------------------------------------

    59     Oklahoma City           OK       73112    Oklahoma              Multifamily           Conventional
    60     Oklahoma City           OK       73127    Oklahoma              Multifamily           Conventional
    61     Oklahoma City           OK       73112    Oklahoma              Multifamily           Conventional
-------------------------------------------------------------------------------------------------------------------------------

    62     Edmond                  OK       73034    Oklahoma              Multifamily           Student Housing
    63     Edmond                  OK       73034    Oklahoma              Multifamily           Student Housing
    64     Edmond                  OK       73034    Oklahoma              Multifamily           Student Housing
-------------------------------------------------------------------------------------------------------------------------------
    65     Amsterdam               NY       12010    Montgomery            Retail                Anchored
    66     Sonoma                  CA       95476    Sonoma                Mobile Home Park      Mobile Home Park
    67     West Covina             CA       91790    Los Angeles           Retail                Shadow Anchored
    68     Everett                 WA       98208    Snohomish             Retail                Anchored
    69     Tampa                   FL       33613    Hillsborough          Multifamily           Student Housing
    70     Daytona Beach           FL       32114    Volusia               Hospitality           Full Service
    71     Lynwood                 CA       90262    Los Angeles           Retail                Anchored
    72     Fallbrook               CA       92028    San Diego             Retail                Anchored
    73     Pasadena                TX       77505    Harris                Retail                Single Tenant, Anchor
    74     Chicago                 IL       60614    Cook                  Retail                Unanchored
    75     Arvada                  CO       80003    Jefferson             Retail                Anchored
    76     American Canyon         CA       94503    Napa                  Mixed Use             Office(61%)/Retail(39%)
    77     Statesville             NC       28677    Iredell               Multifamily           Conventional
    78     South Portland          ME       04106    Cumberland            Retail                Anchored
    79     Brownsville             TX       78521    Cameron               Multifamily           Conventional
    80     Harrisburg              PA       17112    Dauphin               Multifamily           Conventional
    81     East Windsor            NJ       08520    Mercer                Office                Suburban
    82     Westport                CT       06880    Fairfield             Mixed Use             Retail(75%)/Multifamily(25%)
    83     Norwalk                 CT       06851    Fairfield             Office                Suburban
    84     Portland                OR       97209    Multnomah             Mixed Use             Retail(90%)/Office(10%)
    85     Las Vegas               NV       89142    Clark                 Retail                Shadow Anchored
    86     Dublin                  OH       43016    Franklin              Retail                Unanchored
    87     Carol Stream            IL       60188    Du Page               Retail                Anchored
    88     Boca Raton              FL       33486    Palm Beach            Office                Medical Office
    89     Lauderdale Lakes        FL       33311    Broward               Multifamily           Conventional
-------------------------------------------------------------------------------------------------------------------------------

    90     Baton Rouge             LA       70809    East Baton Rouge      Retail                Single Tenant, Anchor
    91     Gulfport                MS       39501    Harrison              Retail                Single Tenant, Anchor
-------------------------------------------------------------------------------------------------------------------------------
    92     Baltimore               MD       21234    Baltimore             Retail                Unanchored
    93     Cheney                  WA       99004    Spokane               Multifamily           Conventional
    94     Arlington               TX       76013    Tarrant               Multifamily           Conventional
    95     Eatontown               NJ       07724    Monmouth              Office                Suburban
    96     Beverly                 MA       01915    Essex                 Retail                Single Tenant, Anchor
    97     Northfield              IL       60093    Cook                  Office                Suburban
    98     Bakersfield             CA       93301    Kern                  Retail                Anchored
    99     Phoenix                 AZ       85031    Maricopa              Mobile Home Park      Mobile Home Park
   100     Kent                    WA       98030    King                  Retail                Shadow Anchored
   101     Norwalk                 CT       06850    Fairfield             Retail                Anchored
   102     Glastonbury             CT       06033    Hartford              Mixed Use             Health Club (61%)/Medical
                                                                                                   Office (39%)
   103     Fresno                  CA       93726    Fresno                Retail                Anchored
   104     Long Beach              CA       90806    Los Angeles           Office                Suburban
   105     Hampton                 VA       23666    Hampton City          Retail                Anchored
   106     Lenoir                  NC       28645    Caldwell              Retail                Anchored
   107     Dallas                  TX       75237    Dallas                Multifamily           Conventional
   108     Chicago                 IL       60653    Cook                  Retail                Unanchored
   109     St. Charles             MO       63301    St. Charles           Office                Suburban
   110     Las Vegas               NV       89119    Clark                 Retail                Unanchored
   111     Calumet City            IL       60409    Cook                  Retail                Unanchored
   112     Woodbridge              VA       22192    Prince William        Retail                Anchored
   113     University Place        WA       98466    Pierce                Retail                Unanchored
   114     Arab                    AL       35016    Marshall              Retail                Shadow Anchored
   115     Santa Paula             CA       93060    Ventura               Mobile Home Park      Mobile Home Park



   20b

                                                                                               ALLOCATED
                                       % OF             ALLOCATED                             CUT-OFF DATE
                                     INITIAL          CUT-OFF DATE       % OF INITIAL          PRINCIPAL                 LOAN
  CONTROL       CUT-OFF DATE         MORTGAGE          PRINCIPAL           MORTGAGE           BALANCE PER            BALANCE AT
  NUMBER     PRINCIPAL BALANCE     POOL BALANCE       BALANCE (G)        POOL BALANCE       SF/UNIT/ROOM/PAD        MATURITY / ARD
-----------------------------------------------------------------------------------------------------------------------------------
    1            $ 37,839,209.68       3.2%                                                                        $ 31,733,801.36
    1a                                                 $ 10,129,805.29       0.9%                   28,942
    1b                                                    9,930,399.67       0.8%                   30,744
    1c                                                    7,736,937.90       0.7%                   31,072
    1d                                                    4,546,448.04       0.4%                   18,113
    1e                                                    2,352,986.27       0.2%                   16,570
    1f                                                    1,834,531.67       0.2%                   18,720
    1g                                                    1,308,100.84       0.1%                   12,700
-----------------------------------------------------------------------------------------------------------------------------------
    2              34,152,199.83       2.9%                                                                          28,641,694.78
    2a                                                   11,665,739.38       1.0%                   38,501
    2b                                                    7,291,087.11       0.6%                   23,146
    2c                                                    7,029,355.78       0.6%                   27,352
    2d                                                    3,552,068.08       0.3%                   17,760
    2e                                                    3,028,605.41       0.3%                   12,114
    2f                                                      927,276.72       0.1%                    6,265
    2g                                                      658,067.35       0.1%                   10,614
-----------------------------------------------------------------------------------------------------------------------------------
    3              24,654,245.70       2.1%                                                                          22,830,592.68
    3a                                                   12,634,586.87       1.1%                   19,649
    3b                                                    3,494,672.96       0.3%                   17,473
    3c                                                    3,477,871.65       0.3%                   16,176
    3d                                                    2,419,388.97       0.2%                   13,221
    3e                                                    1,142,489.24       0.1%                   10,778
    3f                                                      840,065.62       0.1%                   11,668
    3g                                                      645,170.39       0.1%                    6,144
-----------------------------------------------------------------------------------------------------------------------------------
    4              93,000,000.00       7.9%              93,000,000.00       7.9%                   150.17           77,666,377.18
-----------------------------------------------------------------------------------------------------------------------------------
                   10,464,000.00       0.9%              10,464,000.00       0.9%                                     9,755,404.04
    5              11,840,000.00       1.0%              11,840,000.00       1.0%                   207.28           11,038,224.61
    6               8,760,000.00       0.7%               8,760,000.00       0.7%                    92.27            8,166,794.80
    7               6,960,000.00       0.6%               6,960,000.00       0.6%                    74.14            6,488,685.91
    8               6,760,000.00       0.6%               6,760,000.00       0.6%                    78.15            6,302,229.60
    9               5,920,000.00       0.5%               5,920,000.00       0.5%                    68.12            5,519,112.04
    10              5,196,000.00       0.4%               5,196,000.00       0.4%                    69.05            4,844,139.78
    11              4,512,000.00       0.4%               4,512,000.00       0.4%                    49.24            4,206,458.78
    12              4,053,000.00       0.3%               4,053,000.00       0.3%                    41.07            3,778,540.86
    13              3,886,000.00       0.3%               3,886,000.00       0.3%                   108.57            3,622,849.89
    14              3,369,000.00       0.3%               3,369,000.00       0.3%                    41.63            3,140,859.86
    15              3,280,000.00       0.3%               3,280,000.00       0.3%                    52.91            3,057,886.64
    16              3,240,000.00       0.3%               3,240,000.00       0.3%                    38.78            3,020,595.38
    17              3,056,000.00       0.3%               3,056,000.00       0.3%                    46.15            2,849,055.16
    18              2,552,000.00       0.2%               2,552,000.00       0.2%                    33.54            2,379,184.83
    19              1,616,000.00       0.1%               1,616,000.00       0.1%                    25.53            1,506,568.67
-----------------------------------------------------------------------------------------------------------------------------------
    20          62,322,214.51 (a)      5.3%           62,322,214.51 (a)      5.3%                   178.51           56,159,188.72
    21             57,000,000.00       4.8%              57,000,000.00       4.8%                   116.55           49,322,771.36
    22             35,500,000.00       3.0%              35,500,000.00       3.0%                   111.34           29,803,092.98
-----------------------------------------------------------------------------------------------------------------------------------
                   34,700,000.00       2.9%              34,700,000.00       2.9%                                    29,614,991.52
    23             26,960,000.00       2.3%              26,960,000.00       2.3%                   113.21           23,009,226.60
    24              7,740,000.00       0.7%               7,740,000.00       0.7%                    88.74            6,605,764.92
-----------------------------------------------------------------------------------------------------------------------------------
    25             32,670,000.00       2.8%              32,670,000.00       2.8%                   220.77           28,532,134.81
    26             28,355,937.71       2.4%              28,355,937.71       2.4%                   133.61           24,267,005.42
    27             26,864,654.71       2.3%              26,864,654.71       2.3%                   365.15           22,687,461.69
-----------------------------------------------------------------------------------------------------------------------------------
                    5,025,372.58       0.4%               5,025,372.58       0.4%                                     4,260,097.24
    28              2,577,369.29       0.2%               2,577,369.29       0.2%                   185.36            2,184,881.19
    29              2,448,003.29       0.2%               2,448,003.29       0.2%                   176.05            2,075,216.05
-----------------------------------------------------------------------------------------------------------------------------------
    30             11,447,416.87       1.0%              11,447,416.87       1.0%                    68.49            9,550,052.64
    31              8,262,048.69       0.7%               8,262,048.69       0.7%                    49.55            6,892,646.51
-----------------------------------------------------------------------------------------------------------------------------------
                   23,397,502.96       2.0%              23,397,502.96       2.0%                                    21,812,960.71
    32              4,321,831.77       0.4%               4,321,831.77       0.4%                    48.11            4,029,145.76
    33              4,046,625.44       0.3%               4,046,625.44       0.3%                    37.92            3,772,576.82
    34              3,977,078.76       0.3%               3,977,078.76       0.3%                    41.85            3,707,740.38
    35              3,477,335.86       0.3%               3,477,335.86       0.3%                    37.66            3,241,840.91
    36              3,389,905.73       0.3%               3,389,905.73       0.3%                    31.80            3,160,332.06
    37              2,295,041.70       0.2%               2,295,041.70       0.2%                    31.63            2,139,615.36
    38              1,889,683.70       0.2%               1,889,683.70       0.2%                    27.05            1,761,709.42
-----------------------------------------------------------------------------------------------------------------------------------
    39             23,067,932.72       2.0%              23,067,932.72       2.0%                  230,679           19,598,531.15
    40             21,914,933.88       1.9%              21,914,933.88       1.9%                    94.39           18,642,662.51
    41             20,941,940.52       1.8%              20,941,940.52       1.8%                   74,526           16,217,186.49
    42             19,161,640.90       1.6%              19,161,640.90       1.6%                   192.10           16,087,342.24
    43             13,629,000.00       1.2%              13,629,000.00       1.2%                   169.33           12,578,223.38
    44              5,171,000.00       0.4%               5,171,000.00       0.4%                   159.28            4,772,323.21
    45             18,786,387.57       1.6%              18,786,387.57       1.6%                    42.13           14,671,313.77
    46             11,988,263.55       1.0%              11,988,263.55       1.0%                   160.10            9,976,287.02
    47              5,594,532.85       0.5%               5,594,532.85       0.5%                   133.11            4,656,683.72
    48             17,500,000.00       1.5%              17,500,000.00       1.5%                  105,422           15,111,964.25
    49             17,460,861.22       1.5%              17,460,861.22       1.5%                    65.80           14,419,729.12
    50             15,689,287.51       1.3%              15,689,287.51       1.3%                   136.55           13,352,353.82
    51             15,000,000.00       1.3%              15,000,000.00       1.3%                   104.50           13,719,587.17
    52             14,785,324.91       1.3%              14,785,324.91       1.3%                   197.27           11,596,714.13
    53             14,578,323.60       1.2%              14,578,323.60       1.2%                    65.44           13,530,640.98
    54             14,060,183.31       1.2%              14,060,183.31       1.2%                    87.29           11,891,315.38
    55             12,960,663.16       1.1%              12,960,663.16       1.1%                   132.66           10,843,035.38
    56             12,935,059.30       1.1%              12,935,059.30       1.1%                   139.56           11,173,601.05
    57             12,190,376.95       1.0%              12,190,376.95       1.0%                    69.50           10,403,031.34
    58             11,964,175.66       1.0%              11,964,175.66       1.0%                   136.25           10,027,658.39
-----------------------------------------------------------------------------------------------------------------------------------
                    6,925,365.70       0.6%               6,925,365.70       0.6%                                     5,339,524.42
    59              2,477,974.62       0.2%               2,477,974.62       0.2%                   19,984            1,910,542.13
    60              2,253,610.73       0.2%               2,253,610.73       0.2%                   20,303            1,737,556.49
    61              2,193,780.35       0.2%               2,193,780.35       0.2%                   22,159            1,691,425.80
-----------------------------------------------------------------------------------------------------------------------------------
                    4,332,471.65       0.4%               4,332,471.65       0.4%                                     3,353,189.16
    62              2,099,719.87       0.2%               2,099,719.87       0.2%                   26,919            1,625,113.24
    63              1,451,437.57       0.1%               1,451,437.57       0.1%                   24,191            1,123,364.44
    64                781,314.21       0.1%                 781,314.21       0.1%                   21,117              604,711.48
-----------------------------------------------------------------------------------------------------------------------------------
    65             11,000,000.00       0.9%              11,000,000.00       0.9%                   107.40            9,126,195.44
    66             10,480,000.00       0.9%              10,480,000.00       0.9%                   62,381            9,346,492.62
    67              9,846,801.14       0.8%               9,846,801.14       0.8%                   112.36            8,276,341.15
    68              9,810,000.00       0.8%               9,810,000.00       0.8%                   125.57            8,743,288.73
    69              9,700,000.00       0.8%               9,700,000.00       0.8%                   80,833            8,483,521.33
    70              9,087,738.74       0.8%               9,087,738.74       0.8%                   79,024            6,980,175.60
    71              8,962,068.31       0.8%               8,962,068.31       0.8%                   119.13            7,529,397.12
    72              8,000,000.00       0.7%               8,000,000.00       0.7%                   114.21            7,003,842.98
    73              7,549,580.99       0.6%               7,549,580.99       0.6%                    55.58            6,347,606.97
    74              7,500,000.00       0.6%               7,500,000.00       0.6%                   299.60            7,500,000.00
    75              7,470,431.18       0.6%               7,470,431.18       0.6%                    65.50            6,337,580.43
    76              7,214,718.95       0.6%               7,214,718.95       0.6%                   154.53            6,117,817.00
    77              7,100,000.00       0.6%               7,100,000.00       0.6%                   31,416            6,800,419.77
    78              7,000,000.00       0.6%               7,000,000.00       0.6%                    70.79            5,920,214.62
    79              6,800,000.00       0.6%               6,800,000.00       0.6%                   47,222            5,638,618.71
    80              6,700,000.00       0.6%               6,700,000.00       0.6%                   32,843            4,222,017.85
    81              6,457,024.84       0.5%               6,457,024.84       0.5%                    97.86            5,507,966.98
    82              4,388,511.92       0.4%               4,388,511.92       0.4%                   236.67            3,706,167.68
    83              2,063,610.47       0.2%               2,063,610.47       0.2%                    95.60            1,750,110.25
    84              5,827,495.87       0.5%               5,827,495.87       0.5%                   172.51            4,960,904.89
    85              5,825,786.38       0.5%               5,825,786.38       0.5%                   168.38            4,907,647.49
    86              5,660,000.00       0.5%               5,660,000.00       0.5%                   121.85            4,792,596.99
    87              5,611,421.77       0.5%               5,611,421.77       0.5%                    51.90            4,766,351.70
    88              5,576,255.76       0.5%               5,576,255.76       0.5%                   127.48            5,204,558.38
    89              5,475,004.07       0.5%               5,475,004.07       0.5%                   38,021            4,596,165.87
-----------------------------------------------------------------------------------------------------------------------------------
                    5,336,836.95       0.5%               5,336,836.95       0.5%                                     4,391,675.91
    90              2,741,861.19       0.2%               2,741,861.19       0.2%                   251.36            2,256,273.90
    91              2,594,975.76       0.2%               2,594,975.76       0.2%                   237.90            2,135,402.01
-----------------------------------------------------------------------------------------------------------------------------------
    92              5,291,803.16       0.4%               5,291,803.16       0.4%                    99.43            4,538,844.74
    93              5,184,187.41       0.4%               5,184,187.41       0.4%                   48,002            4,437,013.39
    94              5,100,000.00       0.4%               5,100,000.00       0.4%                   42,857            5,100,000.00
    95              4,963,026.16       0.4%               4,963,026.16       0.4%                   110.26            4,243,607.17
    96              4,950,296.68       0.4%               4,950,296.68       0.4%                   106.17               72,585.82
    97              4,844,549.03       0.4%               4,844,549.03       0.4%                    79.10            4,151,481.93
    98              4,809,396.77       0.4%               4,809,396.77       0.4%                    68.97            4,091,306.16
    99              4,644,000.00       0.4%               4,644,000.00       0.4%                   14,790            3,963,803.61
   100              4,328,194.37       0.4%               4,328,194.37       0.4%                   207.98            3,744,203.45
   101              4,325,513.35       0.4%               4,325,513.35       0.4%                   174.52            3,682,044.75
   102              4,091,808.73       0.3%               4,091,808.73       0.3%                    81.64            3,435,317.44
   103              4,088,988.84       0.3%               4,088,988.84       0.3%                    60.72            3,297,271.08
   104              4,080,598.93       0.3%               4,080,598.93       0.3%                   263.09            3,651,597.76
   105              3,992,632.88       0.3%               3,992,632.88       0.3%                    87.55            3,389,080.46
   106              3,982,104.59       0.3%               3,982,104.59       0.3%                    86.90            3,559,920.98
   107              3,500,000.00       0.3%               3,500,000.00       0.3%                   17,157            3,500,000.00
   108              3,465,819.23       0.3%               3,465,819.23       0.3%                   165.99            2,709,607.94
   109              3,272,285.55       0.3%               3,272,285.55       0.3%                    64.01            2,841,980.67
   110              3,218,186.61       0.3%               3,218,186.61       0.3%                   132.44            2,680,396.38
   111              2,990,488.39       0.3%               2,990,488.39       0.3%                   331.76            2,485,714.98
   112              2,860,042.56       0.2%               2,860,042.56       0.2%                    55.91            2,231,816.24
   113              2,428,475.79       0.2%               2,428,475.79       0.2%                   126.13            2,063,936.16
   114              2,397,072.92       0.2%               2,397,072.92       0.2%                    95.88            1,872,955.18
   115              2,337,510.32       0.2%               2,337,510.32       0.2%                   25,408            2,098,603.96



   20b              3,322,214.51       NAP                3,322,214.51        NAP                     9.52                    0.00

                                                                             RELATED
                                       CROSS                                MORTGAGE
                                  COLLATERALIZED                           LOAN GROUP
                 CROSS             MORTGAGE LOAN            RELATED        AGGREGATE
            COLLATERALIZED        GROUP AGGREGATE         (MORTGAGE       CUT-OFF DATE
  CONTROL      (MORTGAGE           CUT-OFF DATE              LOAN          PRINCIPAL
  NUMBER      LOAN GROUP)      PRINCIPAL BALANCE (H)        GROUP)        BALANCE (H)            BORROWER'S INTEREST
----------------------------------------------------------------------------------------------------------------------------
    1             No                      $ 37,839,210     Yes (R1)         $ 96,645,655
    1a                                                                                               Fee Simple
    1b                                                                                               Fee Simple
    1c                                                                                               Fee Simple
    1d                                                                                               Fee Simple
    1e                                                                                               Fee Simple
    1f                                                                                               Fee Simple
    1g                                                                                               Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    2             No                        34,152,200     Yes (R1)           96,645,655
    2a                                                                                               Fee Simple
    2b                                                                                               Fee Simple
    2c                                                                                               Fee Simple
    2d                                                                                               Fee Simple
    2e                                                                                               Fee Simple
    2f                                                                                               Fee Simple
    2g                                                                                               Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    3             No                        24,654,246     Yes (R1)           96,645,655
    3a                                                                                               Fee Simple
    3b                                                                                               Fee Simple
    3c                                                                                               Fee Simple
    3d                                                                                               Fee Simple
    3e                                                                                               Fee Simple
    3f                                                                                               Fee Simple
    3g                                                                                               Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    4             No                        93,000,000        No              93,000,000             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
               Yes (C1)                     75,000,000     Yes (R2)           75,000,000
    5          Yes (C1)                     75,000,000     Yes (R2)           75,000,000             Fee Simple
    6          Yes (C1)                     75,000,000     Yes (R2)           75,000,000             Fee Simple
    7          Yes (C1)                     75,000,000     Yes (R2)           75,000,000             Fee Simple
    8          Yes (C1)                     75,000,000     Yes (R2)           75,000,000             Fee Simple
    9          Yes (C1)                     75,000,000     Yes (R2)           75,000,000             Fee Simple
    10         Yes (C1)                     75,000,000     Yes (R2)           75,000,000             Fee Simple
    11         Yes (C1)                     75,000,000     Yes (R2)           75,000,000             Fee Simple
    12         Yes (C1)                     75,000,000     Yes (R2)           75,000,000             Fee Simple
    13         Yes (C1)                     75,000,000     Yes (R2)           75,000,000             Fee Simple
    14         Yes (C1)                     75,000,000     Yes (R2)           75,000,000             Fee Simple
    15         Yes (C1)                     75,000,000     Yes (R2)           75,000,000             Fee Simple
    16         Yes (C1)                     75,000,000     Yes (R2)           75,000,000             Fee Simple
    17         Yes (C1)                     75,000,000     Yes (R2)           75,000,000             Fee Simple
    18         Yes (C1)                     75,000,000     Yes (R2)           75,000,000             Fee Simple
    19         Yes (C1)                     75,000,000     Yes (R2)           75,000,000             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    20            No                        62,322,215        No              62,322,215             Fee Simple
    21            No                        57,000,000        No              57,000,000             Fee Simple
    22            No                        35,500,000        No              35,500,000             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
               Yes (C2)                     34,700,000     Yes (R3)           34,700,000
    23         Yes (C2)                     34,700,000     Yes (R3)           34,700,000             Fee Simple
    24         Yes (C2)                     34,700,000     Yes (R3)           34,700,000             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    25            No                        32,670,000        No              32,670,000             Fee Simple
    26            No                        28,355,938        No              28,355,938             Fee Simple
    27            No                        26,864,655        No              26,864,655             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
               Yes (C6)                      5,025,373     Yes (R4)           24,734,838
    28         Yes (C6)                      5,025,373     Yes (R4)           24,734,838             Fee Simple
    29         Yes (C6)                      5,025,373     Yes (R4)           24,734,838             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    30            No                        11,447,417     Yes (R4)           24,734,838             Fee Simple
    31            No                         8,262,049     Yes (R4)           24,734,838             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
               Yes (C3)                     23,397,503     Yes (R5)           23,397,503
    32         Yes (C3)                     23,397,503     Yes (R5)           23,397,503             Fee Simple
    33         Yes (C3)                     23,397,503     Yes (R5)           23,397,503             Fee Simple
    34         Yes (C3)                     23,397,503     Yes (R5)           23,397,503             Fee Simple
    35         Yes (C3)                     23,397,503     Yes (R5)           23,397,503             Fee Simple
    36         Yes (C3)                     23,397,503     Yes (R5)           23,397,503             Fee Simple
    37         Yes (C3)                     23,397,503     Yes (R5)           23,397,503             Fee Simple
    38         Yes (C3)                     23,397,503     Yes (R5)           23,397,503             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    39            No                        23,067,933        No              23,067,933 Fee in part and Leasehold in part
    40            No                        21,914,934        No              21,914,934             Fee Simple
    41            No                        20,941,941        No              20,941,941             Fee Simple
    42            No                        19,161,641        No              19,161,641             Fee Simple
    43            No                        13,629,000     Yes (R6)           18,800,000             Fee Simple
    44            No                         5,171,000     Yes (R6)           18,800,000             Leasehold
    45            No                        18,786,388        No              18,786,388             Fee Simple
    46            No                        11,988,264     Yes (R7)           17,582,796             Fee Simple
    47            No                         5,594,533     Yes (R7)           17,582,796             Fee Simple
    48            No                        17,500,000        No              17,500,000             Fee Simple
    49            No                        17,460,861        No              17,460,861             Fee Simple
    50            No                        15,689,288        No              15,689,288             Fee Simple
    51            No                        15,000,000        No              15,000,000             Fee Simple
    52            No                        14,785,325        No              14,785,325             Fee Simple
    53            No                        14,578,324        No              14,578,324             Fee Simple
    54            No                        14,060,183        No              14,060,183             Fee Simple
    55            No                        12,960,663        No              12,960,663             Fee Simple
    56            No                        12,935,059        No              12,935,059             Fee Simple
    57            No                        12,190,377        No              12,190,377             Fee Simple
    58            No                        11,964,176        No              11,964,176             Leasehold
----------------------------------------------------------------------------------------------------------------------------
               Yes (C4)                      6,925,366     Yes (R8)           11,257,837
    59         Yes (C4)                      6,925,366     Yes (R8)           11,257,837             Fee Simple
    60         Yes (C4)                      6,925,366     Yes (R8)           11,257,837             Fee Simple
    61         Yes (C4)                      6,925,366     Yes (R8)           11,257,837             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
               Yes (C7)                      4,332,472     Yes (R8)           11,257,837
    62         Yes (C7)                      4,332,472     Yes (R8)           11,257,837             Fee Simple
    63         Yes (C7)                      4,332,472     Yes (R8)           11,257,837             Fee Simple
    64         Yes (C7)                      4,332,472     Yes (R8)           11,257,837             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    65            No                        11,000,000        No              11,000,000             Fee Simple
    66            No                        10,480,000        No              10,480,000             Fee Simple
    67            No                         9,846,801        No               9,846,801 Fee in part and Leasehold in part
    68            No                         9,810,000        No               9,810,000             Fee Simple
    69            No                         9,700,000        No               9,700,000             Fee Simple
    70            No                         9,087,739        No               9,087,739             Leasehold
    71            No                         8,962,068        No               8,962,068             Fee Simple
    72            No                         8,000,000        No               8,000,000             Fee Simple
    73            No                         7,549,581        No               7,549,581             Fee Simple
    74            No                         7,500,000        No               7,500,000             Fee Simple
    75            No                         7,470,431        No               7,470,431             Fee Simple
    76            No                         7,214,719        No               7,214,719             Fee Simple
    77            No                         7,100,000        No               7,100,000             Fee Simple
    78            No                         7,000,000        No               7,000,000             Fee Simple
    79            No                         6,800,000        No               6,800,000             Fee Simple
    80            No                         6,700,000        No               6,700,000             Fee Simple
    81            No                         6,457,025        No               6,457,025             Fee Simple
    82            No                         4,388,512     Yes (R9)            6,452,122             Fee Simple
    83            No                         2,063,610     Yes (R9)            6,452,122             Fee Simple
    84            No                         5,827,496        No               5,827,496             Fee Simple
    85            No                         5,825,786        No               5,825,786             Fee Simple
    86            No                         5,660,000        No               5,660,000             Fee Simple
    87            No                         5,611,422        No               5,611,422             Fee Simple
    88            No                         5,576,256        No               5,576,256             Fee Simple
    89            No                         5,475,004        No               5,475,004             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
               Yes (C5)                      5,336,837    Yes (R10)            5,336,837
    90         Yes (C5)                      5,336,837    Yes (R10)            5,336,837             Fee Simple
    91         Yes (C5)                      5,336,837    Yes (R10)            5,336,837             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
    92            No                         5,291,803        No               5,291,803             Fee Simple
    93            No                         5,184,187        No               5,184,187             Fee Simple
    94            No                         5,100,000        No               5,100,000             Fee Simple
    95            No                         4,963,026        No               4,963,026             Fee Simple
    96            No                         4,950,297        No               4,950,297             Fee Simple
    97            No                         4,844,549        No               4,844,549             Fee Simple
    98            No                         4,809,397        No               4,809,397             Fee Simple
    99            No                         4,644,000        No               4,644,000             Fee Simple
   100            No                         4,328,194        No               4,328,194             Fee Simple
   101            No                         4,325,513        No               4,325,513             Fee Simple
   102            No                         4,091,809        No               4,091,809             Fee Simple
   103            No                         4,088,989        No               4,088,989 Fee in part and Leasehold in part
   104            No                         4,080,599        No               4,080,599             Fee Simple
   105            No                         3,992,633        No               3,992,633             Fee Simple
   106            No                         3,982,105        No               3,982,105             Fee Simple
   107            No                         3,500,000        No               3,500,000             Fee Simple
   108            No                         3,465,819        No               3,465,819             Fee Simple
   109            No                         3,272,286        No               3,272,286             Fee Simple
   110            No                         3,218,187        No               3,218,187             Leasehold
   111            No                         2,990,488        No               2,990,488             Fee Simple
   112            No                         2,860,043        No               2,860,043             Fee Simple
   113            No                         2,428,476        No               2,428,476             Fee Simple
   114            No                         2,397,073        No               2,397,073             Fee Simple
   115            No                         2,337,510        No               2,337,510             Fee Simple



   20b            No                         3,322,215        No               3,322,215             Fee Simple

                                             CUT-OF         MATURITY
  CONTROL      APPRAISED      APPRAISAL      DATE LTV      DATE / ARD        ORIGINAL        MORTGAGE       ADMINISTRATIVE
  NUMBER         VALUE          DATE         RATIO (D)    LTV RATIO (D)      BALANCE            RATE           FEE RATE
------------------------------------------------------------------------------------------------------------------------------
    1          $ 47,440,000                       79.76%         66.89%       $ 37,952,000    5.5300%          0.0419%
    1a           12,700,000   01/01/04
    1b           12,450,000   12/01/03
    1c            9,700,000   12/01/03
    1d            5,700,000   01/01/04
    1e            2,950,000   01/01/04
    1f            2,300,000   01/01/04
    1g            1,640,000   01/01/04
------------------------------------------------------------------------------------------------------------------------------
    2            45,670,000                       74.78%         62.71%         34,254,000    5.5300%          0.0419%
    2a           15,600,000   01/01/04
    2b            9,750,000   08/01/03
    2c            9,400,000   01/01/04
    2d            4,750,000   12/01/03
    2e            4,050,000   01/01/04
    2f            1,240,000   01/01/04
    2g              880,000   01/01/04
------------------------------------------------------------------------------------------------------------------------------
    3            36,685,000                       67.21%         62.23%         24,736,000    5.0500%          0.0419%
    3a           18,800,000   08/01/03
    3b            5,200,000   12/01/03
    3c            5,175,000   08/01/03
    3d            3,600,000   01/01/04
    3e            1,700,000   01/01/04
    3f            1,250,000   01/01/04
    3g              960,000   01/01/04
------------------------------------------------------------------------------------------------------------------------------
    4           160,000,000   02/27/04            58.13%         48.54%         93,000,000    4.6300%          0.0419%
------------------------------------------------------------------------------------------------------------------------------
                                                                                10,464,000
    5            14,800,000   03/18/04            78.02%         72.74%         11,840,000    4.3820%          0.0519%
    6            11,000,000   03/31/04            78.02%         72.74%          8,760,000    4.3820%          0.0519%
    7             8,700,000   03/22/04            78.02%         72.74%          6,960,000    4.3820%          0.0519%
    8             8,450,000   03/24/04            78.02%         72.74%          6,760,000    4.3820%          0.0519%
    9             7,400,000   03/22/04            78.02%         72.74%          5,920,000    4.3820%          0.0519%
    10            7,000,000   03/22/04            78.02%         72.74%          5,196,000    4.3820%          0.0519%
    11            5,640,000   03/31/04            78.02%         72.74%          4,512,000    4.3820%          0.0519%
    12            5,460,000   03/31/04            78.02%         72.74%          4,053,000    4.3820%          0.0519%
    13            5,900,000   03/22/04            78.02%         72.74%          3,886,000    4.3820%          0.0519%
    14            4,530,000   03/31/04            78.02%         72.74%          3,369,000    4.3820%          0.0519%
    15            4,170,000   03/31/04            78.02%         72.74%          3,280,000    4.3820%          0.0519%
    16            4,050,000   03/31/04            78.02%         72.74%          3,240,000    4.3820%          0.0519%
    17            3,820,000   03/31/04            78.02%         72.74%          3,056,000    4.3820%          0.0519%
    18            3,190,000   03/24/04            78.02%         72.74%          2,552,000    4.3820%          0.0519%
    19            2,020,000   03/31/04            78.02%         72.74%          1,616,000    4.3820%          0.0519%
------------------------------------------------------------------------------------------------------------------------------
    20           95,000,000   02/04/04         65.60% (a)        59.11%      62,500,000 (a)   4.2765%          0.0419%
    21           74,300,000   02/24/04            76.72%         66.38%         57,000,000    5.0000%          0.0419%
    22           42,800,000   04/15/04            76.84%         64.51%         35,500,000    6.1200%          0.0419%
------------------------------------------------------------------------------------------------------------------------------
                                                                                34,700,000
    23           33,700,000   02/25/04            79.22%         67.61%         26,960,000    5.3800%          0.0719%
    24           10,100,000   03/01/04            79.22%         67.61%          7,740,000    5.3800%          0.0719%
------------------------------------------------------------------------------------------------------------------------------
    25           45,000,000   02/12/04            72.60%         63.40%         32,670,000    5.3700%          0.0419%
    26           37,500,000   07/22/03            75.62%         64.71%         28,500,000    5.5500%          0.0419%
    27           37,000,000   11/24/03            72.61%         61.32%         27,000,000    5.6900%          0.0419%
------------------------------------------------------------------------------------------------------------------------------
                                                                                 5,050,000
    28            3,270,000   11/25/03            78.77%         66.77%          2,590,000    5.8200%          0.1019%
    29            3,110,000   11/25/03            78.77%         66.77%          2,460,000    5.8200%          0.1019%
------------------------------------------------------------------------------------------------------------------------------
    30           14,500,000   11/04/03            78.95%         65.86%         11,500,000    6.1200%          0.1019%
    31           10,500,000   11/06/03            78.69%         65.64%          8,300,000    6.1200%          0.1019%
------------------------------------------------------------------------------------------------------------------------------
                                                                                23,550,000
    32            5,800,000   08/04/03            70.00%         65.26%          4,350,000    5.2800%          0.0419%
    33            6,350,000   08/05/03            70.00%         65.26%          4,073,000    5.2800%          0.0419%
    34            5,500,000   08/05/03            70.00%         65.26%          4,003,000    5.2800%          0.0419%
    35            4,750,000   08/05/03            70.00%         65.26%          3,500,000    5.2800%          0.0419%
    36            4,550,000   08/05/03            70.00%         65.26%          3,412,000    5.2800%          0.0419%
    37            3,475,000   08/04/03            70.00%         65.26%          2,310,000    5.2800%          0.0419%
    38            3,000,000   08/05/03            70.00%         65.26%          1,902,000    5.2800%          0.0419%
------------------------------------------------------------------------------------------------------------------------------
    39           38,000,000   04/09/04            60.71%         51.58%         23,100,000    5.5630%          0.0419%
    40           30,000,000   12/15/03            73.05%         62.14%         22,000,000    5.9750%          0.0419%
    41           33,000,000   12/30/03            63.46%         49.14%         21,000,000    5.9200%          0.0419%
    42           26,300,000   01/12/04            72.86%         61.17%         19,200,000    5.6000%          0.0419%
    43           17,100,000   08/27/03            79.70%         73.56%         13,629,000    5.0500%          0.1019%
    44            6,500,000   08/27/03            79.55%         73.42%          5,171,000    5.0500%          0.1019%
    45           28,600,000   07/11/03            65.69%         51.30%         19,000,000    5.9100%          0.0419%
    46           16,100,000   02/21/04            74.46%         61.96%         12,000,000    5.3465%          0.0419%
    47            7,600,000   02/21/04            73.61%         61.27%          5,600,000    5.3538%          0.0419%
    48           22,300,000   04/01/05            78.48%         67.77%         17,500,000    4.9200%          0.0419%
    49           22,000,000   03/06/04            79.37%         65.54%         17,500,000    5.0700%          0.0419%
    50           19,900,000   09/11/03            78.84%         67.10%         15,750,000    5.9900%          0.1219%
    51           20,150,000   03/04/04            74.44%         68.09%         15,000,000    5.6500%          0.0419%
    52           19,300,000   04/01/04            76.61%         60.09%         14,800,000    5.2900%          0.0919%
    53           19,500,000   01/08/04            74.76%         69.39%         14,625,000    5.2100%          0.0919%
    54           17,900,000   07/18/03            78.55%         66.43%         14,160,000    5.6700%          0.0419%
    55           20,000,000   01/01/04            64.80%         54.22%         13,000,000    5.4500%          0.0419%
    56           18,500,000   11/05/03            69.92%         60.40%         13,000,000    6.4600%          0.0419%
    57           15,800,000   04/15/04            77.15%         65.84%         12,200,000    6.1860%          0.0419%
    58           16,600,000   12/30/03            72.07%         60.41%         12,000,000    5.5100%          0.0419%
------------------------------------------------------------------------------------------------------------------------------
                                                                                 6,945,000
    59            3,275,000   09/08/03            75.28%         58.04%          2,485,000    5.7900%          0.1019%
    60            2,950,000   09/08/03            75.28%         58.04%          2,260,000    5.7900%          0.1019%
    61            2,975,000   09/08/03            75.28%         58.04%          2,200,000    5.7900%          0.1019%
------------------------------------------------------------------------------------------------------------------------------
                                                                                 4,364,000
    62            2,820,000   09/08/03            74.44%         57.61%          2,115,000    5.7700%          0.1019%
    63            1,950,000   09/08/03            74.44%         57.61%          1,462,000    5.7700%          0.1019%
    64            1,050,000   09/08/03            74.44%         57.61%            787,000    5.7700%          0.1019%
------------------------------------------------------------------------------------------------------------------------------
    65           13,750,000   03/18/04            80.00%         66.37%         11,000,000    6.0950%          0.0419%
    66           13,100,000   02/25/04            80.00%         71.35%         10,480,000    5.3400%          0.0419%
    67           16,800,000   10/16/03            58.61%         49.26%         10,000,000    5.7650%          0.0419%
    68           14,500,000   01/15/04            67.66%         60.30%          9,810,000    5.3100%          0.1019%
    69           13,700,000   01/06/04            70.80%         61.92%          9,700,000    5.4400%          0.0419%
    70           13,400,000   03/01/04            67.82%         52.09%          9,100,000    5.7200%          0.0419%
    71           11,250,000   11/17/03            79.66%         66.93%          9,000,000    5.5500%          0.1019%
    72           13,800,000   12/19/03            57.97%         50.75%          8,000,000    5.4000%          0.1019%
    73           10,450,000   05/08/03            72.24%         60.74%          7,650,000    5.2800%          0.0419%
    74           11,580,000   12/08/03            64.77%         64.77%          7,500,000    5.6800%          0.0819%
    75           10,800,000   10/02/03            69.17%         58.68%          7,500,000    5.8800%          0.1019%
    76            9,660,000   10/23/03            74.69%         63.33%          7,250,000    5.8300%          0.0419%
    77            8,900,000   12/10/03            79.78%         76.41%          7,100,000    5.2500%          0.0419%
    78            9,300,000   03/24/04            75.27%         63.66%          7,000,000    5.9100%          0.0419%
    79            8,600,000   05/21/03            79.07%         65.57%          6,800,000    5.4400%          0.0419%
    80            8,800,000   03/26/04            76.14%         47.98%          6,700,000    5.0000%          0.0419%
    81            8,500,000   09/04/03            75.97%         64.80%          6,500,000    5.9700%          0.0419%
    82            5,650,000   08/01/03            77.67%         65.60%          4,420,000    5.6200%          0.0419%
    83            3,000,000   08/01/03            68.79%         58.34%          2,080,000    5.7300%          0.0419%
    84            7,830,000   12/16/03            74.43%         63.36%          5,850,000    6.0000%          0.0819%
    85            7,700,000   11/19/03            75.66%         63.74%          5,850,000    5.6400%          0.0419%
    86            7,100,000   03/24/04            79.72%         67.50%          5,660,000    5.9500%          0.0419%
    87            7,200,000   08/14/03            77.94%         66.20%          5,650,000    5.8200%          0.0419%
    88            7,100,000   10/01/03            78.54%         73.30%          5,600,000    5.5200%          0.0419%
    89            6,900,000   01/29/04            79.35%         66.61%          5,480,000    5.6300%          0.0819%
------------------------------------------------------------------------------------------------------------------------------
                                                                                 5,450,000
    90            3,560,000   01/10/03            76.68%         63.10%          2,800,000    6.0800%          0.0719%
    91            3,400,000   01/10/03            76.68%         63.10%          2,650,000    6.0800%          0.0719%
------------------------------------------------------------------------------------------------------------------------------
    92            7,500,000   08/01/03            70.56%         60.52%          5,320,000    6.2000%          0.0419%
    93            6,525,000   02/04/04            79.45%         68.00%          5,195,000    5.4100%          0.0819%
    94            6,450,000   03/05/04            79.07%         79.07%          5,100,000    4.3000%          0.0419%
    95            6,750,000   07/03/03            73.53%         62.87%          5,000,000    6.0200%          0.0419%
    96            8,100,000   11/01/03            61.11%          0.90%          5,000,000    6.1000%          0.0419%
    97            6,250,000   07/18/03            77.51%         66.42%          4,880,000    6.1000%          0.0419%
    98            6,500,000   01/17/04            73.99%         62.94%          4,825,000    5.1500%          0.0419%
    99            9,650,000   04/05/04            48.12%         41.08%          4,644,000    5.3600%          0.0419%
   100            6,000,000   01/01/04            72.14%         62.40%          4,350,000    5.6900%          0.1019%
   101            5,800,000   05/01/03            74.58%         63.48%          4,350,000    5.9300%          0.0419%
   102            5,800,000   11/17/03            70.55%         59.23%          4,100,000    5.6000%          0.0419%
   103            5,325,000   03/01/04            76.79%         61.92%          4,100,000    5.9700%          0.1019%
   104            6,210,000   01/07/04            65.71%         58.80%          4,100,000    5.0600%          0.0419%
   105            5,200,000   10/30/03            76.78%         65.17%          4,000,000    5.9700%          0.0419%
   106            5,000,000   11/18/03            79.64%         71.20%          4,000,000    5.2500%          0.0719%
   107            4,800,000   01/15/04            72.92%         72.92%          3,500,000    4.7000%          0.0419%
   108            4,600,000   07/25/03            75.34%         58.90%          3,500,000    5.9900%          0.0419%
   109            4,590,000   10/07/03            71.29%         61.92%          3,275,000    6.0000%          0.0419%
   110            4,500,000   02/25/04            71.52%         59.56%          3,225,000    5.3400%          0.0419%
   111            4,000,000   01/26/04            74.76%         62.14%          3,000,000    5.2400%          0.0419%
   112            3,650,000   09/20/03            78.36%         61.15%          2,880,000    6.0200%          0.0419%
   113            3,100,000   12/16/03            78.34%         66.58%          2,435,000    5.9800%          0.0719%
   114            3,250,000   12/09/03            73.76%         57.63%          2,400,000    6.2300%          0.0419%
   115            3,010,000   06/19/03            77.66%         69.72%          2,350,000    5.4100%          0.0419%



   20b           95,000,000   02/04/04         69.10% (k)         0.00%          3,500,000    4.2765%          0.0419%

                NET                      INTEREST                                         FIRST                  SCHEDULED
  CONTROL     MORTGAGE        RATE       ACCRUAL                             NOTE        PAYMENT       GRACE      MATURITY
  NUMBER        RATE          TYPE        METHOD          LOAN TYPE          DATE          DATE       PERIOD     DATE/ ARD
------------------------------------------------------------------------------------------------------------------------------
    1         5.4881%        Fixed      Actual/360         Balloon         02/18/04      04/01/04       0         03/01/14
    1a
    1b
    1c
    1d
    1e
    1f
    1g
------------------------------------------------------------------------------------------------------------------------------
    2         5.4881%        Fixed      Actual/360         Balloon         02/18/04      04/01/04       0         03/01/14
    2a
    2b
    2c
    2d
    2e
    2f
    2g
------------------------------------------------------------------------------------------------------------------------------
    3         5.0081%        Fixed      Actual/360         Balloon         02/18/04      04/01/04       0         03/01/09
    3a
    3b
    3c
    3d
    3e
    3f
    3g
------------------------------------------------------------------------------------------------------------------------------
    4         4.5881%        Fixed      Actual/360   Partial IO/Balloon    04/29/04      06/11/04       0         05/11/14
------------------------------------------------------------------------------------------------------------------------------

    5         4.3301%        Fixed      Actual/360     Partial IO/ARD      05/05/04      06/11/04       0         05/11/09
    6         4.3301%        Fixed      Actual/360     Partial IO/ARD      05/05/04      06/11/04       0         05/11/09
    7         4.3301%        Fixed      Actual/360     Partial IO/ARD      05/05/04      06/11/04       0         05/11/09
    8         4.3301%        Fixed      Actual/360     Partial IO/ARD      05/05/04      06/11/04       0         05/11/09
    9         4.3301%        Fixed      Actual/360     Partial IO/ARD      05/05/04      06/11/04       0         05/11/09
    10        4.3301%        Fixed      Actual/360     Partial IO/ARD      05/05/04      06/11/04       0         05/11/09
    11        4.3301%        Fixed      Actual/360     Partial IO/ARD      05/05/04      06/11/04       0         05/11/09
    12        4.3301%        Fixed      Actual/360     Partial IO/ARD      05/05/04      06/11/04       0         05/11/09
    13        4.3301%        Fixed      Actual/360     Partial IO/ARD      05/05/04      06/11/04       0         05/11/09
    14        4.3301%        Fixed      Actual/360     Partial IO/ARD      05/05/04      06/11/04       0         05/11/09
    15        4.3301%        Fixed      Actual/360     Partial IO/ARD      05/05/04      06/11/04       0         05/11/09
    16        4.3301%        Fixed      Actual/360     Partial IO/ARD      05/05/04      06/11/04       0         05/11/09
    17        4.3301%        Fixed      Actual/360     Partial IO/ARD      05/05/04      06/11/04       0         05/11/09
    18        4.3301%        Fixed      Actual/360     Partial IO/ARD      05/05/04      06/11/04       0         05/11/09
    19        4.3301%        Fixed      Actual/360     Partial IO/ARD      05/05/04      06/11/04       0         05/11/09
------------------------------------------------------------------------------------------------------------------------------
    20        4.2346%        Fixed      Actual/360         Balloon         02/11/04      04/01/04       2         03/01/10
    21        4.9581%        Fixed      Actual/360   Partial IO/Balloon    03/24/04      05/11/04       0         04/11/14
    22        6.0781%        Fixed        30/360           Balloon         06/03/04      07/11/04       0         06/11/14
------------------------------------------------------------------------------------------------------------------------------

    23        5.3081%        Fixed      Actual/360   Partial IO/Balloon    04/14/04      06/11/04       0         05/11/14
    24        5.3081%        Fixed      Actual/360   Partial IO/Balloon    04/14/04      06/11/04       0         05/11/14
------------------------------------------------------------------------------------------------------------------------------
    25        5.3281%        Fixed      Actual/360   Partial IO/Balloon    04/15/04      06/11/04       0         05/11/14
    26        5.5081%        Fixed      Actual/360         Balloon         10/29/03      12/01/03       0         11/01/13
    27        5.6481%        Fixed      Actual/360         Balloon         12/19/03      02/01/04       5         01/01/14
------------------------------------------------------------------------------------------------------------------------------

    28        5.7181%        Fixed      Actual/360         Balloon         12/30/03      02/01/04       5         01/01/14
    29        5.7181%        Fixed      Actual/360         Balloon         12/30/03      02/01/04       5         01/01/14
------------------------------------------------------------------------------------------------------------------------------
    30        6.0181%        Fixed      Actual/360           ARD           12/15/03      02/01/04       5         01/01/15
    31        6.0181%        Fixed      Actual/360           ARD           12/15/03      02/01/04       5         01/01/15
------------------------------------------------------------------------------------------------------------------------------

    32        5.2381%        Fixed      Actual/360         Balloon         11/04/03      01/01/04       5         12/01/08
    33        5.2381%        Fixed      Actual/360         Balloon         11/04/03      01/01/04       5         12/01/08
    34        5.2381%        Fixed      Actual/360         Balloon         11/04/03      01/01/04       5         12/01/08
    35        5.2381%        Fixed      Actual/360         Balloon         11/04/03      01/01/04       5         12/01/08
    36        5.2381%        Fixed      Actual/360         Balloon         11/04/03      01/01/04       5         12/01/08
    37        5.2381%        Fixed      Actual/360         Balloon         11/04/03      01/01/04       5         12/01/08
    38        5.2381%        Fixed      Actual/360         Balloon         11/04/03      01/01/04       5         12/01/08
------------------------------------------------------------------------------------------------------------------------------
    39        5.5211%        Fixed      Actual/360         Balloon         04/20/04      06/11/04       0         05/11/11
    40        5.9331%        Fixed      Actual/360         Balloon         01/07/04      03/01/04       5         02/01/14
    41        5.8781%        Fixed      Actual/360         Balloon         03/30/04      05/11/04       0         04/11/14
    42        5.5581%        Fixed      Actual/360         Balloon         03/22/04      05/11/04       0         04/11/14
    43        4.9481%        Fixed      Actual/360   Partial IO/Balloon    10/31/03      12/01/03       5         11/01/10
    44        4.9481%        Fixed      Actual/360   Partial IO/Balloon    10/31/03      12/01/03       5         11/01/10
    45        5.8681%        Fixed      Actual/360         Balloon         09/18/03      11/09/03       0         10/09/13
    46        5.3046%        Fixed      Actual/360         Balloon         04/29/04      06/01/04       5         05/01/14
    47        5.3119%        Fixed      Actual/360         Balloon         04/29/04      06/01/04       5         05/01/14
    48        4.8781%        Fixed      Actual/360     Partial IO/ARD      05/21/04      07/11/04       0         06/11/14
    49        5.0281%        Fixed      Actual/360           ARD           04/08/04      05/11/04       0         04/11/14
    50        5.8681%        Fixed      Actual/360         Balloon         01/06/04      03/01/04       5         02/01/14
    51        5.6081%        Fixed      Actual/360     Partial IO/ARD      04/07/04      05/11/04       0         04/11/14
    52        5.1981%        Fixed      Actual/360         Balloon         04/30/04      06/11/04       0         05/11/16
    53        5.1181%        Fixed      Actual/360         Balloon         02/06/04      04/01/04       5         03/01/09
    54        5.6281%        Fixed      Actual/360         Balloon         10/15/03      12/01/03       5         11/01/13
    55        5.4081%        Fixed      Actual/360         Balloon         02/18/04      04/01/04       5         03/01/14
    56        6.4181%        Fixed      Actual/360         Balloon         11/26/03      01/01/04       5         12/01/13
    57        6.1441%        Fixed      Actual/360         Balloon         04/30/04      06/01/04       5         05/01/14
    58        5.4681%        Fixed      Actual/360         Balloon         03/11/04      04/11/04       0         03/11/14
------------------------------------------------------------------------------------------------------------------------------

    59        5.6881%        Fixed      Actual/360         Balloon         04/08/04      05/11/04       0         04/11/14
    60        5.6881%        Fixed      Actual/360         Balloon         04/08/04      05/11/04       0         04/11/14
    61        5.6881%        Fixed      Actual/360         Balloon         04/08/04      05/11/04       0         04/11/14
------------------------------------------------------------------------------------------------------------------------------

    62        5.6681%        Fixed      Actual/360         Balloon         12/29/03      02/01/04       5         01/01/14
    63        5.6681%        Fixed      Actual/360         Balloon         12/29/03      02/01/04       5         01/01/14
    64        5.6681%        Fixed      Actual/360         Balloon         12/29/03      02/01/04       5         01/01/14
------------------------------------------------------------------------------------------------------------------------------
    65        6.0531%        Fixed      Actual/360         Balloon         05/10/04      07/01/04       5         06/01/15
    66        5.2981%        Fixed      Actual/360     Partial IO/ARD      04/19/04      06/11/04       0         05/11/14
    67        5.7231%        Fixed      Actual/360         Balloon         11/04/03      12/09/03       0         11/09/13
    68        5.2081%        Fixed      Actual/360   Partial IO/Balloon    02/12/04      04/01/04       5         03/01/13
    69        5.3981%        Fixed      Actual/360     Partial IO/ARD      02/05/04      03/11/04       0         02/11/14
    70        5.6781%        Fixed      Actual/360           ARD           05/10/04      06/11/04       0         05/11/14
    71        5.4481%        Fixed      Actual/360         Balloon         01/22/04      03/01/04       5         02/01/14
    72        5.2981%        Fixed      Actual/360   Partial IO/Balloon    02/03/04      04/01/04       5         03/01/14
    73        5.2381%        Fixed      Actual/360           ARD           05/29/03      07/01/03       5         06/01/13
    74        5.5981%        Fixed      Actual/360      Interest Only      02/19/04      04/01/04       5         03/01/13
    75        5.7781%        Fixed      Actual/360         Balloon         01/07/04      03/01/04       5         02/01/14
    76        5.7881%        Fixed      Actual/360         Balloon         12/24/03      02/01/04       5         01/01/14
    77        5.2081%        Fixed      Actual/360   Partial IO/Balloon    01/15/04      03/01/04       5         02/01/09
    78        5.8681%        Fixed      Actual/360         Balloon         05/12/04      07/11/04       0         06/11/14
    79        5.3981%        Fixed      Actual/360   Partial IO/Balloon    08/13/03      10/01/03       5         09/01/13
    80        4.9581%        Fixed      Actual/360         Balloon         05/27/04      07/01/04       5         06/01/14
    81        5.9281%        Fixed      Actual/360         Balloon         10/15/03      12/01/03       5         11/01/13
    82        5.5781%        Fixed      Actual/360         Balloon         10/08/03      12/01/03       5         11/01/13
    83        5.6881%        Fixed      Actual/360         Balloon         09/17/03      11/01/03       5         10/01/13
    84        5.9181%        Fixed      Actual/360         Balloon         01/14/04      03/01/04       5         02/01/14
    85        5.5981%        Fixed      Actual/360         Balloon         01/20/04      03/01/04       5         02/01/14
    86        5.9081%        Fixed      Actual/360         Balloon         05/14/04      07/11/04       0         06/11/14
    87        5.7781%        Fixed      Actual/360         Balloon         10/31/03      12/01/03       5         11/01/13
    88        5.4781%        Fixed      Actual/360         Balloon         01/07/04      03/01/04       5         02/01/09
    89        5.5481%        Fixed      Actual/360         Balloon         04/12/04      06/11/04       0         05/11/14
------------------------------------------------------------------------------------------------------------------------------

    90        6.0081%        Fixed      Actual/360         Balloon         02/10/03      04/01/03       5         03/01/12
    91        6.0081%        Fixed      Actual/360         Balloon         02/10/03      04/01/03       5         03/01/12
------------------------------------------------------------------------------------------------------------------------------
    92        6.1581%        Fixed      Actual/360         Balloon         11/10/03      01/01/04       5         12/01/13
    93        5.3281%        Fixed      Actual/360         Balloon         03/31/04      05/11/04       0         04/11/13
    94        4.2581%        Fixed      Actual/360      Interest Only      03/31/04      05/11/04       0         04/11/09
    95        5.9781%        Fixed      Actual/360         Balloon         09/10/03      11/01/03       5         10/01/13
    96        6.0581%        Fixed      Actual/360    Fully Amortizing     02/20/04      04/01/04       5         03/01/19
    97        6.0581%        Fixed      Actual/360         Balloon         09/12/03      11/01/03       5         10/01/13
    98        5.1081%        Fixed      Actual/360         Balloon         03/03/04      04/11/04       0         03/11/13
    99        5.3181%        Fixed      Actual/360   Partial IO/Balloon    04/20/04      06/01/04       5         05/01/14
   100        5.5881%        Fixed      Actual/360         Balloon         12/30/03      02/01/04       5         01/01/13
   101        5.8881%        Fixed      Actual/360         Balloon         11/24/03      01/01/04       5         12/01/13
   102        5.5581%        Fixed      Actual/360         Balloon         04/06/04      05/11/04       0         04/11/14
   103        5.8681%        Fixed      Actual/360         Balloon         02/26/04      04/01/04       5         03/01/16
   104        5.0181%        Fixed      Actual/360           ARD           03/10/04      04/11/04       0         03/11/09
   105        5.9281%        Fixed      Actual/360         Balloon         04/01/04      05/11/04       0         04/11/14
   106        5.1781%        Fixed      Actual/360         Balloon         01/16/04      03/01/04       5         02/01/11
   107        4.6581%        Fixed      Actual/360      Interest Only      02/27/04      04/11/04       0         03/11/09
   108        5.9481%        Fixed      Actual/360         Balloon         10/24/03      12/01/03       5         11/01/13
   109        5.9581%        Fixed      Actual/360         Balloon         04/23/04      06/11/04       0         05/11/13
   110        5.2981%        Fixed      Actual/360           ARD           03/15/04      05/11/04       0         04/11/14
   111        5.1981%        Fixed      Actual/360         Balloon         03/11/04      04/11/04       0         03/11/14
   112        5.9781%        Fixed      Actual/360         Balloon         12/08/03      02/01/04       5         01/01/14
   113        5.9081%        Fixed      Actual/360         Balloon         02/13/04      04/01/04       5         03/01/14
   114        6.1881%        Fixed      Actual/360           ARD           04/19/04      06/11/04       0         05/11/14
   115        5.3681%        Fixed      Actual/360         Balloon         12/30/03      02/01/04       5         01/01/11



   20b        4.2346%        Fixed      Actual/360         Balloon         02/11/04      04/01/04       2         03/01/10

                                 ORIGINAL                        STATED                                               STATED
                                 TERM TO       INTEREST         ORIGINAL                          REMAINING         REMAINING
              MONTHLY DEBT       MATURITY        ONLY         AMORTIZATION                         TERM TO        AMORTIZATION
  CONTROL       SERVICE           / ARD         PERIOD            TERM           SEASONING     MATURITY / ARD         TERM
  NUMBER        PAYMENT          (MONTHS)      (MONTHS)         (MONTHS)         (MONTHS)         (MONTHS)          (MONTHS)
----------------------------------------------------------------------------------------------------------------------------------
    1            $ 216,202.17            120       0                      360               3               117               357
    1a
    1b
    1c
    1d
    1e
    1f
    1g
----------------------------------------------------------------------------------------------------------------------------------
    2              195,135.68            120       0                      360               3               117               357
    2a
    2b
    2c
    2d
    2e
    2f
    2g
----------------------------------------------------------------------------------------------------------------------------------
    3              133,545.10             60       0                      360               3                57               357
    3a
    3b
    3c
    3d
    3e
    3f
    3g
----------------------------------------------------------------------------------------------------------------------------------
    4              478,428.09            120      12                      360               1               119               360
----------------------------------------------------------------------------------------------------------------------------------

    5               59,164.27             60      12                      360               1                59               360
    6               43,773.56             60      12                      360               1                59               360
    7               34,779.00             60      12                      360               1                59               360
    8               33,779.60             60      12                      360               1                59               360
    9               29,582.14             60      12                      360               1                59               360
    10              25,964.32             60      12                      360               1                59               360
    11              22,546.38             60      12                      360               1                59               360
    12              20,252.77             60      12                      360               1                59               360
    13              19,418.27             60      12                      360               1                59               360
    14              16,834.83             60      12                      360               1                59               360
    15              16,390.10             60      12                      360               1                59               360
    16              16,190.22             60      12                      360               1                59               360
    17              15,270.78             60      12                      360               1                59               360
    18              12,752.30             60      12                      360               1                59               360
    19               8,075.12             60      12                      360               1                59               360
----------------------------------------------------------------------------------------------------------------------------------
    20          358,527.18 (a)            72       0                      300               3                69               297
    21             305,988.33            120      24                      360               2               118               360
    22             215,586.97            120       0                      360               0               120               360
----------------------------------------------------------------------------------------------------------------------------------

    23             151,052.29            120      12                      360               1               119               360
    24              43,365.90            120      12                      360               1               119               360
----------------------------------------------------------------------------------------------------------------------------------
    25             182,840.78            120      24                      360               1               119               360
    26          165,859.43 (b)           120       0                   312 (b)              7               113            305 (b)
    27             156,537.06            120       0                      360               5               115               355
----------------------------------------------------------------------------------------------------------------------------------

    28              15,229.91            120       0                      360               5               115               355
    29              14,465.47            120       0                      360               5               115               355
----------------------------------------------------------------------------------------------------------------------------------
    30              69,838.03            132       0                      360               5               127               355
    31              50,404.84            132       0                      360               5               127               355
----------------------------------------------------------------------------------------------------------------------------------

    32              24,101.75             60       0                      360               6                54               354
    33              22,567.00             60       0                      360               6                54               354
    34              22,179.15             60       0                      360               6                54               354
    35              19,392.22             60       0                      360               6                54               354
    36              18,904.64             60       0                      360               6                54               354
    37              12,798.86             60       0                      360               6                54               354
    38              10,538.28             60       0                      360               6                54               354
----------------------------------------------------------------------------------------------------------------------------------
    39             142,724.62             84       0                      300               1                83               299
    40             131,547.72            120       0                      360               4               116               356
    41             134,278.21            120       0                      300               2               118               298
    42             110,223.16            120       0                      360               2               118               358
    43              73,580.46             84      24                      360               7                77               360
    44              27,917.28             84      24                      360               7                77               360
    45             121,374.11            120       0                      300               8               112               292
    46              66,983.20            120       0                      360               1               119               359
    47              31,284.56            120       0                      360               1               119               359
    48              93,090.03            120      24                      360               0               120               360
    49              94,693.87            120       0                      360               2               118               358
    50              94,327.97            120       0                      360               4               116               356
    51              86,585.37            120      48                      360               2               118               360
    52              82,093.20            144       0                      360               1               143               359
    53              80,397.84             60       0                      360               3                57               357
    54              81,915.70            120       0                      360               7               113               353
    55              73,405.27            120       0                      360               3               117               357
    56              81,827.16            120       0                      360               6               114               354
    57              74,610.42            120       0                      360               1               119               359
    58              68,209.99            120       0                      360               3               117               357
----------------------------------------------------------------------------------------------------------------------------------

    59              15,693.42            120       0                      300               2               118               298
    60              14,272.48            120       0                      300               2               118               298
    61              13,893.57            120       0                      300               2               118               298
----------------------------------------------------------------------------------------------------------------------------------

    62              13,331.17            120       0                      300               5               115               295
    63               9,215.21            120       0                      300               5               115               295
    64               4,960.58            120       0                      300               5               115               295
----------------------------------------------------------------------------------------------------------------------------------
    65              66,623.90            132       0                      360               0               132               360
    66              58,456.52            120      36                      360               1               119               360
    67           58,452.61 (c)           120       0                   360 (c)              7               113            353 (c)
    68              54,536.32            108      24                      360               3               105               360
    69              54,710.93            120      24                      360               4               116               360
    70              57,083.82            120       0                      300               1               119               299
    71              51,383.70            120       0                      360               4               116               356
    72              44,922.46            120      25                      360               3               117               360
    73              42,385.84            120       0                      360              12               108               348
    74              36,683.33            108      108        Interest Only                  3               105   Interest Only
    75              44,389.30            120       0                      360               4               116               356
    76              42,678.20            120       0                      360               5               115               355
    77              39,206.46             60      24                      360               4                56               360
    78              41,564.36            120       0                      360               0               120               360
    79              40,922.76            120      24                      309               9               111               309
    80              44,217.03            120       0                      240               0               120               240
    81              38,845.50            120       0                      360               7               113               353
    82              25,430.06            120       0                      360               7               113               353
    83              12,111.90            120       0                      360               8               112               352
    84              35,073.71            120       0                      360               4               116               356
    85              33,731.32            120       0                      360               4               116               356
    86              33,752.83            120       0                      360               0               120               360
    87              33,223.54            120       0                      360               7               113               353
    88              31,866.49             60       0                      360               4                56               356
    89              31,563.27            120       0                      360               1               119               359
----------------------------------------------------------------------------------------------------------------------------------

    90              18,177.61            108       0                      300              15                93               285
    91              17,203.81            108       0                      300              15                93               285
----------------------------------------------------------------------------------------------------------------------------------
    92              32,583.35            120       0                      360               6               114               354
    93              29,203.96            108       0                      360               2               106               358
    94              18,884.17             60      60         Interest Only                  2                58   Interest Only
    95              30,041.85            120       0                      360               8               112               352
    96              42,463.45            180       0                      180               3               177               177
    97              29,572.55            120       0                      360               8               112               352
    98              26,345.77            108       0                      360               3               105               357
    99              26,720.63            120      24                      336               1               119               336
   100              25,219.86            108       0                      360               5               103               355
   101              25,885.00            120       0                      360               6               114               354
   102              23,537.24            120       0                      360               2               118               358
   103              24,502.55            144       0                      360               3               141               357
   104              24,111.74             60       0                      300               3                57               297
   105              23,904.93            120       0                      360               2               118               358
   106              22,088.15             84       0                      360               4                80               356
   107              14,165.28             60      60         Interest Only                  3                57   Interest Only
   108              22,529.16            120       0                      300               7               113               293
   109              19,635.28            108       0                      360               1               107               359
   110              17,988.77            120       0                      360               2               118               358
   111              16,547.53            120       0                      360               3               117               357
   112              18,591.11            120       0                      300               5               115               295
   113              14,567.76            120       0                      360               3               117               357
   114              15,802.41            120       0                      300               1               119               299
   115              13,210.65             84       0                      360               5                79               355



   20b          358,527.18 (a)            54       0                      300               3                51               297

                                                                                                               YIELD
                                                        LOCKOUT                                             MAINTENANCE
  CONTROL                                              PERIOD END      DEFEASEANCE        DEFEASEANCE          PERIOD
  NUMBER             PREPAYMENT PROVISIONS                DATE         START DATE          END DATE          START DATE
---------------------------------------------------------------------------------------------------------------------------
    1      LO(27)/Defeasance(90)/Free(3)                06/30/06        07/01/06           12/31/13             NAP
    1a
    1b
    1c
    1d
    1e
    1f
    1g
---------------------------------------------------------------------------------------------------------------------------
    2      LO(27)/Defeasance(90)/Free(3)                06/30/06        07/01/06           12/31/13             NAP
    2a
    2b
    2c
    2d
    2e
    2f
    2g
---------------------------------------------------------------------------------------------------------------------------
    3      LO(27)/Defeasance(30)/Free(3)                06/30/06        07/01/06           12/31/08             NAP
    3a
    3b
    3c
    3d
    3e
    3f
    3g
---------------------------------------------------------------------------------------------------------------------------
    4      LO(35)/Defeasance(81)/Free(4)                05/10/07        05/11/07           02/10/14             NAP
---------------------------------------------------------------------------------------------------------------------------

    5      LO(12)/YM(45)/Free(3)                        06/10/05           NAP                NAP             06/11/05
    6      LO(12)/YM(45)/Free(3)                        06/10/05           NAP                NAP             06/11/05
    7      LO(12)/YM(45)/Free(3)                        06/10/05           NAP                NAP             06/11/05
    8      LO(12)/YM(45)/Free(3)                        06/10/05           NAP                NAP             06/11/05
    9      LO(12)/YM(45)/Free(3)                        06/10/05           NAP                NAP             06/11/05
    10     LO(12)/YM(45)/Free(3)                        06/10/05           NAP                NAP             06/11/05
    11     LO(12)/YM(45)/Free(3)                        06/10/05           NAP                NAP             06/11/05
    12     LO(12)/YM(45)/Free(3)                        06/10/05           NAP                NAP             06/11/05
    13     LO(12)/YM(45)/Free(3)                        06/10/05           NAP                NAP             06/11/05
    14     LO(12)/YM(45)/Free(3)                        06/10/05           NAP                NAP             06/11/05
    15     LO(12)/YM(45)/Free(3)                        06/10/05           NAP                NAP             06/11/05
    16     LO(12)/YM(45)/Free(3)                        06/10/05           NAP                NAP             06/11/05
    17     LO(12)/YM(45)/Free(3)                        06/10/05           NAP                NAP             06/11/05
    18     LO(12)/YM(45)/Free(3)                        06/10/05           NAP                NAP             06/11/05
    19     LO(12)/YM(45)/Free(3)                        06/10/05           NAP                NAP             06/11/05
---------------------------------------------------------------------------------------------------------------------------
    20     LO(27)/Defeasance(41)/Free(4)                06/30/06        07/01/06           11/30/09             NAP
    21     LO(26)/YM1%orDefeasance(87)/Free(7)          07/10/06        07/11/06           10/10/13           07/11/06
    22     LO(24)/Defeasance(93)/Free(3)                07/10/06        07/11/06           04/10/14             NAP
---------------------------------------------------------------------------------------------------------------------------

    23     LO(25)/Defeasance(92)/Free(3)                07/10/06        07/11/06           03/10/14             NAP
    24     LO(25)/Defeasance(92)/Free(3)                07/10/06        07/11/06           03/10/14             NAP
---------------------------------------------------------------------------------------------------------------------------
    25     LO(25)/Defeasance(92)/Free(3)                07/10/06        07/11/06           03/10/14             NAP
    26     LO(31)/Defeasance(86)/Free(3)                06/30/06        07/01/06           08/31/13             NAP
    27     LO(29)/Defeasance(89)/Free(2)                06/30/06        07/01/06           11/30/13             NAP
---------------------------------------------------------------------------------------------------------------------------

    28     LO(29)/Defeasance(89)/Free(2)                06/30/06        07/01/06           11/30/13             NAP
    29     LO(29)/Defeasance(89)/Free(2)                06/30/06        07/01/06           11/30/13             NAP
---------------------------------------------------------------------------------------------------------------------------
    30     LO(29)/Defeasance(101)/Free(2)               06/30/06        07/01/06           11/30/14             NAP
    31     LO(29)/Defeasance(101)/Free(2)               06/30/06        07/01/06           11/30/14             NAP
---------------------------------------------------------------------------------------------------------------------------

    32     LO(30)/Defeasance(28)/Free(2)                06/30/06        07/01/06           10/31/08             NAP
    33     LO(30)/Defeasance(28)/Free(2)                06/30/06        07/01/06           10/31/08             NAP
    34     LO(30)/Defeasance(28)/Free(2)                06/30/06        07/01/06           10/31/08             NAP
    35     LO(30)/Defeasance(28)/Free(2)                06/30/06        07/01/06           10/31/08             NAP
    36     LO(30)/Defeasance(28)/Free(2)                06/30/06        07/01/06           10/31/08             NAP
    37     LO(30)/Defeasance(28)/Free(2)                06/30/06        07/01/06           10/31/08             NAP
    38     LO(30)/Defeasance(28)/Free(2)                06/30/06        07/01/06           10/31/08             NAP
---------------------------------------------------------------------------------------------------------------------------
    39     LO(25)/Defeasance(56)/Free(3)                07/10/06        07/11/06           03/10/11             NAP
    40     LO(28)/Defeasance(89)/Free(3)                06/30/06        07/01/06           11/30/13             NAP
    41     LO(26)/Defeasance(91)/Free(3)                07/10/06        07/11/06           02/10/14             NAP
    42     LO(26)/Defeasance(90)/Free(4)                07/10/06        07/11/06           01/10/14             NAP
    43     LO(31)/Defeasance(50)/Free(3)                06/30/06        07/01/06           08/31/10             NAP
    44     LO(31)/Defeasance(50)/Free(3)                06/30/06        07/01/06           08/31/10             NAP
    45     LO(32)/Defeasance(85)/Free(3)                07/08/06        07/09/06           08/08/13             NAP
    46     LO(25)/Defeasance(93)/Free(2)                06/30/06        07/01/06           03/31/14             NAP
    47     LO(25)/Defeasance(93)/Free(2)                06/30/06        07/01/06           03/31/14             NAP
    48     LO(49)/Defeasance(68)/Free(3)                07/10/08        07/11/08           04/10/14             NAP
    49     LO(36)/Defeasance(81)/Free(3)                05/10/07        05/11/07           02/10/14             NAP
    50     LO(28)/Defeasance(90)/Free(2)                06/30/06        07/01/06           12/31/13             NAP
    51     LO(26)/Defeasance(91)/Free(3)                07/10/06        07/11/06           02/10/14             NAP
    52     LO(25)/Defeasance(117)/Free(2)               07/10/06        07/11/06           04/10/16             NAP
    53     LO(27)/Defeasance(30)/Free(3)                06/30/06        07/01/06           12/31/08             NAP
    54     LO(31)/Defeasance(87)/Free(2)                06/30/06        07/01/06           09/30/13             NAP
    55     LO(27)/Defeasance(90)/Free(3)                06/30/06        07/01/06           12/31/13             NAP
    56     LO(30)/Defeasance(88)/Free(2)                06/30/06        07/01/06           10/31/13             NAP
    57     LO(25)/Defeasance(93)/Free(2)                06/30/06        07/01/06           03/31/14             NAP
    58     LO(27)/Defeasance(90)/Free(3)                07/10/06        07/11/06           01/10/14             NAP
---------------------------------------------------------------------------------------------------------------------------

    59     LO(26)/Defeasance(91)/Free(3)                07/10/06        07/11/06           02/10/14             NAP
    60     LO(26)/Defeasance(91)/Free(3)                07/10/06        07/11/06           02/10/14             NAP
    61     LO(26)/Defeasance(91)/Free(3)                07/10/06        07/11/06           02/10/14             NAP
---------------------------------------------------------------------------------------------------------------------------

    62     LO(29)/Defeasance(88)/Free(3)                06/30/06        07/01/06           10/31/13             NAP
    63     LO(29)/Defeasance(88)/Free(3)                06/30/06        07/01/06           10/31/13             NAP
    64     LO(29)/Defeasance(88)/Free(3)                06/30/06        07/01/06           10/31/13             NAP
---------------------------------------------------------------------------------------------------------------------------
    65     LO(24)/Defeasance(102)/Free(6)               06/30/06        07/01/06           12/31/14             NAP
    66     LO(48)/Defeasance(69)/Free(3)                06/10/08        06/11/08           03/10/14             NAP
    67     LO(31)/Defeasance(87)/Free(2)                07/08/06        07/09/06           10/08/13             NAP
    68     LO(27)/Defeasance(78)/Free(3)                06/30/06        07/01/06           12/31/12             NAP
    69     LO(48)/Defeasance(68)/Free(4)                03/10/08        03/11/08           11/10/13             NAP
    70     LO(48)/Defeasance(69)/Free(3)                06/10/08        06/11/08           03/10/14             NAP
    71     LO(28)/Defeasance(88)/Free(4)                06/30/06        07/01/06           10/31/13             NAP
    72     LO(27)/Defeasance(90)/Free(3)                06/30/06        07/01/06           12/31/13             NAP
    73     LO(36)/Defeasance(81)/Free(3)                06/30/06        07/01/06           03/31/13             NAP
    74     LO(27)/Defeasance(78)/Free(3)                06/30/06        07/01/06           12/31/12             NAP
    75     LO(28)/Defeasance(89)/Free(3)                06/30/06        07/01/06           11/30/13             NAP
    76     LO(29)/Defeasance(88)/Free(3)                06/30/06        07/01/06           10/31/13             NAP
    77     LO(28)/Defeasance(30)/Free(2)                06/30/06        07/01/06           12/31/08             NAP
    78     LO(24)/YM(94)/Free(2)                        07/10/06           NAP                NAP             07/11/06
    79     LO(33)/Defeasance(84)/Free(3)                06/30/06        07/01/06           06/30/13             NAP
    80     LO(24)/Defeasance(94)/Free(2)                06/30/06        07/01/06           04/30/14             NAP
    81     LO(31)/Defeasance(86)/Free(3)                06/30/06        07/01/06           08/31/13             NAP
    82     LO(31)/Defeasance(86)/Free(3)                06/30/06        07/01/06           08/31/13             NAP
    83     LO(32)/Defeasance(85)/Free(3)                06/30/06        07/01/06           07/31/13             NAP
    84     LO(28)/Defeasance(89)/Free(3)                06/30/06        07/01/06           11/30/13             NAP
    85     LO(28)/Defeasance(88)/Free(4)                06/30/06        07/01/06           10/31/13             NAP
    86     LO(24)/Defeasance(93)/Free(3)                07/10/06        07/11/06           04/10/14             NAP
    87     LO(31)/Defeasance(82)/Free(7)                06/30/06        07/01/06           04/30/13             NAP
    88     LO(28)/Defeasance(29)/Free(3)                06/30/06        07/01/06           11/30/08             NAP
    89     LO(25)/Defeasance(90)/Free(5)                07/10/06        07/11/06           01/10/14             NAP
---------------------------------------------------------------------------------------------------------------------------

    90     LO(39)/Defeasance(66)/Free(3)                06/30/06        07/01/06           12/31/11             NAP
    91     LO(39)/Defeasance(66)/Free(3)                06/30/06        07/01/06           12/31/11             NAP
---------------------------------------------------------------------------------------------------------------------------
    92     LO(30)/Defeasance(88)/Free(2)                06/30/06        07/01/06           10/31/13             NAP
    93     LO(26)/Defeasance(79)/Free(3)                07/10/06        07/11/06           02/10/13             NAP
    94     LO(26)/Defeasance(31)/Free(3)                07/10/06        07/11/06           02/10/09             NAP
    95     LO(32)/Defeasance(86)/Free(2)                06/30/06        07/01/06           08/31/13             NAP
    96     LO(27)/Defeasance(150)/Free(3)               06/30/06        07/01/06           12/31/18             NAP
    97     LO(32)/Defeasance(84)/Free(4)                06/30/06        07/01/06           06/30/13             NAP
    98     LO(27)/Defeasance(78)/Free(3)                07/10/06        07/11/06           01/10/13             NAP
    99     LO(25)/Defeasance(91)/Free(4)                06/30/06        07/01/06           01/31/14             NAP
   100     LO(29)/Defeasance(76)/Free(3)                06/30/06        07/01/06           10/31/12             NAP
   101     LO(30)/Defeasance(87)/Free(3)                06/30/06        07/01/06           09/30/13             NAP
   102     LO(26)/Defeasance(91)/Free(3)                07/10/06        07/11/06           02/10/14             NAP
   103     LO(27)/Defeasance(113)/Free(4)               06/30/06        07/01/06           11/30/15             NAP
   104     LO(27)/Defeasance(30)/Free(3)                07/10/06        07/11/06           01/10/09             NAP
   105     LO(26)/Defeasance(91)/Free(3)                07/10/06        07/11/06           02/10/14             NAP
   106     LO(28)/Defeasance(54)/Free(2)                06/30/06        07/01/06           12/31/10             NAP
   107     LO(27)/Defeasance(30)/Free(3)                07/10/06        07/11/06           01/10/09             NAP
   108     LO(31)/Defeasance(86)/Free(3)                06/30/06        07/01/06           08/31/13             NAP
   109     LO(25)/Defeasance(80)/Free(3)                07/10/06        07/11/06           03/10/13             NAP
   110     LO(48)/Defeasance(68)/Free(4)                05/10/08        05/11/08           01/10/14             NAP
   111     LO(27)/Defeasance(90)/Free(3)                07/10/06        07/11/06           01/10/14             NAP
   112     LO(29)/Defeasance(88)/Free(3)                06/30/06        07/01/06           10/31/13             NAP
   113     LO(27)/Defeasance(90)/Free(3)                06/30/06        07/01/06           12/31/13             NAP
   114     LO(48)/Defeasance(69)/Free(3)                06/10/08        06/11/08           03/10/14             NAP
   115     LO(29)/Defeasance(52)/Free(3)                06/30/06        07/01/06           10/31/10             NAP



   20b     LO(27)/Defeasance(41)/Free(4)                06/30/06        07/01/06           11/30/09             NAP

                                                                                                              YIELD
                                                                                                          MAINTENANCE
                                                                                                         INTEREST RATE
                 YIELD                                                  YIELD               YIELD         CONVERTED TO
              MAINTENANCE        PREPAYMENT       PREPAYMENT         MAINTENANCE        MAINTENANCE         MONTHLY
  CONTROL        PERIOD           PENALTY          PENALTY           CALCULATION          INTEREST          MORTGAGE
  NUMBER        END DATE         START DATE        END DATE          METHOD (J)           RATE (J)            RATE
--------------------------------------------------------------------------------------------------------------------------
    1             NAP               NAP              NAP                 NAP                NAP               NAP
    1a
    1b
    1c
    1d
    1e
    1f
    1g
--------------------------------------------------------------------------------------------------------------------------
    2             NAP               NAP              NAP                 NAP                NAP               NAP
    2a
    2b
    2c
    2d
    2e
    2f
    2g
--------------------------------------------------------------------------------------------------------------------------
    3             NAP               NAP              NAP                 NAP                NAP               NAP
    3a
    3b
    3c
    3d
    3e
    3f
    3g
--------------------------------------------------------------------------------------------------------------------------
    4             NAP               NAP              NAP                 NAP                NAP               NAP
--------------------------------------------------------------------------------------------------------------------------

    5           03/10/09            NAP              NAP        Interest Differential      T-Flat             Yes
    6           03/10/09            NAP              NAP        Interest Differential      T-Flat             Yes
    7           03/10/09            NAP              NAP        Interest Differential      T-Flat             Yes
    8           03/10/09            NAP              NAP        Interest Differential      T-Flat             Yes
    9           03/10/09            NAP              NAP        Interest Differential      T-Flat             Yes
    10          03/10/09            NAP              NAP        Interest Differential      T-Flat             Yes
    11          03/10/09            NAP              NAP        Interest Differential      T-Flat             Yes
    12          03/10/09            NAP              NAP        Interest Differential      T-Flat             Yes
    13          03/10/09            NAP              NAP        Interest Differential      T-Flat             Yes
    14          03/10/09            NAP              NAP        Interest Differential      T-Flat             Yes
    15          03/10/09            NAP              NAP        Interest Differential      T-Flat             Yes
    16          03/10/09            NAP              NAP        Interest Differential      T-Flat             Yes
    17          03/10/09            NAP              NAP        Interest Differential      T-Flat             Yes
    18          03/10/09            NAP              NAP        Interest Differential      T-Flat             Yes
    19          03/10/09            NAP              NAP        Interest Differential      T-Flat             Yes
--------------------------------------------------------------------------------------------------------------------------
    20            NAP               NAP              NAP                 NAP                NAP               NAP
    21          10/10/13            NAP              NAP        Interest Differential     T+0.50%             Yes
    22            NAP               NAP              NAP                 NAP                NAP               NAP
--------------------------------------------------------------------------------------------------------------------------

    23            NAP               NAP              NAP                 NAP                NAP               NAP
    24            NAP               NAP              NAP                 NAP                NAP               NAP
--------------------------------------------------------------------------------------------------------------------------
    25            NAP               NAP              NAP                 NAP                NAP               NAP
    26            NAP               NAP              NAP                 NAP                NAP               NAP
    27            NAP               NAP              NAP                 NAP                NAP               NAP
--------------------------------------------------------------------------------------------------------------------------

    28            NAP               NAP              NAP                 NAP                NAP               NAP
    29            NAP               NAP              NAP                 NAP                NAP               NAP
--------------------------------------------------------------------------------------------------------------------------
    30            NAP               NAP              NAP                 NAP                NAP               NAP
    31            NAP               NAP              NAP                 NAP                NAP               NAP
--------------------------------------------------------------------------------------------------------------------------

    32            NAP               NAP              NAP                 NAP                NAP               NAP
    33            NAP               NAP              NAP                 NAP                NAP               NAP
    34            NAP               NAP              NAP                 NAP                NAP               NAP
    35            NAP               NAP              NAP                 NAP                NAP               NAP
    36            NAP               NAP              NAP                 NAP                NAP               NAP
    37            NAP               NAP              NAP                 NAP                NAP               NAP
    38            NAP               NAP              NAP                 NAP                NAP               NAP
--------------------------------------------------------------------------------------------------------------------------
    39            NAP               NAP              NAP                 NAP                NAP               NAP
    40            NAP               NAP              NAP                 NAP                NAP               NAP
    41            NAP               NAP              NAP                 NAP                NAP               NAP
    42            NAP               NAP              NAP                 NAP                NAP               NAP
    43            NAP               NAP              NAP                 NAP                NAP               NAP
    44            NAP               NAP              NAP                 NAP                NAP               NAP
    45            NAP               NAP              NAP                 NAP                NAP               NAP
    46            NAP               NAP              NAP                 NAP                NAP               NAP
    47            NAP               NAP              NAP                 NAP                NAP               NAP
    48            NAP               NAP              NAP                 NAP                NAP               NAP
    49            NAP               NAP              NAP                 NAP                NAP               NAP
    50            NAP               NAP              NAP                 NAP                NAP               NAP
    51            NAP               NAP              NAP                 NAP                NAP               NAP
    52            NAP               NAP              NAP                 NAP                NAP               NAP
    53            NAP               NAP              NAP                 NAP                NAP               NAP
    54            NAP               NAP              NAP                 NAP                NAP               NAP
    55            NAP               NAP              NAP                 NAP                NAP               NAP
    56            NAP               NAP              NAP                 NAP                NAP               NAP
    57            NAP               NAP              NAP                 NAP                NAP               NAP
    58            NAP               NAP              NAP                 NAP                NAP               NAP
--------------------------------------------------------------------------------------------------------------------------

    59            NAP               NAP              NAP                 NAP                NAP               NAP
    60            NAP               NAP              NAP                 NAP                NAP               NAP
    61            NAP               NAP              NAP                 NAP                NAP               NAP
--------------------------------------------------------------------------------------------------------------------------

    62            NAP               NAP              NAP                 NAP                NAP               NAP
    63            NAP               NAP              NAP                 NAP                NAP               NAP
    64            NAP               NAP              NAP                 NAP                NAP               NAP
--------------------------------------------------------------------------------------------------------------------------
    65            NAP               NAP              NAP                 NAP                NAP               NAP
    66            NAP               NAP              NAP                 NAP                NAP               NAP
    67            NAP               NAP              NAP                 NAP                NAP               NAP
    68            NAP               NAP              NAP                 NAP                NAP               NAP
    69            NAP               NAP              NAP                 NAP                NAP               NAP
    70            NAP               NAP              NAP                 NAP                NAP               NAP
    71            NAP               NAP              NAP                 NAP                NAP               NAP
    72            NAP               NAP              NAP                 NAP                NAP               NAP
    73            NAP               NAP              NAP                 NAP                NAP               NAP
    74            NAP               NAP              NAP                 NAP                NAP               NAP
    75            NAP               NAP              NAP                 NAP                NAP               NAP
    76            NAP               NAP              NAP                 NAP                NAP               NAP
    77            NAP               NAP              NAP                 NAP                NAP               NAP
    78          05/10/14            NAP              NAP               Factor            Specified             No
    79            NAP               NAP              NAP                 NAP                NAP               NAP
    80            NAP               NAP              NAP                 NAP                NAP               NAP
    81            NAP               NAP              NAP                 NAP                NAP               NAP
    82            NAP               NAP              NAP                 NAP                NAP               NAP
    83            NAP               NAP              NAP                 NAP                NAP               NAP
    84            NAP               NAP              NAP                 NAP                NAP               NAP
    85            NAP               NAP              NAP                 NAP                NAP               NAP
    86            NAP               NAP              NAP                 NAP                NAP               NAP
    87            NAP               NAP              NAP                 NAP                NAP               NAP
    88            NAP               NAP              NAP                 NAP                NAP               NAP
    89            NAP               NAP              NAP                 NAP                NAP               NAP
-------------------------------------------------------------------------------------------------------------------------

    90            NAP               NAP              NAP                 NAP                NAP               NAP
    91            NAP               NAP              NAP                 NAP                NAP               NAP
--------------------------------------------------------------------------------------------------------------------------
    92            NAP               NAP              NAP                 NAP                NAP               NAP
    93            NAP               NAP              NAP                 NAP                NAP               NAP
    94            NAP               NAP              NAP                 NAP                NAP               NAP
    95            NAP               NAP              NAP                 NAP                NAP               NAP
    96            NAP               NAP              NAP                 NAP                NAP               NAP
    97            NAP               NAP              NAP                 NAP                NAP               NAP
    98            NAP               NAP              NAP                 NAP                NAP               NAP
    99            NAP               NAP              NAP                 NAP                NAP               NAP
   100            NAP               NAP              NAP                 NAP                NAP               NAP
   101            NAP               NAP              NAP                 NAP                NAP               NAP
   102            NAP               NAP              NAP                 NAP                NAP               NAP
   103            NAP               NAP              NAP                 NAP                NAP               NAP
   104            NAP               NAP              NAP                 NAP                NAP               NAP
   105            NAP               NAP              NAP                 NAP                NAP               NAP
   106            NAP               NAP              NAP                 NAP                NAP               NAP
   107            NAP               NAP              NAP                 NAP                NAP               NAP
   108            NAP               NAP              NAP                 NAP                NAP               NAP
   109            NAP               NAP              NAP                 NAP                NAP               NAP
   110            NAP               NAP              NAP                 NAP                NAP               NAP
   111            NAP               NAP              NAP                 NAP                NAP               NAP
   112            NAP               NAP              NAP                 NAP                NAP               NAP
   113            NAP               NAP              NAP                 NAP                NAP               NAP
   114            NAP               NAP              NAP                 NAP                NAP               NAP
   115            NAP               NAP              NAP                 NAP                NAP               NAP



   20b            NAP               NAP              NAP                 NAP                NAP               NAP

                 YIELD
             MAINTENANCE
  CONTROL    DISCOUNTING      PROPERTY      PROPERTY                               YEAR            OCCUPANCY        OCCUPANCY
  NUMBER       HORIZON          SIZE       SIZE TYPE        YEAR BUILT          RENOVATED          PERCENTAGE      AS OF DATE
---------------------------------------------------------------------------------------------------------------------------------
    1            NAP               1,516
    1a                               350     Pads             1972                 NAP                       92%    09/30/03
    1b                               323     Pads             1966                 NAP                      100%    09/30/03
    1c                               249     Pads             1986                 1994                      96%    09/30/03
    1d                               251     Pads             1979                 NAP                       93%    10/03/03
    1e                               142     Pads             1966                 NAP                       88%    09/30/03
    1f                                98     Pads             1966                 NAP                       88%    09/30/03
    1g                               103     Pads             1968                 NAP                       89%    09/30/03
---------------------------------------------------------------------------------------------------------------------------------
    2            NAP               1,535
    2a                               303     Pads             1965                 NAP                       96%    09/30/03
    2b                               315     Pads             1982                 NAP                       91%    09/30/03
    2c                               257     Pads           1972/1981              NAP                       97%    09/30/03
    2d                               200     Pads             1970                 NAP                       92%    09/30/03
    2e                               250     Pads             1977                 NAP                       90%    09/30/03
    2f                               148     Pads          1952 & 1969             NAP                       94%    09/30/03
    2g                                62     Pads             1984                 NAP                       89%    09/30/03
---------------------------------------------------------------------------------------------------------------------------------
    3            NAP               1,524
    3a                               643     Pads             1973                 NAP                       86%    09/30/03
    3b                               200     Pads             1986                 NAP                       87%    09/30/03
    3c                               215     Pads             1973                 NAP                       91%    09/30/03
    3d                               183     Pads             1971                 NAP                       88%    09/30/03
    3e                               106     Pads             1976                 NAP                       84%    09/30/03
    3f                                72     Pads             1972                 NAP                       86%    09/30/03
    3g                               105     Pads             1970                 NAP                       79%    09/30/03
---------------------------------------------------------------------------------------------------------------------------------
    4            NAP             619,283      SF              1968                 1994                      83%    03/29/04
---------------------------------------------------------------------------------------------------------------------------------

    5          Maturity           57,121      SF              1901                 2001                      96%    03/01/04
    6          Maturity           94,939      SF              2001                 NAP                       51%    02/29/04
    7          Maturity           93,880      SF              1979                 2002                      86%    02/29/04
    8          Maturity           86,503      SF           1950 & 2001             NAP                       70%    02/29/04
    9          Maturity           86,904      SF              2000                 NAP                       71%    02/29/04
    10         Maturity           75,250      SF              2001                 NAP                       52%    02/29/04
    11         Maturity           91,635      SF           1997 & 2001             NAP                       86%    02/29/04
    12         Maturity           98,675      SF              2001                 NAP                       67%    02/29/04
    13         Maturity           35,794      SF              2002                 NAP                       72%    02/29/04
    14         Maturity           80,920      SF              2001                 NAP                       42%    02/29/04
    15         Maturity           61,995      SF              1998                 NAP                       97%    02/29/04
    16         Maturity           83,550      SF              1969                 2002                      55%    02/29/04
    17         Maturity           66,215      SF              1997                 NAP                       86%    02/29/04
    18         Maturity           76,085      SF           1997 & 2000             NAP                       80%    02/29/04
    19         Maturity           63,300      SF              1995                 NAP                       81%    02/29/04
---------------------------------------------------------------------------------------------------------------------------------
    20           NAP             349,133      SF              1985                 NAP                       97%    02/06/04
    21       Open Period         489,066      SF              1923                 1992                      96%    02/29/04
    22           NAP             318,829      SF              1966                 2003                      91%    05/10/04
---------------------------------------------------------------------------------------------------------------------------------

    23           NAP             238,145      SF              2001                 NAP                       98%    02/13/04
    24           NAP              87,222      SF              2003                 NAP                      100%    02/13/04
---------------------------------------------------------------------------------------------------------------------------------
    25           NAP             147,980      SF              2001                 NAP                       90%    02/11/04
    26           NAP             212,232      SF              1971                 1995                     100%    07/01/03
    27           NAP              73,572      SF               NAP                 NAP                      100%       NAP
---------------------------------------------------------------------------------------------------------------------------------

    28           NAP              13,905      SF              1997                 NAP                      100%    12/24/03
    29           NAP              13,905      SF              1996                 NAP                      100%    12/24/03
---------------------------------------------------------------------------------------------------------------------------------
    30           NAP             167,146      SF              1988                 1999                     100%    10/28/03
    31           NAP             166,740      SF              1988                 2002                     100%    10/28/03
---------------------------------------------------------------------------------------------------------------------------------

    32           NAP              89,825      SF              1996                 NAP                       95%    02/28/04
    33           NAP             106,725      SF           1997 - 2001             NAP                       85%    02/28/04
    34           NAP              95,027      SF           1994 - 1999             NAP                       83%    02/28/04
    35           NAP              92,325      SF           1994 - 1998             NAP                       84%    02/28/04
    36           NAP             106,590      SF           1989 - 2000             NAP                       82%    02/28/04
    37           NAP              72,550      SF           1988 - 1999             NAP                       94%    02/28/04
    38           NAP              69,850      SF              1999                 NAP                       77%    02/28/04
---------------------------------------------------------------------------------------------------------------------------------
    39           NAP                 100     Rooms            1984                 2002                      81%   3/31/04 TTM
    40           NAP             232,177      SF              2002                 NAP                       91%    01/28/04
    41           NAP                 281     Rooms            2000                 NAP                       59%  12/31/03 TTM
    42           NAP              99,749      SF              1899                 1984                     100%    12/29/03
    43           NAP              80,488      SF              1953             1997 & 2000                   96%    10/20/03
    44           NAP              32,464      SF              1965                 2002                     100%    10/20/03
    45           NAP             445,862      SF              1981                 1998                      88%    01/31/04
    46           NAP              74,880      SF              1986                 2002                     100%    02/01/04
    47           NAP              42,029      SF              1986                 NAP                       90%    02/01/04
    48           NAP                 166     Units            2002                 NAP                       87%    04/20/04
    49           NAP             265,359      SF              1990                 NAP                      100%    03/11/04
    50           NAP             114,897      SF              1962                 NAP                       96%    10/18/03
    51           NAP             143,546      SF              1998                 NAP                       87%    03/04/04
    52           NAP              74,950      SF              1996                 2002                     100%    04/27/04
    53           NAP             222,783      SF           1981 & 1985             NAP                       90%    12/31/03
    54           NAP             161,069      SF           1973 & 1981             2002                      93%    09/25/03
    55           NAP              97,695      SF            1999-2000              NAP                       88%    01/05/04
    56           NAP              92,686      SF              1910                 1990                      95%    03/26/04
    57           NAP             175,413      SF              2001                 NAP                       97%    02/28/04
    58           NAP              87,808      SF              1964                 2003                      80%    02/19/04
---------------------------------------------------------------------------------------------------------------------------------

    59           NAP                 124     Units            1968                 1999                      94%    12/31/03
    60           NAP                 111     Units            1972                 2000                      91%    12/31/03
    61           NAP                  99     Units            1975                 1995                      86%    12/31/03
---------------------------------------------------------------------------------------------------------------------------------

    62           NAP                  78     Units            1968                 2000                      96%    11/30/03
    63           NAP                  60     Units            1968                 2000                      98%    11/30/03
    64           NAP                  37     Units            1969                 2002                     100%    11/30/03
---------------------------------------------------------------------------------------------------------------------------------
    65           NAP             102,425      SF              1995                 NAP                      100%    02/01/04
    66           NAP                 168     Pads             1971                 NAP                       99%    03/01/04
    67           NAP              87,636      SF              1975                 1991                      81%    03/24/04
    68           NAP              78,123      SF              1988                 NAP                       94%    02/03/04
    69           NAP                 120     Units            1998                 NAP                       98%    04/14/04
    70           NAP                 115     Rooms            2000                 NAP                       71%   2/29/04 TTM
    71           NAP              75,232      SF              2003                 NAP                      100%    01/07/04
    72           NAP              70,044      SF              1985                 NAP                       94%    01/01/04
    73           NAP             135,844      SF              1993                 2002                     100%    12/05/03
    74           NAP              25,033      SF              2003                 NAP                      100%    03/31/04
    75           NAP             114,053      SF              1983                 NAP                       87%    02/12/04
    76           NAP              46,688      SF              2000                 NAP                      100%    01/12/04
    77           NAP                 226     Units         1974 & 1985             NAP                       85%    12/03/03
    78           NAP              98,882      SF        1971, 1978, 1983           NAP                       99%    03/18/04
    79           NAP                 144     Units            2002                 NAP                       94%    03/26/04
    80           NAP                 204     Units            1978                 1999                     100%    05/01/04
    81           NAP              65,980      SF              1984                 NAP                      100%    09/24/03
    82           NAP              18,543      SF              1920                 1992                      97%    11/01/03
    83           NAP              21,586      SF           1971 & 1989             NAP                       77%    11/30/03
    84           NAP              33,781      SF           1947 & 1958             2003                      90%    03/22/04
    85           NAP              34,599      SF              2000                 NAP                       94%    01/05/04
    86           NAP              46,451      SF              1989                 2003                     100%    03/31/04
    87           NAP             108,110      SF              1971                 2003                     100%    12/01/03
    88           NAP              43,742      SF              1981                 NAP                       96%    12/31/03
    89           NAP                 144     Units            1983                 NAP                       98%    02/11/04
---------------------------------------------------------------------------------------------------------------------------------

    90           NAP              10,908      SF              2001                 NAP                      100%    09/30/03
    91           NAP              10,908      SF              2000                 NAP                      100%    09/30/03
---------------------------------------------------------------------------------------------------------------------------------
    92           NAP              53,219      SF              1955                 NAP                      100%    10/27/03
    93           NAP                 108     Units            2003                 NAP                      100%    04/15/04
    94           NAP                 119     Units            1981                 NAP                       92%    03/04/04
    95           NAP              45,014      SF              2000                 NAP                       87%    04/01/04
    96           NAP              46,627      SF              1988           Planned for 2004               100%    02/20/04
    97           NAP              61,245      SF              1983                 2001                      89%    12/31/03
    98           NAP              69,736      SF           1986 & 1999             NAP                      100%    02/27/04
    99           NAP                 314     Units            1965                 NAP                       99%    04/13/04
   100           NAP              20,811      SF              2003                 NAP                       92%    12/23/03
   101           NAP              24,785      SF              1991                 NAP                      100%    02/29/04
   102           NAP              50,119      SF              1983                 1996                     100%    04/01/04
   103           NAP              67,341      SF              2003                 NAP                      100%    01/16/04
   104           NAP              15,510      SF              2003                 NAP                      100%    03/09/04
   105           NAP              45,605      SF              1992                 NAP                      100%    03/31/04
   106           NAP              45,825      SF              1999                 NAP                      100%    01/08/04
   107           NAP                 204     Units            1986                 NAP                       97%    01/24/04
   108           NAP              20,880      SF              1920                 2003                      90%    10/15/03
   109           NAP              51,118      SF              1972                 2000                      91%    04/01/04
   110           NAP              24,300      SF              2001                 NAP                       95%    03/08/04
   111           NAP               9,014      SF              2003                 NAP                      100%    03/04/04
   112           NAP              51,154      SF              1996                 NAP                      100%    11/24/03
   113           NAP              19,253      SF              1960                 2003                     100%    01/21/04
   114           NAP              25,000      SF              2003                 NAP                       80%    04/19/04
   115           NAP                  92     Pads             1968                 NAP                       99%    12/01/03



   20b           NAP

                                                                                            LARGEST    LARGEST
                                                                                            MAJOR       MAJOR       LARGEST MAJOR
  CONTROL                                                                                   TENANT     TENANT        TENANT LEASE
  NUMBER                            LARGEST MAJOR TENANT                                     NRSF       NRSF%       MATURITY DATE
------------------------------------------------------------------------------------------------------------------------------------
    1
    1a     NAP                                                                                  NAP      NAP             NAP
    1b     NAP                                                                                  NAP      NAP             NAP
    1c     NAP                                                                                  NAP      NAP             NAP
    1d     NAP                                                                                  NAP      NAP             NAP
    1e     NAP                                                                                  NAP      NAP             NAP
    1f     NAP                                                                                  NAP      NAP             NAP
    1g     NAP                                                                                  NAP      NAP             NAP
------------------------------------------------------------------------------------------------------------------------------------
    2
    2a     NAP                                                                                  NAP      NAP             NAP
    2b     NAP                                                                                  NAP      NAP             NAP
    2c     NAP                                                                                  NAP      NAP             NAP
    2d     NAP                                                                                  NAP      NAP             NAP
    2e     NAP                                                                                  NAP      NAP             NAP
    2f     NAP                                                                                  NAP      NAP             NAP
    2g     NAP                                                                                  NAP      NAP             NAP
------------------------------------------------------------------------------------------------------------------------------------
    3
    3a     NAP                                                                                  NAP      NAP             NAP
    3b     NAP                                                                                  NAP      NAP             NAP
    3c     NAP                                                                                  NAP      NAP             NAP
    3d     NAP                                                                                  NAP      NAP             NAP
    3e     NAP                                                                                  NAP      NAP             NAP
    3f     NAP                                                                                  NAP      NAP             NAP
    3g     NAP                                                                                  NAP      NAP             NAP
------------------------------------------------------------------------------------------------------------------------------------
    4      Yorktown Cinema 18 (Outparcel)                                                    78,485     12.7%          01/31/18
------------------------------------------------------------------------------------------------------------------------------------

    5      NAP                                                                                  NAP      NAP             NAP
    6      NAP                                                                                  NAP      NAP             NAP
    7      NAP                                                                                  NAP      NAP             NAP
    8      NAP                                                                                  NAP      NAP             NAP
    9      NAP                                                                                  NAP      NAP             NAP
    10     NAP                                                                                  NAP      NAP             NAP
    11     NAP                                                                                  NAP      NAP             NAP
    12     NAP                                                                                  NAP      NAP             NAP
    13     NAP                                                                                  NAP      NAP             NAP
    14     NAP                                                                                  NAP      NAP             NAP
    15     NAP                                                                                  NAP      NAP             NAP
    16     NAP                                                                                  NAP      NAP             NAP
    17     NAP                                                                                  NAP      NAP             NAP
    18     NAP                                                                                  NAP      NAP             NAP
    19     NAP                                                                                  NAP      NAP             NAP
------------------------------------------------------------------------------------------------------------------------------------
    20     Stage                                                                             29,914      9%            01/01/06
    21     Playboy Enterprises, Inc.                                                        127,663      26%           08/31/07
    22     Kohl's                                                                            86,584      27%           01/31/23
------------------------------------------------------------------------------------------------------------------------------------

    23     Giant Eagle                                                                       80,021      34%           08/31/22
    24     Jo-Ann Stores                                                                     43,998      50%           01/31/16
------------------------------------------------------------------------------------------------------------------------------------
    25     Edwards & Angell, L.L.P.                                                          36,227      24%           04/24/11
    26     Crum & Forster - U.S. Fire Insurance Company & North River Insurance Company     212,232     100%           12/31/22
    27     DFS Guam                                                                          73,572     100%           08/24/64
------------------------------------------------------------------------------------------------------------------------------------

    28     Walgreens                                                                         13,905     100%           04/30/57
    29     Walgreens                                                                         13,905     100%           02/28/57
------------------------------------------------------------------------------------------------------------------------------------
    30     Fred Meyer Stores, Inc.                                                          167,146     100%           01/31/15
    31     Fred Meyer Stores, Inc.                                                          166,740     100%           01/31/15
------------------------------------------------------------------------------------------------------------------------------------

    32     NAP                                                                                  NAP      NAP             NAP
    33     NAP                                                                                  NAP      NAP             NAP
    34     NAP                                                                                  NAP      NAP             NAP
    35     NAP                                                                                  NAP      NAP             NAP
    36     NAP                                                                                  NAP      NAP             NAP
    37     NAP                                                                                  NAP      NAP             NAP
    38     NAP                                                                                  NAP      NAP             NAP
------------------------------------------------------------------------------------------------------------------------------------
    39     NAP                                                                                  NAP      NAP             NAP
    40     EADS Telecom North America Inc.                                                  115,856      50%           10/31/14
    41     NAP                                                                                  NAP      NAP             NAP
    42     Goulston & Storrs, P.C.                                                           99,749     100%           05/31/14
    43     American Asso of Univ Profs                                                       12,768      16%           12/31/08
    44     Dr. Schneiderman & Dr. Barr                                                        2,820      9%            03/31/11
    45     Sears                                                                             82,743      19%           10/31/30
    46     Outsourcing Solutions                                                             10,139      14%           10/31/06
    47     Kendle Int'l                                                                      13,385      32%      10/31/04 & 2/28/05
    48     NAP                                                                                  NAP      NAP             NAP
    49     Dominick's (Value City)                                                           93,368      35%           02/28/12
    50     Brinton's                                                                         37,773      33%           07/31/08
    51     Unipro Food Service                                                               52,315      36%           08/31/12
    52     Great Atlantic & Pacific Tea                                                      42,064      56%           03/31/16
    53     Bank of America                                                                  125,120      56%      1/31/06 & 7/31/08
    54     ACD of America, Inc                                                               13,273      8%            11/30/04
    55     NAP                                                                                  NAP      NAP             NAP
    56     Shattuck Cinemas                                                                  18,094      20%           05/24/08
    57     Celestica Corporation                                                             51,149      29%           07/31/06
    58     Verint                                                                            26,350      30%           05/31/13
------------------------------------------------------------------------------------------------------------------------------------

    59     NAP                                                                                  NAP      NAP             NAP
    60     NAP                                                                                  NAP      NAP             NAP
    61     NAP                                                                                  NAP      NAP             NAP
------------------------------------------------------------------------------------------------------------------------------------

    62     NAP                                                                                  NAP      NAP             NAP
    63     NAP                                                                                  NAP      NAP             NAP
    64     NAP                                                                                  NAP      NAP             NAP
------------------------------------------------------------------------------------------------------------------------------------
    65     Price Chopper                                                                     63,525      62%           06/30/15
    66     NAP                                                                                  NAP      NAP             NAP
    67     The Good Guys                                                                     16,650      19%           10/31/06
    68     Gart Sports                                                                       38,930      50%           01/31/14
    69     NAP                                                                                  NAP      NAP             NAP
    70     NAP                                                                                  NAP      NAP             NAP
    71     Smart & Final                                                                     20,925      28%           10/31/18
    72     Major Market                                                                      33,650      48%           05/31/09
    73     Lowe's Home Improvement                                                          135,844     100%           05/24/19
    74     Ann Taylor                                                                         5,520      22%           01/31/14
    75     Marshalls                                                                         28,000      25%           01/31/08
    76     City of American Canyon                                                            6,149      13%           04/30/09
    77     NAP                                                                                  NAP      NAP             NAP
    78     Burlington Coat Factory Warehouse of Maine, Inc.                                  54,600      55%           08/31/08
    79     NAP                                                                                  NAP      NAP             NAP
    80     NAP                                                                                  NAP      NAP             NAP
    81     I-Stat Corporation                                                                37,474      57%           12/31/08
    82     Bridge Cafe                                                                        2,500      13%           10/30/08
    83     Lovejoy & Rimer, P.C.                                                              7,306      34%           07/31/08
    84     Uptown Hardware, Inc.                                                             15,223      45%           12/31/13
    85     Putters Bar & Grill                                                                6,000      17%           05/31/11
    86     Bonefish Grill                                                                     5,641      12%           03/21/13
    87     Home Depot, USA, Inc.                                                            102,515      95%           01/31/24
    88     Baumel Eisner                                                                      4,229      10%           05/31/06
    89     NAP                                                                                  NAP      NAP             NAP
------------------------------------------------------------------------------------------------------------------------------------

    90     Eckerd Drug                                                                       10,908     100%           02/21/21
    91     Eckerd Drug                                                                       10,908     100%           08/22/20
------------------------------------------------------------------------------------------------------------------------------------
    92     OCB Restaurant Co.                                                                10,000      19%           12/31/10
    93     NAP                                                                                  NAP      NAP             NAP
    94     NAP                                                                                  NAP      NAP             NAP
    95     Hartford Insurance                                                                15,430      34%           02/28/09
    96     Stop & Shop                                                                       46,627     100%           12/31/19
    97     Triad Foods Group                                                                 13,490      22%           03/31/08
    98     Food Maxx                                                                         50,936      73%           11/04/11
    99     NAP                                                                                  NAP      NAP             NAP
   100     Emerald City Pizza dba Pizza Hut                                                   2,800      13%           02/28/13
   101     Maxi Drug                                                                          8,715      35%           04/30/07
   102     Glastonbury Fitness & Wellness, Inc.                                              30,595      61%           04/30/19
   103     Ralphs Grocery Company                                                            57,541      85%           03/31/24
   104     General Service Administration                                                    15,510     100%           12/22/13
   105     The Sports Authority                                                              42,005      92%           03/31/10
   106     Food Lion                                                                         33,000      72%           08/30/19
   107     NAP                                                                                  NAP      NAP             NAP
   108     First Chicago Bldg. Corp.                                                          8,334      40%           08/31/13
   109     Dr. Becker                                                                         2,640      5%            01/31/05
   110     Roy's of Hawaii                                                                    7,925      33%           06/14/12
   111     The Vitamin Shoppe                                                                 3,807      42%           01/31/14
   112     Schotenstein Stores dba Value City Furniture                                      51,154     100%           05/27/13
   113     AutoZone                                                                           6,610      34%           06/30/08
   114     Hibbett                                                                            5,040      20%           09/30/08
   115     NAP                                                                                  NAP      NAP             NAP



   20b

                                                                                                                SECOND
                                                                                                                LARGEST
                                                                                  SECOND         SECOND          MAJOR
                                                                                 LARGEST        LARGEST         TENANT
                                                                                  MAJOR          MAJOR           LEASE
  CONTROL                                                                         TENANT         TENANT        MATURITY
  NUMBER                     SECOND LARGEST MAJOR TENANT                           NRSF          NRSF%           DATE
----------------------------------------------------------------------------------------------------------------------------
    1
    1a     NAP                                                                        NAP          NAP             NAP
    1b     NAP                                                                        NAP          NAP             NAP
    1c     NAP                                                                        NAP          NAP             NAP
    1d     NAP                                                                        NAP          NAP             NAP
    1e     NAP                                                                        NAP          NAP             NAP
    1f     NAP                                                                        NAP          NAP             NAP
    1g     NAP                                                                        NAP          NAP             NAP
-----------------------------------------------------------------------------------------------------------------------------
    2
    2a     NAP                                                                        NAP          NAP             NAP
    2b     NAP                                                                        NAP          NAP             NAP
    2c     NAP                                                                        NAP          NAP             NAP
    2d     NAP                                                                        NAP          NAP             NAP
    2e     NAP                                                                        NAP          NAP             NAP
    2f     NAP                                                                        NAP          NAP             NAP
    2g     NAP                                                                        NAP          NAP             NAP
-----------------------------------------------------------------------------------------------------------------------------
    3
    3a     NAP                                                                        NAP          NAP             NAP
    3b     NAP                                                                        NAP          NAP             NAP
    3c     NAP                                                                        NAP          NAP             NAP
    3d     NAP                                                                        NAP          NAP             NAP
    3e     NAP                                                                        NAP          NAP             NAP
    3f     NAP                                                                        NAP          NAP             NAP
    3g     NAP                                                                        NAP          NAP             NAP
-----------------------------------------------------------------------------------------------------------------------------
    4      Carson Pirie Scott Furniture                                            45,708          7.4%         06/30/08
-----------------------------------------------------------------------------------------------------------------------------

    5      NAP                                                                        NAP          NAP             NAP
    6      NAP                                                                        NAP          NAP             NAP
    7      NAP                                                                        NAP          NAP             NAP
    8      NAP                                                                        NAP          NAP             NAP
    9      NAP                                                                        NAP          NAP             NAP
    10     NAP                                                                        NAP          NAP             NAP
    11     NAP                                                                        NAP          NAP             NAP
    12     NAP                                                                        NAP          NAP             NAP
    13     NAP                                                                        NAP          NAP             NAP
    14     NAP                                                                        NAP          NAP             NAP
    15     NAP                                                                        NAP          NAP             NAP
    16     NAP                                                                        NAP          NAP             NAP
    17     NAP                                                                        NAP          NAP             NAP
    18     NAP                                                                        NAP          NAP             NAP
    19     NAP                                                                        NAP          NAP             NAP
-----------------------------------------------------------------------------------------------------------------------------
    20     Cinema 10                                                               23,170           7%          12/31/08
    21     Northwestern Medical Faculty Foundation, Inc.                           57,474          12%          09/30/14
    22     Burlington Coat Factory                                                 70,000          22%          02/28/09
-----------------------------------------------------------------------------------------------------------------------------

    23     Linens 'N Things                                                        35,100          15%          01/31/12
    24     Staples                                                                 20,300          23%          11/30/17
-----------------------------------------------------------------------------------------------------------------------------
    25     Florida Crystals Corporation                                            24,606          17%          05/16/11
    26     NAP                                                                        NAP          NAP             NAP
    27     NAP                                                                        NAP          NAP             NAP
-----------------------------------------------------------------------------------------------------------------------------

    28     NAP                                                                        NAP          NAP             NAP
    29     NAP                                                                        NAP          NAP             NAP
-----------------------------------------------------------------------------------------------------------------------------
    30     NAP                                                                        NAP          NAP             NAP
    31     NAP                                                                        NAP          NAP             NAP
-----------------------------------------------------------------------------------------------------------------------------

    32     NAP                                                                        NAP          NAP             NAP
    33     NAP                                                                        NAP          NAP             NAP
    34     NAP                                                                        NAP          NAP             NAP
    35     NAP                                                                        NAP          NAP             NAP
    36     NAP                                                                        NAP          NAP             NAP
    37     NAP                                                                        NAP          NAP             NAP
    38     NAP                                                                        NAP          NAP             NAP
-----------------------------------------------------------------------------------------------------------------------------
    39     NAP                                                                        NAP          NAP             NAP
    40     G.E. Capital Card Services                                              36,823          16%          10/31/09
    41     NAP                                                                        NAP          NAP             NAP
    42     NAP                                                                        NAP          NAP             NAP
    43     First Home Care Corp.                                                   11,121          14%          07/31/06
    44     Neil Starr                                                               2,731           8%          07/31/05
    45     Cinemark                                                                43,708          10%          05/31/12
    46     Mass Mutual                                                              8,413          11%          05/31/11
    47     Los Robles Pediatric                                                     4,394          10%          01/31/07
    48     NAP                                                                        NAP          NAP             NAP
    49     Food 4 Less                                                             82,620          31%          10/31/17
    50     Albertson's                                                             30,000          26%          10/31/07
    51     Thomas Concrete of Georgia                                              20,590          14%          12/31/09
    52     Genovese Drug Store                                                     11,337          15%          01/15/19
    53     Children's Home Inc.                                                    35,200          16%          02/29/08
    54     Quality Copy Service                                                    10,480           7%          04/30/04
    55     NAP                                                                        NAP          NAP             NAP
    56     Lyris Technologies                                                      11,293          12%          12/31/05
    57     Texas Department of Criminal Justice                                    23,110          13%          10/31/07
    58     Totus II                                                                18,782          21%          02/28/13
-----------------------------------------------------------------------------------------------------------------------------

    59     NAP                                                                        NAP          NAP             NAP
    60     NAP                                                                        NAP          NAP             NAP
    61     NAP                                                                        NAP          NAP             NAP
-----------------------------------------------------------------------------------------------------------------------------

    62     NAP                                                                        NAP          NAP             NAP
    63     NAP                                                                        NAP          NAP             NAP
    64     NAP                                                                        NAP          NAP             NAP
-----------------------------------------------------------------------------------------------------------------------------
    65     Fashion Bug                                                             13,500          13%          01/31/06
    66     NAP                                                                        NAP          NAP             NAP
    67     Petco                                                                   13,880          16%          01/31/07
    68     The Royal Buffet                                                         4,346           6%          04/30/05
    69     NAP                                                                        NAP          NAP             NAP
    70     NAP                                                                        NAP          NAP             NAP
    71     99 Cents Only Store                                                     18,000          24%          07/31/13
    72     Denny's Family Restaurant                                                5,462           8%          05/31/07
    73     NAP                                                                        NAP          NAP             NAP
    74     Talbots, Inc.                                                            5,500          22%          01/31/14
    75     Colorado Ski & Golf                                                     17,667          15%          07/31/13
    76     Queen of the Valley                                                      3,150           7%          12/31/05
    77     NAP                                                                        NAP          NAP             NAP
    78     Staples the Office Superstore East, Inc.                                24,930          25%          09/30/06
    79     NAP                                                                        NAP          NAP             NAP
    80     NAP                                                                        NAP          NAP             NAP
    81     Evans East                                                              14,810          22%          12/31/05
    82     Audrey Morgan Interiors, Inc.                                            1,987          11%          11/30/05
    83     J.M. Layton & Co., Inc.                                                  3,942          18%          08/16/08
    84     Pella Window and Door Company of Califonia                               3,250          10%          03/19/14
    85     Blockbuster Video                                                        4,550          13%          10/31/10
    86     Kinkos Graphics Corp.                                                    5,156          11%          12/31/09
    87     Charter One Bank                                                         3,225           3%          07/31/08
    88     Boca Pediatric Group, P.A.                                               4,160          10%          01/18/08
    89     NAP                                                                        NAP          NAP             NAP
-----------------------------------------------------------------------------------------------------------------------------

    90     NAP                                                                        NAP          NAP             NAP
    91     NAP                                                                        NAP          NAP             NAP
-----------------------------------------------------------------------------------------------------------------------------
    92     Carney Tire & Car Care Center                                            8,025          15%          03/31/09
    93     NAP                                                                        NAP          NAP             NAP
    94     NAP                                                                        NAP          NAP             NAP
    95     Northrop Grumman Information Technology                                 14,122          31%          04/30/12
    96     NAP                                                                        NAP          NAP             NAP
    97     Katch, Tyson & Co.                                                       5,628           9%          11/30/04
    98     Factory-2-U                                                              8,400          12%          03/31/09
    99     NAP                                                                        NAP          NAP             NAP
   100     Pearson Chiropractic, LLPC                                               2,100          10%          01/31/08
   101     Norwalk Music                                                            5,700          23%          10/31/07
   102     Haynes Street Property Mgmt. LLC                                        19,524          39%          01/31/12
   103     Subway                                                                   1,540           2%          12/31/08
   104     NAP                                                                        NAP          NAP             NAP
   105     BB&T Bank (ground lease)                                                 3,600           8%          11/30/09
   106     Dollar General                                                           8,625          19%          10/31/15
   107     NAP                                                                        NAP          NAP             NAP
   108     Voicestream GSM 1                                                        2,638          13%          01/31/13
   109     First Capital                                                            2,264           4%          01/30/05
   110     AT&T Wireless                                                            3,300          14%          10/31/06
   111     Starbucks                                                                2,087          23%          01/31/14
   112     NAP                                                                        NAP          NAP             NAP
   113     Down Right Cozy                                                          3,469          18%          10/31/08
   114     Blockbuster                                                              4,800          19%          09/30/08
   115     NAP                                                                        NAP          NAP             NAP



   20b

                                                                                              THIRD
                                                                                             LARGEST        SECOND
                                                                      THIRD     THIRD         MAJOR          MOST
                                                                     LARGEST   LARGEST       TENANT         RECENT
                                                                      MAJOR     MAJOR         LEASE          YEAR
  CONTROL                                                            TENANT     TENANT      MATURITY       STATEMENT
  NUMBER               THIRD LARGEST MAJOR TENANT                     NRSF      NRSF%         DATE           TYPE
-------------------------------------------------------------------------------------------------------------------------
    1
    1a     NAP                                                          NAP     NAP           NAP          CY Ended
    1b     NAP                                                          NAP     NAP           NAP          CY Ended
    1c     NAP                                                          NAP     NAP           NAP          CY Ended
    1d     NAP                                                          NAP     NAP           NAP          CY Ended
    1e     NAP                                                          NAP     NAP           NAP          CY Ended
    1f     NAP                                                          NAP     NAP           NAP          CY Ended
    1g     NAP                                                          NAP     NAP           NAP          CY Ended
-------------------------------------------------------------------------------------------------------------------------
    2
    2a     NAP                                                          NAP     NAP           NAP          CY Ended
    2b     NAP                                                          NAP     NAP           NAP          CY Ended
    2c     NAP                                                          NAP     NAP           NAP          CY Ended
    2d     NAP                                                          NAP     NAP           NAP          CY Ended
    2e     NAP                                                          NAP     NAP           NAP          CY Ended
    2f     NAP                                                          NAP     NAP           NAP          CY Ended
    2g     NAP                                                          NAP     NAP           NAP          CY Ended
-------------------------------------------------------------------------------------------------------------------------
    3
    3a     NAP                                                          NAP     NAP           NAP          CY Ended
    3b     NAP                                                          NAP     NAP           NAP          CY Ended
    3c     NAP                                                          NAP     NAP           NAP          CY Ended
    3d     NAP                                                          NAP     NAP           NAP          CY Ended
    3e     NAP                                                          NAP     NAP           NAP          CY Ended
    3f     NAP                                                          NAP     NAP           NAP          CY Ended
    3g     NAP                                                          NAP     NAP           NAP          CY Ended
-------------------------------------------------------------------------------------------------------------------------
    4      Big Idea Productions                                      27,217     4.4%          MTM          CY Ended
-------------------------------------------------------------------------------------------------------------------------

    5      NAP                                                          NAP     NAP           NAP          CY Ended
    6      NAP                                                          NAP     NAP           NAP          CY Ended
    7      NAP                                                          NAP     NAP           NAP          CY Ended
    8      NAP                                                          NAP     NAP           NAP          CY Ended
    9      NAP                                                          NAP     NAP           NAP          CY Ended
    10     NAP                                                          NAP     NAP           NAP          CY Ended
    11     NAP                                                          NAP     NAP           NAP          CY Ended
    12     NAP                                                          NAP     NAP           NAP          CY Ended
    13     NAP                                                          NAP     NAP           NAP          CY Ended
    14     NAP                                                          NAP     NAP           NAP             UAV
    15     NAP                                                          NAP     NAP           NAP          CY Ended
    16     NAP                                                          NAP     NAP           NAP          CY Ended
    17     NAP                                                          NAP     NAP           NAP          CY Ended
    18     NAP                                                          NAP     NAP           NAP          CY Ended
    19     NAP                                                          NAP     NAP           NAP          CY Ended
-------------------------------------------------------------------------------------------------------------------------
    20     McRae's                                                   19,962      6%        12/31/07       Trailing-12
    21     Northwestern Memorial Physicians Group                    27,275      6%        02/28/09        CY Ended
    22     Christmas Tree Shops, Inc                                 50,444     16%        12/31/22           UAV
-------------------------------------------------------------------------------------------------------------------------

    23     Michaels Stores, Inc                                      23,970     10%        08/31/11           UAV
    24     Olive Garden                                               8,067      9%        02/28/12           UAV
-------------------------------------------------------------------------------------------------------------------------
    25     Broad & Cassel                                            18,156     12%        05/31/11        CY Ended
    26     NAP                                                          NAP     NAP           NAP             UAV
    27     NAP                                                          NAP     NAP           NAP             UAV
-------------------------------------------------------------------------------------------------------------------------

    28     NAP                                                          NAP     NAP           NAP             UAV
    29     NAP                                                          NAP     NAP           NAP             UAV
-------------------------------------------------------------------------------------------------------------------------
    30     NAP                                                          NAP     NAP           NAP             UAV
    31     NAP                                                          NAP     NAP           NAP             UAV
-------------------------------------------------------------------------------------------------------------------------

    32     NAP                                                          NAP     NAP           NAP          CY Ended
    33     NAP                                                          NAP     NAP           NAP          CY Ended
    34     NAP                                                          NAP     NAP           NAP          CY Ended
    35     NAP                                                          NAP     NAP           NAP          CY Ended
    36     NAP                                                          NAP     NAP           NAP          CY Ended
    37     NAP                                                          NAP     NAP           NAP          CY Ended
    38     NAP                                                          NAP     NAP           NAP          CY Ended
-------------------------------------------------------------------------------------------------------------------------
    39     NAP                                                          NAP     NAP           NAP          CY Ended
    40     Option One Mortgage                                       21,835      9%        12/31/09           UAV
    41     NAP                                                          NAP     NAP           NAP          CY Ended
    42     NAP                                                          NAP     NAP           NAP          CY Ended
    43     Carl Vogel Center                                          5,773      7%        08/31/06        CY Ended
    44     Jeffrey M. Gitelman, DDS                                   1,685      5%        11/30/04        CY Ended
    45     Bealls                                                    40,451      9%        12/31/05        CY Ended
    46     United Title                                               6,426      9%        06/25/04        CY Ended
    47     State Farm Insurance                                       2,930      7%        12/31/05        CY Ended
    48     NAP                                                          NAP     NAP           NAP             UAV
    49     Burlington Coat Factory                                   52,875     20%        07/31/06        CY Ended
    50     Prudential Securities                                      9,160      8%        02/28/07        CY Ended
    51     World Travel Partners I, LLC                              13,780     10%        08/31/10        CY Ended
    52     Washington Mutual                                          3,425      5%        03/31/13           UAV
    53     American International Insurance Company                  14,818      7%        08/31/04        CY Ended
    54     Century Partners Group, Ltd.                              10,176      6%        09/30/07        CY Ended
    55     NAP                                                          NAP     NAP           NAP          CY Ended
    56     The Original Burger                                        7,414      8%        10/31/12        CY Ended
    57     Hartford Steam Boiler                                     20,404     12%        08/31/07        CY Ended
    58     Country Wide Mortgage                                     11,859     14%        01/30/09           UAV
-------------------------------------------------------------------------------------------------------------------------

    59     NAP                                                          NAP     NAP           NAP          CY Ended
    60     NAP                                                          NAP     NAP           NAP          CY Ended
    61     NAP                                                          NAP     NAP           NAP         Trailing-12
-------------------------------------------------------------------------------------------------------------------------

    62     NAP                                                          NAP     NAP           NAP          CY Ended
    63     NAP                                                          NAP     NAP           NAP         Annualized
    64     NAP                                                          NAP     NAP           NAP         Annualized
-------------------------------------------------------------------------------------------------------------------------
    65     Dollar Tree                                                7,700      8%        12/31/05        CY Ended
    66     NAP                                                          NAP     NAP           NAP          CY Ended
    67     Pier One Imports                                           9,000     10%        02/28/05        CY Ended
    68     Countrywide Home Loans                                     3,600      5%        10/31/07        CY Ended
    69     NAP                                                          NAP     NAP           NAP          CY Ended
    70     NAP                                                          NAP     NAP           NAP          CY Ended
    71     Factory 2-U Stores, Inc.                                  15,000     20%        09/30/08           UAV
    72     Frazee Paint                                               3,106      4%        11/30/07        CY Ended
    73     NAP                                                          NAP     NAP           NAP             UAV
    74     Jos. A. Bank Clothiers                                     4,515     18%        01/31/14           UAV
    75     Armadillo Restaurant                                       7,980      7%        04/30/08        CY Ended
    76     AmCan Library                                              3,128      7%        06/30/09           UAV
    77     NAP                                                          NAP     NAP           NAP          CY Ended
    78     New Maine Appliance Warehouse, Inc.                        4,400      4%        02/28/05        CY Ended
    79     NAP                                                          NAP     NAP           NAP          CY Ended
    80     NAP                                                          NAP     NAP           NAP          CY Ended
    81     Greentree Learning Centers                                13,696     21%        09/30/07        CY Ended
    82     The Stuart Collection, Inc.                                1,875     10%        03/31/07        CY Ended
    83     Prudential Realty                                          3,900     18%        09/30/09           UAV
    84     Vitis Restaurant                                           2,750      8%        03/31/09           UAV
    85     Best Mattress                                              2,500      7%        04/30/06        CY Ended
    86     Once Upon A Child                                          4,946     11%        12/31/06        CY Ended
    87     Burger King                                                2,370      2%        09/14/07           UAV
    88     Visual Health @ Fort Lauderdale, LLC                       3,379      8%        12/31/08       Annualized
    89     NAP                                                          NAP     NAP           NAP          CY Ended
-------------------------------------------------------------------------------------------------------------------------

    90     NAP                                                          NAP     NAP           NAP             UAV
    91     NAP                                                          NAP     NAP           NAP             UAV
-------------------------------------------------------------------------------------------------------------------------
    92     Fisherman's Exchange                                       5,400     10%        01/31/07        CY Ended
    93     NAP                                                          NAP     NAP           NAP             UAV
    94     NAP                                                          NAP     NAP           NAP          CY Ended
    95     Pekoma                                                     9,800     22%        03/31/06        CY Ended
    96     NAP                                                          NAP     NAP           NAP          CY Ended
    97     McIlvaine Company                                          5,170      8%        12/31/09        CY Ended
    98     Renter's Choice                                            3,500      5%        06/30/08        CY Ended
    99     NAP                                                          NAP     NAP           NAP          CY Ended
   100     Mike Hsieh DDS & C. Shih-Yin Chen DDS                      1,838      9%        12/26/08           UAV
   101     Liz Sue Bagels                                             2,120      9%        10/31/04        CY Ended
   102     NAP                                                          NAP     NAP           NAP          CY Ended
   103     Starbucks Corporation                                      1,400      2%        02/28/14           UAV
   104     NAP                                                          NAP     NAP           NAP             UAV
   105     NAP                                                          NAP     NAP           NAP          CY Ended
   106     Tri-County Wireless                                        1,400      3%        10/31/06        CY Ended
   107     NAP                                                          NAP     NAP           NAP          CY Ended
   108     Sportsland, Inc.                                           2,262     11%        12/31/09           UAV
   109     BLI                                                        2,175      4%        04/30/05        CY Ended
   110     Jack in the Box                                            2,975     12%        11/30/22           UAV
   111     Verizon Wireless                                           2,010     22%        01/31/09           UAV
   112     NAP                                                          NAP     NAP           NAP          CY Ended
   113     Sapporo Teriyaki                                           2,701     14%        12/31/13           UAV
   114     CATO                                                       3,840     15%        10/31/08           UAV
   115     NAP                                                          NAP     NAP           NAP          CY Ended



   20b

                 SECOND          SECOND
                 MOST             MOST
                RECENT           RECENT          SECOND            SECOND              SECOND
                 YEAR             YEAR            MOST              MOST                MOST
               STATEMENT       STATEMENT         RECENT            RECENT              RECENT            SECOND MOST
  CONTROL      NUMBER OF         ENDING           YEAR              YEAR                YEAR           RECENT YEAR NOI
  NUMBER        MONTHS            DATE          REVENUES          EXPENSES              NOI                 DSCR
-------------------------------------------------------------------------------------------------------------------------
    1                                                                                    $ 4,004,268        1.54x
    1a            12            12/31/02          $ 1,822,152         $ 586,630            1,235,522
    1b            12            12/31/02            1,487,705           513,698              974,007
    1c            12            12/31/02              978,514           249,391              729,123
    1d            12            12/31/02              699,197           230,021              469,176
    1e            12            12/31/02              385,812            95,834              289,978
    1f            12            12/31/02              290,944           114,619              176,325
    1g            12            12/31/02              280,381           150,244              130,137
-------------------------------------------------------------------------------------------------------------------------
    2                                                                                      3,570,527        1.52
    2a            12            12/31/02            1,617,409           369,723            1,247,686
    2b            12            12/31/02            1,196,240           321,137              875,103
    2c            12            12/31/02            1,204,895           563,650              641,245
    2d            12            12/31/02              545,892           201,019              344,873
    2e            12            12/31/02              519,359           194,627              324,732
    2f            12            12/31/02              191,304           147,575               43,729
    2g            12            12/31/02              156,901            63,742               93,159
-------------------------------------------------------------------------------------------------------------------------
    3                                                                                      2,614,869        1.63
    3a            12            12/31/02            2,327,166           926,974            1,400,192
    3b            12            12/31/02              821,480           525,580              295,900
    3c            12            12/31/02              659,306           210,124              449,182
    3d            12            12/31/02              477,943           223,797              254,146
    3e            12            12/31/02              171,504            92,675               78,829
    3f            12            12/31/02               90,374            26,308               64,066
    3g            12            12/31/02              216,950           144,396               72,554
-------------------------------------------------------------------------------------------------------------------------
    4             12            12/31/02           18,466,063         6,937,866           11,528,197        2.01
-------------------------------------------------------------------------------------------------------------------------

    5             12            12/31/03            1,415,400           548,732              866,669        1.01
    6             12            12/31/03              752,332           509,339              242,993        1.01
    7             12            12/31/03            1,005,847           464,730              541,116        1.01
    8             12            12/31/03              680,499           281,191              399,308        1.01
    9             12            12/31/03              819,692           441,529              378,163        1.01
    10            12            12/31/03              566,181           405,727              160,454        1.01
    11            12            12/31/03              607,344           236,427              370,917        1.01
    12            12            12/31/03              535,302           403,293              132,009        1.01
    13            12            12/31/03              417,440           333,704               83,736        1.01
    14            UAV             UAV                     UAV               UAV                  UAV         UAV
    15            12            12/31/03              499,564           210,945              288,619        1.01
    16            12            12/31/03              421,084           303,666              117,418        1.01
    17            12            12/31/03              539,706           203,943              335,763        1.01
    18            12            12/31/03              405,687           196,163              209,524        1.01
    19            12            12/31/03              386,256           188,738              197,518        1.01
-------------------------------------------------------------------------------------------------------------------------
    20            12            06/30/02            9,680,928         3,502,457            6,178,471        1.44
    21            12            12/31/02           14,734,297         7,805,409            6,928,888        1.89
    22            UAV             UAV                     UAV               UAV                  UAV         UAV
-------------------------------------------------------------------------------------------------------------------------

    23            UAV             UAV                     UAV               UAV                  UAV         UAV
    24            UAV             UAV                     UAV               UAV                  UAV         UAV
-------------------------------------------------------------------------------------------------------------------------
    25            12            12/31/02            5,641,074         2,558,557            3,082,517        1.40
    26            UAV             UAV                     UAV               UAV                  UAV         UAV
    27            UAV             UAV                     UAV               UAV                  UAV         UAV
-------------------------------------------------------------------------------------------------------------------------

    28            UAV             UAV                     UAV               UAV                  UAV         UAV
    29            UAV             UAV                     UAV               UAV                  UAV         UAV
-------------------------------------------------------------------------------------------------------------------------
    30            UAV             UAV                     UAV               UAV                  UAV         UAV
    31            UAV             UAV                     UAV               UAV                  UAV         UAV
-------------------------------------------------------------------------------------------------------------------------

    32            12            12/31/02              741,458           222,878              518,580        1.70
    33            12            12/31/02              660,447           235,027              425,420        1.70
    34            12            12/31/02              706,233           278,739              427,494        1.70
    35            12            12/31/02              581,855           193,766              388,089        1.70
    36            12            12/31/02              681,084           227,359              453,725        1.70
    37            12            12/31/02              450,858           193,669              257,189        1.70
    38            12            12/31/02              340,121           154,760              185,361        1.70
-------------------------------------------------------------------------------------------------------------------------
    39            12            12/31/02           11,820,497         8,345,821            3,474,676        2.03
    40            UAV             UAV                     UAV               UAV                  UAV         UAV
    41            12            12/31/02            9,283,109         6,118,719            3,164,391        1.96
    42            12            12/31/02            2,754,282         1,738,650            1,015,632        0.77
    43            12            12/31/02            1,903,074           621,903            1,281,172        1.45
    44            12            12/31/02            1,135,539           523,599              611,940        1.83
    45            12            12/31/02            4,854,358         2,766,192            2,088,165        1.43
    46            12            12/31/02            1,851,071           659,884            1,191,187        1.48
    47            12            12/31/02              929,076           298,086              630,990        1.68
    48            UAV             UAV                     UAV               UAV                  UAV         UAV
    49            12            12/31/02            2,469,291         1,234,200            1,235,090        1.09
    50            12            12/31/02            1,952,481           393,814            1,558,667        1.38
    51            12            12/31/02            3,395,139         1,187,094            2,208,045        2.13
    52            UAV             UAV                     UAV               UAV                  UAV         UAV
    53            12            12/31/02            2,397,622           982,415            1,415,207        1.47
    54            12            12/31/02            2,822,673         1,337,630            1,485,043        1.51
    55            12            12/31/02            1,675,491           557,307            1,118,184        1.27
    56            12            12/31/02            2,176,983           639,323            1,537,660        1.57
    57            12            12/31/02            1,520,428           543,568              976,860        1.09
    58            UAV             UAV                     UAV               UAV                  UAV         UAV
-------------------------------------------------------------------------------------------------------------------------

    59            12            12/31/02              460,030           170,331              289,699        1.61
    60            12            12/31/02              488,494           220,894              267,600        1.61
    61            12            08/31/02              499,457           211,376              288,081        1.61
-------------------------------------------------------------------------------------------------------------------------

    62            12            12/31/02              362,784           101,186              261,598        1.61
    63            10            12/31/02              268,921            81,984              186,937        1.61
    64             9            12/31/02              144,590            61,864               82,727        1.61
-------------------------------------------------------------------------------------------------------------------------
    65            12            12/31/02            1,468,867           431,244            1,037,623        1.30
    66            12            12/31/02            1,542,979           559,355              983,624        1.40
    67            12            12/31/02            1,492,777           376,923            1,115,854        1.59
    68            12            12/31/02            1,335,477           331,785            1,003,692        1.53
    69            12            12/31/02            2,093,749         1,304,779              788,970        1.20
    70            12            12/31/03            3,860,640         2,439,593            1,421,047        2.07
    71            UAV             UAV                     UAV               UAV                  UAV         UAV
    72            12            12/31/02            1,234,132           292,298              941,834        1.75
    73            UAV             UAV                     UAV               UAV                  UAV         UAV
    74            UAV             UAV                     UAV               UAV                  UAV         UAV
    75            12            12/31/02            1,340,140           474,510              865,630        1.63
    76            UAV             UAV                     UAV               UAV                  UAV         UAV
    77            12            12/31/02            1,253,829           600,235              653,594        1.39
    78            12            12/31/03            1,025,159           220,297              804,862        1.61
    79            12            12/31/03            1,084,896           535,444              549,452        1.12
    80            12            12/31/02            1,284,721           722,320              562,401        1.06
    81            12            12/31/02            1,243,066           314,522              928,544        1.99
    82            12            12/31/02              553,772           149,277              404,495        1.33
    83            UAV             UAV                     UAV               UAV                  UAV         UAV
    84            UAV             UAV                     UAV               UAV                  UAV         UAV
    85            12            12/31/02              609,062           221,211              387,851        0.96
    86            12            12/31/02              689,458           157,382              532,076        1.31
    87            UAV             UAV                     UAV               UAV                  UAV         UAV
    88             7            12/31/02              929,576           326,591              602,985        1.58
    89            12            12/31/02            1,117,030           554,534              562,496        1.49
-------------------------------------------------------------------------------------------------------------------------

    90            UAV             UAV                     UAV               UAV                  UAV         UAV
    91            UAV             UAV                     UAV               UAV                  UAV         UAV
-------------------------------------------------------------------------------------------------------------------------
    92            12            12/31/02              964,032           262,699              701,333        1.79
    93            UAV             UAV                     UAV               UAV                  UAV         UAV
    94            12            12/31/03              876,069           488,557              387,512        1.71
    95            12            12/31/02              809,090           156,559              652,532        1.81
    96            12            12/31/02              845,906           142,656              703,250        1.38
    97            12            12/31/02              889,762           447,969              441,793        1.24
    98            12            12/31/02              722,787           186,115              536,672        1.70
    99            12            12/31/02              813,482           421,840              391,643        1.22
   100            UAV             UAV                     UAV               UAV                  UAV         UAV
   101            12            12/31/02              635,965           123,637              512,328        1.65
   102            12            12/31/02              582,968           136,858              446,110        1.58
   103            UAV             UAV                     UAV               UAV                  UAV         UAV
   104            UAV             UAV                     UAV               UAV                  UAV         UAV
   105            12            12/31/02              540,207            90,187              450,020        1.57
   106            12            12/31/02              493,363            40,844              452,519        1.71
   107            12            12/31/02              965,429           587,103              378,325        2.23
   108            UAV             UAV                     UAV               UAV                  UAV         UAV
   109            12            12/31/02              640,564           253,957              386,607        1.64
   110            UAV             UAV                     UAV               UAV                  UAV         UAV
   111            UAV             UAV                     UAV               UAV                  UAV         UAV
   112            12            12/31/02              308,211             3,116              305,095        1.37
   113            UAV             UAV                     UAV               UAV                  UAV         UAV
   114            UAV             UAV                     UAV               UAV                  UAV         UAV
   115            12            12/31/02              443,288           189,644              253,644        1.60



   20b

                                                             MOST             MOST
                                                           CURRENT          CURRENT
                                                             YEAR             YEAR               MOST              MOST
                                                          STATEMENT        STATEMENT            CURRENT          CURRENT
  CONTROL               MOST CURRENT YEAR                 NUMBER OF          ENDING              YEAR              YEAR
  NUMBER                 STATEMENT TYPE                     MONTHS            DATE             REVENUES          EXPENSES
----------------------------------------------------------------------------------------------------------------------------
    1
    1a                     Trailing-12                        12            09/30/03           $ 1,849,622        $ 730,269
    1b                     Trailing-12                        12            09/30/03             1,584,621          470,419
    1c                     Trailing-12                        12            09/30/03             1,066,367          260,763
    1d                     Trailing-12                        12            09/30/03               718,653          241,363
    1e                     Trailing-12                        12            09/30/03               392,789          110,907
    1f                     Trailing-12                        12            09/30/03               293,668          107,283
    1g                     Trailing-12                        12            09/30/03               300,533          193,775
----------------------------------------------------------------------------------------------------------------------------
    2
    2a                     Trailing-12                        12            09/30/03             1,636,401          352,958
    2b                     Trailing-12                        12            09/30/03             1,177,435          386,055
    2c                     Trailing-12                        12            09/30/03             1,290,447          549,640
    2d                     Trailing-12                        12            09/30/03               633,334          236,943
    2e                     Trailing-12                        12            09/30/03               559,950          169,574
    2f                     Trailing-12                        12            09/30/03               291,182          181,212
    2g                     Trailing-12                        12            09/30/03               158,188           55,717
----------------------------------------------------------------------------------------------------------------------------
    3
    3a                     Trailing-12                        12            09/30/03             2,328,531          937,255
    3b                     Trailing-12                        12            09/30/03               948,047          641,851
    3c                     Trailing-12                        12            09/30/03               688,181          222,020
    3d                     Trailing-12                        12            09/30/03               545,432          321,478
    3e                     Trailing-12                        12            09/30/03               224,092          120,912
    3f                     Trailing-12                        12            09/30/03               181,911           59,536
    3g                     Trailing-12                        12            09/30/03               246,333          163,574
----------------------------------------------------------------------------------------------------------------------------
    4                       CY Ended                          12            12/31/03            18,348,774        7,144,406
----------------------------------------------------------------------------------------------------------------------------

    5           Annualized Revenue / UW Expenses              3             03/31/04             1,634,639          612,897
    6           Annualized Revenue / UW Expenses              3             03/31/04               880,750          516,394
    7           Annualized Revenue / UW Expenses              3             03/31/04             1,223,405          549,187
    8           Annualized Revenue / UW Expenses              3             03/31/04               799,827          298,357
    9           Annualized Revenue / UW Expenses              3             03/31/04               972,554          460,125
    10          Annualized Revenue / UW Expenses              3             03/31/04               670,492          399,414
    11          Annualized Revenue / UW Expenses              3             03/31/04               613,638          238,564
    12          Annualized Revenue / UW Expenses              3             03/31/04               641,409          402,590
    13          Annualized Revenue / UW Expenses              3             03/31/04               526,966          333,274
    14          Annualized Revenue / UW Expenses              3             03/31/04               293,128          268,627
    15          Annualized Revenue / UW Expenses              3             03/31/04               542,216          212,661
    16          Annualized Revenue / UW Expenses              3             03/31/04               490,993          294,071
    17          Annualized Revenue / UW Expenses              3             03/31/04               508,504          204,486
    18          Annualized Revenue / UW Expenses              3             03/31/04               389,188          194,900
    19          Annualized Revenue / UW Expenses              3             03/31/04               369,900          187,875
----------------------------------------------------------------------------------------------------------------------------
    20                      CY Ended                          12            12/31/03            10,721,334        3,083,099
    21                      CY Ended                          12            12/31/03            14,693,454        7,630,975
    22                         UAV                           UAV              UAV                      UAV              UAV
----------------------------------------------------------------------------------------------------------------------------

    23                      CY Ended                          12            12/31/03             3,326,704          715,434
    24                         UAV                           UAV              UAV                      UAV              UAV
----------------------------------------------------------------------------------------------------------------------------
    25                      CY Ended                          12            12/31/03             5,763,516        2,423,164
    26                         UAV                           UAV              UAV                      UAV              UAV
    27                         UAV                           UAV              UAV                      UAV              UAV
----------------------------------------------------------------------------------------------------------------------------

    28                         UAV                           UAV              UAV                      UAV              UAV
    29                         UAV                           UAV              UAV                      UAV              UAV
----------------------------------------------------------------------------------------------------------------------------
    30                         UAV                           UAV              UAV                      UAV              UAV
    31                         UAV                           UAV              UAV                      UAV              UAV
----------------------------------------------------------------------------------------------------------------------------

    32                     Trailing-12                        12            06/30/03               767,034          218,104
    33                     Trailing-12                        12            06/30/03               665,593          263,886
    34                     Trailing-12                        12            06/30/03               719,018          281,333
    35                     Trailing-12                        12            06/30/03               595,869          215,708
    36                     Trailing-12                        12            06/30/03               675,436          234,057
    37                     Trailing-12                        12            06/30/03               456,186          182,583
    38                     Trailing-12                        12            06/30/03               369,588          164,317
----------------------------------------------------------------------------------------------------------------------------
    39                     Trailing-12                        12            03/31/04            13,387,685        9,487,423
    40                         UAV                           UAV              UAV                      UAV              UAV
    41                      CY Ended                          12            12/31/03             8,045,084        5,560,660
    42                      CY Ended                          12            12/31/03             3,276,979        1,650,182
    43                     Annualized                         9             09/30/03             2,087,982          664,377
    44                     Annualized                         9             09/30/03             1,103,346          581,456
    45                     Trailing-12                        12            07/31/03             5,292,573        2,822,978
    46                      CY Ended                          12            12/31/03             1,919,224          639,169
    47                      CY Ended                          12            12/31/03               876,751          281,313
    48                         UAV                           UAV              UAV                      UAV              UAV
    49                      CY Ended                          12            12/31/03             3,956,033        1,497,421
    50                     Annualized                         10            10/31/03             1,951,077          399,400
    51                      CY Ended                          12            12/31/03             3,345,378        1,214,245
    52                         UAV                           UAV              UAV                      UAV              UAV
    53                     Annualized                         11            11/30/03             2,498,346        1,064,264
    54                     Annualized                         9             09/30/03             2,912,667        1,409,007
    55                     Trailing-12                        12            11/30/03             1,950,346          543,851
    56                     Trailing-12                        12            09/30/03             2,222,639          718,251
    57                      CY Ended                          12            12/31/03             2,146,676          788,805
    58                     Annualized                         10            10/31/03               814,379          394,494
----------------------------------------------------------------------------------------------------------------------------

    59                      CY Ended                          12            12/31/03               469,652          179,344
    60                      CY Ended                          12            12/31/03               480,657          222,913
    61                     Annualized                         7             12/31/03               350,143          190,738
----------------------------------------------------------------------------------------------------------------------------

    62                     Annualized                         11            11/30/03               358,371          113,101
    63                     Annualized                         11            11/30/03               264,080           88,891
    64                     Annualized                         11            11/30/03               173,580           62,995
----------------------------------------------------------------------------------------------------------------------------
    65                      CY Ended                          12            12/31/03             1,461,544          381,341
    66                      CY Ended                          12            12/31/03             1,610,926          617,180
    67                     Trailing-12                        12            08/31/03             1,273,066          391,227
    68                      CY Ended                          12            12/31/03             1,431,816          350,621
    69                     Trailing-12                        12            03/31/04             2,188,624        1,233,677
    70                     Trailing-12                        12            02/28/04             4,011,561        2,457,512
    71                         UAV                           UAV              UAV                      UAV              UAV
    72                     Annualized                         11            11/30/03             1,250,506          298,252
    73                     Annualized                         7             11/30/03               832,284                0
    74                         UAV                           UAV              UAV                      UAV              UAV
    75                      CY Ended                          12            12/31/03             1,241,655          481,634
    76                     Annualized                         11            11/30/03               855,899          218,090
    77                     Trailing-12                        12            10/31/03             1,317,376          585,159
    78                     Annualized                         4             03/31/04             1,104,897          240,022
    79                     Annualized                         3             03/31/04             1,154,500          502,028
    80                      CY Ended                          12            12/31/03             1,362,999          730,993
    81                     Annualized                         8             08/31/03             1,289,166          381,432
    82                     Trailing-12                        12            09/30/03               576,642          141,819
    83                         UAV                           UAV              UAV                      UAV              UAV
    84                         UAV                           UAV              UAV                      UAV              UAV
    85                     Trailing-12                        12            10/31/03               703,881          245,209
    86                      CY Ended                          12            12/31/03               755,144          181,752
    87                         UAV                           UAV              UAV                      UAV              UAV
    88                     Trailing-12                        12            09/30/03               967,065          317,981
    89                      CY Ended                          12            12/31/03             1,199,997          567,655
----------------------------------------------------------------------------------------------------------------------------

    90                     Annualized                         9             09/30/03               320,997            1,500
    91                     Annualized                         9             09/30/03               310,041            1,433
----------------------------------------------------------------------------------------------------------------------------
    92                     Annualized                         9             09/30/03               974,445          259,555
    93                         UAV                           UAV              UAV                      UAV              UAV
    94                     Trailing-12                        12            02/29/04               881,492          490,964
    95                      CY Ended                          12            12/31/03               762,832          209,955
    96                     Trailing-12                        12            11/30/03               853,346          154,614
    97                     Trailing-12                        12            05/31/03               909,592          450,450
    98                      CY Ended                          12            12/30/03               722,530          182,426
    99                      CY Ended                          12            12/31/03               817,945          450,913
   100                     Annualized                         9             09/30/03               486,796           98,576
   101                      CY Ended                          12            12/31/03               677,991          122,257
   102                     Annualized                         11            11/30/03               591,338          137,487
   103                     Annualized                         10            10/31/03               186,050           11,197
   104                         UAV                           UAV              UAV                      UAV              UAV
   105                     Trailing-12                        12            08/30/03               553,090           91,092
   106                      CY Ended                          12            12/23/03               498,317           41,409
   107                      CY Ended                          12            12/31/03               913,857          552,041
   108                         UAV                           UAV              UAV                      UAV              UAV
   109                      CY Ended                          12            12/31/03               603,826          272,538
   110                         UAV                           UAV              UAV                      UAV              UAV
   111                         UAV                           UAV              UAV                      UAV              UAV
   112                     Annualized                         10            12/31/03               306,938            3,682
   113                         UAV                           UAV              UAV                      UAV              UAV
   114                         UAV                           UAV              UAV                      UAV              UAV
   115                      CY Ended                          12            12/31/03               455,208          193,057



   20b

                 MOST
                CURRENT                                                                                             U/W
  CONTROL        YEAR           MOST CURRENT            U/W            U/W                                          NCF
  NUMBER          NOI           YEAR NOI DSCR        REVENUES       EXPENSES       U/W NOI          U/W NCF       DSCR (D)
-----------------------------------------------------------------------------------------------------------------------------
    1            $ 4,091,473        1.58x                                           $ 3,755,708     $ 3,679,908    1.42x
    1a             1,119,353                           $ 1,857,905   $ 856,499        1,001,406         983,906
    1b             1,114,202                             1,556,342     552,564        1,003,778         987,628
    1c               805,604                             1,066,724     312,285          754,439         741,989
    1d               477,290                               726,495     265,314          461,181         448,631
    1e               281,882                               394,566     148,198          246,368         239,268
    1f               186,385                               292,822     116,028          176,794         171,894
    1g               106,758                               303,561     191,818          111,743         106,593
-----------------------------------------------------------------------------------------------------------------------------
    2              3,814,838        1.63                                              3,307,592       3,230,842     1.38
    2a             1,283,443                             1,610,827     473,140        1,137,687       1,122,537
    2b               791,380                             1,116,469     442,758          673,711         657,961
    2c               740,807                             1,312,565     703,900          608,665         595,815
    2d               396,391                               653,513     293,264          360,249         350,249
    2e               390,376                               567,400     246,839          320,561         308,061
    2f               109,970                               319,557     186,599          132,958         125,558
    2g               102,471                               153,144      79,383           73,761          70,661
-----------------------------------------------------------------------------------------------------------------------------
    3              2,695,901        1.68                                              2,414,957       2,338,757     1.46
    3a             1,391,276                             2,394,377   1,121,302        1,273,075       1,240,925
    3b               306,196                               924,779     691,499          233,280         223,280
    3c               466,161                               690,819     264,328          426,491         415,741
    3d               223,954                               541,740     348,753          192,987         183,837
    3e               103,180                               242,421     133,878          108,543         103,243
    3f               122,375                               175,651      68,088          107,563         103,963
    3g                82,759                               239,850     166,833           73,017          67,767
-----------------------------------------------------------------------------------------------------------------------------
    4             11,204,368        1.95                18,633,136   6,887,924       11,745,212      11,257,540     1.96
-----------------------------------------------------------------------------------------------------------------------------

    5              1,021,742        1.20                 1,736,516     617,991        1,118,525       1,109,959     1.48
    6                364,356        1.20                 1,180,462     531,380          649,082         634,842     1.48
    7                674,217        1.20                 1,249,671     550,501          699,171         674,980     1.48
    8                501,470        1.20                   935,315     305,131          630,184         617,204     1.48
    9                512,429        1.20                 1,090,339     466,014          624,326         611,290     1.48
    10               271,078        1.20                   849,182     408,349          440,833         429,543     1.48
    11               375,074        1.20                   653,259     240,545          412,714         398,969     1.48
    12               238,819        1.20                   810,733     411,056          399,677         384,872     1.48
    13               193,692        1.20                   639,101     338,880          300,220         294,850     1.48
    14                24,501        1.20                   535,715     280,757          254,958         242,821     1.48
    15               329,555        1.20                   542,216     212,661          329,555         320,256     1.48
    16               196,922        1.20                   584,680     298,755          285,925         262,981     1.48
    17               304,018        1.20                   508,504     204,486          304,018         294,083     1.48
    18               194,288        1.20                   401,708     195,526          206,182         194,771     1.48
    19               182,025        1.20                   369,900     187,875          182,025         172,532     1.48
-----------------------------------------------------------------------------------------------------------------------------
    20             7,638,235        1.78                11,314,565   3,513,233        7,801,333       7,427,949     1.73
    21             7,062,479        1.92                14,693,481   8,071,340        6,622,141       5,900,512     1.61
    22                   UAV         UAV                 4,963,904   1,921,164        3,042,740       2,976,124     1.26
-----------------------------------------------------------------------------------------------------------------------------

    23             2,611,270         UAV                 3,367,351     835,933        2,531,418       2,350,456     1.30
    24                   UAV         UAV                 1,135,061     406,110          728,951         687,582     1.30
-----------------------------------------------------------------------------------------------------------------------------
    25             3,340,352        1.52                 5,535,944   2,461,234        3,074,710       2,836,609     1.29
    26                   UAV         UAV                 2,709,114           0        2,709,114       2,709,114     1.36
    27                   UAV         UAV                 2,916,733           0        2,916,733       2,916,733     1.55
-----------------------------------------------------------------------------------------------------------------------------

    28                   UAV         UAV                   246,000       7,380          238,620         236,534     1.29
    29                   UAV         UAV                   234,000       7,020          226,980         224,894     1.29
-----------------------------------------------------------------------------------------------------------------------------
    30                   UAV         UAV                 1,102,038      33,061        1,068,977       1,035,548     1.24
    31                   UAV         UAV                   798,000      23,940          774,060         739,045     1.22
-----------------------------------------------------------------------------------------------------------------------------

    32               548,930        1.72                   799,151     310,460          488,691         479,709     1.64
    33               401,707        1.72                   804,855     341,337          463,518         452,845     1.64
    34               437,685        1.72                   706,615     353,338          353,277         343,774     1.64
    35               380,161        1.72                   681,806     285,546          396,260         387,028     1.64
    36               441,379        1.72                   700,467     301,035          399,432         388,773     1.64
    37               273,603        1.72                   527,854     230,798          297,056         289,801     1.64
    38               205,271        1.72                   448,714     212,578          236,136         229,151     1.64
-----------------------------------------------------------------------------------------------------------------------------
    39             3,900,261        2.28                13,189,308   9,471,553        3,717,754       3,058,289     1.79
    40                   UAV         UAV                 4,148,976   1,759,223        2,389,753       2,048,692     1.30
    41             2,484,424        1.54                 8,038,887   5,391,406        2,647,481       2,325,926     1.44
    42             1,626,797        1.23                 3,397,513   1,437,934        1,959,580       1,786,296     1.35
    43             1,423,605        1.61                 2,032,915     721,387        1,311,527       1,188,443     1.35
    44               521,890        1.56                 1,077,914     599,056          478,858         425,024     1.27
    45             2,469,595        1.70                 5,225,723   2,856,906        2,368,817       2,092,081     1.44
    46             1,280,055        1.59                 1,953,488     714,655        1,238,833       1,107,727     1.38
    47               595,438        1.59                   946,348     322,656          623,693         558,920     1.49
    48                   UAV         UAV                 2,321,767   1,037,639        1,284,128       1,242,628     1.20
    49             2,458,612        2.16                 3,257,974   1,666,583        1,591,391       1,403,834     1.24
    50             1,551,677        1.37                 1,795,883     372,607        1,423,276       1,355,119     1.25
    51             2,131,133        2.05                 2,763,443   1,209,113        1,554,330       1,394,951     1.34
    52                   UAV         UAV                 2,181,797     656,099        1,525,697       1,463,284     1.49
    53             1,434,082        1.49                 2,520,770     936,817        1,583,953       1,307,482     1.36
    54             1,503,661        1.53                 2,888,935   1,410,020        1,478,915       1,285,632     1.31
    55             1,406,495        1.60                 2,085,307     630,654        1,454,652       1,444,883     1.64
    56             1,504,388        1.53                 2,366,613     807,738        1,558,875       1,403,553     1.43
    57             1,357,871        1.52                 2,297,128     893,069        1,404,059       1,218,645     1.36
    58               419,885        0.51                 2,108,603     767,276        1,341,327       1,207,065     1.47
-----------------------------------------------------------------------------------------------------------------------------

    59               290,308        1.34                   470,249     201,643          268,607         231,407     1.22
    60               257,744        1.34                   479,233     235,674          243,559         210,259     1.22
    61               159,405        1.34                   423,278     210,550          212,728         183,028     1.22
-----------------------------------------------------------------------------------------------------------------------------

    62               245,270        1.61                   359,810     127,875          231,934         208,534     1.33
    63               175,189        1.61                   269,805     106,730          163,075         145,075     1.33
    64               110,585        1.61                   165,759      68,951           96,809          85,709     1.33
-----------------------------------------------------------------------------------------------------------------------------
    65             1,080,204        1.35                 1,499,956     483,889        1,016,067         973,093     1.22
    66               993,746        1.42                 1,735,013     673,111        1,061,903       1,049,303     1.50
    67               881,839        1.26                 1,588,930     477,045        1,111,884       1,042,768     1.49
    68             1,081,195        1.65                 1,419,944     308,935        1,111,009       1,027,062     1.57
    69               954,947        1.45                 2,131,808   1,173,033          958,775         894,335     1.36
    70             1,554,049        2.27                 3,858,510   2,485,266        1,373,244       1,218,904     1.78
    71                   UAV         UAV                 1,172,590     327,128          845,462         789,080     1.28
    72               952,254        1.77                 1,423,632     448,616          975,016         927,667     1.72
    73               832,284        1.64                   832,284      24,969          807,315         786,939     1.55
    74                   UAV         UAV                 1,137,061     311,844          825,216         779,198     1.77
    75               760,021        1.43                 1,394,105     513,721          880,383         780,417     1.47
    76               637,809        1.25                 1,006,178     206,034          800,144         736,702     1.44
    77               732,217        1.56                 1,263,152     581,067          682,085         625,585     1.33
    78               864,875        1.73                 1,081,999     295,072          786,927         719,631     1.44
    79               652,472        1.33                 1,151,099     496,087          655,012         623,332     1.27
    80               632,005        1.19                 1,454,628     731,554          723,074         672,074     1.27
    81               907,734        1.95                 1,067,653     345,796          721,857         591,826     1.27
    82               434,823        1.42                   603,835     162,121          441,714         413,197     1.35
    83                   UAV         UAV                   335,243     111,117          224,125         196,666     1.35
    84                   UAV         UAV                   777,513     173,420          604,094         569,547     1.35
    85               458,672        1.13                   849,193     269,113          580,080         548,399     1.35
    86               573,392        1.42                   792,611     225,294          567,317         529,046     1.31
    87                   UAV         UAV                   568,438      71,477          496,961         489,281     1.23
    88               649,084        1.70                   893,050     319,458          573,592         509,805     1.33
    89               632,342        1.67                 1,187,087     647,195          539,892         467,892     1.24
-----------------------------------------------------------------------------------------------------------------------------

    90               319,496        1.48                   304,947      10,521          294,425         286,545     1.33
    91               308,608        1.48                   294,833      10,218          284,615         276,971     1.33
-----------------------------------------------------------------------------------------------------------------------------
    92               714,891        1.83                   900,061     231,019          669,042         621,492     1.59
    93                   UAV         UAV                   830,358     330,902          499,456         472,456     1.35
    94               390,528        1.72                   918,952     487,306          431,646         400,706     1.77
    95               552,876        1.53                   852,994     247,546          605,448         508,260     1.41
    96               698,732        1.37                   813,279     169,632          643,646         620,048     1.22
    97               459,142        1.29                 1,083,321     567,257          516,064         426,867     1.20
    98               540,104        1.71                   680,348     190,062          490,286         446,663     1.41
    99               367,032        1.14                   870,281     383,020          487,260         471,240     1.47
   100               388,220        1.28                   637,540     179,590          457,951         434,013     1.43
   101               555,733        1.79                   631,213     150,025          481,188         456,669     1.47
   102               453,851        1.61                   762,297     319,946          442,351         408,386     1.45
   103               174,853        0.59                   592,837     167,454          425,383         412,587     1.40
   104                   UAV         UAV                   586,278     171,787          414,491         412,121     1.42
   105               461,998        1.61                   532,268     109,249          423,020         386,907     1.35
   106               456,908        1.72                   467,619      65,248          402,371         382,999     1.44
   107               361,816        2.13                   938,804     584,459          354,345         303,345     1.78
   108                   UAV         UAV                   504,763     148,846          355,917         334,548     1.24
   109               331,288        1.41                   659,278     280,915          378,362         310,650     1.32
   110                   UAV         UAV                   651,944     304,610          347,334         325,875     1.51
   111                   UAV         UAV                   400,460      99,370          301,090         287,158     1.45
   112               303,257        1.36                   301,824       6,036          295,787         269,158     1.21
   113                   UAV         UAV                   317,845      87,128          230,717         213,357     1.22
   114                   UAV         UAV                   303,155      57,852          245,303         228,178     1.20
   115               262,151        1.65                   464,548     217,076          247,472         242,872     1.53



   20b

                                                                                            ESCROWED
                                                  RECOMMENDED                              REPLACEMENT
                TAXES          INSURANCE             ANNUAL             U/W ANNUAL          RESERVES         ESCROWED REPLACEMENT
  CONTROL     CURRENTLY        CURRENTLY          REPLACEMENT           REPLACEMENT          INITIAL           RESERVES CURRENT
  NUMBER      ESCROWED         ESCROWED             RESERVES             RESERVES            DEPOSIT            ANNUAL DEPOSIT
------------------------------------------------------------------------------------------------------------------------------------
    1            Yes              Yes                   $ 47,307            $ 75,800           $ 6,317                     $ 75,800
    1a
    1b
    1c
    1d
    1e
    1f
    1g
------------------------------------------------------------------------------------------------------------------------------------
    2            Yes              Yes                     39,029              76,750             6,396                     $ 76,750
    2a
    2b
    2c
    2d
    2e
    2f
    2g
------------------------------------------------------------------------------------------------------------------------------------
    3            Yes              Yes                     27,556              76,200             6,350                     $ 76,200
    3a
    3b
    3c
    3d
    3e
    3f
    3g
------------------------------------------------------------------------------------------------------------------------------------
    4            Yes              No                  175,602.50             102,799                 0                      102,797
------------------------------------------------------------------------------------------------------------------------------------

    5            Yes              No                    5,187.50               8,566                 0                            0
    6            Yes              No                    3,862.50              14,240             1,187                            0
    7            Yes              No                   22,321.60              24,191             2,016                            0
    8            Yes              No                    8,872.50              12,980             1,081                            0
    9            Yes              No                    2,979.90              13,036             1,086                            0
    10           Yes              No                    5,173.50              11,290               941                            0
    11           Yes              No                       2,005              13,745                 0                        2,364
    12           Yes              No                      749.20              14,805             1,233                            0
    13           Yes              No                    3,336.50               5,371               572                            0
    14           Yes              No                      541.00              12,137             1,012                            0
    15           Yes              No                    1,682.50               9,299                 0                        1,932
    16           Yes              No                   20,751.00              22,943                 0                            0
    17           Yes              No                       1,701               9,934               167                        2,004
    18           Yes              No                       1,195              11,411               118                        1,416
    19           Yes              No                    1,217.50               9,493               116                        1,392
------------------------------------------------------------------------------------------------------------------------------------
    20           No               No                      88,317              88,317                 0                            0
    21           Yes              No                      85,691              97,813                 0                       97,813
    22           Yes              No                      17,623              21,764                 0                       21,764
------------------------------------------------------------------------------------------------------------------------------------

    23           No               No                      41,935              42,866                 0                            0
    24           No               No                      10,319              13,083                 0                            0
------------------------------------------------------------------------------------------------------------------------------------
    25           No               No                      30,533              31,076                 0                            0
    26           No               No                      40,459                   0                 0                            0
    27           No               No                      18,315                   0                 0                            0
------------------------------------------------------------------------------------------------------------------------------------

    28           No               No                           0               2,086                 0                        2,077
    29           No               No                           0               2,086                 0                        2,070
------------------------------------------------------------------------------------------------------------------------------------
    30           No               No                      32,604              33,429                 0                            0
    31           No               No                      34,879              35,015                 0                            0
------------------------------------------------------------------------------------------------------------------------------------

    32           Yes              Yes                      1,414               8,983                 0                        8,973
    33           Yes              Yes                      3,714              10,673                 0                       10,673
    34           Yes              Yes                      3,049               9,503                 0                        9,480
    35           Yes              Yes                      3,470               9,233                 0                        9,233
    36           Yes              Yes                      3,850              10,659                 0                       10,659
    37           Yes              Yes                      2,036               7,255                 0                        7,255
    38           Yes              Yes                      1,556               6,985                 0                        6,995
------------------------------------------------------------------------------------------------------------------------------------
    39           Yes              Yes                 107,583.33                   0                 0         652,200.00 For first
                                                                                                             12 months of loan term
    40           Yes              Yes                     20,330              46,466                 0                       46,464
    41           Yes              No                     204,546             321,555            29,667          4% of Gross Revenue
    42           Yes              Yes                      9,136               8,977                 0                            0
    43           Yes              Yes                     23,152              25,756                 0                       25,756
    44           Yes              Yes                      6,723               7,142                 0                        7,142
    45           Yes              Yes                     27,289              66,903                 0                       66,903
    46           Yes              Yes                     11,771              11,771                 0                       14,976
    47           Yes              Yes                      6,621               6,621                 0                        8,406
    48           Yes              No                      25,919              41,500             3,458                       41,496
    49           Yes              Yes                     46,396              53,652             4,471                       53,652
    50           Yes              Yes                     14,367              17,235                 0                            0
    51           Yes              No                      13,630              15,790                 0                       15,790
    52           Yes              No                       5,683              11,243                 0                       11,244
    53           Yes              No                      46,015              46,784                 0                       44,557
    54           Yes              Yes                      7,417              32,214                 0                       32,214
    55           Yes              Yes                      6,226               9,770                 0                        9,770
    56           Yes              Yes                      9,716              13,880                 0                       13,850
    57           Yes              Yes                     10,709              26,312                 0                       26,312
    58           Yes              Yes                     11,806              17,562                 0                       17,479
------------------------------------------------------------------------------------------------------------------------------------

    59           Yes              No                      22,160              37,200                 0                       37,200
    60           Yes              No                      19,890              33,300                 0                       33,000
    61           Yes              Yes                     20,318              29,700                 0                       29,700
------------------------------------------------------------------------------------------------------------------------------------

    62           Yes              No                      16,064              23,400                 0                       23,406
    63           Yes              No                      14,694              18,000                 0                       18,000
    64           Yes              No                       8,856              11,100                 0                       11,100
------------------------------------------------------------------------------------------------------------------------------------
    65           Yes              Yes                     16,228              18,520                 0                       18,528
    66           Yes              Yes                   6,625.83              12,600                 0                        7,645
    67           Yes              Yes                     12,458              13,145                 0                       13,145
    68           Yes              Yes                      8,645              11,718                 0                       11,718
    69           Yes              Yes                     53,800              64,440                 0                       64,440
    70           Yes              Yes                     43,858             154,340                 0                      154,340
    71           Yes              No                       3,658               7,523                 0                        7,523
    72           Yes              Yes                      7,941              10,507                 0                       10,561
    73           No               No                      15,383              20,377                 0                       16,470
    74           Yes              No                       1,500               3,755                 0                        3,755
    75           Yes              Yes                     31,923              17,108                 0                       17,108
    76           Yes              Yes                      3,400               9,338                 0                        9,258
    77           Yes              Yes                     52,797              56,500                 0                       56,500
    78           Yes              Yes                     17,364              17,604                 0                       17,969
    79           Yes              Yes                     31,627              31,680                 0                       28,800
    80           No               No                      51,096              51,000               TBD                       51,000
    81           Yes              Yes                     13,047              13,196                 0                       13,196
    82           Yes              Yes                      5,308               5,309                 0                        5,304
    83           Yes              Yes                      3,950               3,950                 0                        3,948
    84           Yes              Yes                      2,113               5,067                 0                        5,156
    85           Yes              No                       3,400               5,190                 0                            0
    86           No               No                       9,475               9,290                 0                        9,290
    87           No               No                       2,575               2,575                 0                            0
    88           Yes              No                      18,260              18,372                 0                       18,359
    89           Yes              No                      37,991              72,000                 0                       36,000
------------------------------------------------------------------------------------------------------------------------------------

    90           No               No                         813               1,636                 0                        1,636
    91           No               No                         908               1,636                 0                        1,636
------------------------------------------------------------------------------------------------------------------------------------
    92           Yes              Yes                      6,250              10,644                 0                       10,627
    93           Yes              Yes                     17,798              27,000                 0                       27,000
    94           Yes              No                      30,688              30,940                 0                       30,940
    95           Yes              Yes                      1,437               9,003                 0                        9,003
    96           No               Yes                      6,826               6,994            81,080                        6,963
    97           Yes              Yes                     11,013              12,249                 0                       12,249
    98           Yes              Yes                      9,938              10,460                 0                       10,460
    99           No               No                      13,954              16,020                 0                            0
   100           Yes              Yes                      2,426               3,122                 0                        3,122
   101           Yes              Yes                      5,956               5,927                 0                        5,927
   102           Yes              No                       6,582               7,518                 0                        7,518
   103           Yes              Yes                      1,254               1,470                 0                        1,470
   104           Yes              Yes                        749               2,370                 0                        2,370
   105           Yes              Yes                     11,306              10,501                 0                       10,501
   106           Yes              Yes                      5,415               6,874                 0                        6,874
   107           Yes              Yes                     50,648              51,000                 0                       51,000
   108           Yes              Yes                      5,389               5,429                 0                        5,520
   109           Yes              Yes                     12,665              12,268                 0                       12,228
   110           Yes              Yes                      2,360               2,808                 0                        2,808
   111           Yes              Yes                        333                 901                 0                          892
   112           No               No                       6,329               6,138                 0                        6,138
   113           Yes              No                       2,946               2,888                 0                        2,888
   114           Yes              Yes                      1,308               2,500               208                        2,500
   115           Yes              Yes                      3,663               4,600               383                        4,600



   20b

                           RECOMMENDED                                            ESCROWED
                              ANNUAL                  U/W ANNUAL                REPLACEMENT
                           REPLACEMENT                REPLACEMENT             RESERVES INITIAL                ESCROWED REPLACEMENT
  CONTROL                    RESERVES                  RESERVES                   DEPOSIT                   RESERVES CURRENT ANNUAL
  NUMBER                PSF/UNIT/ROOM/PAD          PSF/UNIT/ROOM/PAD         PSF/UNIT/ROOM/PAD             DEPOSIT PSF/UNIT/ROOM/PAD
------------------------------------------------------------------------------------------------------------------------------------
    1                         $ 31.21                   $ 50.00                     $ 4.17                                  $ 50.00
    1a
    1b
    1c
    1d
    1e
    1f
    1g
------------------------------------------------------------------------------------------------------------------------------------
    2                           25.43                     50.00                       4.17                                    50.00
    2a
    2b
    2c
    2d
    2e
    2f
    2g
------------------------------------------------------------------------------------------------------------------------------------
    3                           18.08                     50.00                       4.17                                    50.00
    3a
    3b
    3c
    3d
    3e
    3f
    3g
------------------------------------------------------------------------------------------------------------------------------------
    4                            0.28                      0.17                       0.00                                     0.17
------------------------------------------------------------------------------------------------------------------------------------

    5                            0.09                      0.15                       0.00                                     0.00
    6                            0.04                      0.15                       0.01                                     0.00
    7                            0.24                      0.26                       0.02                                     0.00
    8                            0.10                      0.15                       0.01                                     0.00
    9                            0.03                      0.15                       0.01                                     0.00
    10                           0.07                      0.15                       0.01                                     0.00
    11                           0.02                      0.15                       0.00                                     0.03
    12                           0.01                      0.15                       0.01                                     0.00
    13                           0.09                      0.15                       0.02                                     0.00
    14                           0.01                      0.15                       0.01                                     0.00
    15                           0.03                      0.15                       0.00                                     0.03
    16                           0.25                      0.27                       0.00                                     0.00
    17                           0.03                      0.15                       0.00                                     0.03
    18                           0.02                      0.15                       0.00                                     0.02
    19                           0.02                      0.15                       0.00                                     0.02
------------------------------------------------------------------------------------------------------------------------------------
    20                           0.25                      0.25                       0.00                                     0.00
    21                           0.18                      0.20                       0.00                                     0.20
    22                           0.06                      0.07                       0.00                                     0.07
------------------------------------------------------------------------------------------------------------------------------------

    23                           0.18                      0.18                       0.00                                     0.00
    24                           0.12                      0.15                       0.00                                     0.00
------------------------------------------------------------------------------------------------------------------------------------
    25                           0.21                      0.21                       0.00                                     0.00
    26                           0.19                      0.00                       0.00                                     0.00
    27                           0.25                      0.00                       0.00                                     0.00
------------------------------------------------------------------------------------------------------------------------------------

    28                           0.00                      0.15                       0.00                                     0.15
    29                           0.00                      0.15                       0.00                                     0.15
------------------------------------------------------------------------------------------------------------------------------------
    30                           0.20                      0.20                       0.00                                     0.00
    31                           0.21                      0.21                       0.00                                     0.00
------------------------------------------------------------------------------------------------------------------------------------

    32                           0.02                      0.10                       0.00                                     0.10
    33                           0.03                      0.10                       0.00                                     0.10
    34                           0.03                      0.10                       0.00                                     0.10
    35                           0.04                      0.10                       0.00                                     0.10
    36                           0.04                      0.10                       0.00                                     0.10
    37                           0.03                      0.10                       0.00                                     0.10
    38                           0.02                      0.10                       0.00                                     0.10
------------------------------------------------------------------------------------------------------------------------------------
    39                       1,075.83                      0.00                       0.00              6,522.00 For first 12 months
                                                                                                                        of loan term
    40                           0.09                      0.20                       0.00                                     0.20
    41                         727.92                  1,144.32                     105.58                      4% of Gross Revenue
    42                           0.09                      0.09                       0.00                                     0.00
    43                           0.29                      0.32                       0.00                                     0.32
    44                           0.21                      0.22                       0.00                                     0.22
    45                           0.06                      0.15                       0.00                                     0.15
    46                           0.16                      0.16                       0.00                                     0.20
    47                           0.16                      0.16                       0.00                                     0.20
    48                         156.14                    250.00                      20.83                                   249.98
    49                           0.17                      0.20                       0.02                                     0.20
    50                           0.13                      0.15                       0.00                                     0.00
    51                           0.09                      0.11                       0.00                                     0.11
    52                           0.08                      0.15                       0.00                                     0.15
    53                           0.21                      0.21                       0.00                                     0.20
    54                           0.05                      0.20                       0.00                                     0.20
    55                           0.06                      0.10                       0.00                                     0.10
    56                           0.10                      0.15                       0.00                                     0.15
    57                           0.06                      0.15                       0.00                                     0.15
    58                           0.13                      0.20                       0.00                                     0.20
------------------------------------------------------------------------------------------------------------------------------------

    59                         178.71                    300.00                       0.00                                   300.00
    60                         179.19                    300.00                       0.00                                   297.30
    61                         205.24                    300.00                       0.00                                   300.00
------------------------------------------------------------------------------------------------------------------------------------

    62                         205.94                    300.00                       0.00                                   300.08
    63                         244.89                    300.00                       0.00                                   300.00
    64                         239.36                    300.00                       0.00                                   300.00
------------------------------------------------------------------------------------------------------------------------------------
    65                           0.16                      0.18                       0.00                                     0.18
    66                          39.44                     75.00                       0.00                                    45.51
    67                           0.14                      0.15                       0.00                                     0.15
    68                           0.11                      0.15                       0.00                                     0.15
    69                         448.33                    537.00                       0.00                                   537.00
    70                         381.37                  1,342.09                       0.00                                 1,342.09
    71                           0.05                      0.10                       0.00                                     0.10
    72                           0.11                      0.15                       0.00                                     0.15
    73                           0.11                      0.15                       0.00                                     0.12
    74                           0.06                      0.15                       0.00                                     0.15
    75                           0.28                      0.15                       0.00                                     0.15
    76                           0.07                      0.20                       0.00                                     0.20
    77                         233.62                    250.00                       0.00                                   250.00
    78                           0.18                      0.18                       0.00                                     0.18
    79                         219.63                    220.00                       0.00                                   200.00
    80                         250.47                    250.00                        TBD                                   250.00
    81                           0.20                      0.20                       0.00                                     0.20
    82                           0.29                      0.29                       0.00                                     0.29
    83                           0.18                      0.18                       0.00                                     0.18
    84                           0.06                      0.15                       0.00                                     0.15
    85                           0.10                      0.15                       0.00                                     0.00
    86                           0.20                      0.20                       0.00                                     0.20
    87                           0.02                      0.02                       0.00                                     0.00
    88                           0.42                      0.42                       0.00                                     0.42
    89                         263.83                    500.00                       0.00                                   250.00
------------------------------------------------------------------------------------------------------------------------------------

    90                           0.07                      0.15                       0.00                                     0.15
    91                           0.08                      0.15                       0.00                                     0.15
------------------------------------------------------------------------------------------------------------------------------------
    92                           0.12                      0.20                       0.00                                     0.20
    93                         164.79                    250.00                       0.00                                   250.00
    94                         257.88                    260.00                       0.00                                   260.00
    95                           0.03                      0.20                       0.00                                     0.20
    96                           0.15                      0.15                       1.74                                     0.15
    97                           0.18                      0.20                       0.00                                     0.20
    98                           0.14                      0.15                       0.00                                     0.15
    99                          44.44                     51.02                       0.00                                     0.00
   100                           0.12                      0.15                       0.00                                     0.15
   101                           0.24                      0.24                       0.00                                     0.24
   102                           0.13                      0.15                       0.00                                     0.15
   103                           0.02                      0.02                       0.00                                     0.02
   104                           0.05                      0.15                       0.00                                     0.15
   105                           0.25                      0.23                       0.00                                     0.23
   106                           0.12                      0.15                       0.00                                     0.15
   107                         248.27                    250.00                       0.00                                   250.00
   108                           0.26                      0.26                       0.00                                     0.26
   109                           0.25                      0.24                       0.00                                     0.24
   110                           0.10                      0.12                       0.00                                     0.12
   111                           0.04                      0.10                       0.00                                     0.10
   112                           0.12                      0.12                       0.00                                     0.12
   113                           0.15                      0.15                       0.00                                     0.15
   114                           0.05                      0.10                       0.01                                     0.10
   115                          39.81                     50.00                       4.17                                    50.00



   20b

                                                                                         ESCROWED
                               ESCROWED                                          U/W       TI/LC
                                TI/LC                                          ANNUAL    RESERVES
             U/W ANNUAL        RESERVES           ESCROWED TI/LC                TI/LC     INITIAL                 ESCROWED TI/LC
  CONTROL      TI/LC           INITIAL           RESERVES CURRENT             RESERVES    DEPOSIT                RESERVES CURRENT
  NUMBER      RESERVES         DEPOSIT            ANNUAL DEPOSIT                 PSF        PSF                 ANNUAL DEPOSIT PSF
------------------------------------------------------------------------------------------------------------------------------------
    1             NAP            NAP                               NAP           NAP        NAP                                 NAP
    1a
    1b
    1c
    1d
    1e
    1f
    1g
------------------------------------------------------------------------------------------------------------------------------------
    2             NAP            NAP                               NAP           NAP        NAP                                 NAP
    2a
    2b
    2c
    2d
    2e
    2f
    2g
------------------------------------------------------------------------------------------------------------------------------------
    3             NAP            NAP                               NAP           NAP        NAP                                 NAP
    3a
    3b
    3c
    3d
    3e
    3f
    3g
------------------------------------------------------------------------------------------------------------------------------------
    4         384,872              0                                 0          0.62       0.00                                0.00
------------------------------------------------------------------------------------------------------------------------------------

    5               0              0                                 0          0.00       0.00                                0.00
    6               0              0                                 0          0.00       0.00                                0.00
    7               0              0                                 0          0.00       0.00                                0.00
    8               0              0                                 0          0.00       0.00                                0.00
    9               0              0                                 0          0.00       0.00                                0.00
    10              0              0                                 0          0.00       0.00                                0.00
    11              0              0                                 0          0.00       0.00                                0.00
    12              0              0                                 0          0.00       0.00                                0.00
    13              0              0                                 0          0.00       0.00                                0.00
    14              0              0                                 0          0.00       0.00                                0.00
    15              0              0                                 0          0.00       0.00                                0.00
    16              0              0                                 0          0.00       0.00                                0.00
    17              0              0                                 0          0.00       0.00                                0.00
    18              0              0                                 0          0.00       0.00                                0.00
    19              0              0                                 0          0.00       0.00                                0.00
------------------------------------------------------------------------------------------------------------------------------------
    20        285,066              0                                 0          0.82       0.00                                0.00
    21        623,816              0                                 0          1.28       0.00                                0.00
    22         44,852              0                            70,000          0.14       0.00                                0.22
------------------------------------------------------------------------------------------------------------------------------------

    23        138,096              0                                 0          0.58       0.00                                0.00
    24         28,285              0                                 0          0.32       0.00                                0.00
------------------------------------------------------------------------------------------------------------------------------------
    25        207,026              0                                 0          1.40       0.00                                0.00
    26              0              0                                 0          0.00       0.00                                0.00
    27              0              0                                 0          0.00       0.00                                0.00
------------------------------------------------------------------------------------------------------------------------------------

    28              0              0                                 0          0.00       0.00                                0.00
    29              0              0                                 0          0.00       0.00                                0.00
------------------------------------------------------------------------------------------------------------------------------------
    30              0              0                                 0          0.00       0.00                                0.00
    31              0              0                                 0          0.00       0.00                                0.00
------------------------------------------------------------------------------------------------------------------------------------

    32              0              0                                 0          0.00       0.00                                0.00
    33              0              0                                 0          0.00       0.00                                0.00
    34              0              0                                 0          0.00       0.00                                0.00
    35              0              0                                 0          0.00       0.00                                0.00
    36              0              0                                 0          0.00       0.00                                0.00
    37              0              0                                 0          0.00       0.00                                0.00
    38              0              0                                 0          0.00       0.00                                0.00
------------------------------------------------------------------------------------------------------------------------------------
    39            NAP            NAP                               NAP           NAP        NAP                                 NAP
    40        294,596              0     $10,416.67 / mo. thru 1/1/09;          1.27       0.00        $.04 / sf / mo. thru 1/1/09;
                                              $31,250 / mo. thereafter                                   $.13 / sf / mo. thereafter
    41            NAP            NAP                               NAP           NAP        NAP                                 NAP
    42        164,307      1,271,988                                 0          1.65      12.75                                0.00
    43         97,328              0                            90,231          1.21       0.00                                1.12
    44         46,691              0                            32,464          1.44       0.00                                1.00
    45        209,832              0                $33,334 / mo. thru          0.47       0.00                $.07 / sf / mo. thru
                                                 12/9/03; $27,084 /mo.                                      12/9/03; $.06 / sf /mo.
                                               thru 12/9/06; & $18,750                                       thru 12/9/06; & $.04 /
                                                      / mo. thereafter                                          sf / mo. thereafter
    46        119,335        250,000                           112,320          1.59       3.34                                1.50
    47         58,152        250,000                            63,060          1.38       5.95                                1.50
    48              0              0                                 0          0.00       0.00                                0.00
    49        133,905              0                                 0          0.50       0.00                                0.00
    50         50,923              0                                 0          0.44       0.00                                0.00
    51        143,589        250,000                                 0          1.00       1.74                                0.00
    52         51,171              0                                 0          0.68       0.00                                0.00
    53        229,687              0                           270,000          1.03       0.00                                1.21
    54        161,069              0                           160,892          1.00       0.00                                1.00
    55              0              0                                 0          0.00       0.00                                0.00
    56        141,443        660,000                           130,962          1.53       7.12                                1.41
    57        159,101              0                           200,413          0.91       0.00                                1.14
    58        116,701              0                           145,536          1.33       0.00                                1.66
------------------------------------------------------------------------------------------------------------------------------------

    59            NAP            NAP                               NAP           NAP        NAP                                 NAP
    60            NAP            NAP                               NAP           NAP        NAP                                 NAP
    61            NAP            NAP                               NAP           NAP        NAP                                 NAP
------------------------------------------------------------------------------------------------------------------------------------

    62            NAP            NAP                               NAP           NAP        NAP                                 NAP
    63            NAP            NAP                               NAP           NAP        NAP                                 NAP
    64            NAP            NAP                               NAP           NAP        NAP                                 NAP
------------------------------------------------------------------------------------------------------------------------------------
    65         24,455              0                            26,640          0.24       0.00                                0.26
    66            NAP            NAP                               NAP           NAP        NAP                                 NAP
    67         55,971        350,000     $5,416.67 / mo. thru 11/9/09;          0.64       3.99       $.06 / sf / mo. thru 11/9/09;
                                           $3,333.33 / mo. thereafter.                                  $.04 / sf / mo. thereafter.
                                          Plus $4,166.67 / mo. day one                                 Plus $.05 / sf / mo. day one
                                          until $500,000 (inclusive of                                 until $500,000 (inclusive of
                                          upfront amount) is deposited                                 upfront amount) is deposited
                                        for Good Guys lease is renewed                               for Good Guys lease is renewed
                                                        or new tenant.                                               or new tenant.
    68         72,228              0                                 0          0.92       0.00                                0.00
    69              0              0                                 0          0.00       0.00                                0.00
    70            NAP            NAP                               NAP           NAP        NAP                                 NAP
    71         48,859              0                                 0          0.65       0.00                                0.00
    72         36,842              0                            35,640          0.53       0.00                                0.51
    73              0              0                            54,900          0.00       0.00                                0.40
    74         42,264        594,505                            42,314          1.69      23.75                                1.69
    75         82,858              0                            82,600          0.73       0.00                                0.72
    76         54,104              0                            50,317          1.16       0.00                                1.08
    77            NAP            NAP                               NAP           NAP        NAP                                 NAP
    78         49,692              0                            39,447          0.50       0.00                                0.40
    79            NAP            NAP                               NAP           NAP        NAP                                 NAP
    80            NAP            NAP                               NAP           NAP        NAP                                 NAP
    81        116,836              0                            65,980          1.77       0.00                                1.00
    82         23,208              0                             5,568          1.25       0.00                                0.30
    83         23,509              0                            24,504          1.09       0.00                                1.14
    84         29,480              0                            17,186          0.87       0.00                                0.51
    85         26,491              0                                 0          0.77       0.00                                0.00
    86         28,981              0                            23,220          0.62       0.00                                0.50
    87          5,105              0                                 0          0.05       0.00                                0.00
    88         45,415              0                            43,712          1.04       0.00                                1.00
    89            NAP            NAP                               NAP           NAP        NAP                                 NAP
------------------------------------------------------------------------------------------------------------------------------------

    90          6,244              0                             5,454          0.57       0.00                                0.50
    91          6,008              0                             5,454          0.55       0.00                                0.50
------------------------------------------------------------------------------------------------------------------------------------
    92         36,906              0                            53,219          0.69       0.00                                1.00
    93            NAP            NAP                               NAP           NAP        NAP                                 NAP
    94            NAP            NAP                               NAP           NAP        NAP                                 NAP
    95         88,186              0                            67,385          1.96       0.00                                1.50
    96         16,605              0                            16,247          0.36       0.00                                0.35
    97         76,948              0                            60,196          1.26       0.00                                0.98
    98         33,162              0                                 0          0.48       0.00                                0.00
    99            NAP            NAP                               NAP           NAP        NAP                                 NAP
   100         20,816         60,975                                 0          1.00       2.93                                0.00
   101         18,592              0                            18,643          0.75       0.00                                0.75
   102         26,447              0                                 0          0.53       0.00                                0.00
   103         11,326              0                            10,200          0.17       0.00                                0.15
   104              0              0                                 0          0.00       0.00                                0.00
   105         25,612              0                            25,722          0.56       0.00                                0.56
   106         12,498              0                             6,874          0.27       0.00                                0.15
   107            NAP            NAP                               NAP           NAP        NAP                                 NAP
   108         15,941         25,300                            13,800          0.76       1.21                                0.66
   109         55,444              0                            55,116          1.08       0.00                                1.08
   110         18,651              0                                 0          0.77       0.00                                0.00
   111         13,031              0                             6,687          1.45       0.00                                0.74
   112         20,491              0                            20,462          0.40       0.00                                0.40
   113         14,472              0                            14,420          0.75       0.00                                0.75
   114         14,625              0                                 0          0.59       0.00                                0.00
   115            NAP            NAP                               NAP           NAP        NAP                                 NAP



   20b

Footnotes:

(a) Represents mortgage loan balance of pooled portion only, but, debt service is presented on the whole loan. Whole loan original balance is $66,000,000. From the first payment date, principal portion of the debt service payment will be allocated 50/50 to pooled and non-pooled portions until the non-pooled portion is fully paid down. Cut-off Date LTV ratio is calculated on the pooled portion only.

(b) Represents highest debt service payment based on a 312 month amortization schedule which will start with the February 2008 payment. Monthly debt service is currently based on a 420 month amortization schedule through the January 2008 payment.

(c) Prior to July 2004, monthly debt service payment was $70,294.01, based on a 240 month amortization schedule.

(d) For loan numbers 22, 48, 50, 59, 60, and 61, debt service payments were adjusted to take into account cash holdbacks and/or Letter of Credit subject to release at such times as the related mortgaged real property satisfies certain performance-related criteria, including, in the case of loan number 48, an increase in revenues while expenses stay constant. For loan number 22, the Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio were presented on a stabilized basis that makes various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the release of the cash holdback and/or Letter of Credit.

(e) Presented in descending cut-off date principal balance order by related mortgage loan group.

(f) Borrower has the option of defeasance or prepayment at greater of YM or 1% penalty after lockout date.

(g) For each single underlying mortgage loan secured by multiple mortgaged real properties, reflects the portion of the related cut-off date principal balance allocated to each of those properties. In all other cases, reflects the related cut-off date principal balance of subject underlying mortgage loan.

(h) For each cross-collateralized loan group, reflects the aggregate cut-off date principal balance of the entire subject Crossed Group. In all other cases, reflects related cut-off date principal balance of subject underlying mortgage loan.

(i) With respect to the Jetport Plaza Loan, the yield maintenance charges are calculated as the product of (a) the difference between the mortgage rate and the Yield Maintenance Interest Rate, (b) the unpaid principal balance and (c) the present value factor.

(j) All mortgage loans originated by Wachovia determine Yield Maintenance Interest Rate based on the lesser of (i) the yield on the related U.S. Treasury with a maturity date closest to the Yield Maintenance Discounting Horizon of the loan or (ii) the yield on the U.S. Treasury with the term equal to the Yield Maintenance Discounting Horizon of the loan.

(k) Cut-off Date LTV Ratio is calculated on the Pecanland Mall whole loan balance.

                                    ANNEX A-2

                    SUMMARY CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES


       Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                        CUT-OFF DATE PRINCIPAL BALANCES

                                                 AGGREGATE                        MAXIMUM
            RANGE OF              NUMBER OF     CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE
          CUT-OFF DATE             MORTGAGE      PRINCIPAL        MORTGAGE       PRINCIPAL
       PRINCIPAL BALANCES           LOANS         BALANCE       POOL BALANCE      BALANCE
-------------------------------- ----------- ----------------- -------------- --------------
   (less than)  $2,000,000             4      $    5,738,435          0.5%     $ 1,889,684
 $2,000,000 to  $2,999,999            16          39,311,537          3.3        2,990,488
 $3,000,000 to  $3,999,999            14          49,106,349          4.2        3,992,633
 $4,000,000 to  $4,999,999            15          66,448,342          5.6        4,963,026
 $5,000,000 to  $5,999,999            13          71,433,487          6.0        5,920,000
 $6,000,000 to  $6,999,999             5          33,677,025          2.8        6,960,000
 $7,000,000 to  $7,999,999             7          51,574,731          4.4        7,740,000
 $8,000,000 to  $8,999,999             4          33,984,117          2.9        8,962,068
 $9,000,000 to  $9,999,999             4          38,444,540          3.3        9,846,801
$10,000,000 to $14,999,999            13         163,858,787         13.9       14,785,325
$15,000,000 to $19,999,999             6         103,598,177          8.8       19,161,641
$20,000,000 to $24,999,999             4          90,579,053          7.7       24,654,246
$25,000,000 to $29,999,999             3          82,180,592          7.0       28,355,938
$30,000,000 to $34,999,999             2          66,822,200          5.7       34,152,200
$35,000,000 to $44,999,999             2          73,339,210          6.2       37,839,210
$45,000,000 to $93,000,000             3         212,322,215         18.0       93,000,000
--------------------------------      --      --------------        -----      -----------
 Totals/Wtd. Avg.                    115      $1,182,418,798        100.0%
================================     ===      ==============        =====      ===========



                                                 WEIGHTED AVERAGES
                                 --------------------------------------------------
            RANGE OF                             STATED               CUT-OFF DATE
          CUT-OFF DATE             MORTGAGE     REMAINING   U/W NCF   LOAN-TO-VALUE
       PRINCIPAL BALANCES            RATE      TERM (MO.)     DSCR        RATIO
-------------------------------- ------------ ------------ --------- --------------
   (less than)  $2,000,000           5.2178%        79        1.48x       73.99%
 $2,000,000 to  $2,999,999           5.6987        104        1.33        75.82
 $3,000,000 to  $3,999,999           5.0866         75        1.50        74.85
 $4,000,000 to  $4,999,999           5.4767        101        1.43        71.07
 $5,000,000 to  $5,999,999           5.3662         95        1.40        77.20
 $6,000,000 to  $6,999,999           5.0231         92        1.35        77.46
 $7,000,000 to  $7,999,999           5.5984        106        1.47        73.55
 $8,000,000 to  $8,999,999           5.3522        104        1.42        73.90
 $9,000,000 to  $9,999,999           5.5563        113        1.55        66.17
$10,000,000 to $14,999,999           5.5370        108        1.40        75.67
$15,000,000 to $19,999,999           5.5183        117        1.31        74.74
$20,000,000 to $24,999,999           5.6056         92        1.50        66.10
$25,000,000 to $29,999,999           5.5400        116        1.40        75.82
$30,000,000 to $34,999,999           5.4518        118        1.34        73.71
$35,000,000 to $44,999,999           5.8156        118        1.34        78.35
$45,000,000 to $93,000,000           4.6256        104        1.80        65.31
--------------------------------     ------        ---        ----        -----
 Totals/Wtd. Avg.                    5.3444%       105        1.48x       72.46%
================================     ======        ===        ====        =====

                               MORTGAGE LOAN TYPE

                                     AGGREGATE
                      NUMBER OF     CUT-OFF DATE    % OF INITIAL
      MORTGAGE         MORTGAGE      PRINCIPAL        MORTGAGE
      LOAN TYPE         LOANS         BALANCE       POOL BALANCE
-------------------- ----------- ----------------- --------------
Balloon                   72      $  697,660,996         59.0%
Partial IO/Balloon        12         272,524,000         23.0
Partial IO/ARD            19         127,680,000         10.8
ARD                        8          63,503,505          5.4
Interest Only              3          16,100,000          1.4
Fully Amortizing           1           4,950,297          0.4
--------------------      --      --------------        -----
 Totals/Wtd. Avg.        115      $1,182,418,798        100.0%
====================     ===      ==============        =====



                                                    WEIGHTED AVERAGES
                                    --------------------------------------------------
                         MAXIMUM
                      CUT-OFF DATE                  STATED               CUT-OFF DATE
      MORTGAGE          PRINCIPAL     MORTGAGE     REMAINING   U/W NCF   LOAN-TO-VALUE
      LOAN TYPE          BALANCE        RATE      TERM (MO.)     DSCR        RATIO
-------------------- -------------- ------------ ------------ --------- --------------
Balloon               $62,322,215       5.5601%       105        1.43x       72.72%
Partial IO/Balloon     93,000,000       5.0165        113        1.62        69.18
Partial IO/ARD         17,500,000       4.7637         84        1.42        77.28
ARD                    17,460,861       5.5707        116        1.37        75.22
Interest Only           7,500,000       5.0298         80        1.77        71.07
Fully Amortizing        4,950,297       6.1000        177        1.22        61.11
--------------------  -----------       ------        ---        ----        -----
 Totals/Wtd. Avg.                       5.3444%       105        1.48x       72.46%
====================  ===========       ======        ===        ====        =====

                                  ACCRUAL TYPE

                                                                                 WEIGHTED AVERAGES
                                                                 --------------------------------------------------
                                    AGGREGATE
                     NUMBER OF     CUT-OFF DATE    % OF INITIAL                  STATED               CUT-OFF DATE
                      MORTGAGE      PRINCIPAL        MORTGAGE      MORTGAGE     REMAINING   U/W NCF   LOAN-TO-VALUE
    ACCRUAL TYPE       LOANS         BALANCE       POOL BALANCE      RATE      TERM (MO.)     DSCR        RATIO
------------------- ----------- ----------------- -------------- ------------ ------------ --------- --------------
Actual/360 Basis        114      $1,146,918,798         97.0%        5.3204%       105        1.48x       72.32%
30/360 Basis              1          35,500,000          3.0         6.1200        120        1.26        76.84
-------------------     ---      --------------        -----         ------        ---        ----        -----
 Totals/Wtd. Avg.       115      $1,182,418,798        100.0%        5.3444%       105        1.48x       72.46%
===================     ===      ==============        =====         ======        ===        ====        =====

                                     A-2-1

                                 MORTGAGE RATES

                                               AGGREGATE
                                NUMBER OF     CUT-OFF DATE    % OF INITIAL
           RANGE OF              MORTGAGE      PRINCIPAL        MORTGAGE
        MORTGAGE RATES            LOANS         BALANCE       POOL BALANCE
------------------------------ ----------- ----------------- --------------
4.2765%      to       4.4900%       17      $  142,422,215         12.0%
4.5000%      to       4.7400%        2          96,500,000          8.2
4.7500%      to       4.9900%        1          17,500,000          1.5
5.0000%      to       5.2400%       10         151,073,915         12.8
5.2500%      to       5.4900%       26         214,901,857         18.2
5.5000%      to       5.7400%       19         267,764,913         22.6
5.7500%      to       5.9900%       24         161,177,587         13.6
6.0000%      to       6.2400%       15         118,143,251         10.0
6.2500%      to       6.4600%        1          12,935,059          1.1
----------------------------        --      --------------        -----
 Totals/Wtd. Avg.                  115      $1,182,418,798        100.0%
==============================     ===      ==============        =====



                                            WEIGHTED AVERAGES
                            --------------------------------------------------
                                  CUMULATIVE
                                 % OF INITIAL                  STATED               CUT-OFF DATE
           RANGE OF                 MORTGAGE      MORTGAGE     REMAINING   U/W NCF   LOAN-TO-VALUE
        MORTGAGE RATES            POOL BALANCE      RATE      TERM (MO.)     DSCR        RATIO
-----------------------------    -------------- ------------ ------------ --------- --------------
4.2765%      to       4.4900%       12.0%        4.3329%        63        1.60x       72.62%
4.5000%      to       4.7400%       20.2         4.6325        117        1.95        58.67
4.7500%      to       4.9900%       21.7         4.9200        120        1.20        78.48
5.0000%      to       5.2400%       34.5         5.0539         95        1.45        75.20
5.2500%      to       5.4900%       52.6         5.3531        108        1.44        73.07
5.5000%      to       5.7400%       75.3         5.5914        111        1.45        73.79
5.7500%      to       5.9900%       88.9         5.9094        116        1.36        71.81
6.0000%      to       6.2400%       98.9         6.1110        122        1.28        76.14
6.2500%      to       6.4600%      100.0         6.4600        114        1.43        69.92
----------------------------       -----         ------        ---        ----        -----
 Totals/Wtd. Avg.                                5.3444%       105        1.48x       72.46%
=============================      =====         ======        ===        ====        =====



                      ORIGINAL TERM TO SCHEDULED MATURITY

        RANGE OF                        AGGREGATE
     ORIGINAL TERMS      NUMBER OF     CUT-OFF DATE    % OF INITIAL
      TO SCHEDULED        MORTGAGE      PRINCIPAL        MORTGAGE
   MATURITY (MONTHS)       LOANS         BALANCE       POOL BALANCE
----------------------- ----------- ----------------- --------------
    (less than) 120          43      $  313,737,590         26.5%
          120                66         814,147,132         68.9
   (greater than) 120         6          54,534,076          4.6
-----------------------      --      --------------        -----
    Totals/Wtd. Avg.        115      $1,182,418,798        100.0%
=======================     ===      ==============        =====



                                                       WEIGHTED AVERAGES
                                       --------------------------------------------------
        RANGE OF          CUMULATIVE
     ORIGINAL TERMS      % OF INITIAL                  STATED               CUT-OFF DATE
      TO SCHEDULED         MORTGAGE      MORTGAGE     REMAINING   U/W NCF   LOAN-TO-VALUE
   MATURITY (MONTHS)     POOL BALANCE      RATE      TERM (MO.)     DSCR        RATIO
----------------------- -------------- ------------ ------------ --------- --------------
    (less than) 120           26.5%        4.8680%        69        1.55x       71.79%
          120                 95.4         5.4923        117        1.46        72.43
   (greater than) 120        100.0         5.8769        138        1.31        76.71
-----------------------      -----         ------        ---        ----        -----
    Totals/Wtd. Avg.                       5.3444%       105        1.48x       72.46%
=======================      =====         ======        ===        ====        =====

                            MORTGAGE LOAN SEASONING

                                                AGGREGATE
                                 NUMBER OF     CUT-OFF DATE    % OF INITIAL
                                  MORTGAGE      PRINCIPAL        MORTGAGE
      SEASONING (MONTHS)           LOANS         BALANCE       POOL BALANCE
------------------------------- ----------- ----------------- --------------
   0   to   5                        88      $  995,139,228         84.2%
   6   to  11                        24         174,393,152         14.7
  12   to  14                         1           7,549,581          0.6
 (greater than or equal to) 15        2           5,336,837          0.5
-------------------------------      --      --------------        -----
  Totals/Wtd. Avg.                  115      $1,182,418,798        100.0%
===============================     ===      ==============        =====



                                                     WEIGHTED AVERAGES
                                               --------------------------------------------------
                                  CUMULATIVE
                                 % OF INITIAL                  STATED               CUT-OFF DATE
                                   MORTGAGE      MORTGAGE     REMAINING   U/W NCF   LOAN-TO-VALUE
     SEASONING (MONTHS)          POOL BALANCE      RATE      TERM (MO.)     DSCR        RATIO
------------------------------  -------------- ------------ ------------ --------- --------------
   0   to   5                           84.2%        5.2824%       106        1.49x       72.33%
   6   to  11                           98.9         5.6784        101        1.40        73.08
  12   to  14                           99.5         5.2800        108        1.55        72.24
 (greater than or equal to) 15         100.0         6.0800         93        1.33        76.68
------------------------------       -------       --------        ---        ----        -----
 Totals/Wtd. Avg.                                    5.3444%       105        1.48x       72.46%
==============================         =====         ======        ===        ====        =====


                                     A-2-2

                      REMAINING TERM TO SCHEDULED MATURITY

          RANGE OF                            AGGREGATE
       REMAINING TERMS         NUMBER OF     CUT-OFF DATE    % OF INITIAL
        TO SCHEDULED            MORTGAGE      PRINCIPAL        MORTGAGE
      MATURITY (MONTHS)          LOANS         BALANCE       POOL BALANCE
----------------------------- ----------- ----------------- --------------
   54    to     83                 35      $  273,496,689         23.1%
   84    to    107                  8          40,240,901          3.4
  108    to    119                 61         741,787,132         62.7
  120    to    177                 11         126,894,076         10.7
-----------------------------      --      --------------        -----
  Totals/Wtd. Avg.                115      $1,182,418,798        100.0%
=============================     ===      ==============        =====



                                                               WEIGHTED AVERAGES
                                               --------------------------------------------------
          RANGE OF                CUMULATIVE
       REMAINING TERMS           % OF INITIAL                  STATED               CUT-OFF DATE
        TO SCHEDULED               MORTGAGE      MORTGAGE     REMAINING   U/W NCF   LOAN-TO-VALUE
      MATURITY (MONTHS)          POOL BALANCE      RATE      TERM (MO.)     DSCR        RATIO
-----------------------------   -------------- ------------ ------------ --------- --------------
   54    to     83                  23.1%        4.7645%        64        1.56x       71.86%
   84    to    107                  26.5         5.5718        103        1.49        71.37
  108    to    119                  89.3         5.4728        117        1.48        71.96
  120    to    177                 100.0%        5.7717        128        1.28        77.01
-----------------------------      -----         ------        ---        ----        -----
  Totals/Wtd. Avg.                               5.3444%       105        1.48x       72.46%
=============================      =====         ======        ===        ====        =====

                              ENCUMBERED INTEREST

                                         AGGREGATE
                          NUMBER OF     CUT-OFF DATE    % OF INITIAL
                          MORTGAGED      PRINCIPAL        MORTGAGE
  ENCUMBERED INTEREST    PROPERTIES       BALANCE       POOL BALANCE
----------------------- ------------ ----------------- --------------
Fee Simple                   126      $1,115,973,974         94.4%
Fee Simple in part and
 Leasehold in part             3          37,003,723          3.1
Leasehold                      4          29,441,101          2.5
-----------------------      ---      --------------        -----
Totals/Wtd. Avg.             133      $1,182,418,798        100.0%
=======================      ===      ==============        =====



                                                       WEIGHTED AVERAGES
                                       --------------------------------------------------
                            MAXIMUM
                         CUT-OFF DATE                  STATED               CUT-OFF DATE
                           PRINCIPAL     MORTGAGE     REMAINING   U/W NCF   LOAN-TO-VALUE
  ENCUMBERED INTEREST       BALANCE        RATE      TERM (MO.)     DSCR        RATIO
----------------------- -------------- ------------ ------------ --------- --------------
Fee Simple               $93,000,000       5.3304%       105        1.47x       72.82%
Fee Simple in part and
 Leasehold in part        23,067,933       5.6617         97        1.67        61.93
Leasehold                 11,964,176       5.4754        111        1.54        72.01
-----------------------  -----------       ------        ---        ----        -----
Totals/Wtd. Avg.                           5.3444%       105        1.48x       72.46%
=======================  ===========       ======        ===        ====        =====


                                     A-2-3

                             PREPAYMENT PROVISIONS

                                                                                     WEIGHTED AVERAGES
                                                                     --------------------------------------------------
                                        AGGREGATE
                         NUMBER OF     CUT-OFF DATE    % OF INITIAL                  STATED               CUT-OFF DATE
                          MORTGAGE      PRINCIPAL        MORTGAGE      MORTGAGE     REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISIONS     LOANS         BALANCE       POOL BALANCE      RATE      TERM (MO.)     DSCR        RATIO
----------------------- ----------- ----------------- -------------- ------------ ------------ --------- --------------
LO/Defeasance                98      $1,043,418,798         88.2%        5.4286%       108        1.47x       71.81%
LO/YM                        16          82,000,000          6.9         4.5124         64        1.48        77.79
LO/YMorDefeasance             1      $   57,000,000          4.8         5.0000        118        1.61        76.72
-----------------------      --      --------------        -----         ------        ---        ----        -----
 Totals/Wtd. Avg.           115      $1,182,418,798        100.0%        5.3444%       105        1.48x       72.46%
=======================     ===      ==============        =====         ======        ===        ====        =====

LO = Locked out, YM = Yield maintenance payment required.


    INITIAL MORTGAGE POOL PREPAYMENT RESTRICTIONS COMPOSITION OVER TIME (1)

                                            MONTHS FOLLOWING CUT-OFF DATE
                             ------------------------------------------------------------
   PREPAYMENT RESTRICTION          0           12          24          36          48
---------------------------- ------------ ----------- ----------- ----------- -----------
Remaining Pool Balance (2)       100.00%      99.11%      97.88%      96.43%      94.89%
Locked                           100.00       93.61       93.63        4.49        1.51
Defeasance                         0.00        0.00        0.00       83.65       86.63
Locked (3)                         0.00        0.00        0.00        4.92        4.92
Yield Maintenance (4)              0.00        6.39        6.37        6.95        6.94
Open                               0.00        0.00        0.00        0.00        0.00
----------------------------     ------      ------      ------      ------      ------
 Total                           100.00%     100.00%     100.00%     100.00%     100.00%
============================     ======      ======      ======      ======      ======



                                                 MONTHS FOLLOWING CUT-OFF DATE
                             ----------------------------------------------------------------------
   PREPAYMENT RESTRICTION         60          72          84          96         108         120
---------------------------- ----------- ----------- ----------- ----------- ----------- ----------
Remaining Pool Balance (2)       80.34%      74.05%      68.96%      67.10%      62.34%      3.71%
Locked                            0.00        0.00        0.00        0.00        0.00       0.00
Defeasance                       93.59       93.17       92.80       92.74       91.70     100.00
Locked (3)                        5.72        6.10        6.43        6.47        6.82       0.00
Yield Maintenance (4)             0.69        0.73        0.77        0.78        0.82       0.00
Open                              0.00        0.00        0.00        0.00        0.65       0.00
----------------------------    ------      ------      ------      ------      ------     ------
 Total                          100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
============================    ======      ======      ======      ======      ======     ======

(1) All numbers, unless otherwise noted, are as a percentage of the aggregate mortgage pool balance (exclusive of the principal balance of the Pecanland Mall Non-Pooled Portion) at the specified point in time.

(2) Remaining aggregate mortgage pool balance (exclusive of the principal balance of the Pecanland Mall Non-Pooled Portion) as a percentage of the Initial Mortgage Pool Balance at the specified point in time.

(3)   Locked includes loans in defeasance.

(4) Yield maintenance includes loans allowing the option of either yield maintenance or defeasance.


                                     A-2-4

                                 PROPERTY TYPES

                                      AGGREGATE                        MAXIMUM
                       NUMBER OF     CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE
                       MORTGAGED      PRINCIPAL        MORTGAGE       PRINCIPAL
   PROPERTY TYPES     PROPERTIES       BALANCE       POOL BALANCE      BALANCE
-------------------- ------------ ----------------- -------------- --------------
Retail                     41      $  469,680,857         39.7%     $93,000,000
 Anchored                  19         200,048,074         16.9       35,500,000
 Regional Mall              3         174,108,602         14.7       93,000,000
 Single Tenant,
  Anchor                    8          42,571,553          3.6       11,447,417
 Unanchored                 7          30,554,773          2.6        7,500,000
 Shadow
  Anchored                  4          22,397,855          1.9        9,846,801
Office                     19         249,675,342         21.1       57,000,000
 Suburban                  14         149,137,446         12.6       28,355,938
 CBD                        3          89,790,641          7.6       57,000,000
 Medical Office             2          10,747,256          0.9        5,576,256
Mobile Home
 Park                      24         114,107,166          9.7       12,634,587
Self Storage               23         111,358,166          9.4       12,960,663
Multifamily                15          78,317,029          6.6       17,500,000
 Conventional              11          64,284,557          5.4       17,500,000
 Student Housing            4          14,032,472          1.2        9,700,000
Mixed Use                   6          67,127,595          5.7       32,670,000
Hospitality                 3          53,097,612          4.5       23,067,933
Land                        1          26,864,655          2.3       26,864,655
Industrial                  1          12,190,377          1.0       12,190,377
--------------------       --      --------------        -----      -----------
 Totals/Wtd. Avg.         133      $1,182,418,798        100.0%
====================      ===      ==============        =====      ===========



                                    WEIGHTED AVERAGES
                     ------------------------------------------------
                                                            CUT-OFF
                                     STATED               DATE LOAN-      MIN/MAX      MIN/MAX CUT-OFF
                       MORTGAGE     REMAINING   U/W NCF    TO-VALUE       U/W NCF        DATE LOAN-
   PROPERTY TYPES        RATE      TERM (MO.)     DSCR       RATIO          DSCR       TO-VALUE RATIO
-------------------- ------------ ------------ --------- ------------ --------------- ----------------
Retail                   5.3194%       112        1.53x      70.12%   1.20x / 1.96x   57.97% / 80.00%
 Anchored                5.6561        119        1.34       76.36    1.21x / 1.72x   57.97% / 80.00%
 Regional Mall           4.6416        100        1.82       61.62    1.44x / 1.96x   58.13% / 65.69%
 Single Tenant,
  Anchor                 5.9283        124        1.30       75.33    1.22x / 1.55x   61.11% / 78.95%
 Unanchored              5.8002        114        1.49       72.51    1.22x / 1.77x   64.77% / 79.72%
 Shadow
  Anchored               5.7678        112        1.41       67.28    1.20x / 1.49x   58.61% / 75.66%
Office                   5.4343        107        1.41       75.30    1.20x / 1.61x   65.71% / 79.70%
 Suburban                5.6243        108        1.35       74.41    1.20x / 1.49x   65.71% / 78.55%
 CBD                     5.1356        112        1.51       76.35    1.35x / 1.61x   72.86% / 79.70%
 Medical Office          5.2939         66        1.30       79.03    1.27x / 1.33x   78.54% / 79.55%
Mobile Home
 Park                    5.3995        104        1.43       74.25    1.38x / 1.53x   48.12% / 80.00%
Self Storage             4.6950         65        1.53       74.80    1.48x / 1.64x   64.80% / 78.02%
Multifamily              5.2221        105        1.33       76.90    1.20x / 1.78x   70.80% / 79.78%
 Conventional            5.1523        102        1.32       77.99    1.20x / 1.78x   72.92% / 79.78%
 Student Housing         5.5419        116        1.35       71.92    1.33x / 1.36x   70.80% / 74.44%
Mixed Use                5.7145        117        1.35       72.67    1.29x / 1.45x   69.92% / 77.67%
Hospitality              5.7307        103        1.65       63.01    1.44x / 1.79x   60.71% / 67.82%
Land                     5.6900        115        1.55       72.61    1.55x / 1.55x   72.61% / 72.61%
Industrial               6.1860        119        1.36       77.15    1.36x / 1.36x   77.15% / 77.15%
--------------------     ------        ---        ----       -----    --------------- ----------------
 Totals/Wtd. Avg.        5.3444%       105        1.48x      72.46%   1.20x / 1.96x   48.12% / 80.00%
====================     ======        ===        ====       =====    =============== ================


                                     A-2-5

             UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO

                                           AGGREGATE
                            NUMBER OF     CUT-OFF DATE    % OF INITIAL
         RANGE OF            MORTGAGE      PRINCIPAL        MORTGAGE
     U/W NCF DSCR (X)         LOANS         BALANCE       POOL BALANCE
-------------------------- ----------- ----------------- --------------
  1.20  to  1.24                16      $  104,628,375          8.8%
  1.25  to  1.29                11         144,889,687         12.3
  1.30  to  1.34                16         117,843,854         10.0
  1.35  to  1.39                11         148,232,147         12.5
  1.40  to  1.44                14         138,051,923         11.7
  1.45  to  1.49                23         158,285,025         13.4
  1.50  to  1.54                 4          23,585,278          2.0
  1.55  to  1.59                 3          41,966,458          3.5
  1.60  to  1.79                16         211,936,052         17.9
  1.80  to  1.96                 1          93,000,000          7.9
-------------------------       --      --------------        -----
 Totals/Wtd. Avg.              115      $1,182,418,798        100.0%
==========================     ===      ==============        =====



                                                          WEIGHTED AVERAGES
                                            --------------------------------------------------
                               CUMULATIVE
                              % OF INITIAL                  STATED               CUT-OFF DATE
         RANGE OF                MORTGAGE      MORTGAGE     REMAINING   U/W NCF   LOAN-TO-VALUE
     U/W NCF DSCR (X)          POOL BALANCE      RATE      TERM (MO.)     DSCR        RATIO
--------------------------     ------------- ------------ ------------ --------- --------------
  1.20  to  1.24                 8.8%         5.6682%       124        1.22x       77.57%
  1.25  to  1.29                21.1          5.7406        116        1.27        75.90
  1.30  to  1.34                31.1          5.5215        104        1.32        78.03
  1.35  to  1.39                43.6          5.5729        110        1.36        74.62
  1.40  to  1.44                55.3          5.7592        113        1.43        72.41
  1.45  to  1.49                68.7          4.9182         82        1.48        73.00
  1.50  to  1.54                70.7          5.3277        111        1.52        76.13
  1.55  to  1.59                74.2          5.6655        113        1.56        71.19
  1.60  to  1.79                92.1          4.9552         90        1.69        68.72
  1.80  to  1.96               100.0          4.6300        119        1.96        58.13
-------------------------      -----          ------        ---        ----        -----
 Totals/Wtd. Avg.                             5.3444%       105        1.48x       72.46%
==========================     =====          ======        ===        ====        =====






                                     A-2-6

                        CUT-OFF DATE LOAN-TO-VALUE RATIO



                                                    AGGREGATE
         RANGE OF CUT-OFF            NUMBER OF     CUT-OFF DATE    % OF INITIAL
        DATE LOAN-TO-VALUE            MORTGAGE      PRINCIPAL        MORTGAGE
               RATIO                   LOANS         BALANCE       POOL BALANCE
----------------------------------- ----------- ----------------- --------------
48.12%  to  49.99%                        1      $    4,644,000          0.4%
50.00%  to  59.99%                        3         110,846,801          9.4
60.00%  to  64.99%                        5          69,420,833          5.9
65.00%  to  69.99%                        9         151,210,286         12.8
70.00%  to  74.99%                       35         295,098,271         25.0
75.00%  to  79.99%                       60         529,718,606         44.8
   = 80.00%                               2          21,480,000          1.8
-----------------------------------      --      --------------        -----
 Totals/Wtd. Avg.                       115      $1,182,418,798        100.0%
===================================     ===      ==============        =====



                                                                    WEIGHTED AVERAGES
                                                    --------------------------------------------------
                                       CUMULATIVE
         RANGE OF CUT-OFF             % OF INITIAL                  STATED               CUT-OFF DATE
        DATE LOAN-TO-VALUE              MORTGAGE      MORTGAGE     REMAINING   U/W NCF   LOAN-TO-VALUE
               RATIO                  POOL BALANCE      RATE      TERM (MO.)     DSCR        RATIO
-----------------------------------  -------------- ------------ ------------ --------- --------------
48.12%  to  49.99%                         0.4%         5.3600%       119        1.47x       48.12%
50.00%  to  59.99%                         9.8          4.7864        118        1.90        58.16
60.00%  to  64.99%                        15.6          5.7005        109        1.61        62.77
65.00%  to  69.99%                        28.4          5.0664         84        1.59        66.73
70.00%  to  74.99%                        53.4          5.5534        108        1.42        73.02
75.00%  to  79.99%                        98.2          5.3618        106        1.37        77.94
   = 80.00%                              100.0          5.7266        126        1.36        80.00
-----------------------------------      -----          ------        ---        ----        -----
 Totals/Wtd. Avg.                                       5.3444%       105        1.48x       72.46%
===================================      =====          ======        ===        ====        =====

                     MATURITY DATE/ARD LOAN-TO-VALUE RATIO

             RANGE OF                               AGGREGATE                      CUMULATIVE
             MATURITY                NUMBER OF     CUT-OFF DATE    % OF INITIAL   % OF INITIAL
             DATE/ARD                 MORTGAGE      PRINCIPAL        MORTGAGE       MORTGAGE
        LOAN-TO-VALUE RATIO            LOANS         BALANCE       POOL BALANCE   POOL BALANCE
----------------------------------- ----------- ----------------- -------------- --------------
 0.90%   to    4.99%                      1      $    4,950,297          0.4%          0.4%
 5.00%   to   49.99%                      5         135,132,742         11.4          11.8
50.00%   to   54.99%                      5          71,902,722          6.1          17.9
55.00%   to   59.99%                     14         100,367,580          8.5          26.4
60.00%   to   64.99%                     33         389,692,152         33.0          59.4
65.00%   to   69.99%                     34         350,834,945         29.7          89.0
70.00%   to   79.07%                     23         129,538,360         11.0         100.0
-----------------------------------      --      --------------        -----         -----
 Totals/Wtd. Avg.                       115      $1,182,418,798        100.0%
===================================     ===      ==============        =====         =====



             RANGE OF                               WEIGHTED AVERAGES
             MATURITY               --------------------------------------------------
             DATE/ARD                               STATED               CUT-OFF DATE
        LOAN-TO-VALUE RATIO           MORTGAGE     REMAINING   U/W NCF   LOAN-TO-VALUE
-----------------------------------     RATE      TERM (MO.)     DSCR        RATIO
                                ------------ ------------ --------- --------------
 0.90%   to    4.99%
 5.00%   to   49.99%                    6.1000%       177        1.22x       61.11%
50.00%   to   54.99%                    4.9561        118        1.79        59.54
55.00%   to   59.99%                    5.6350        105        1.66        63.34
60.00%   to   64.99%                    4.8204         85        1.59        67.91
65.00%   to   69.99%                    5.6468        113        1.40        73.27
70.00%   to   79.07%                    5.4812        111        1.37        77.63
-----------------------------------     4.6851         67        1.46        78.49
 Totals/Wtd. Avg.                       ------        ---        ----        -----
===================================     5.3444%       105        1.48x       72.46%
                                        ======        ===        ====        =====

                                     A-2-7

                                STATES/REGIONS

                                           AGGREGATE
                            NUMBER OF     CUT-OFF DATE    % OF INITIAL
                            MORTGAGED      PRINCIPAL        MORTGAGE
       STATE/REGION        PROPERTIES       BALANCE       POOL BALANCE
------------------------- ------------ ----------------- --------------
Illinois                        10      $  198,591,011         16.8%
Florida                         16         177,099,898         15.0
Southern California (1)         10          63,202,834          5.3
Northern California (1)          4          46,319,066          3.9
Texas                            9          97,428,390          8.2
Louisiana                        2          65,064,076          5.5
New York                         6          59,038,245          5.0
Ohio                             9          56,017,503          4.7
New Jersey                       4          48,535,989          4.1
New Hampshire                    1          35,500,000          3.0
Washington                       5          33,198,274          2.8
Connecticut                      5          27,830,108          2.4
Guam                             1          26,864,655          2.3
Massachusetts                    2          24,111,938          2.0
Kansas                           8          21,682,868          1.8
Utah                             3          21,219,406          1.8
Colorado                         3          20,970,702          1.8
North Carolina                   4          19,213,257          1.6
Oregon                           4          19,114,917          1.6
District of Columbia             2          18,800,000          1.6
Missouri                         5          18,404,386          1.6
Georgia                          1          15,000,000          1.3
Oklahoma                         6          11,257,837          1.0
Nevada                           2           9,043,973          0.8
Michigan                         1           7,740,000          0.7
Maine                            1           7,000,000          0.6
Virginia                         2           6,852,675          0.6
Pennsylvania                     1           6,700,000          0.6
Wyoming                          2           5,688,937          0.5
Maryland                         1           5,291,803          0.4
Arizona                          1           4,644,000          0.4
Mississippi                      1           2,594,976          0.2
Alabama                          1           2,397,073          0.2
-------------------------       --      --------------        -----
Totals/Wtd. Avg.               133      $1,182,418,798        100.0%
=========================      ===      ==============        =====

                                                         WEIGHTED AVERAGES
                                         --------------------------------------------------
                            CUMULATIVE
                           % OF INITIAL                  STATED               CUT-OFF DATE
                             MORTGAGE      MORTGAGE     REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION        POOL BALANCE      RATE      TERM (MO.)     DSCR        RATIO
------------------------- -------------- ------------ ------------ --------- --------------
Illinois                        16.8%        4.9203%       116        1.71x       67.65%
Florida                         31.8         5.2603         95        1.43        73.04
Southern California (1)         37.1         5.4408        109        1.45        69.83
Northern California (1)         41.0         5.9493        116        1.39        75.96
Texas                           49.3         5.7462        110        1.42        70.71
Louisiana                       54.8         4.3525         70        1.71        66.07
New York                        59.8         5.3212        112        1.42        76.00
Ohio                            64.5         5.3958         92        1.44        75.42
New Jersey                      68.6         5.4431        103        1.38        75.88
New Hampshire                   71.6         6.1200        120        1.26        76.84
Washington                      74.4         5.7035        113        1.38        74.76
Connecticut                     76.8         5.5942        116        1.52        69.49
Guam                            79.0         5.6900        115        1.55        72.61
Massachusetts                   81.1         5.7027        130        1.32        70.45
Kansas                          82.9         4.7160         76        1.46        77.62
Utah                            84.7         5.5300        117        1.41        78.93
Colorado                        86.5         5.6547        117        1.41        73.22
North Carolina                  88.1         5.3475         84        1.38        77.30
Oregon                          89.7         6.0045        120        1.28        77.41
District of Columbia            91.3         5.0500         77        1.32        79.66
Missouri                        92.9         4.7513         72        1.45        76.95
Georgia                         94.1         5.6500        118        1.34        74.44
Oklahoma                        95.1         5.7823        117        1.26        74.95
Nevada                          95.9         5.5332        117        1.41        74.19
Michigan                        96.5         5.3800        119        1.30        79.22
Maine                           97.1         5.9100        120        1.44        75.27
Virginia                        97.7         5.9909        117        1.29        77.44
Pennsylvania                    98.3         5.0000        120        1.27        76.14
Wyoming                         98.7         5.4336        105        1.43        77.24
Maryland                        99.2         6.2000        114        1.59        70.56
Arizona                         99.6         5.3600        119        1.47        48.12
Mississippi                     99.8         6.0800         93        1.33        76.68
Alabama                        100.0         6.2300        119        1.20        73.76
-------------------------      -----         ------        ---        ----        -----
Totals/Wtd. Avg.                             5.3444%       105        1.48x       72.46%
=========================      =====         ======        ===        ====        =====

(1) Northern California includes areas with ZIP codes of 93923 and above, and Southern California includes areas with ZIP codes of 93726 and below.

                                     A-2-8

                                   ANNEX A-3

          CHARACTERISTICS OF THE MULTIFAMILY MORTGAGED REAL PROPERTIES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

             MULTIFAMILY MORTGAGED REAL PROPERTY CHARACTERISTICS


           MORTGAGE
 CONTROL     LOAN                                          PROPERTY      STUDIO     STUDIO AVERAGE      ONE BEDROOM    ONE BEDROOM
 NUMBER     SELLER   LOAN / PROPERTY NAME                    TYPE         UNITS          RENT              UNITS       AVERAGE RENT
------------------------------------------------------------------------------------------------------------------------------------
   77        CGM     Foxcroft Apartments                  Multifamily      NAP            NAP                48        445; 410-490
------------------------------------------------------------------------------------------------------------------------------------
             CGM     Oklahoma City Apartments Portfolio
   59        CGM     Newport Grenada Apartments           Multifamily        7       306; 295-315            79        317; 295-355
   60        CGM     Emerald Court Apartments             Multifamily      NAP            NAP                29        352; 335-400
   61        CGM     Casa Linda Apartments                Multifamily        2       345; 315-375            31        360; 300-380
------------------------------------------------------------------------------------------------------------------------------------
   79        CGM     Las Palmas Apartments                Multifamily      NAP            NAP               112        647; 505-820
   89        CGM     Atriums at Somerset III              Multifamily      NAP            NAP                48        647; 615-675
   93        CGM     Barrington Place Apartments          Multifamily      NAP            NAP                24        530; 525-540
   94        CGM     Fielder Crossing Condominiums        Multifamily      NAP            NAP                54        640; 562-785
------------------------------------------------------------------------------------------------------------------------------------
             CGM     Edmond Apartments Portfolio
   62        CGM     Christopher Place Apartments         Multifamily        9       359, 350-399            57        402; 399-429
   63        CGM     University Park Apartments           Multifamily      NAP            NAP                60        414; 325-500
   64        CGM     909 North Place Apartments           Multifamily        8       355; 350-370            18        364; 345-385
------------------------------------------------------------------------------------------------------------------------------------
   107       CGM     Waterford Apartments                 Multifamily       24       386; 375-399           179        426; 354-495
   48     Wachovia   Delray Bay Apartments                Multifamily      NAP            NAP                66        961; 950-975
   69     Wachovia   Breckenridge Apartments              Multifamily      NAP            NAP               NAP             NAP
   80       CDCMC    Village Knoll Apartments             Multifamily      NAP            NAP               NAP             NAP



                  TWO                           THREE                         FOUR                        TENANT      NUMBER
 CONTROL        BEDROOM      TWO BEDROOM       BEDROOM     THREE BEDROOM     BEDROOM    FOUR BEDROOM       PAID         OF
 NUMBER          UNITS       AVERAGE RENT       UNITS       AVERAGE RENT      UNITS     AVERAGE RENT     UTILITIES   ELEVATORS
--------------------------------------------------------------------------------------------------------------------------------

   77             141        550; 475-660         35        628; 575-690       NAP          NAP              E           0
--------------------------------------------------------------------------------------------------------------------------------

   59              34        395; 365-425          4        550; 550-550       NAP          NAP             E, G         0
   60              81        417; 325-445          1        550; 550-550       NAP          NAP             E, G         0
   61              63        454; 390-550          2        550; 550-550       NAP          NAP             E, G         0
--------------------------------------------------------------------------------------------------------------------------------
   79              32        818; 750-865        NAP            NAP            NAP          NAP             E, W         0
   89              96        754; 725-780        NAP            NAP            NAP          NAP              E           2
   93              48        688; 635-735         36        841; 830-860       NAP          NAP              E           0
   94              65        792; 715-975        NAP            NAP            NAP          NAP           E, S, W        0
--------------------------------------------------------------------------------------------------------------------------------

   62              12        501; 499-519        NAP            NAP            NAP          NAP           E, S, W        0
   63             NAP            NAP             NAP            NAP            NAP          NAP             E, G         0
   64              11        477; 450-550        NAP            NAP            NAP          NAP             E, G         0
--------------------------------------------------------------------------------------------------------------------------------
  107               1        610; 610-610        NAP            NAP            NAP          NAP             E, W         0
   48              66     1,286; 1,100-1,305      34     1,409; 1,365-1,800    NAP          NAP             E, W         0
   69             NAP            NAP              60       1335;1335-1335       60    1720;1720-1720      E, S, W        0
   80             204        608; 550-680        NAP            NAP            NAP          NAP          C, E, G, P      0

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

                                     ANNEX B


  DESCRIPTION OF TWENTY LARGEST MORTGAGE LOANS, GROUPS OF CROSS-COLLATERALIZED
       MORTGAGE LOANS AND/OR GROUPS OF BORROWER AFFILIATED MORTGAGE LOANS

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

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                              ARC PORTFOLIO 10-6
--------------------------------------------------------------------------------

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                                      B-1

--------------------------------------------------------------------------------
                              ARC PORTFOLIO 10-6
--------------------------------------------------------------------------------

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                                      B-2

--------------------------------------------------------------------------------
                              ARC PORTFOLIO 10-6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                                   CGM
 CUT-OFF DATE PRINCIPAL BALANCE                                                 $37,839,210
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                           3.2%
 NUMBER OF MORTGAGE LOANS                                                                 1
 LOAN PURPOSE                                                     Refinance and Acquisition
 SPONSOR                                                             Affordable Residential
                                                               Communities Inc., a Maryland
                                                                    corporation, Affordable
                                                              Residential Communities LP, a
                                                               Delaware limited partnership
 OWNERSHIP INTEREST                                                              Fee Simple
 MORTGAGE RATE                                                                       5.530%
 MATURITY DATE                                                                March 1, 2014
 AMORTIZATION TYPE                                                                  Balloon
 ORIGINAL TERM/AMORTIZATION                                                         120/360
 REMAINING TERM/AMORTIZATION                                                        117/357
 LOCKBOX                                                      In-Place Soft, Springing Hard

 UP-FRONT RESERVES
   TAX/INSURANCE              Yes/Yes
   REPLACEMENT               $  6,317
   ENGINEERING               $201,175
   ENVIRONMENTAL             $  6,250

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE              Yes/Yes
   REPLACEMENT               $  6,317

 ADDITIONAL FINANCING                                                                  None

 CUT-OFF DATE PRINCIPAL BALANCE                                                 $37,839,210
 CUT-OFF DATE PRINCIPAL BALANCE/PAD                                                 $24,960
 CUT-OFF DATE LTV RATIO                                                               79.8%
 MATURITY DATE LTV RATIO                                                              66.9%
 UW NCF DSCR                                                                          1.42x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                  7
 LOCATION                                                         Various, Various
 PROPERTY TYPE                                                    Mobile Home Park
 SIZE (PADS)                                                                 1,516
 OCCUPANCY % AS OF SEPTEMBER 30 AND OCTOBER 3, 2003                          93.7%
 YEAR BUILT/YEAR RENOVATED                                         Various/Various
 APPRAISED VALUE                                                       $47,440,000
 PROPERTY MANAGEMENT                                 ARC Management Services, Inc.
 UW ECONOMIC OCCUPANCY %                                                     93.0%
 UW REVENUES                                                            $6,198,414
 UW EXPENSES                                                            $2,442,706
 UW NET OPERATING INCOME (NOI)                                          $3,755,708
 UW NET CASH FLOW (NCF)                                                 $3,679,908

--------------------------------------------------------------------------------
                              ARC PORTFOLIO 10-6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  ARC POOL 10-6
--------------------------------------------------------------------------------
                                                       CUT-OFF DATE
                                                      ALLOCATED LOAN     YEAR BUILT/
        PROPERTY NAME            PROPERTY LOCATION        BALANCE      YEAR RENOVATED
----------------------------- ---------------------- ---------------- ----------------
Sunshine City                 Plantation, FL            $10,129,805       1972/NAP
Country Club Mobile Estates   Salt Lake City, UT          9,930,400       1966/NAP
Windsor Mobile Estates        West Valley City, UT        7,736,938       1986/1994
Big Country Estates           Cheyenne, WY                4,546,448       1979/NAP
Harper Woods MHP              Lawrence, KS                2,352,986       1966/NAP
The Vineyards                 Clifton, CO                 1,834,532       1966/NAP
Rockview Heights              Arnold, MO                  1,308,101       1968/NAP
                                                        -----------
TOTAL/WTD. AVG.                                         $37,839,210
                                                        ===========


                                               CUT-OFF       OCCUPANCY %
                                           DATE PRINCIPAL       (AS OF      UNDERWRITTEN
                               NUMBER OF       BALANCE       SEPT. 30 AND     NET CASH    AVERAGE
        PROPERTY NAME             PADS         PER PAD      OCT. 3, 2003)       FLOW       RENT
----------------------------- ----------- ---------------- --------------- ------------- --------
Sunshine City                      350         $28,942           92.0%      $  983,906     $433
Country Club Mobile Estates        323          30,744           99.7%         987,628      355
Windsor Mobile Estates             249          31,072           96.4%         741,989      344
Big Country Estates                251          18,113           93.2%         448,631      228
Harper Woods MHP                   142          16,570           88.0%         239,268      255
The Vineyards                       98          18,720           87.8%         171,894      245
Rockview Heights                   103          12,700           89.3%         106,593      243
                                   ---                                      ----------
TOTAL/WTD. AVG.                  1,516         $24,960           93.7%      $3,679,908     $327
                                 =====                                      ==========

--------------------------------------------------------------------------------
                               ARC PORTFOLIO 10-6
--------------------------------------------------------------------------------

 o THE LOAN. The mortgage loan (the "ARC Portfolio 10-6 Mortgage Loan") is secured by first mortgages encumbering seven mobile home park properties located in Florida (1 property), Utah (2 properties), Wyoming (1 property), Kansas (1 property), Colorado (1 property), and Missouri (1 property). Six of the seven mobile home parks were refinanced with the loan proceeds, while one was acquired. ARC Portfolio 10-6 Mortgage Loan represents approximately 3.2% of the Initial Mortgage Pool Balance. The ARC Portfolio 10-6 Mortgage Loan was originated on February 18, 2004 and has an aggregate principal balance as of the cut-off date of $37,839,210.

   The ARC Portfolio 10-6 Mortgage Loan has a remaining term of 117 months and matures on March 1, 2014. The ARC Portfolio 10-6 Mortgage Loan may be prepaid on or after January 1, 2014, and permits defeasance with United States government obligations beginning two years after the issue date.

   The ARC Portfolio 10-6 Mortgage Loan is not cross-collateralized or cross-defaulted with either of the ARC Portfolio 10-4 Mortgage Loan or the ARC Portfolio 5-1 Mortgage Loan. The borrowers under the ARC Portfolio 10-6 Mortgage Loan, the ARC Portfolio 10-4 Mortgage Loan and the ARC Portfolio 5-1 Mortgage Loan have a common sponsor.

 o THE BORROWER. The borrower is ARC Communities 13 LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ARC Portfolio 10-6 Mortgage Loan. The sponsors of the borrower are Affordable Residential Communities, Inc., a Maryland corporation ("ARC"), and Affordable Residential Communities LP, a Delaware limited partnership. Founded in 1995, ARC is a publicly held, self-administered and self-managed equity real estate investment trust that acquires, redevelops, repositions and operates manufactured housing communities. In February 2004, in conjunction with its initial public offering, ARC acquired approximately 90 manufactured housing communities from Hometown America, making ARC one of the largest manufactured home community operators in the U.S.

 o THE PROPERTY. The mortgaged real properties consist of seven mobile home parks. As of October 3, 2003, the weighted average occupancy rate for the mortgaged real properties securing the ARC Portfolio 10-6 Mortgage Loan was approximately 93.7%. Each mortgaged real property has individual asphalt paved driveways and separate electric meters for each pad. As of the closing of the ARC Portfolio 10-6 Mortgage Loan, 113 pads are master leased to ARC Housing LLC or its affiliates, which are subsidiaries of ARC, under one or more master leases. The master lease(s) provide for base rent to be payable for each pad leased thereunder in the event (a) such pad is subleased to a third party or (b) the related manufactured housing community is more than 97% leased. Any base rents payable under the master lease for any master leased pad are to be no less than the greater of the subrental rate for the pad collected by ARC Housing LLC (or its affiliated master lessee) or the market rate for pad rentals in the community.

 o LOCK BOX ACCOUNT. At any time during the term of the ARC Pool 10-6 Mortgage Loan, upon the occurrence of an event of default under the applicable loan documents, the borrower is required, upon the request of the lender, to notify the tenants that any and all tenant payments due under the applicable tenant leases are to be directly deposited into a lender-designated lock box account.

 o RELEASE OF PARCELS. The loan documents permit the partial release of up to two (2) individual properties following the initial lockout period under the loan documents, provided that certain conditions precedent set forth in the loan documents are satisfied, including, among other things: (i) the completion of a partial defeasance of a portion of the loan equal to 125% of the allocated loan amount for the property or properties being released; and
   (ii) the remaining properties must meet certain financial tests, including debt service coverage ratio and loan-to-value ratio tests.

 o MANAGEMENT. ARC Management Services, Inc., an affiliate of the borrower, is the property manager for the mortgaged real properties securing the ARC Pool 10-6 Mortgage Loan.

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                                      B-6

--------------------------------------------------------------------------------
                              ARC PORTFOLIO 10-4
--------------------------------------------------------------------------------


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                                      B-7

--------------------------------------------------------------------------------
                              ARC PORTFOLIO 10-4
--------------------------------------------------------------------------------

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                                      B-8

--------------------------------------------------------------------------------
                              ARC PORTFOLIO 10-4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                        CGM
 CUT-OFF DATE PRINCIPAL BALANCE                                      $34,152,200
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                2.9%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                          Refinance and Acquisition
 SPONSOR                                                  Affordable Residential
                                                               Communities Inc.,
                                                         a Maryland corporation,
                                                          Affordable Residential
                                                      Communities LP, a Delaware
                                                             limited partnership
 OWNERSHIP INTEREST                                                   Fee Simple
 MORTGAGE RATE                                                            5.530%
 MATURITY DATE                                                     March 1, 2014
 AMORTIZATION TYPE                                                       Balloon
 ORIGINAL TERM/AMORTIZATION                                              120/360
 REMAINING TERM/AMORTIZATION                                             117/357
 LOCKBOX                                           In-Place Soft, Springing Hard
 UP-FRONT RESERVES
   TAX/INSURANCE               Yes/Yes
   REPLACEMENT                  $6,396
   ENGINEERING                $108,294
   ENVIRONMENTAL               $18,750
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE               Yes/Yes
   REPLACEMENT                  $6,396
 ADDITIONAL FINANCING                                                       None
 CUT-OFF DATE PRINCIPAL BALANCE                                      $34,152,200
 CUT-OFF DATE PRINCIPAL BALANCE/PAD                                      $22,249
 CUT-OFF DATE LTV RATIO                                                    74.8%
 MATURITY DATE LTV RATIO                                                   62.7%
 UW NCF DSCR                                                               1.38x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                         7
 LOCATION                                                Various, Various
 PROPERTY TYPE                                           Mobile Home Park
 SIZE (PADS)                                                        1,535
 OCCUPANCY % AS OF SEPTEMBER 30, 2003                               93.2%
 YEAR BUILT/YEAR RENOVATED                                    Various/NAP
 APPRAISED VALUE                                              $45,670,000
 PROPERTY MANAGEMENT                                       ARC Management
                                                           Services, Inc.
 UW ECONOMIC OCCUPANCY %                                            93.1%
 UW REVENUES                                                   $5,733,475
 UW EXPENSES                                                   $2,425,883
 UW NET OPERATING INCOME (NOI)                                 $3,307,592
 UW NET CASH FLOW (NCF)                                        $3,230,842

--------------------------------------------------------------------------------
                               ARC PORTFOLIO 10-4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  ARC POOL 10-4
--------------------------------------------------------------------------------
                                        CUT-OFF DATE
                                       ALLOCATED LOAN     YEAR BUILT/
  PROPERTY NAME    PROPERTY LOCATION       BALANCE       YEAR RENOVATED
----------------- ------------------- ---------------- -----------------
The Meadows       Aurora, CO             $11,665,739       1965/NAP
Foxhall Village   Raleigh, NC              7,291,087       1982/NAP
New Twin Lakes    Bloomingburg, NY         7,029,356   1972 & 1981/NAP
Sundown           Clearfield, UT           3,552,068       1970/NAP
Meadowood         Topeka, KS               3,028,605       1977/NAP
Blue Valley       Manhattan, KS              927,277   1952 & 1969/NAP
Connie Jean       Jacksonville, FL           658,067       1984/NAP
                                         -----------
TOTAL/WTD. AVG.                          $34,152,200
                                         ===========

                                CUT-OFF
                                  DATE     OCCUPANCY %
                               PRINCIPAL     (AS OF     UNDERWRITTEN
                   NUMBER OF    BALANCE     SEPTEMBER     NET CASH    AVERAGE
  PROPERTY NAME       PADS      PER PAD     30, 2003)       FLOW       RENT
----------------- ----------- ----------- ------------ ------------- --------
The Meadows            303      $38,501        96.4%    $1,122,537     $434
Foxhall Village        315       23,146        91.1%       657,961      295
New Twin Lakes         257       27,352        96.5%       595,815      448
Sundown                200       17,760        91.5%       350,249      271
Meadowood              250       12,114        90.4%       308,061      201
Blue Valley            148        6,265        93.9%       125,558      160
Connie Jean             62       10,614        88.7%        70,661      181
                     -----      -------                 ----------
TOTAL/WTD. AVG.      1,535      $22,249        93.2%    $3,230,842     $314
                     =====      =======                 ==========

--------------------------------------------------------------------------------
                              ARC PORTFOLIO 10-4
--------------------------------------------------------------------------------

 o THE LOAN. The mortgage loan (the "ARC Portfolio 10-4 Mortgage Loan") is secured by first mortgages encumbering seven mobile home park properties located in Colorado (1 property), North Carolina (1 property), New York (1 property), Utah (1 property), Kansas (2 properties), and Florida (1 property). Six of the seven mobile home parks were refinanced with the loan proceeds, while one was acquired. The ARC Portfolio 10-4 Mortgage Loan represents approximately 2.9% of the Initial Mortgage Pool Balance. The ARC Portfolio 10-4 Mortgage Loan was originated on February 18, 2004 and has an aggregate principal balance as of the cut-off date of $34,152,200.

   The ARC Portfolio 10-4 Mortgage Loan has a remaining term of 117 months and matures on March 1, 2014. The ARC Portfolio 10-4 Mortgage Loan may be prepaid on or after January 1, 2014, and permits defeasance with United States government obligations beginning two years after the issue date.

   The ARC Portfolio 10-4 Mortgage Loan is not cross-collateralized or cross-defaulted with either of the ARC Portfolio 10-6 Mortgage Loan or the ARC Portfolio 5-1 Mortgage Loan. The borrowers under the ARC Portfolio 10-4 Mortgage Loan, the ARC Portfolio 10-6 Mortgage Loan and the ARC Portfolio 5-1 Mortgage Loan have a common sponsor.

 o THE BORROWER. The borrower is ARC Communities 11 LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ARC Portfolio 10-4 Mortgage Loan. The sponsors of the borrower are Affordable Residential Communities, Inc., a Maryland corporation ("ARC"), and Affordable Residential Communities LP, a Delaware limited partnership. Founded in 1995, ARC is a publicly held, self-administered and self-managed equity real estate investment trust that acquires, redevelops, repositions and operates manufactured housing communities. In February 2004, in conjunction with its initial public offering, ARC acquired approximately 90 manufactured housing communities from Hometown America, making ARC one of the largest manufactured home community operators in the U.S.

 o THE PROPERTY. The mortgaged real properties consist of seven mobile home parks. As of September 30, 2003, the weighted average occupancy rate for the mortgaged real properties securing the ARC Portfolio 10-4 Mortgage Loan was approximately 93.2%. Each mortgaged real property has individual asphalt paved driveways and separate electric meters for each pad. As of the closing of the ARC Portfolio 10-4 Mortgage Loan, 164 pads are master leased to ARC Housing LLC or its affiliates, which are subsidiaries of ARC, under one or more master leases. The master lease(s) provide for base rent to be payable for each pad leased thereunder in the event (a) such pad is subleased to a third party or (b) the related manufactured housing community is more than 97% leased. Any base rents payable under the master lease for any master leased pad are to be no less than the greater or the subrental rate for the pad collected by ARC Housing LLC (or its affiliated master lease) or the market rate for pad rentals in the community.

 o LOCK BOX ACCOUNT. At any time during the term of the ARC Pool 10-4 Mortgage Loan, upon the occurrence of an event of default under the applicable loan documents, the borrower is required, upon the request of the lender, to notify the tenants that any and all tenant payments due under the applicable tenant leases are to be directly deposited into a lender-designated lock box account.

 o RELEASE OF PARCELS. The loan documents permit the partial release of up to two (2) individual properties following the initial lockout period under the loan documents, provided that certain conditions precedent set forth in the loan documents are satisfied, including, among other things: (i) the completion of a partial defeasance of a portion of the loan equal to 125% of the allocated loan amount for the property or properties being released; and
   (ii) the remaining properties must meet certain financial tests, including debt service coverage ratio and loan-to-value ratio tests.

 o MANAGEMENT. ARC Management Services, Inc., an affiliate of the borrower, is the property manager for the mortgaged real properties securing the ARC Pool 10-4 Mortgage Loan.

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                                      B-12

--------------------------------------------------------------------------------
                                ARC PORTFOLIO 5-1
--------------------------------------------------------------------------------

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                                      B-13

--------------------------------------------------------------------------------
                               ARC PORTFOLIO 5-1
--------------------------------------------------------------------------------

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                                      B-14

--------------------------------------------------------------------------------
                               ARC PORTFOLIO 5-1
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                        CGM
 CUT-OFF DATE PRINCIPAL BALANCE                                      $24,654,246
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                2.1%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                          Refinance and Acquisition
 SPONSOR                                Affordable Residential Communities Inc.,
                                                         a Maryland corporation,
                                          Affordable Residential Communities LP,
                                                  a Delaware limited partnership
 OWNERSHIP INTEREST                                                   Fee Simple
 MORTGAGE RATE                                                            5.050%
 MATURITY DATE                                                     March 1, 2009
 AMORTIZATION TYPE                                                       Balloon
 ORIGINAL TERM / AMORTIZATION                                           60 / 360
 REMAINING TERM / AMORTIZATION                                          57 / 357
 LOCKBOX                                           In-Place Soft, Springing Hard

 UP-FRONT RESERVES
   TAX/INSURANCE                Yes / Yes
   REPLACEMENT                     $6,350
   ENGINEERING                   $658,416
   ENVIRONMENTAL                     $313

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                Yes / Yes
   REPLACEMENT                     $6,350

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE PRINCIPAL BALANCE                                       $24,654,246
CUT-OFF DATE PRINCIPAL BALANCE/PAD                                       $16,177
CUT-OFF DATE LTV RATIO                                                     67.2%
MATURITY DATE LTV RATIO                                                    62.2%
UW NCF DSCR                                                                1.46x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                        7
 LOCATION                               Various, Various
 PROPERTY TYPE                          Mobile Home Park
 SIZE (PADS)                                       1,524
 OCCUPANCY % AS OF SEPTEMBER 30, 2003              86.6%
 YEAR BUILT / YEAR RENOVATED               Various / NAP
 APPRAISED VALUE                             $36,685,000
 PROPERTY MANAGEMENT                      ARC Management
                                          Services, Inc.
 UW ECONOMIC OCCUPANCY %                           86.8%
 UW REVENUES                                  $5,209,637
 UW EXPENSES                                  $2,794,680
 UW NET OPERATING INCOME (NOI)                $2,414,957
 UW NET CASH FLOW (NCF)                       $2,338,757


--------------------------------------------------------------------------------
                                ARC PORTFOLIO 5-1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  ARC POOL 5-1
----------------------------------------------------------------------------------
                                                        CUT-OFF DATE      YEAR
                                                          ALLOCATED    BUILT/YEAR
           PROPERTY NAME            PROPERTY LOCATION   LOAN BALANCE    RENOVATED
---------------------------------- ------------------- -------------- ------------
Countryside Village Jacksonville   Jacksonville, FL     $12,634,587   1973/NAP
Parkview Estates                   San Jacinto, CA        3,494,673   1986/NAP
Falcon Farms                       Port Byron, IL         3,477,872   1973/NAP
Forest Park                        Queensbury, NY         2,419,389   1971/NAP
Green Valley Village               Casper, WY             1,142,489   1976/NAP
Pleasant Grove                     Fuquay Varina, NC        840,066   1972/NAP
Rose Country Estates               Tyler, TX                645,170   1970/NAP
                                                        -----------
TOTAL/WTD. AVG.                                         $24,654,246
                                                        ===========

                                               CUT-OFF
                                                 DATE      OCCUPANCY %
                                              PRINCIPAL       (AS OF      UNDERWRITTEN
                                     NUMBER    BALANCE    SEPTEMBER 30,     NET CASH    AVERAGE
           PROPERTY NAME            OF PADS    PER PAD        2003)           FLOW       RENT
---------------------------------- --------- ----------- --------------- ------------- --------
Countryside Village Jacksonville       643     $19,649         86.5%      $1,240,925     $320
Parkview Estates                       200      17,473         87.0%         223,280      291
Falcon Farms                           215      16,176         90.7%         415,741      247
Forest Park                            183      13,221         88.0%         183,837      284
Green Valley Village                   106      10,778         84.0%         103,243      198
Pleasant Grove                          72      11,668         86.1%         103,963      225
Rose Country Estates                   105       6,144         79.1%          67,767      207
                                     -----                                ----------
TOTAL/WTD. AVG.                      1,524     $16,177         86.6%      $2,338,757     $281
                                     =====                                ==========

--------------------------------------------------------------------------------
                                ARC PORTFOLIO 5-1
--------------------------------------------------------------------------------

 o THE LOAN. The mortgage loan (the "ARC Portfolio 5-1 Mortgage Loan") is secured by first mortgages encumbering seven mobile home park properties located in Florida (1 property), California (1 property), Illinois (1 property), New York (1 property), Wyoming (1 property), North Carolina (1 property), and Texas (1 property). The ARC Portfolio 5-1 Mortgage Loan represents approximately 2.1% of the Initial Mortgage Pool Balance. Five of the seven properties were refinanced with the loan proceeds, while two were acquired. The ARC Portfolio 5-1 Mortgage Loan was originated on February 18, 2004 and has an aggregate principal balance as of the cut-off date of $24,654,246.

   The ARC Portfolio 5-1 Mortgage Loan has a remaining term of 57 months and matures on March 1, 2009. The ARC Portfolio 5-1 Mortgage Loan may be prepaid on or after January 1, 2009, and permits defeasance with United States government obligations beginning two years after the issue date.

   The ARC Portfolio 5-1 Mortgage Loan is not cross-collateralized or cross-defaulted with either of the ARC Portfolio 10-6 Mortgage Loan or the ARC Portfolio 10-4 Mortgage Loan. The borrowers under the ARC Portfolio 5-1 Mortgage Loan, the ARC Portfolio 10-6 Mortgage Loan and the ARC Portfolio 10-4 Mortgage Loan have a common sponsor.

 o THE BORROWER. The borrowers are ARC Communities 14 LLC and ARC14FLCV LLC, a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ARC Portfolio 5-1 Mortgage Loan. The sponsors of the borrower are Affordable Residential Communities, Inc., a Maryland corporation ("ARC"), and Affordable Residential Communities LP, a Delaware limited partnership. Founded in 1995, ARC is a publicly held, self-administered and self-managed equity real estate investment trust that acquires, redevelops, repositions and operates manufactured housing communities. In February 2004, in conjunction with its initial public offering, ARC acquired approximately 90 manufactured housing communities from Hometown America, making ARC one of the largest manufactured home community operators in the U.S.

 o THE PROPERTY. The mortgaged real properties consist of seven mobile home parks. As of September 30, 2003, the weighted average occupancy rate for the mortgaged real properties securing the ARC Portfolio 5-1 Mortgage Loan was approximately 86.6%. Each mortgaged real property has individual asphalt paved driveways and separate electric meters for each pad. As of the closing of the ARC Portfolio 5-1 Mortgage Loan, 173 pads are master leased to ARC Housing LLC or its affiliates, which are subsidiaries of ARC, under one or more master leases. The master lease(s) provide for base rent to be payable for each pad leased thereunder in the event (a) such pad is subleased to a third party or (b) the related manufactured housing community is more than 97% leased. Any base rents payable under the master lease for any master leased pad are to be no less than the greater of the subrental rate for the pad collected by ARC Housing LLC (or its affiliated master lessee) or the market rate for pad rentals in the community.

 o LOCK BOX ACCOUNT. At any time during the term of the ARC Pool 5-1 Mortgage Loan, upon the occurrence of an event of default under the applicable loan documents, the borrower is required, upon the request of the lender, to notify the tenants that any and all tenant payments due under the applicable tenant leases are to be directly deposited into a lender-designated lock box acount.

 o RELEASE OF PARCELS. The loan documents permit the partial release of up to two (2) individual properties following the initial lockout period under the loan documents, provided that certain conditions precedent set forth in the loan documents are satisfied, including, among other things: (i) the completion of a partial defeasance of a portion of the loan equal to 125% of the allocated loan amount for the property or properties being released; and
   (ii) the remaining properties must meet certain financial tests, including debt service coverage ratio and loan-to-value ratio tests.

 o MANAGEMENT. ARC Management Services, Inc., an affiliate of the borrower, is the property manager for the mortgaged real properties securing the ARC Pool 5-1 Mortgage Loan.

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                                      B-20
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                                 YORKTOWN CENTER
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
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE PRINCIPAL BALANCE                                      $93,000,000
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                7.9%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                  Yorktown Joint Venture
 OWNERSHIP INTEREST                                                   Fee Simple
 MORTGAGE RATE                                                            4.630%
 MATURITY DATE                                                      May 11, 2014
 AMORTIZATION TYPE                                            Partial IO/Balloon
 INTEREST ONLY PERIOD                                                         12
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         119 / 360
 LOCKBOX                                                           In-Place Soft

 UP-FRONT RESERVES
   TAX/INSURANCE               Yes / No
   REPLACEMENT                       $0
   ENVIRONMENTAL(2)            $500,000
   ENGINEERING                   $4,125

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE              Yes / No
   REPLACEMENT                  $8,566

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE PRINCIPAL BALANCE                                      $93,000,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                          $150
 CUT-OFF DATE LTV RATIO                                                    58.1%
 MATURITY DATE LTV RATIO                                                   48.5%
 UW NCF DSCR                                                               1.96x
 LOAN SHADOW RATING (MOODY'S/S&P)(1)                                   Baa3/BBB-

(1) S&P and Moody's have confirmed that the Yorktown Center Mortgage Loan has, in the context of its inclusion in the trust, the credit characteristics consistent with that of an investment-grade rated obligation.

(2) The related borrower was required to provide an environmental escrow as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Environmental Reports" in this prospectus supplement.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED REAL PROPERTIES                                           1
 LOCATION                                                            Lombard, IL
 PROPERTY TYPE                                                     Regional Mall
 SIZE (SF)                                                               619,283
 OCCUPANCY % AS OF MARCH 29, 2004                                          83.0%
 YEAR BUILT / YEAR RENOVATED                                         1968 / 1994
 APPRAISED VALUE                                                    $160,000,000
 PROPERTY MANAGEMENT                             Long/Pehrson Associates, L.L.C.
 UW ECONOMIC OCCUPANCY %                                                   86.5%
 UW REVENUES                                                         $18,633,136
 UW EXPENSES                                                         $ 6,887,924
 UW NET OPERATING INCOME (NOI)                                       $11,745,212
 UW NET CASH FLOW (NCF)                                              $11,257,540

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                                 YORKTOWN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                                       % OF
                                                                       TOTAL
                                                            NET         NET                                  % OF      DATE OF
                                         RATINGS          RENTABLE   RENTABLE      RENT        ACTUAL       ACTUAL      LEASE
             TENANT               MOODY'S/S&P/FITCH(1)   AREA (SF)     AREA        PSF          RENT         RENT     EXPIRATION
-------------------------------- ---------------------- ----------- ---------- ----------- -------------- ---------- -----------
Anchor Tenants -- Anchor Owned
JCPenney                               Ba3/BB+/BB          239,000             ANCHOR OWNED -- NOT PART OF COLLATERAL
Carson Pirie Scott                     Ba3/BB/BB-          218,000             ANCHOR OWNED -- NOT PART OF COLLATERAL
Von Maur                                NR/NR/NR           210,000             ANCHOR OWNED -- NOT PART OF COLLATERAL
                                                           -------
 Total Anchor Owned                                        667,000
Top 5 Tenants
Yorktown Cinema 18                      NR/NR/NR            78,485      12.7%    $ 10.38    $    814,674       8.0%    1/31/18
Carson Pirie Scott Furniture           Ba3/BB/BB-           45,708       7.4     $  7.18         328,183       3.2     6/30/08
Big Idea Productions                    NR/NR/NR            27,217       4.4     $  1.09          29,667       0.3       MTM
Sam Goody                               NR/NR/NR            12,486       2.0     $ 20.58         256,962       2.5     1/31/06
The Limited                           Baa1/BBB+/NR          11,070       1.8     $ 22.00         243,540       2.4     1/31/07
                                                           -------  --------                ------------     -----
 Total Top 5 Tenants                                       174,966      28.3%    $  9.56    $  1,673,026      16.3%
Non-Major Tenants                                          338,753      54.7%    $ 25.29    $  8,567,467      83.7%
Occupied Collateral Total                                  513,719      83.0%    $ 19.93    $ 10,240,494     100.0%
Vacant Space                                               105,564      17.0%
                                                           -------  --------
COLLATERAL TOTAL                                           619,283     100.0%
PROPERTY TOTAL                                           1,286,283

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------
            # OF       WA BASE                                       CUMULATIVE                      CUMMULATIVE
          ROLLING      RENT/SF       TOTAL SF        % OF TOTAL        % OF SF       % OF ACTUAL     % OF ACTUAL
 YEAR      LEASES      ROLLING      ROLLING(2)     SF ROLLING(2)     ROLLING(2)     RENT ROLLING     RENT ROLLING
------   ---------   -----------   ------------   ---------------   ------------   --------------   -------------
2004         25        $ 20.52        52,781            10.3%            10.3%           10.6%           10.6%
2005         21        $ 19.55        70,179            13.7%            23.9%           13.4%           24.0%
2006         14        $ 29.76        40,537             7.9%            31.8%           11.8%           35.8%
2007         10        $ 25.56        40,592             7.9%            39.7%           10.1%           45.9%
2008         14        $ 16.73        77,246            15.0%            54.8%           12.6%           58.5%
2009         14        $ 23.82        40,304             7.8%            62.6%            9.4%           67.9%
2010          5        $ 45.89         6,940             1.4%            64.0%            3.1%           71.0%
2011         10        $ 35.97        30,176             5.9%            69.8%           10.6%           81.6%
2012          3        $ 18.44         9,446             1.8%            71.7%            1.7%           83.3%
2013          5        $ 29.82        20,412             4.0%            75.6%            5.9%           89.2%
2014          5        $ 24.69        10,459             2.0%            77.7%            2.5%           91.8%

(1) Certain credit ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)   Calculated based on approximate square footage occupied by each tenant.

--------------------------------------------------------------------------------
                                 YORKTOWN CENTER
--------------------------------------------------------------------------------

 o THE LOAN. The mortgage loan (the "Yorktown Center Mortgage Loan") is secured by a first mortgage encumbering a regional mall located in Lombard, Illinois. The Yorktown Center Mortgage Loan represents approximately 7.9% of the Initial Mortgage Pool Balance. The Yorktown Center Mortgage Loan was originated on April 29, 2004, and has a principal balance as of the cut-off date of $93,000,000. The Yorktown Center Mortgage Loan provides for interest-only payments for the first 12 months of its term, and thereafter, fixed monthly payments of principal and interest.

   The Yorktown Center Mortgage Loan has a remaining term of 119 months and matures on May 11, 2014. The Yorktown Center Mortgage Loan may be prepaid on or after February 11, 2014, and permits defeasance with United States government obligations beginning three years after the loan closing date.

 o THE BORROWER. The borrower is Yorktown Holdings LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Yorktown Center Mortgage Loan. The sponsor of the borrower is Yorktown Joint Venture, whose principals are the Long/Pehrson and Rogers/Wilder families and The Wilder Companies. The Long/Pehrson and Rogers/Wilder families originally developed the mortgaged real property.

 o THE PROPERTY. The mortgaged real property is approximately 619,283 square feet of an approximately 1,286,283 square foot regional mall and an adjacent community center situated on approximately 59.5 acres. The mortgaged real property was constructed in 1968 and expanded and renovated in 1985 and 1994. The mortgaged real property is located in Lombard, Illinois, within the Chicago-Naperville-Joliet, Illinois-Indiana-Wisconsin metropolitan statistical area. As of March 29, 2004, the overall occupancy rate for the mortgaged real property securing the Yorktown Center Mortgage Loan was approximately 83.0%.

   The anchor tenants at the mortgaged real property are J.C. Penney Company, Inc., Carson Pirie Scott, a subsidiary of Saks Incorporated, and Von Maur. Each anchor tenant owns its respective land and improvements, which are not part of the collateral. In addition, Montgomery Ward previously operated as an anchor store at the mortgaged real property in a currently vacant anchor space. While this space is not part of the collateral, an affiliate of the borrower has acquired the land and improvements previously occupied by Montgomery Ward and intends to construct an approximately 300,000 square foot outdoor specialty center. The largest tenant that is part of the mortgaged real property is Yorktown Cinema 18 ("Yorktown Cinema 18"), occupying 78,485 square feet, or approximately 12.7%, of the net rentable area. Yorktown Cinema 18 is operated by General Cinema, a subsidiary of AMC Entertainment, Inc., which is one of the largest movie theater chains in the United States. The Yorktown Cinema 18 lease expires in January 2018. The second largest tenant that is part of the mortgaged real property is Carson Pirie Scott Furniture ("Carson Pirie Scott Furniture"), occupying 45,708 square feet, or approximately 7.4% of the net rentable area. Carson Pirie Scott Furniture, a subsidiary of Saks Incorporated, offers furniture for various home settings and budgets, including custom orders, mattresses, and a design studio staffed with professional interior designers. As of May 13, 2004, Saks Incorporated was rated "Ba3" (Moody's), "BB" (S&P) and "BB-" (Fitch). The Carson Pirie Scott Furniture lease expires in June 2008. The third largest tenant that is part of the mortgaged real property is Big Idea Productions ("Big Idea Productions"), occupying 27,217 square feet, or approximately 4.4%, of the net rentable area. Big Idea Productions produces the VeggieTales children's video series and provides family media content for national distribution. The Big Idea Productions lease is currently month-to-month.

 o LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a borrower-designated lock box account. At any time during the term of the Yorktown Center Mortgage Loan, (i) if the debt service coverage ratio, as computed by the lender, is less than 1.25:1 or
   (ii) upon the occurrence of an event of default under the loan documents, the borrower is required to notify the tenants that any and all tenant payments due under the applicable tenant leases are to be directly deposited into a lender-designated lock box account.

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                                 YORKTOWN CENTER
--------------------------------------------------------------------------------
 o RELEASE OF PARCELS. The borrower may obtain the release of certain non-improved, non-income producing property upon the satisfaction of certain conditions, including, without limitation: (i) the borrower providing evidence that the proposed use of the released property will be consistent with the use of the mortgaged real property or, if not consistent, the proposed use will not have a material adverse effect on the mortgaged real property, and (ii) no event of default has occurred and is continuing.

 o MANAGEMENT. Long/Pehrson Associates, L.L.C., an affiliate of the sponsor, is the property manager for the mortgaged real property securing the Yorktown Center Mortgage Loan. Long/Pehrson Associates, L.L.C. and its affiliates have provided owner-related management services at the mortgaged real property since its construction.

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                              STORAGEMART PORTFOLIO
--------------------------------------------------------------------------------

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                              STORAGEMART PORTFOLIO
--------------------------------------------------------------------------------

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                              STORAGEMART PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                             Wachovia
 CUT-OFF DATE PRINCIPAL BALANCE                $75,000,000
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE          6.3%
 NUMBER OF MORTGAGE LOANS                               15
 LOAN PURPOSE                                    Refinance
 SPONSOR                Warburg-Storagemart Partners, L.P.
 OWNERSHIP INTEREST                             Fee Simple
 MORTGAGE RATE                                      4.382%
 ANTICIPATED REPAYMENT DATE                   May 11, 2009
 AMORTIZATION TYPE                          Partial IO/ARD
 INTEREST ONLY PERIOD                                   12
 ORIGINAL TERM / AMORTIZATION                     60 / 360
 REMAINING TERM / AMORTIZATION                    59 / 360
 LOCKBOX                                    Springing Hard

 UP-FRONT RESERVES
   TAX / INSURANCE              Yes / No
   REPLACEMENT                    $9,529
   PERFORMANCE(1)             $3,500,000

 ONGOING MONTHLY RESERVES
   TAX / INSURANCE              Yes / No
   REPLACEMENT                    $1,992

 ADDITIONAL FINANCING                                 None

 CUT-OFF DATE PRINCIPAL BALANCE                $75,000,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                     $65
 CUT-OFF DATE LTV RATIO                              78.0%
 MATURITY DATE LTV RATIO                             72.7%
 UW NCF DSCR                                         1.48x

(1) Upfront performance escrow may be released when the gross revenue from all 15 properties for the trailing consecutive 3 calendar months, excluding any truck rental income, equals or exceeds $10,900,000 on an annual basis.

--------------------------------------------------------------------------------
                   PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED REAL PROPERTIES                  15
 LOCATION                                        Various
 PROPERTY TYPE                              Self Storage
 SIZE (SF)                                     1,152,766
 OCCUPANCY % AS OF FEBRUARY 29 AND
   MARCH 1, 2004                                   71.6%
 YEAR BUILT / YEAR RENOVATED             Various/Various
 APPRAISED VALUE                             $96,130,000
 PROPERTY MANAGEMENT                        Self-Managed
 UW ECONOMIC OCCUPANCY %                           78.6%
 UW REVENUES                                 $12,087,301
 UW EXPENSES                                  $5,249,907
 UW NET OPERATING INCOME (NOI)                $6,837,394
 UW NET CASH FLOW (NCF)                       $6,643,953

--------------------------------------------------------------------------------
                              STORAGEMART PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          STORAGEMART PORTFOLIO SUMMARY
--------------------------------------------------------------------------------
                                               CUT-OFF
                                                 DATE
                                              PRINCIPAL       YEAR BUILT/        TOTAL
PROPERTY NAME                                  BALANCE       YEAR RENOVATED       SF
------------------------------------------ --------------- ----------------- ------------
StorageMart -- Brooklyn, NY                 $ 11,840,000      1901/2001          57,121
StorageMart -- Secaucus, NJ                    8,760,000       2001/NAP          94,939
StorageMart -- Pompano Beach, FL               6,960,000      1979/2002          93,880
StorageMart -- Kansas City, MO
 (Wornall Road)                                6,760,000   1950 & 2001/NAP       86,503
StorageMart -- Dania Beach, FL                 5,920,000       2000/NAP          86,904
StorageMart -- Miami, FL (NW 7th Street)       5,196,000       2001/NAP          75,250
StorageMart -- Kansas City, MO
 (Prairie View)                                4,512,000   1997 & 2001/NAP       91,635
StorageMart -- Overland Park, KS               4,053,000       2001/NAP          98,675
StorageMart -- Miami, FL
 (SW 2nd Avenue)                               3,886,000       2002/NAP          35,794
StorageMart -- Lenexa, KS                      3,369,000       2001/NAP          80,920
StorageMart -- Kansas City, KS                 3,280,000       1998/NAP          61,995
StorageMart -- Lombard, IL                     3,240,000      1969/2002          83,550
StorageMart -- Merriam, KS                     3,056,000       1997/NAP          66,215
StorageMart -- Kansas City, MO
 (North Main)                                  2,552,000   1997 & 2000/NAP       76,085
StorageMart -- Olathe, KS                      1,616,000       1995/NAP          63,300
                                            ------------                         ------
                                            $ 75,000,000                      1,152,766

                                                        OCCUPANCY %
                                             CUT-OFF      (AS OF
                                               DATE     FEBRUARY 29
                                             BALANCE        AND                                      APPRAISED
                                            PRINCIPAL    MARCH 1,     UNDERWRITTEN     APPRAISED       VALUE
PROPERTY NAME                                 PER SF       2004)     NET CASH FLOW       VALUE          PSF
------------------------------------------ ----------- ------------ --------------- --------------- ----------
StorageMart -- Brooklyn, NY                   $ 207         96.0%     $ 1,109,959    $ 14,800,000      $ 259
StorageMart -- Secaucus, NJ                   $  92         50.9%         634,842      11,000,000      $ 116
StorageMart -- Pompano Beach, FL              $  74         86.4%         674,980       8,700,000      $  93
StorageMart -- Kansas City, MO
 (Wornall Road)                               $  78         69.8%         617,204       8,450,000      $  98
StorageMart -- Dania Beach, FL                $  68         71.4%         611,290       7,400,000      $  85
StorageMart -- Miami, FL (NW 7th Street)      $  69         52.2%         429,543       7,000,000      $  93
StorageMart -- Kansas City, MO
 (Prairie View)                               $  49         86.1%         398,969       5,640,000      $  62
StorageMart -- Overland Park, KS              $  41         66.6%         384,872       5,460,000      $  55
StorageMart -- Miami, FL
 (SW 2nd Avenue)                              $ 109         71.9%         294,850       5,900,000      $ 165
StorageMart -- Lenexa, KS                     $  42         42.0%         242,821       4,530,000      $  56
StorageMart -- Kansas City, KS                $  53         96.7%         320,256       4,170,000      $  67
StorageMart -- Lombard, IL                    $  39         55.2%         262,981       4,050,000      $  48
StorageMart -- Merriam, KS                    $  46         86.1%         294,083       3,820,000      $  58
StorageMart -- Kansas City, MO
 (North Main)                                 $  34         79.5%         194,771       3,190,000      $  42
StorageMart -- Olathe, KS                     $  26         81.2%         172,532       2,020,000      $  32
                                              -----                   -----------    ------------
                                              $  65         71.6%     $ 6,643,953    $ 96,130,000      $  83

--------------------------------------------------------------------------------
                              STORAGEMART PORTFOLIO
--------------------------------------------------------------------------------

 o THE LOAN. The 15 mortgage loans (the "StorageMart Portfolio Mortgage Loans") are secured by first mortgages encumbering 15 self-storage properties located in Florida (4 properties), Illinois (1 property), Kansas (5 properties), Missouri (3 properties), New Jersey (1 property) and New York (1 property). The StorageMart Portfolio Mortgage Loans represent approximately 6.3% of the Initial Mortgage Pool Balance. The StorageMart Portfolio Mortgage Loans were originated on May 5, 2004, and have a principal balance as of the cut-off date of $75,000,000. Each StorageMart Portfolio Mortgage Loan is cross-collateralized and cross-defaulted with the other StorageMart Portfolio Mortgage Loans. Each StorageMart Portfolio Mortgage Loan provides for interest-only payments for the first 12 months of its term, and thereafter, fixed monthly payments of principal and interest.

   Each StorageMart Portfolio Mortgage Loan has a remaining term of 59 months to its anticipated repayment date of May 11, 2009. Each StorageMart Portfolio Mortgage Loan may be prepaid with the payment of a yield maintenance charge on or after June 11, 2005, and may be prepaid without penalty or premium on or after March 11, 2009.

 o THE BORROWER. The borrower for 14 of the StorageMart Portfolio Mortgage Loans is WSMP-MW-EAST, L.P. and the borrower for the remaining StorageMart Portfolio Mortgage Loan--StorageMart--Pompano Beach, FL--is Storage Mart II, L.L.C. Legal counsel to each borrower delivered a non-consolidation opinion in connection with the origination of the StorageMart Portfolio Mortgage Loans. The sponsor of all the borrowers is Warburg-Storagemart Partners, L.P., an affiliate of StorageMart Partners, L.L.C. ("StorageMart"). StorageMart has ownership and/or management interests in approximately 3.0 million square feet of self-storage space, representing approximately 40 self-storage facilities in 10 states.

 o THE PROPERTIES. The mortgaged real properties consist of 15 self-storage facilities containing, in the aggregate, approximately 1,152,766 square feet of net rentable area. Each mortgaged real property contains regular storage and/or climate controlled units which are secured by a computerized access system. Each mortgaged real property also contains a modern retail/office area offering various storage and packing supplies. As of March 1, 2004, the aggregate occupancy rate for the mortgaged real properties securing the StorageMart Portfolio Mortgage Loans was approximately 71.6%.

 o LOCK BOX ACCOUNT. At any time during the term of the StorageMart Portfolio Mortgage Loans, (i) if the debt service coverage ratio for the StorageMart Portfolio Mortgage Loans, as computed by the lender, is less than 1.15:1 for a consecutive 12-month period, (ii) upon the occurrence of an event of default under the loan documents or (iii) upon the anticipated repayment date, the borrower is required to notify the tenants that any and all tenant payments due under the applicable tenant leases are to be directly deposited into a lender-designated lock box account.

 o HYPER-AMORTIZATION. Commencing on the anticipated repayment date of May 11, 2009, if the StorageMart Portfolio Mortgage Loans are not paid in full, the StorageMart Portfolio Mortgage Loans enter into a hyper-amortization period through May 11, 2014. The interest rate applicable to each StorageMart Portfolio Mortgage Loan during such hyper-amortization period will increase to the greater of 3.0% over the mortgage rate or 3.0% over the treasury rate specified in the loan documents. A brief discussion of the hyper-amortization feature is contained in this prospectus supplement under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

 o SUBSTITUTION AND RELEASE OF COLLATERAL. The mortgaged real properties can be substituted and released as described under "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loan Groups and Multiple Property Loans--Mortgage Loans Which Permit Partial Release of the Related Mortgaged Real Property" in this prospectus supplement.

 o MANAGEMENT. Each mortgaged real property is self-managed

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                                      B-30
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                                 PECANLAND MALL
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                                      B-31
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                                 PECANLAND MALL
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                                      B-32
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                               PECANLAND MALL (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                         CGM
 CUT-OFF DATE PRINCIPAL BALANCE(2)                    $62,322,215
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                 5.3%
 NUMBER OF MORTGAGE LOANS                                       1
 LOAN PURPOSE                                           Refinance
 SPONSOR                          General Growth Properties, Inc.
 OWNERSHIP INTEREST                                    Fee Simple
 MORTGAGE RATE                                            4.2765%
 MATURITY DATE                                      March 1, 2010
 AMORTIZATION TYPE                                        Balloon
 ORIGINAL TERM / AMORTIZATION                            72 / 300
 REMAINING TERM / AMORTIZATION                           69 / 297
 LOCKBOX                                           Springing Hard
 UP-FRONT RESERVES
   TAX/INSURANCE                  No / No
   REPLACEMENT                         $0
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                  No / No
   REPLACEMENT                        (3)
   TI/LC                              (4)
 ADDITIONAL FINANCING                                     None(1)

                                     POOLED              WHOLE
                                    PORTION(2)            LOAN
                                  --------------      -----------
 CUT-OFF DATE PRINCIPAL
   BALANCE                          $62,322,215       $65,644,429
 CUT-OFF DATE PRINICIPAL
   BALANCE/SF                              $179              $188
 CUT-OFF DATE LTV RATIO                   65.6%             69.1%
 MATURITY DATE LTV RATIO                  59.1%             59.1%
 UW NCF DSCR                              1.83x             1.73x
 LOAN SHADOW RATING
   (MOODY'S/S&P)(5)                Baa3 / BBB-

(1) For purposes of determining distributions on the certificates, the Pecanland Mall mortgage loan is treated as being divided into: (a) a pooled portion that, together with the other mortgage loans in the mortgage pool, will support all of the certificates other than the class PM certificates; and (b) a non-pooled portion that will support the class PM certificates. In general, the non-pooled portion of the Pecanland Mall mortgage loan is subordinate to the pooled portion. However, subject to the occurrence of certain trigger events, the holders of the class PM certificates will be entitled to 50% of all payments (or advances in lieu thereof) or other collections of principal on the Pecanland Mall mortgage loan until the class PM certificates are retired.

(2)   Reflects pooled portion of Pecanland Mall mortgage loan only.

(3) In the event of default or a debt service coverage of less than 1.20:1.00, the borrower is required to deposit $7,855/month for replacement reserves, which is capped at $94,266.

(4) In the event of default or a debt service coverage of less than 1.20:1.00, the borrower is required to deposit $29,049/month for tenant improvements and leasing commissions, which is capped at $349,133.

(5) S&P and Moody's have confirmed that the pooled portion of the Pecanland Mall Mortgage Loan has, in the context of its inclusion in the trust, the credit characteristics consistent with that of an investment-grade rated obligation.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                       1
 LOCATION                                             Monroe, Louisiana
 PROPERTY TYPE                                            Regional Mall
 SIZE (SF)                                                      349,133
 OCCUPANCY % AS OF FEBRUARY 6, 2004                               97.2%
 YEAR BUILT / YEAR RENOVATED                                 1985 / NAP
 APPRAISED VALUE                                            $95,000,000
 PROPERTY MANAGEMENT                                     General Growth
                                                       Management, Inc.
 UW ECONOMIC OCCUPANCY %                                          96.0%
 UW REVENUES                                                $11,314,565
 UW EXPENSES                                                 $3,513,233
 UW NET OPERATING INCOME (NOI)                               $7,801,333
 UW NET CASH FLOW (NCF)                                      $7,427,949

--------------------------------------------------------------------------------
                                 PECANLAND MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                    RATINGS         NET       % OF TOTAL                               % OF      DATE OF
                                FITCH/MOODY'S/    RENTABLE   NET RENTABLE     RENT                    ACTUAL      LEASE
          TENANT NAME               S&P (1)      AREA (SF)       AREA          PSF     ACTUAL RENT     RENT     EXPIRATION
------------------------------ ---------------- ----------- -------------- ---------- ------------- ---------- -----------
Anchor Tenants - Anchor Owned
Dillard's                          BB/B2/BB-      165,930                ANCHOR OWNED - NOT PART OF COLLATERAL
JC Penney                         BB+/Baa3/BB     140,986                ANCHOR OWNED - NOT PART OF COLLATERAL
Sears                            BBB/Baa1/BBB+    122,032                ANCHOR OWNED - NOT PART OF COLLATERAL
McRae's                           BB-/Ba3/BB-     105,650                ANCHOR OWNED - NOT PART OF COLLATERAL
Mervyn's                            A/A2/A+        63,436                ANCHOR OWNED - NOT PART OF COLLATERAL
                                                  -------
 Total Anchor Owned                               598,034

Top 5 Tenants
Stage                              NR/NR/NR        29,914         8.6%    $ 7.00      $   209,400        3.0%    1/1/06
Cinema 10                         NR/Caa1/B+       23,170         6.6       6.38          147,874        2.1    12/31/08
McRae's                           BB-/Ba3/BB       19,962         5.7      11.00          219,588        3.2    12/31/07
Limited                          NR/Baa1/BBB+      15,574         4.5      20.00          311,484        4.5    12/31/06
Express                          NR/Baa1/BBB+      13,093         3.8      20.00          261,864        3.8    12/31/05
                                                  -------   ---------                  ----------      -----
 Top 5 Tenants                                    101,713        29.1%     11.31      $1,150,210        16.5%
Non-major tenants                                 237,612        68.1      24.45        5,810,590       83.5
                                                  -------   ---------                  ----------      -----
Occupied Mall Total                               339,325        97.2      20.51        6,960,801      100.0%
                                                            ---------                  ----------      -----
Vacant Space                                        9,808         2.8
                                                  -------   ---------
COLLATERAL TOTAL                                  349,133        100.%
                                                  -------   ---------
COLLATERAL AND ANCHOR OWNED
 TOTAL                                            947,167
                                                  =======

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------
                             WTD. AVG. IN
                              PLACE BASE                                      CUMULATIVE       % OF IN      CUMULATIVE %
             # OF LEASES       RENT PSF       TOTAL SF        % OF TOTAL        % OF SF      PLACE RENT     OF IN PLACE
   YEAR        ROLLING         ROLLING       ROLLING(2)     SF ROLLING(2)     ROLLING(2)       ROLLING      RENT ROLLING
---------   -------------   -------------   ------------   ---------------   ------------   ------------   -------------
   2004          10           $ 24.43           22,777            6.5%           6.5%            8.0%         8.0%
   2005          21           $ 22.03           59,594           17.1%          23.6%           18.9%        26.9%
   2006          14           $ 16.52           79,337           22.7%          46.3%           18.8%        45.7%
   2007          10           $ 19.43           30,403            8.7%          55.0%            8.5%        54.2%
   2008          8            $ 11.89           49,965           14.3%          69.3%            8.5%        62.7%
   2009          7            $ 24.59           24,134            6.9%          76.3%            8.5%        71.2%
   2010          3            $ 24.95           11,739            3.4%          79.6%            4.2%        75.4%
   2011          9            $ 30.99           20,438            5.9%          85.5%            9.1%        84.5%
   2012          5            $ 27.60            8,438            2.4%          87.9%            3.4%        87.9%
   2013          8            $ 28.83           21,351            6.1%          94.0%            8.8%        96.7%
   2014          2            $ 19.96            9,422            2.7%          96.7%            2.7%        99.4%
                                                ------           ----
                                               337,599           96.7%
                                               =======           ====

(1) Certain credit ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)   Calculated based on approximate square footage occupied by each tenant.

--------------------------------------------------------------------------------
                                 PECANLAND MALL
--------------------------------------------------------------------------------

 o THE LOAN. The mortgage loan (the "Pecanland Mall Mortgage Loan") is secured by a first mortgage encumbering a regional mall located in Monroe, Louisiana. The Pecanland Mall Mortgage Loan represents approximately 5.3% of the Initial Mortgage Pool Balance. The Pecanland Mall Mortgage Loan was originated on February 11, 2004 and has a principal balance as of the cut-off date of $65,644,429, of which $62,322,215 is being allocated to the pooled portion thereof.

 o The Pecanland Mall Mortgage Loan has a remaining term of 69 months and matures on March 1, 2010. The Pecanland Mall Mortgage Loan may be prepaid on or after December 1, 2009, and permits defeasance with United States government obligations beginning two years after the issue date.

 o THE BORROWER. The borrower is GGP-Pecanland, L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pecanland Mall Mortgage Loan. The sponsor of the borrower is General Growth Properties, Inc. General Growth Properties, Inc., a publicly-traded, NYSE REIT (ticker GGP). GGP is one of the largest regional mall REITs. They own, develop, operate, and/or manage shopping malls across the country.

 o THE PROPERTY. The mortgaged real property is approximately 349,133 square feet of an approximately 947,167 net rentable square foot enclosed single-story regional mall situated on approximately 57 acres. The subject property was constructed in 1985 and is located in Monroe, Louisiana, within the Monroe, Louisiana metropolitan statistical area. As of February 6, 2004, the occupancy rate for the subject property was approximately 97.2%.

   The anchor tenants at the mortgaged real property are Dillard's, JC Penney, McRae's, Mervyn's, and Sears, none of which are part of the collateral.The largest tenant that is part of the mortgaged real property is Stage Stores, Inc. ("Stage"), occupying approximately 29,914 square feet, or approximately 8.6% of the net rentable area. Stage Stores, Inc. is a specialty department store retailer offering brand name and private label apparel, accessories, cosmetics and footwear for the entire family. The Stage lease expires in January 2006. The second largest tenant that is part of the mortgaged real property is Cinema 10 ("Cinema 10"), occupying approximately 23,170 square feet, or approximately 6.6% of the net rentable area. Cinema 10 is a division of Cinemark USA Inc., the third largest motion picture exhibitor in the U.S., with approximately 3,000 screens in approximately 280 theaters in the US and several other countries (primarily Latin America). As of May 19, 2004, Cinemark Inc. was rated "B+" by S&P. The Cinema lease expires in December 2008. The third largest tenant that is part of the mortgaged real property is McRae's, occupying 19,962 square feet of in-line space, or approximately 5.7% of the net rentable area. The McRae's lease expires in December 2007. McRae's is a division of Saks, Inc., a top U.S. department store operator with approximately 350 department and outlet stores in 40 states. As of May 19, 2004, Saks, Inc. was rated "Ba3" by Moody's and "BB" by S&P.

 o LOCK BOX ACCOUNT. A lockbox account was established at closing. Borrower has the right to receive payments from the lockbox, provided, that, at any time during the term of the Pecanland Mall Mortgage Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.20x, or (ii) upon the occurrence of an event of default under the loan documents, the payments shall be transferred into a mortgagee controlled lock box account.

 o MANAGEMENT. General Growth Management, Inc., an affiliate of the Borrower, is the property manager for the Mortgaged Property securing the Pecanland Mall Mortgage Loan.

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                                LAKE SHORE PLACE
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                                LAKE SHORE PLACE
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                                      B-38
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                                LAKE SHORE PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                     Wachovia
 CUT-OFF DATE PRINCIPAL BALANCE                        $57,000,000
 PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                               4.8%
 NUMBER OF MORTGAGE LOANS                                        1
 LOAN PURPOSE                                            Refinance
 SPONSOR                                             Golub Needham
                                                  Associates, LLC.
 OWNERSHIP INTEREST                                     Fee Simple
 MORTGAGE RATE                                              5.000%
 MATURITY DATE                                      April 11, 2014
 AMORTIZATION TYPE                            Partial IO / Balloon
 INTEREST ONLY PERIOD                                           24
 ORIGINAL TERM / AMORTIZATION                            120 / 360
 REMAINING TERM / AMORTIZATION                           118 / 360
 LOCKBOX                                            Springing Hard

 UP-FRONT RESERVES
   TAX/INSURANCE                  Yes / No
   REPLACEMENT                    $8,151

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                  Yes / No
   REPLACEMENT                    $8,151
   TI/LC(1)                       $30,649
   ROLLOVER(2)                    $30,649

 ADDITIONAL FINANCING                                         None

 CUT-OFF DATE PRINCIPAL BALANCE                        $57,000,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                            $117
 CUT-OFF DATE LTV RATIO                                      76.7%
 MATURITY DATE LTV RATIO                                     66.4%
 UW NCF DSCR                                                 1.61x

(1)   Up to a maximum amount of $735,576.

(2) $30,649 will be escrowed monthly until March 11, 2006. If the Playboy lease is not extended by March 11, 2006, the monthly TI/LC escrow will increase to $122,649, up to a maximum amount of $2,400,000. If Playboy enters into a lease renewal that is less than the amount of the space currently leased by Playboy, the maximum amount of the ongoing TI/LC escrow will equal the product of $22.00 per square foot and the square footage of the vacated space.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED REAL PROPERTIES                   1
 LOCATION                                    Chicago, IL
 PROPERTY TYPE                                Office-CBD
 SIZE (SF)                                       489,066
 OCCUPANCY % AS OF FEBRUARY 29, 2004               96.4%
 YEAR BUILT / YEAR RENOVATED                 1923 / 1992
 APPRAISED VALUE                             $74,300,000
 PROPERTY MANAGEMENT                     Golub & Company
 UW ECONOMIC OCCUPANCY %                           95.0%
 UW REVENUES                                 $14,693,481
 UW EXPENSES                                  $8,071,340
 UW NET OPERATING INCOME (NOI)                $6,622,141
 UW NET CASH FLOW (NCF)                       $5,900,512

--------------------------------------------------------------------------------
                                LAKE SHORE PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                RATINGS(1)                   % OF NET
                                               MOODY'S/S&P/   NET RENTABLE   RENTABLE
                    TENANT                         FITCH        AREA (SF)      AREA
--------------------------------------------- -------------- -------------- ----------
Playboy Enterprises Inc .....................     NR/B/NR        127,663        26.1%
Northwestern Medical Faculty Foundation, Inc     NR/NR/NR         57,474        11.8
Northwestern Memorial Physicians Group, NCMG     NR/NR/NR         27,275         5.6
Northwestern University Medical School ......    NR/NR/NR         25,925         5.3
Treasure Island Foods .......................    NR/NR/NR         21,293         4.4
Non-major Tenants ...........................                    212,073        43.4
Vacant Space ................................                     17,363         3.6
                                                                 -------       -----
TOTAL .......................................                    489,066       100.0%

                                                                                           DATE OF LEASE
                    TENANT                     RENT PSF   ACTUAL RENT   % OF ACTUAL RENT    EXPIRATION
--------------------------------------------- ---------- ------------- ------------------ --------------
Playboy Enterprises Inc ..................... $13.80      $1,761,749          21.7%         8/31/07
Northwestern Medical Faculty Foundation, Inc  $22.13       1,271,933          15.7          9/30/14
Northwestern Memorial Physicians Group, NCMG  $20.60         561,851           6.9          2/28/09
Northwestern University Medical School ...... $16.75         434,244           5.3          4/30/10
Treasure Island Foods ....................... $13.00         276,809           3.4          6/30/13
Non-major Tenants ........................... $18.00       3,816,664          47.0
Vacant Space ................................                      0           0.0
                                                         -----------         -----
TOTAL .......................................             $8,123,251         100.0%

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------
               # OF       WA BASE                                                                             CUMMULATIVE %
              LEASES      RENT/SF       TOTAL SF        % OF TOTAL        CUMULATIVE %        % OF ACTUAL     OF ACTUAL RENT
   YEAR      ROLLING      ROLLING      ROLLING(2)     SF ROLLING(2)     OF SF ROLLING(2)     RENT ROLLING        ROLLING
---------   ---------   -----------   ------------   ---------------   ------------------   --------------   ---------------
   2004        9          $21.09         15,508            3.3%               3.3%               4.0%              4.0%
   2005        8          $20.10         27,614            5.9%               9.1%               6.8%             10.9%
   2006        4          $23.81          5,130            1.1%              10.2%               1.5%             12.4%
   2007        14         $15.29        174,549           37.0%              47.2%              32.9%             45.2%
   2008        5          $16.90         18,999            4.0%              51.3%               4.0%             49.2%
   2009        7          $19.41         38,117            8.1%              59.3%               9.1%             58.3%
   2010        7          $17.36         33,637            7.1%              66.5%               7.2%             65.5%
   2011        4          $ 9.84         27,819            5.9%              72.4%               3.4%             68.8%
   2012        2          $18.95         14,779            3.1%              75.5%               3.4%             72.3%
   2013        7          $15.98         42,215            8.9%              84.5%               8.3%             80.6%
   2014        4          $21.57         61,851           13.1%              97.6%              16.4%             97.0%

(1) Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)   Calculated based on approximate square footage occupied by each tenant.

--------------------------------------------------------------------------------
                                LAKE SHORE PLACE
--------------------------------------------------------------------------------

 o THE LOAN. The mortgage loan (the "Lake Shore Place Mortgage Loan") is secured by a first mortgage encumbering an office building located in Chicago, Illinois. The Lake Shore Place Mortgage Loan represents approximately 4.8% of the Initial Mortgage Pool Balance. The Lake Shore Place Mortgage Loan was originated on March 24, 2004, and has a principal balance as of the cut-off date of $57,000,000. The Lake Shore Place Mortgage Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

   The Lake Shore Place Mortgage Loan has a remaining term of 118 months and matures on April 11, 2014. The Lake Shore Place Mortgage Loan may be prepaid with the payment of a yield maintenance charge on or after July 11, 2006, and may be prepaid without penalty or premium on or after October 11, 2013. In lieu of prepaying the Lake Shore Place Mortgage Loan, the borrower may elect to defease the Lake Shore Place Mortgage Loan with United States government obligations beginning two years after the issue date.

 o THE BORROWER. The borrower is Golub LSP Investors, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lake Shore Place Mortgage Loan. The sponsor is Michael Newman of Golub Needham Associates LLC. Golub Needham Associates LLC is an affiliate of Golub & Company, which was formed in 1960. Golub & Company and its affiliates have developed, owned and/or managed approximately 25.0 million square feet of commercial space and over 40,000 multifamily units. The borrower has the one time right under the mortgage loan documents to transfer up to a 49% tenant-in-common interest to a new entity upon the satisfaction of certain conditions which include (among things) the delivery of a tenant-in-common agreement that is acceptable to the lender in its sole discretion.

 o THE PROPERTY. The mortgaged real property is an approximately 489,066 square foot office building situated on approximately 2.6 acres. The mortgaged real property was constructed in 1923 and renovated in 1992. The mortgaged real property is located in Chicago, Illinois, within the Chicago-Naperville-Joliet, Illinois-Indiana-Wisconsin metropolitan statistical area. As of February 29, 2004, the occupancy rate for the mortgaged real property securing the Lake Shore Place Mortgage Loan was approximately 96.4%.

   The largest tenant is Playboy Enterprises, Inc. ("Playboy"), occupying approximately 127,663 square feet, or approximately 26.1% of the net rentable area. The mortgaged real property serves as the headquarters of Playboy, a developer and international distributor of multimedia entertainment. As of May 13, 2004, Playboy was rated "B" (S&P). The Playboy lease expires in August 2007. The second largest tenant is Northwestern Medical Faculty Foundation ("Northwestern Medical Faculty Foundation"), occupying approximately 57,474 square feet, or approximately 11.8%, of the net rentable area. Northwestern Medical Faculty Foundation is considered a premier, multi-specialty physician organization that provides care to patients and support to the research and academic programs of the Northwestern University Feinberg School of Medicine. The Northwestern Medical Faculty Foundation lease expires in September 2014. The third largest tenant is Northwestern Memorial Physicians Group ("Northwestern Physicians Group"), occupying approximately 27,275 square feet, or approximately 5.6%, of the net rentable area. Northwestern Physicians Group is a multi-site practice of primary care physicians affiliated with Northwestern Memorial Hospital. The Northwestern Physicians Group lease expires in February 2009.

 o LOCK BOX ACCOUNT. Upon the occurrence of an event of default under the loan documents, the borrower is required to notify the tenants that any and all tenant payments due under the applicable tenant leases are to be directly deposited into a lender designated lock box account.

 o MANAGEMENT. Golub & Company, an affiliate of the sponsor, is the property manager for the mortgaged real property securing the Lake Shore Place Mortgage Loan.

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                                      B-42
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                                   NASHUA MALL
--------------------------------------------------------------------------------

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                                      B-43
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                                   NASHUA MALL
--------------------------------------------------------------------------------

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                                      B-44

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                                   NASHUA MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                           CGM
 CUT-OFF DATE PRINCIPAL BALANCE                         $35,500,000
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                   3.0%
 NUMBER OF MORTGAGE LOANS                                         1
 LOAN PURPOSE                                             Refinance
 SPONSOR                                       Robert F. Gordon and
                                                   Edward C. Gordon
 OWNERSHIP INTEREST                                      Fee Simple
 MORTGAGE RATE                                               6.120%
 MATURITY DATE                                        June 11, 2014
 AMORTIZATION TYPE                                          Balloon
 ORIGINAL TERM / AMORTIZATION                             120 / 360
 REMAINING TERM / AMORTIZATION                            120 / 360
 LOCKBOX                                                       None

 UP-FRONT RESERVES
   TAX/INSURANCE                    No / No
   REPLACEMENT                           $0
   OCCUPANCY(1)                   2,959,267

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                   Yes / No
   REPLACEMENT                       $1,814

 ADDITIONAL FINANCING                                          None

 CUT-OFF DATE PRINCIPAL BALANCE                         $35,500,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                             $111
 CUT-OFF DATE LTV RATIO(2)                                    76.8%
 MATURITY DATE LTV RATIO(2)                                   64.5%
 UW NCF DSCR(2)                                               1.26x

(1) A holdback of $2,959,267, representing the value of the LL Bean lease, was taken at closing. This escrow will be released upon receipt of a clean estoppel and LL Bean (or a replacement tenant approved by the lender) is in occupancy, open for business and paying rent.

(1) The debt service coverage and loan-to-value ratios are presented on an adjusted basis that: (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the release of the cash holdback; and/or (b) reflects the application of that cash holdback to pay down the subject mortgage loan, with a corresponding reamortization of the monthly debt service payment.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                         1
 LOCATION                           Nashua, New Hampshire
 PROPERTY TYPE                            Retail-Anchored
 SIZE (SF)                                        318,829
 OCCUPANCY % AS OF MAY 10, 2004                     91.1%
 YEAR BUILT / YEAR RENOVATED                  1966 / 2003
 APPRAISED VALUE                              $42,800,000
 PROPERTY MANAGEMENT                    The MEG Companies
 UW ECONOMIC OCCUPANCY %                            86.3%
 UW REVENUES                                   $4,963,904
 UW EXPENSES                                   $1,921,164
 UW NET OPERATING INCOME (NOI)                 $3,042,740
 UW NET CASH FLOW (NCF)                        $2,976,124

--------------------------------------------------------------------------------
                                   NASHUA MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                              % OF
                                  RATINGS         NET      TOTAL NET                              % OF      DATE OF
                              FITCH/MOODY'S/    RENTABLE    RENTABLE                 ACTUAL      ACTUAL      LEASE
         TENANT NAME              S&P(1)       AREA (SF)      AREA     RENT PSF       RENT        RENT     EXPIRATION
---------------------------- ---------------- ----------- ----------- ---------- ------------- ---------- -----------
 Anchor Tenants - Anchor Owned
Home Depot                   AA/Aa3/AA          130,961              ANCHOR OWNED - NOT PART OF COLLATERAL
                                                -------
 Total Anchor Owned                             130,961

Top 5 Tenants
Kohl's                           A/A3/A-         86,584       27.2%    $ 10.75    $  930,500       25.7%    1/31/23
Burlington Coat Factory         NR/NR/NR         70,000       22.0     $  3.96       277,364        7.7     2/28/09
Christmas Tree Shops, Inc.      NR/NR/BBB        50,444       15.8     $ 16.11       812,500       22.4    12/31/22
Babies R Us                     BB/Ba2/BB        38,000       11.9     $ 10.00       380,000       10.5     1/31/20
LL Bean(2)                      NR/NR/NR         12,000        3.8     $ 18.67       224,000        6.2    11/30/07
                                                -------   --------                ----------      -----
 Top 5 Tenants                                  257,028       80.6%    $ 10.21    $2,624,364       72.5%
Non-major tenants                                33,345       10.5%    $ 29.93    $  997,909       27.5%
                                                -------   --------     -------    ----------      -----
Occupied Mall Total                             290,373       91.1%    $ 12.46    $3,622,273      100.0%
Vacant Space                                     28,456        8.9%
                                                -------   --------
COLLATERAL TOTAL                                318,829      100.0%
COLLATERAL AND ANCHOR
 OWNED TOTAL                                    449,790      100.0%               $3,622,273      100.0%
                                                =======   ========                ==========      =====

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------
                                WTD. AVG. IN
                                 PLACE BASE                                      CUMULATIVE       % OF IN      CUMULATIVE %
                # OF LEASES       RENT PSF       TOTAL SF        % OF TOTAL        % OF SF      PLACE RENT     OF IN PLACE
    YEAR          ROLLING         ROLLING       ROLLING(3)     SF ROLLING(3)     ROLLING(3)       ROLLING      RENT ROLLING
------------   -------------   -------------   ------------   ---------------   ------------   ------------   -------------
    2004       0                 $  0.00                0            0.0%            0.0%           0.0%            0.0%
    2005       0                 $  0.00                0            0.0%            0.0%           0.0%            0.0%
    2006       0                 $  0.00                0            0.0%            0.0%           0.0%            0.0%
    2007       1                 $ 14.56            6,800            2.1%            2.1%           2.9%            2.9%
    2008       1                 $ 25.00            1,300            0.4%            2.5%           1.0%            3.9%
    2009       4                 $  5.19           75,406           23.7%           26.2%          11.5%           15.4%
    2010       0                 $  0.00                0            0.0%           26.2%           0.0%           15.4%
    2011       0                 $  0.00                0            0.0%           26.2%           0.0%           15.4%
    2012       0                 $  0.00                0            0.0%           26.2%           0.0%           15.4%
    2013       2                 $ 25.94            8,288            2.6%           28.8%           6.3%           21.7%
    2014       3                 $ 23.33           11,551            3.6%           32.4%           7.9%           29.6%
                                                   ------           ----
   TOTALS                                         103,345           32.4%
                                                  =======           ====

(1) Certain credit ratings are those of the parent company whether or not the parent company guarantees the lease.

(2) LL Bean signed a lease dated 2/5/2004 that provides for rental payments to begin upon 60 days following the completion of construction. Construction is estimated to be completed during summer of 2004. Rent roll commencement date of 9/1/04 is conservatively based on completion of construction and delivery of space to tenant by 7/1/04 with rent commencement 60 days thereafter. This space was underwritten as vacant.

(3)   Calculated based on approximate square footage occupied by each tenant.

--------------------------------------------------------------------------------
                                   NASHUA MALL
--------------------------------------------------------------------------------

 o THE LOAN. The mortgage loan (the "Nashua Mall Mortgage Loan") is secured by a first mortgage encumbering a regional power center located in Nashua, New Hampshire. The Nashua Mall Mortgage Loan represents approximately 3.0% of the Initial Mortgage Pool Balance. The Nashua Mall Mortgage Loan has a principal balance as of the cut-off date of $35,500,000.

   The Nashua Mall Mortgage Loan has a remaining term of 120 months and matures on June 11, 2014. The Nashua Mall Mortgage Loan may be prepaid on or after April 11, 2014, and permits defeasance with United States government obligations beginning two years after the issue date.

 o THE BORROWER. The borrower is Vickerry Realty Co. Trust, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Nashua Mall Mortgage Loan. The sponsors of the borrower are: Robert F. Gordon and Edward C. Gordon. The sponsors collectively have controlling interests in 14 retail projects with approximately 1,400,000 square feet of retail space in New Hampshire and Massachusetts.

 o THE PROPERTY. The mortgaged real property is an approximately 318,829 square foot regional power center comprised of ten buildings situated on approximately 25.2 acres. The mortgaged real property was initially constructed in 1966 as an interior mall complex and has substantially been expanded and renovated in 2003 to a regional power center. The mortgaged real property is located in Nashua, New Hampshire, within the Nashua, New Hampshire metropolitan statistical area. As of May 10, 2004, the occupancy rate for the mortgaged real property securing the Nashua Mall Mortgage Loan was approximately 91.1%.

   The largest tenant at the mortgaged real property is Kohl's Department Stores ("Kohl's"), occupying approximately 86,584 square feet, or approximately 27.2% of the net rentable area. Kohl's, incorporated in 1988, operates specialty department stores that feature national brand merchandise. Kohl's Department Stores sell apparel, shoes, accessories and home products targeted to middle-income customers shopping for family and home related items. As of May 19, 2004, Kohl's was rated "A3" by Moody's and "A-" by
   S&P. The Kohl lease expires in January 2023. The second largest tenant at the mortgaged real property is Burlington Coat Factory ("Burlington"), occupying approximately 70,000 square feet, or approximately 22.0% of the net rentable area. Burlington Coat Factory Warehouse Corporation is a national retailer offering clothing, footwear, and accessories for the entire family, a specialty baby product department, Baby Depot, and Luxury Linens, and a home decor department. The Burlington lease expires in February 2009. The third largest tenant at the mortgaged real property is Christmas Tree Shops, Inc., ("CTS"), occupying approximately 50,444 square feet, or approximately 15.8% of the net rentable area. CTS, a retailer of giftware and household items, was acquired by Bed Bath & Beyond on June 19, 2003. As of May 19, 2004, CTS was rated "BBB" by S&P. The CTS lease expires in December 2022. Additionally, Home Depot is a tenant at the subject property; however, it owns its pad and improvements, which are not a part of the collateral for the underlying mortgage loan.

   A holdback of $2,959,267, representing the value of the LL Bean lease, was taken at closing. This escrow will be released upon receipt of a clean estoppel and LL Bean (or a replacement tenant approved by the lender) is in occupancy, open for business and paying rent.

 o LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

 o MANAGEMENT. The MEG Companies is the property manager for the Mortgaged Property securing the Nashua Mall Loan. The property manager is affiliated with the sponsor.

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                                      B-48
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                CROSSROADS CENTER PORTFOLIO -- CROSSROADS CENTER
--------------------------------------------------------------------------------

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                                      B-49
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                CROSSROADS CENTER PORTFOLIO -- CROSSROADS CENTER
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                                      B-50

               CROSSROADS CENTER PORTFOLIO -- CROSSROADS CENTER





--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                          CGM
 CUT-OFF DATE PRINCIPAL BALANCE                        $26,960,000
 PERCENTAGE OF INITIAL MORTGAGE POOL
   BALANCE                                                    2.3%
 NUMBER OF MORTGAGE LOANS                                        1
 LOAN PURPOSE                                            Refinance
 SPONSOR                         Ramco-Gershenson Properties, L.P.
 OWNERSHIP INTEREST                                     Fee Simple
 MORTGAGE RATE                                              5.380%
 MATURITY DATE                                        May 11, 2014
 AMORTIZATION TYPE                              Partial IO/Balloon
 INTEREST ONLY PERIOD                                           12
 ORIGINAL TERM / AMORTIZATION                            120 / 360
 REMAINING TERM / AMORTIZATION                           119 / 360
 LOCKBOX                                                      None

 UP-FRONT RESERVES
   TAX/INSURANCE               No / No
   REPLACEMENT                 $0

 ONGOING MONTHLY
   RESERVES
   TAX/INSURANCE               No / No
   REPLACEMENT                 $0

 ADDITIONAL FINANCING                 Future Unsecured Debt Allowed

 CUT-OFF DATE PRINCIPAL BALANCE                         $26,960,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                             $113
 CUT-OFF DATE LTV RATIO                                       79.2%
 MATURITY DATE LTV RATIO                                      67.6%
 UW NCF DSCR                                                  1.30x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                         1
 LOCATION                                    Rossford, OH
 PROPERTY TYPE                            Retail-Anchored
 SIZE (SF)                                        238,145
 OCCUPANCY % AS OF FEBRUARY 13, 2004                97.9%
 YEAR BUILT / YEAR RENOVATED                   2001 / NAP
 APPRAISED VALUE                              $33,700,000
 PROPERTY MANAGEMENT               Ramco-Gershenson, Inc.
 UW ECONOMIC OCCUPANCY %                            93.0%
 UW REVENUES                                   $3,367,351
 UW EXPENSES                                     $835,933
 UW NET OPERATING INCOME (NOI)                 $2,531,418
 UW NET CASH FLOW (NCF)                        $2,350,456

--------------------------------------------------------------------------------
                CROSSROADS CENTER PORTFOLIO -- CROSSROADS CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                  NET          % OF                                  % OF      DATE OF
                               RATINGS          RENTABLE   NET RENTABLE                 ACTUAL      ACTUAL      LEASE
      TENANT NAME       FITCH/MOODY'S/S&P(1)   AREA (SF)       AREA       RENT PSF       RENT        RENT     EXPIRATION
---------------------- ---------------------- ----------- -------------- ---------- ------------- ---------- -----------
Anchor Tenants - Anchor Owned
Target                 A/A2/A+                  126,200               SHADOW ANCHOR - NOT PART OF COLLATERAL
Home Depot             AA/Aa3/AA                116,000               SHADOW ANCHOR - NOT PART OF COLLATERAL
                                                -------
 Total Anchor Owned                             242,200

Giant Eagle                  NR/NR/NR            80,021         33.6%     $ 10.30    $  824,210       29.1%  8/31/22
Linens 'N Things             NR/NR/NR            35,100         14.7      $ 11.00       386,100       13.6   1/31/12
Michaels Stores, Inc        NR/Ba1/BB+           23,970         10.1      $ 10.50       251,685        8.9   8/31/11
MC Sporting Goods            NR/NR/NR            13,500          5.7      $  9.00       121,500        4.3   9/30/18
Shoe Carnival                NR/NR/NR             9,773          4.1      $ 13.00       127,049        4.5   1/31/12
Non-major tenants                                70,881         29.8      $ 15.79     1,119,006       39.6
Vacant space                                      4,900          2.1      $  0.00             0        0.0
                                                -------   ----------                 ----------      -----
TOTALS                                          238,145        100.0%                $2,829,550      100.0%
                                                =======   ==========                 ==========      =====

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------
                               WTD. AVG. IN
                                PLACE BASE                                      CUMULATIVE       % OF IN      CUMULATIVE %
               # OF LEASES       RENT PSF       TOTAL SF        % OF TOTAL        % OF SF      PLACE RENT     OF IN PLACE
    YEAR         ROLLING         ROLLING       ROLLING(2)     SF ROLLING(2)     ROLLING(2)       ROLLING      RENT ROLLING
-----------   -------------   -------------   ------------   ---------------   ------------   ------------   -------------
    2004      0                 $  0.00                0            0.0%            0.0%           0.0%            0.0%
    2005      0                 $  0.00                0            0.0%            0.0%           0.0%            0.0%
    2006      1                 $ 17.50            3,054            1.3%            1.3%           1.9%            1.9%
    2007      3                 $ 13.90           10,046            4.2%            5.5%           4.9%            6.8%
    2008      2                 $ 18.79            8,240            3.5%            9.0%           5.5%           12.3%
    2009      1                 $ 22.00            1,600            0.7%            9.6%           1.2%           13.5%
    2010      0                 $  0.00                0            0.0%            9.6%           0.0%           13.5%
    2011      4                 $ 12.85           46,773           19.6%           29.3%          21.3%           34.8%
    2012      6                 $ 12.85           70,011           29.4%           58.7%          31.8%           66.6%
    2013      0                 $  0.00                0            0.0%           58.7%           0.0%           66.6%
    2014      0                 $  0.00                0            0.0%           58.7%           0.0%           66.6%
                                                  ------           ----
   TOTALS                                        139,724           58.7%
                                                 =======           ====

(1) Certain credit ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)   Calculated based on approximate square footage occupied by each tenant.

--------------------------------------------------------------------------------
                CROSSROADS CENTER PORTFOLIO -- CROSSROADS CENTER
--------------------------------------------------------------------------------

 o THE LOAN. The mortgage loan (the "Crossroads Center Mortgage Loan") is secured by a first mortgage encumbering an anchored retail center located in Rossford, Ohio. The Crossroads Center Mortgage Loan represents approximately 2.3% of the Initial Mortgage Pool Balance. The Crossroads Center Mortgage Loan was originated on April 14, 2004 and has a principal balance as of the cut-off date of $26,960,000. The Crossroads Center Mortgage Loan provides for interest-only payments for the first 12 months of its term, and thereafter, fixed monthly payments of principal and interest. This loan is cross collateralized and cross defaulted with the Auburn Mile Mortgage Loan and these loans have the same borrower.

   The Crossroads Center Mortgage Loan has a remaining term of 119 months and matures on May 11, 2014. The Crossroads Center Mortgage Loan may be prepaid on or after March 11, 2014, and permits defeasance with United States government obligations beginning two years after the issue date.

 o THE BORROWER. The borrower is Ramco Auburn Crossroads SPE LLC, a special purpose entity. Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Ramco Auburn Crossroads SPE LLC Loan. The sponsor of the borrower is Ramco-Gershenson Properties, L.P. Ramco Auburn Crossroads SPE LLC is an entity owned and controlled by RGPLP, the operating partnership of Ramco-Gershenson Properties Trust (RPT), a publicly traded real estate investment trust. As of December 31, 2003, the Company owned a portfolio of 64 shopping centers with approximately 13.3 million square feet located in twelve states.

 o THE PROPERTY. The mortgaged real property is an approximately 238,145 square foot anchored retail center situated on approximately 78 acres. The subject is located within an approximately 474,814 square foot power shopping center. Excluded from the subject collateral are Home Depot and Target, which are contiguous to the subject collateral and are currently owned by the same sponsor. Both Home Depot and Target are currently under long term ground leases that expire in 2021 and 2022, respectively, and each of these tenants has a near term option to purchase the fee. The mortgaged real property was constructed in 2001. The mortgaged real property is located in Rossford, Ohio, within the Toledo, Ohio metropolitan statistical area. As of February 13, 2004, the occupancy rate for the mortgaged real property securing the Crossroads Center Mortgage Loan was approximately 97.9%.

   The largest tenant at the mortgaged real property is Giant Eagle ("Giant Eagle"), occupying approximately 80,021 square feet, or approximately 33.6% of the net rentable area. Giant Eagle is the largest grocery retailer in Pittsburgh, and has about 130 corporate and 83 franchised supermarkets, throughout Maryland, western Pennsylvania, Ohio, and north central West Virginia. The Giant Eagle lease expires in August 2022. The second largest tenant at the mortgaged real property is Linens 'N Things ("Linens 'N Things"), occupying approximately 35,100 square feet, or approximately 14.7% of the net rentable area. Linens 'N Things is one of the leading, national large-format retailers of home textiles, housewares and decorative home accessories operating over 400 stores in 45 states and four Canadian provinces. The Linens 'N Things lease expires in January 2012. The third largest tenant at the mortgaged real property is Michaels Stores, Inc. ("Michaels"), occupying approximately 23,970 square feet, or approximately 10.1% of the net rentable area. Michaels is the world's largest retailer of arts, crafts, framing, floral, wall decor, and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of May 19, 2004, Michaels was rated "Ba1" by Moody's and "BB+" by S&P. The Michaels lease expires in August 2011.

 o LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

 o UNSECURED SUBORDINATE DEBT. The mortgage permits an affiliate of the borrower to make unsecured subordinated loans to the borrower, provided that such loan(s) are made for the sole purpose of funding, and are used by the borrower solely for, working capital and/or the relocation or expansion of certain identified space, provided that the lender consents to such relocation or expansion and provided that certain additional conditions are satisfied, including, without limitation: (1) no payments under the subordinate loans may be due and payable prior to payment in full of the subject underlying mortgage loan; (2) the aggregate outstanding balance of the subordinated loans (plus accrued interest) and the related underlying mortgage loan does not exceed 80% of the value of the related mortgage property; (3) the affiliate lender delivers a subordination and standstill agreement acceptable to the lender; and (4) the related borrower pays all fees incurred by the lender in connection with the proposed transaction.

--------------------------------------------------------------------------------
                CROSSROADS CENTER PORTFOLIO -- CROSSROADS CENTER
--------------------------------------------------------------------------------

 o RELEASE OF PARCEL. The mortgage permits the partial release of an unimproved outlot parcel to which no value was attributed at loan origination, provided that certain conditions precedent set forth in the mortgage are satisfied.

 o MANAGEMENT. Ramco-Gershenson, Inc. is the property manager for the mortgaged real property securing the Crossroads Center Mortgage Loan. The property manager is affiliated with the sponsor.

--------------------------------------------------------------------------------
           CROSSROADS CENTER PORTFOLIO -- AUBURN MILE SHOPPING CENTER
--------------------------------------------------------------------------------

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                                      B-55

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           CROSSROADS CENTER PORTFOLIO -- AUBURN MILE SHOPPING CENTER
--------------------------------------------------------------------------------

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                                      B-56

--------------------------------------------------------------------------------
           CROSSROADS CENTER PORTFOLIO -- AUBURN MILE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                     CGM
 CUT-OFF DATE PRINCIPAL BALANCE                    $7,740,000
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE             0.7%
 NUMBER OF MORTGAGE LOANS                                   1
 LOAN PURPOSE                                       Refinance
 SPONSOR                    Ramco-Gershenson Properties, L.P.
 OWNERSHIP INTEREST                                Fee Simple
 MORTGAGE RATE                                         5.380%
 MATURITY DATE                                   May 11, 2014
 AMORTIZATION TYPE                         Partial IO/Balloon
 INTEREST ONLY PERIOD                                      12
 ORIGINAL TERM / AMORTIZATION                       120 / 360
 REMAINING TERM / AMORTIZATION                      119 / 360
 LOCKBOX                                                 None

 UP-FRONT RESERVES
   TAX/INSURANCE              No / No
   REPLACEMENT                     $0

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE              No / No
   REPLACEMENT                     $0

 ADDITIONAL FINANCING           Future Unsecured Debt Allowed

 CUT-OFF DATE PRINCIPAL
   BALANCE                                         $7,740,000
 CUT-OFF DATE PRINCIPAL
   BALANCE/SF                                             $89
 CUT-OFF DATE LTV RATIO                                 79.2%
 MATURITY DATE LTV RATIO                                67.6%
 UW NCF DSCR                                            1.30x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                               1
 LOCATION                                      Auburn Hills, MI
 PROPERTY TYPE                                  Retail-Anchored
 SIZE (SF)                                               87,222
 OCCUPANCY % AS OF FEBRUARY 13, 2004                     100.0%
 YEAR BUILT / YEAR RENOVATED                         2003 / NAP
 APPRAISED VALUE                                    $10,100,000
 PROPERTY MANAGEMENT                     Ramco-Gershenson, Inc.
 UW ECONOMIC OCCUPANCY %                                  96.1%
 UW REVENUES                                         $1,135,061
 UW EXPENSES                                           $406,110
 UW NET OPERATING INCOME (NOI)                         $728,951
 UW NET CASH FLOW (NCF)                                $687,582

--------------------------------------------------------------------------------
           CROSSROADS CENTER PORTFOLIO -- AUBURN MILE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                 RATINGS         NET          % OF                                   % OF      DATE OF
                             FITCH/MOODY'S/    RENTABLE   NET RENTABLE      RENT                    ACTUAL      LEASE
        TENANT NAME              S&P(1)       AREA (SF)       AREA          PSF      ACTUAL RENT     RENT     EXPIRATION
--------------------------- ---------------- ----------- -------------- ----------- ------------- ---------- -----------
Anchor Tenants - Anchor Owned
Meijer, Inc.                      N/A          218,139                SHADOW ANCHOR - NOT PART OF COLLATERAL
Costco                          A+/A2/A        147,000                SHADOW ANCHOR - NOT PART OF COLLATERAL
Target                          A/A2/A+        123,000                SHADOW ANCHOR - NOT PART OF COLLATERAL
Best Buy                     BBB/Baa3/BBB-      45,520                SHADOW ANCHOR - NOT PART OF COLLATERAL
                                               -------
 Total Anchor Owned                            533,659

Jo-Ann Stores                  NR/B1/B+         43,998         50.4%      $ 10.00     $ 440,150       52.5%    1/31/16
Staples                      BBB/Baa2/BBB-      20,300         23.3       $  5.79       117,600       14.0    11/30/17
Olive Garden                   NR/NR/NR          8,067          9.3       $  9.92        80,000        9.6     2/28/12
Montana's Cookhouse Grill      NR/NR/NR          6,800          7.8       $ 11.76        80,000        9.6     3/31/23
Applebees Neighborhood
 Grill                         NR/NR/NR          5,057          5.8       $ 11.86        60,000        7.2    11/30/18
Non-Major Tenants                                3,000          3.4       $ 20.00        60,000        7.2
Vacant Space                                         0          0.0       $  0.00           0.00       0.0
                                               -------   ----------                   ----------     -----
TOTALS                                          87,222        100.0%                  $ 837,750      100.0%
                                               =======   ==========                   ==========     =====

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------
                            WTD. AVG. IN
                             PLACE BASE                                      CUMULATIVE       % OF IN      CUMULATIVE %
            # OF LEASES       RENT PSF       TOTAL SF        % OF TOTAL        % OF SF      PLACE RENT     OF IN PLACE
  YEAR        ROLLING         ROLLING       ROLLING(2)     SF ROLLING(2)     ROLLING(2)       ROLLING      RENT ROLLING
--------   -------------   -------------   ------------   ---------------   ------------   ------------   -------------
2004       0               $ 0.00                  0             0.0%         0.0%           0.0%           0.0%
2005       0               $ 0.00                  0             0.0%         0.0%           0.0%           0.0%
2006       0               $ 0.00                  0             0.0%         0.0%           0.0%           0.0%
2007       0               $ 0.00                  0             0.0%         0.0%           0.0%           0.0%
2008       0               $ 0.00                  0             0.0%         0.0%           0.0%           0.0%
2009       0               $ 0.00                  0             0.0%         0.0%           0.0%           0.0%
2010       0               $ 0.00                  0             0.0%         0.0%           0.0%           0.0%
2011       0               $ 0.00                  0             0.0%         0.0%           0.0%           0.0%
2012       1               $ 9.92              8,067             9.2%         9.2%           9.6%           9.6%
2013       0               $ 0.00                  0             0.0%         9.2%           0.0%           9.6%
2014       0               $ 0.00                  0             0.0%         9.2%           0.0%           9.6%
                                               -----             ---
TOTALS                                         8,067             9.3%
                                               =====             ===

(1) Certain credit ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)   Calculated based on approximate square footage occupied by each tenant.

--------------------------------------------------------------------------------
           CROSSROADS CENTER PORTFOLIO -- AUBURN MILE SHOPPING CENTER
--------------------------------------------------------------------------------

 o THE LOAN. The mortgage loan (the "Auburn Mile Mortgage Loan") is secured by a first mortgage encumbering an anchored retail center located in Auburn Hills, Michigan. The Auburn Mile Mortgage Loan represents approximately 0.7% of the Initial Mortgage Pool Balance. The Auburn Mile Mortgage Loan was originated on April 14, 2004 and has a principal balance as of the cut-off date of $7,740,000. The Auburn Mile Mortgage Loan provides for interest-only payments for the first 12 months of its term, and thereafter, fixed monthly payments of principal and interest. This loan is cross collateralized and cross defaulted with the Crossroads Center Mortgage Loan and these loans have the same borrower.

   The Auburn Mile Mortgage Loan has a remaining term of 119 months and matures on May 11, 2014. The Auburn Mile Mortgage Loan may be prepaid on or after March 11, 2014, and permits defeasance with United States government obligations beginning two years after the issue date.

 o THE BORROWER. The borrower is Ramco Auburn Crossroads SPE LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Auburn Mile Mortgage Loan. The sponsor of the borrower is Ramco-Gershenson Properties, L.P. ("RGPLP"). Ramco Auburn Crossroads SPE LLC is an entity owned and controlled by RGPLP, the operating partnership of Ramco-Gershenson Properties Trust (RPT), a publicly traded real estate investment trust. As of December 31, 2003, RPT owned a portfolio of 64 shopping centers with approximately 13.3 million square feet located in twelve states.

 o THE PROPERTY. The mortgage real property is an approximately 87,222 square foot anchored retail center situated on approximately 12.3 acres. The subject is located within a 581,571 square foot power center. Excluded from the subject collateral but located within the power center are Meijer's, Costco, Target, Best Buy, and Ethan Allen. Although these shadow anchors are not part of the subject collateral, they are under long-term leases (Costco 2020, Target 2019, Meijer 2024, and Best Buy 2050), and the subject benefits from their proximity. The mortgaged real property was constructed in 2000 and 2003. The mortgage real property is located in Auburn Hills, Michigan, within the Detroit, Michigan metropolitan statistical area. As of February 13, 2004, the occupancy rate for the mortgage real property securing the Auburn Mile Mortgage Loan was approximately 100.0%.

   The largest tenant at the mortgaged real property is Jo-Ann Stores ("Jo-Ann Stores"), occupying approximately 43,998 square feet, or approximately 50.4% of the net rentable area. Operating in 919 stores in 48 states, Jo-Ann Stores is the nation's largest fabric and craft specialty retailer, selling apparel and craft sewing, crafting, home decorating, and other creative endeavors. Jo-Ann Stores was rated B1 by Moody's and B+ by S&P. The Jo-Ann Stores lease expires in January 2016. The second largest tenant at the mortgaged real property is Staples ("Staples"), occupying approximately 20,300 square feet, or approximately 23.3% of the net rentable area. With nearly 1,600 office superstores, Staples, Inc. is the largest operator of office superstores in the world, selling a wide range of office products, including supplies, technology, furniture, and business services. Staples was rated Baa2 by Moody's and BBB- by S&P. The Staples lease expires in November 2017. The third largest tenant at the mortgaged real property is Olive Garden, occupying approximately 8,067 square feet, or approximately 9.3% of the net rentable area. Founded in 1982, Olive Garden is a division of Darden Restaurants, Inc., which is one of the largest casual dining restaurant companies in the world. Darden Restaurants was rated Baa1 by Moody's and BBB+ by S&P. The Olive Garden lease expires in February 2012.

 o LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

 o RELEASE OF PARCEL. The loan documents, in connection with the exercise of an option to purchase under the related lease, permit the partial release of two parcels of the mortgage real property leased by the subject tenant, provided that, the purchaser of each release parcel is required to pay the option purchase price as set out in its respective lease and the funds from such purchase will be placed into an option proceeds reserve, which funds shall be held in trust as security for the loan.

 o UNSECURED SUBORDINATE DEBT. The mortgage permits an affiliate of the borrower to make unsecured subordinated loans to the borrower, provided that such loan(s) are made for the sole purpose of funding, and are used by the borrower solely for, working capital and/or the relocation or expansion of certain identified space, provided that the lender consents to such relocation or expansion and provided that certain additional conditions are satisfied, including, without limitation: (1) no payments under the subordinate loans may be due and payable prior to payment in full of the subject underlying mortgage loan; (2) the aggregate outstanding balance of the subordinated loans (plus accrued interest) and the related underlying mortgage loan does not exceed 80% of the value of the related mortgage real property; (3) the affiliate lender delivers a subordination and standstill agreement acceptable to the lender; and (4) the related borrower pays all fees incurred by the lender in connection with the proposed transaction.

 o MANAGEMENT. Ramco-Gershenson, Inc. is the property manager for the mortgage real property securing the Auburn Mile Mortgage Loan. The property manager is affiliated with the sponsor.

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                               WATERFRONT CLEMATIS
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                               WATERFRONT CLEMATIS
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

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                               WATERFRONT CLEMATIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                            CGM
 CUT-OFF DATE PRINCIPAL BALANCE                          $32,670,000
 PERCENTAGE OF INITIAL MORTGAGE POOL
   BALANCE                                                      2.8%
 NUMBER OF MORTGAGE LOANS                                          1
 LOAN PURPOSE                                            Acquisition
 SPONSOR                                    Lionstone Partners, Ltd.
 OWNERSHIP INTEREST                                       Fee Simple
 MORTGAGE RATE                                                5.370%
 MATURITY DATE                                          May 11, 2014
 AMORTIZATION TYPE                                Partial IO/Balloon
 INTEREST ONLY PERIOD                                             24
 ORIGINAL TERM / AMORTIZATION                              120 / 360
 REMAINING TERM / AMORTIZATION                             119 / 360
 LOCKBOX                                              Springing Hard
 UP-FRONT RESERVES
   TAX/INSURANCE                No / No
   REPLACEMENT                       $0
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                No / No
   REPLACEMENT                       $0
 ADDITIONAL FINANCING                                           None
 CUT-OFF DATE PRINCIPAL BALANCE                          $32,670,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                              $221
 CUT-OFF DATE LTV RATIO                                        72.6%
 MATURITY DATE LTV RATIO                                       63.4%
 UW NCF DSCR                                                   1.29x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                             1
 LOCATION                            West Palm Beach, Florida
 PROPERTY TYPE                        Office(76)%/Retail(24%)
 SIZE (SF)                                            147,980
 OCCUPANCY % AS OF FEBRUARY 11, 2004                    89.7%
 YEAR BUILT / YEAR RENOVATED                       2001 / NAP
 APPRAISED VALUE                                  $45,000,000
 PROPERTY MANAGEMENT                           Paramount Real
                                        Estate Services, Inc.
 UW ECONOMIC OCCUPANCY %                                86.5%
 UW REVENUES                                       $5,535,944
 UW EXPENSES                                       $2,461,234
 UW NET OPERATING INCOME (NOI)                     $3,074,710
 UW NET CASH FLOW (NCF)                            $2,836,609

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                               WATERFRONT CLEMATIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                          NET          % OF                                  % OF      DATE OF
                                       RATINGS          RENTABLE   NET RENTABLE                 ACTUAL      ACTUAL      LEASE
          TENANT NAME           FITCH/MOODY'S/S&P(1)   AREA (SF)       AREA       RENT PSF       RENT        RENT     EXPIRATION
------------------------------ ---------------------- ----------- -------------- ---------- ------------- ---------- -----------
Edwards & Angell, L.L.P.              NR/NR/NR           36,227         24.5%    $ 23.20     $  840,445       26.6%    4/24/11
Florida Crystals Corporation          NR/NR/NR           24,606         16.6     $ 21.50        529,032       16.7     5/16/11
Broad & Cassel                        NR/NR/NR           18,156         12.3     $ 24.50        444,822       14.1     5/31/11
Merrill Lynch                        AA-/Aa3/A+          13,837          9.4     $ 22.40        309,964        9.8     6/30/11
Tommy Bahama West Palm, LLC           NR/NR/NR           11,000          7.4     $ 27.27        300,000        9.5     3/31/11
Non-Major Tenants                                        28,877         19.5     $ 25.53        737,133       23.3
Vacant Space                                             15,277         10.3     $  0.00            0.00       0.0
                                                        -------        -----                 -----------     -----
TOTALS                                                  147,980        100.0%                $3,161,396      100.0%
                                                        =======        =====                 ===========     =====

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------
                               WTD. AVG. IN
                                PLACE BASE                                      CUMULATIVE       % OF IN      CUMULATIVE %
               # OF LEASES       RENT PSF       TOTAL SF        % OF TOTAL        % OF SF      PLACE RENT     OF IN PLACE
    YEAR         ROLLING         ROLLING       ROLLING(2)     SF ROLLING(2)     ROLLING(2)       ROLLING      RENT ROLLING
-----------   -------------   -------------   ------------   ---------------   ------------   ------------   -------------
    2004           0            $  0.00                0            0.0%        0.0%               0.0%            0.0%
    2005           1            $ 22.28            2,535            1.7%        1.7%               1.8%            1.8%
    2006           0            $  0.00                0            0.0%        1.7%               0.0%            1.8%
    2007           1            $ 26.78            2,573            1.7%        3.5%               2.2%            4.0%
    2008           0            $  0.00                0            0.0%        3.5%               0.0%            4.0%
    2009           0            $  0.00                0            0.0%        3.5%               0.0%            4.0%
    2010           0            $  0.00                0            0.0%        3.5%               0.0%            4.0%
    2011           13           $ 23.83          125,002           84.5%       87.9%              94.2%           98.2%
    2012           1            $ 22.28            2,593            1.8%       89.7%               1.8%          100.0%
    2013           0            $  0.00                0            0.0%       89.7%               0.0%          100.0%
    2014           0            $  0.00                0            0.0%       89.7%               0.0%          100.0%
                                                 -------           ----
   TOTALS                                        132,703           89.7%
                                                 =======           ====

(1) Certain credit ratings are those of the parent company whether or not the parent company guarantees the loan.

(2)   Calculated based on approximate square footage occupied by each tenant.

--------------------------------------------------------------------------------
                               WATERFRONT CLEMATIS
--------------------------------------------------------------------------------

 o THE LOAN. The mortgage loan (the "Waterfront Clematis Mortgage Loan") is secured by a first mortgage encumbering two mixed use buildings and a parking garage, located in West Palm Beach, Florida. The Waterfront Clematis Mortgage Loan represents approximately 2.8% of the Initial Mortgage Pool Balance. The Waterfront Clematis Mortgage Loan was originated on April 15, 2004 and has a principal balance as of the cut-off date of $32,670,000. The Waterfront Clematis Mortgage Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

   The Waterfront Clematis Mortgage Loan has a remaining term of 119 months and matures on May 11, 2014. The Waterfront Clematis Mortgage Loan may be prepaid on or after March 11, 2014 and permits defeasance with United States government obligations beginning two years after the issue date.

 o THE BORROWER. The borrower is CF West Palm Office, L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Waterfront Clematis Loan. The sponsor is Lionstone Partners, Ltd. The capital behind the borrower is the result of a partnership between The Lionstone Group and Oregon Public Employees Retirement Fund. In January 2003, the Lionstone Group closed a $220 million discretionary fund, Cash Flow Office One, with an equity commitment of $75 million from a single investor, the Oregon Public Employees Retirement Fund ("OPERF"). Cash Flow Office One acquires high-occupancy, multi-tenant office buildings in major U.S. cities. As of January 2004, Lionstone has acquired five buildings totaling $190 million.

 o THE PROPERTY. The mortgaged real property, consisting of approximately 106,432 square foot of office, 41,548 square feet of retail and a 500 space parking garage, is situated on approximately 1.5 acres. The mortgaged real property was constructed in 2001. The mortgaged real property is located along the intra-coastal waterway in downtown West Palm Beach, Florida, within the West Palm Beach, Florida metropolitan statistical area. As of February 11, 2004, the occupancy rate for the mortgaged real property securing the Waterfront Clematis Mortgage Loan was approximately 89.7%. The retail component was approximately 83% leased and 72% occupied and the office component was approximately 97% occupied.

   The largest tenant is Edwards & Angell, L.L.P. ("Edwards & Angell"), occupying approximately 36,227 square feet, or approximately 24.5% of the net rentable area. Founded in 1894 and headquartered in Boston, Massachusetts, Edwards & Angell's law practice includes finance, private equity and venture capital, bankruptcy and creditor's rights, corporate, technology, environmental, insurance and reinsurance, labor and employment law, litigation, patents and intellectual property, biotechnology, real estate, media, and trust and estate. The Edwards & Angell lease expires April 2011. The second largest tenant is Florida Crystals Corporation ("Florida Crystals"), occupying approximately 24,606 square feet, or approximately 16.6% of the net rentable area. One of the top US sugar producers, Florida Crystals is a unit of Flo-Sun, which merged with other operations to become The American Sugar Refining Company, which includes Domino Foods, one of the largest sugar marketers in the US. The Florida Crystals lease expires in May 2011. The third largest tenant is Broad & Cassel ("Broad & Cassel"), occupying approximately 18,156 square feet, or approximately 12.3% of the net rentable area. Founded in 1946, Broad and Casell is one of the largest full-service law firms in the state of Florida with seven offices and over 140 attorneys. The Broad & Cassel lease expires in May 2011.

 o LOCK BOX ACCOUNT. On June 1, 2010 to the extent OPREF's ownership interest in the property is less than 51%, and if the debt service coverage ratio, as computed by the mortgagee, is less than 1.05x, or upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases are to be directly deposited into a mortgagee designated lock box account.

 o MANAGEMENT. Paramount Real Estate Services, Inc. ("Paramount") is the property manager for the mortgaged real property securing the Waterfront Clematis Mortgage Loan. Founded in 1988, Paramount is an affiliate of The Rendina Companies. The Rendina Companies is one of the largest owners and developers of medical office facilities in the country. Rendina Companies is headquartered in Palm Beach Gardens, Florida and San Diego, California.

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                                   305 MADISON
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                                   305 MADISON
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                                   305 MADISON
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                      CDCMC
 CUT-OFF DATE PRINCIPAL
   BALANCE                                           $28,355,938
 PERCENTAGE OF INITIAL
   MORTGAGE POOL BALANCE                                    2.4%
 NUMBER OF MORTGAGE
   LOANS                                                       1
 LOAN PURPOSE                                        Acquisition
 SPONSOR                               Normandy Realty Partners,
                                                             LLC
 OWNERSHIP INTEREST                                   Fee Simple
 MORTGAGE RATE                                            5.550%
 MATURITY DATE                                  November 1, 2013
 AMORTIZATION TYPE                                       Balloon
 ORIGINAL TERM /
   AMORTIZATION                                        120 / 312
 REMAINING TERM /
   AMORTIZATION                                        113 / 305
 LOCKBOX                                           In-Place Hard

 UP-FRONT RESERVES
  TAX/INSURANCE              No / No
  REPLACEMENT                $0

 ONGOING MONTHLY
   RESERVES
  TAX/INSURANCE              No / No
  REPLACEMENT                $0

 ADDITIONAL FINANCING                                       None
 CUT-OFF DATE PRINCIPAL
   BALANCE                                           $28,355,938
 CUT-OFF DATE PRINCIPAL
   BALANCE/SF                                               $134
 CUT-OFF DATE LTV RATIO                                    75.6%
 MATURITY DATE LTV RATIO                                   64.7%
 UW NCF DSCR                                               1.36x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                    1
 LOCATION                             Morristown, NJ
 PROPERTY TYPE                       Office-Suburban
 SIZE (SF)                                   212,232
 OCCUPANCY % AS OF JULY 1, 2003               100.0%
 YEAR BUILT / YEAR RENOVATED             1971 / 1995
 APPRAISED VALUE                         $37,500,000
 PROPERTY MANAGEMENT                  Crum & Forster
 UW ECONOMIC OCCUPANCY %                      100.0%
 UW REVENUES                              $2,709,114
 UW EXPENSES                                      $0
 UW NET OPERATING INCOME (NOI)            $2,709,114
 UW NET CASH FLOW (NCF)                   $2,709,114

--------------------------------------------------------------------------------
                                   305 MADISON
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                               % OF
                                                  NET           NET
                                                RENTABLE     RENTABLE        RENT          ACTUAL         LEASE
        TENANT NAME             RATINGS(1)     AREA (SF)       AREA          PSF            RENT        EXPIRATION
---------------------------   -------------   -----------   ----------   -----------   -------------   -----------
Crum & Forster - U.S. Fire
 Insurance Company &
 North River Insurance
 Company                      NR/Baa3/BBB     212,232          100.0%    $ 11.92       $2,530,450       12/31/22
                                              -------          -----
TOTALS                                        212,232          100.0%
                                              =======          =====

(1) Certain credit ratings are those of the parent company whether or not the parent company guarantees the lease.

--------------------------------------------------------------------------------
                                   305 MADISON
--------------------------------------------------------------------------------

 o THE LOAN. The mortgage loan (the "305 Madison Mortgage Loan") is secured by a first mortgage encumbering an office building located in Morristown, NJ. The 305 Madison Mortgage Loan represents approximately 2.4% of the Initial Mortgage Pool Balance. The 305 Madison Mortgage Loan was originated on October 29, 2003 and has a principal balance as of the cut-off date of $28,355,938.

   The 305 Madison Mortgage Loan initially amortizes on a 420 month schedule through the January 1, 2008 payment. At this time, the loan coverts to a 312 month amortization schedule for the remainder of the loan term.

   The 305 Madison Mortgage Loan has a remaining term of 113 months and matures on November 1, 2013. The 305 Madison Loan may be prepaid on or after September 1, 2013 and permits defeasance with United States government obligations beginning two years after the issue date.

 o THE BORROWER. The current borrower is Madison Morristown, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the assumption of the 305 Madison Mortgage Loan from the original borrower. The sponsor is Normandy Realty Partners ("Normandy"), a privately owned real estate investment company based in Morristown, New Jersey. The founders of Normandy have over 90 years of combined experience in real estate development, and have acquired, developed and managed a combined total of over $3 billion of real estate in a variety of product types throughout the country. Since 2000, Normandy has acquired over $200 million of real estate assets including 1370 Avenue of the Americas, a 35-story class A office tower located on the corner of 56th Street and Avenue of the Americas in midtown Manhattan.

 o THE PROPERTY. The mortgaged real property is an approximately 212,232 square foot office building situated on approximately 16.2 acres. The mortgaged real property was constructed in 1971 and renovated in 1995. The mortgaged real property is located within the Morris County, New Jersey metropolitan statistical area. As of July 1, 2003, the occupancy rate for the mortgaged real property securing the 305 Madison Mortgage Loan was approximately 100.0%, consisting of leases with two Crum & Forster insurance companies:
   United States Fire Insurance Company and North River Fire Insurance Company, both of which are rated "BBB" by S&P and "Baa3" by Moody's. The tenant leases the building on a fully triple-net basis and is responsible for all property expenses, taxes, insurance and maintenance.

 o LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lender-designated lock box account.

 o MANAGEMENT. Crum & Forster, the parent company of the tenant, is the property manager for the mortgaged real property securing the 305 Madison Mortgage Loan.

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                                   DFS -- GUAM
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                                   DFS -- GUAM
--------------------------------------------------------------------------------

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                                   DFS -- GUAM
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                    CDCMC
 CUT-OFF DATE PRINCIPAL
   BALANCE                                         $26,864,655
 PERCENTAGE OF INITIAL
   MORTGAGE POOL BALANCE                                  2.3%
 NUMBER OF MORTGAGE LOANS                                    1
 LOAN PURPOSE                                        Refinance
 SPONSOR                                         Paul M. Calvo
 OWNERSHIP INTEREST                                 Fee Simple
 MORTGAGE RATE                                          5.690%
 MATURITY DATE                                 January 1, 2014
 AMORTIZATION TYPE                                     Balloon
 ORIGINAL TERM / AMORTIZATION                         120 /360
 REMAINING TERM /
   AMORTIZATION                                       115/ 355
 LOCKBOX                                        Springing Hard
 UP-FRONT RESERVES
   TAX/INSURANCE                  No / No
   REPLACEMENT                    $0
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                  No / No
   REPLACEMENT                    $0
 ADDITIONAL FINANCING                                     None
 CUT-OFF DATE PRINCIPAL
   BALANCE                                         $26,864,655
 CUT-OFF DATE PRINCIPAL
   BALANCE/SF                                             $365
 CUT-OFF DATE LTV RATIO                                  72.6%
 MATURITY DATE LTV RATIO                                 61.3%
 UW NCF DSCR                                             1.55x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                       1
 LOCATION                               Tumon Bay, Guam
 PROPERTY TYPE                      Land - Fee Interest
 SIZE (SF)                                       73,572
 OCCUPANCY %                                     100.0%
 YEAR BUILT / YEAR RENOVATED                    NAP/NAP
 APPRAISED VALUE                            $37,000,000
 PROPERTY MANAGEMENT                  Calvo Finance LLP
 UW ECONOMIC OCCUPANCY %                         100.0%
 UW REVENUES                                 $2,916,733
 UW EXPENSES                                         $0
 UW NET OPERATING INCOME (NOI)               $2,916,733
 UW NET CASH FLOW (NCF)                      $2,916,733

--------------------------------------------------------------------------------
                                   DFS -- GUAM
--------------------------------------------------------------------------------

                                            TENANT SUMMARY
                     RATINGS           NET        % OF NET
                 FITCH/MOODY'S/      RENTABLE     RENTABLE                     ACTUAL         LEASE
 TENANT NAME           S&P          AREA (SF)       AREA       RENT PSF         RENT        EXPIRATION
-------------   ----------------   -----------   ----------   ----------   -------------   -----------
DFS Guam        NR/NR/NR             73,572         100.0%    $ 39.64      $2,916,733        8/24/64
                                     ------         -----
TOTALS                               73,572         100.0%
                                     ======         =====

--------------------------------------------------------------------------------
                                   DFS -- GUAM
--------------------------------------------------------------------------------

 o THE LOAN. The mortgage loan (the "DFS-Guam Mortgage Loan") is secured by a first lien fee simple mortgage encumbering a six acre land parcel underlying a Duty Free Shops and Louis Vuitton Moet Hennessy-owned luxury retail mall in Tumon Bay, Guam, a United States territory. The collateral for the loan is only the land fee interest, which is 100% leased to Duty Free Shoppers Limited Partnership ("DFS Guam LP"), the owner of the improvements, under a 75-year ground lease extending to 2064. The DFS-Guam Mortgage Loan represents approximately 2.3% of Initial Mortgage Pool Balance. The DFS-Guam Mortgage Loan was originated on December 19, 2003 and has a principal balance as of the cut-off date of $26,864,655.

   The DFS-Guam Mortgage Loan has a remaining term of 115 months and matures on January 1, 2014. The DFS-Guam Mortgage Loan may be prepaid on or after December 1, 2013 and permits defeasance with United States government obligations beginning two years after the issue date

 o THE BORROWER. The borrower is Calvo Finance, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the DFS-Guam Mortgage Loan. The sponsor of the borrower is Paul M. Calvo and Calvo Finance Corporation. Paul Calvo was the former governor of Guam and has extensive business operations, including real estate, insurance, retail and distribution. Mr. Calvo resides in Guam and conducts his business operations on and from the island.

 o THE PROPERTY. The mortgaged real property is identified as Lot. No. 5076-3-R5 and consists of a gross land area of 262,086 square feet (6.02 acres). The mortgaged real property is improved with Phase I of the DFS Galleria Shopping Center. Approximately 73,572 leasehold square feet of development are constructed on the subject parcel, in addition to surface parking areas and undeveloped land on the eastern portion of the site. The improvements on the mortgaged real property were constructed in 1994. The mortgaged real property is located on the east side San Vitores Road on the Island of Guam.

   DFS Guam LP entered into a ground lease on the mortgaged real property in 1989 and constructed a 205,377 square foot high-end specialty shopping center, which opened in 1994. The boutique mall rests on two separate parcels with 72,572 square feet of the improvements above the mortgaged real property and the balance on an adjacent parcel. The triple-net ground lease has a 75-year term expiring on August 24, 2064, and the ground rent increases a minimum of 10% every 10 years.

 o LOCK BOX ACCOUNT. At any time during the term of the DFS-Guam Mortgage Loan,
   (i) upon the occurrence of an event of default under the loan documents, or
   (ii) upon termination of the ground lease, the borrower is required to notify the tenants that any and all tenant payments due under the applicable tenant leases are to be directly deposited into a lender-designated lock box account.

 o MANAGEMENT. The borrower, Calvo Finance, LLP, is the property manager for the mortgaged real property securing the DFS-Guam Mortgage Loan. DFS Guam LP owns and manages the improvements.

--------------------------------------------------------------------------------
                         WILDCAT SELF STORAGE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                              CGM
 CUT-OFF DATE PRINCIPAL BALANCE                            $23,397,503
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                      2.0%
 NUMBER OF MORTGAGE LOANS                                            7
 LOAN PURPOSE                                              Acquisition
 SPONSOR                                               David Levenfeld
 OWNERSHIP INTEREST                                         Fee Simple
 MORTGAGE RATE                                                  5.280%
 MATURITY DATE                                        December 1, 2008
 AMORTIZATION TYPE                                             Balloon
 ORIGINAL TERM/AMORTIZATION                                     60/360
 REMAINING TERM/AMORTIZATION                                    54/354
 LOCKBOX                                                Springing Hard

 UP-FRONT RESERVES
   TAX/INSURANCE                    Yes / Yes
   REPLACEMENT                             $0

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                    Yes / Yes
   REPLACEMENT                         $5,272

 ADDITIONAL FINANCING                          Existing Mezzanine Debt

 CUT-OFF DATE PRINCIPAL BALANCE                            $23,397,503
 CUT-OFF DATE PRINCIPAL                                            $37
   BALANCE/SF
 CUT-OFF DATE LTV RATIO                                          70.0%
 MATURITY DATE LTV RATIO                                         65.3%
 UW NCF DSCR                                                     1.64x


[PHOTO OMITTED]


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                              7
 LOCATION                                        Various, Ohio
 PROPERTY TYPE                                    Self-Storage
 SIZE (SF)                                             632,892
 OCCUPANCY % AS OF FEBRUARY 28, 2004                     85.7%
 YEAR BUILT / YEAR RENOVATED                     Various / NAP
 APPRAISED VALUE                                   $33,425,000
 PROPERTY MANAGEMENT                     Pogoda Management Co.
 UW ECONOMIC OCCUPANCY %                                 83.3%
 UW REVENUES                                        $4,669,462
 UW EXPENSES                                        $2,035,092
 UW NET OPERATING INCOME (NOI)                      $2,634,370
 UW NET CASH FLOW (NCF)                             $2,571,080

--------------------------------------------------------------------------------
                         WILDCAT SELF STORAGE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  LOAN SUMMARY
--------------------------------------------------------------------------------
                                                                           CUT-OFF
                                 CUT-OFF                                     DATE
                                   DATE                                   PRINCIPAL
        PROPERTY NAME           PRINCIPAL      YEAR BUILT/                 BALANCE
          (LOCATION)             BALANCE      YEAR RENOVATED   TOTAL SF      PSF
----------------------------- ------------- ----------------- ---------- -----------
Wildcat - Kettering, OH        $ 4,321,832      1996/NAP        89,825     $ 48.11
Wildcat - Norwood, OH            4,046,625  1997 - 2001/NAP    106,725     $ 37.92
Wildcat - S. Fairmount, OH       3,977,079  1994 - 1999/NAP     95,027     $ 41.85
Wildcat - Deerfield, OH          3,477,336  1994 - 1998/NAP     92,325     $ 37.66
Wildcat - Forest Park, OH        3,389,906  1989 - 2000/NAP    106,590     $ 31.80
Wildcat - Huber Heights, OH      2,295,042  1988 - 1999/NAP     72,550     $ 31.63
Wildcat - Blue Ash, OH           1,889,684      1999/NAP        69,850     $ 27.05
                               -----------                     -------     -------
TOTAL/WTD. AVG.                $23,397,503                     632,892     $ 36.97
                               ===========                     =======     =======

                                OCCUPANCY %
                                  (AS OF
        PROPERTY NAME          FEBRUARY 28,    UNDERWRITTEN    APPRAISED    APPRAISED
          (LOCATION)               2004)      NET CASH FLOW      VALUE      VALUE PSF
----------------------------- -------------- --------------- ------------- ----------
Wildcat - Kettering, OH             95.0%       $  479,709    $ 5,800,000   $  64.57
Wildcat - Norwood, OH               84.7%          452,845      6,350,000      59.50
Wildcat - S. Fairmount, OH          82.9%          343,774      5,500,000      57.88
Wildcat - Deerfield, OH             84.4%          387,028      4,750,000      51.45
Wildcat - Forest Park, OH           82.5%          388,773      4,550,000      42.69
Wildcat - Huber Heights, OH         94.0%          289,801      3,475,000      47.90
Wildcat - Blue Ash, OH              77.2%          229,151      3,000,000      42.95
                                    ----        ----------    -----------   --------
TOTAL/WTD. AVG.                     85.7%       $2,571,081    $33,425,000   $  52.81
                                    ====        ==========    ===========   ========

--------------------------------------------------------------------------------
                              OCEAN KEY RESORT (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                          Wachovia
 CUT-OFF DATE PRINCIPAL BALANCE                             $23,067,933
 PERCENTAGE OF INITIAL MORTGAGE POOL
   BALANCE                                                         2.0%
 NUMBER OF MORTGAGE LOANS                                             1
 LOAN PURPOSE                                                 Refinance
 SPONSOR                Westgroup Partners, Inc. and Colee Family Trust
 OWNERSHIP INTEREST                           Fee In Part and Leasehold
                                                                In Part
 MORTGAGE RATE                                                   5.563%
 MATURITY DATE                                             May 11, 2011
 AMORTIZATION TYPE                                              Balloon
 ORIGINAL TERM / AMORTIZATION                                  84 / 300
 REMAINING TERM / AMORTIZATION                                 83 / 299
 LOCKBOX                                                           None

 UP-FRONT RESERVES
   TAX/INSURANCE                        Yes / Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                        Yes / Yes
   REPLACEMENT                            $54,350

 ADDITIONAL FINANCING            Subordinate Debt           $ 1,899,788

                                    TRUST ASSET              LOAN PAIR(2)
                                 ----------------    ---------------------------
 CUT-OFF DATE PRINCIPAL
   BALANCE                            $23,067,933            $24,967,721
 CUT-OFF DATE PRINCIPAL
   BALANCE/ROOM                          $230,679               $249,677
 CUT-OFF DATE LTV RATIO                     60.7%                  65.7%
 MATURITY DATE LTV RATIO                    51.6%                  56.4%
 UW NCF DSCR                                1.79x                  1.56x

(1) Unless indicated otherwise, all statistical information with respect to Ocean Key House Resort mortgage loan excludes the subordinate companion loan which is not included in the trust.

(2)   Includes subordinate companion loan.


[PHOTO OMITTED]


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED REAL PROPERTIES                          1
 LOCATION                                          Key West, FL
                                            Hospitality -- Full
 PROPERTY TYPE                                          Service
 SIZE (ROOMS)                                               100
 OCCUPANCY % AS OF MARCH 31, 2004 (TTM AVERAGE)           81.4%
 YEAR BUILT / YEAR RENOVATED                        1984 / 2002
 APPRAISED VALUE                                    $38,000,000
 PROPERTY MANAGEMENT             Noble House Hotels and Resorts
 UW ECONOMIC OCCUPANCY %                                  80.0%
 UW REVENUES                                        $13,189,308
 UW EXPENSES                                         $9,471,553
 UW NET OPERATING INCOME (NOI)                       $3,717,754
 UW NET CASH FLOW (NCF)                              $3,058,289

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
                                                  RENTAL RATES
 GUESTROOMS                             NUMBER    RANGE -- 2004
--------------------------------        ------    -------------
 STANDARD GUESTROOMS                      16      $249 -- $499
 JUNIOR SUITES                            34      $289 -- $559
 DELUXE OCEANFRONT ROOMS                   7      $339 -- $559
 LARGE ONE-BEDROOM SUITES                 25      $339 -- $669
 OCEANFRONT ONE-BEDROOM SUITES             7      $409 -- $669
 TWO-BEDROOM SUITES                       11     $559 -- $1,049
                                       -----     ---------------
 TOTAL / AVERAGE:                        100      $337 -- $631

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
                                HALL OFFICE PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                             CDCMC
 CUT-OFF DATE PRINCIPAL                                     $21,914,934
   BALANCE
 PERCENTAGE OF INITIAL
   MORTGAGE POOL BALANCE                                           1.9%
 NUMBER OF MORTGAGE
   LOANS                                                              1
 LOAN PURPOSE                                                 Refinance
 SPONSOR                                                     Craig Hall
 OWNERSHIP INTEREST                                          Fee Simple
 MORTGAGE RATE                                                   5.975%
 MATURITY DATE                                         February 1, 2014
 AMORTIZATION TYPE                                              Balloon
 ORIGINAL TERM /
   AMORTIZATION                                               120 / 360
 REMAINING TERM /
   AMORTIZATION                                               116 / 356
 LOCKBOX                                                  In-Place Hard

 UP-FRONT RESERVES
   TAX/INSURANCE             Yes / Yes
   REPLACEMENT               $0

 ONGOING MONTHLY
   RESERVES
   TAX/INSURANCE             Yes / Yes
   REPLACEMENT               $3,872
   TI/LC                     $10,416.67 / mo. thru 1/1/09
                             $31,250 / mo. thereafter

 ADDITIONAL FINANCING                                              None

  CUT-OFF DATE PRINCIPAL
   BALANCE                                                  $21,914,934
 CUT-OFF DATE PRINCIPAL
   BALANCE/SF                                                       $94
 CUT-OFF DATE LTV RATIO                                           73.0%
 MATURITY DATE LTV RATIO                                          62.1%
 UW NCF DSCR                                                      1.30x


[PHOTO OMITTED]


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                               1
 LOCATION                                            Frisco, TX
 PROPERTY TYPE                                Office - Suburban
 SIZE (SF)                                              232,177
 OCCUPANCY % AS OF JANUARY 28, 2004                       90.9%
 YEAR BUILT / YEAR RENOVATED                         2002 / NAP
 APPRAISED VALUE                                    $30,000,000
 PROPERTY MANAGEMENT                       Hall Phoenix/Inwood,
                                        Ltd. and Hall Financial
                                                          Group
 UW ECONOMIC OCCUPANCY %                                  91.0%
 UW REVENUES                                         $4,148,976
 UW EXPENSES                                         $1,759,223
 UW NET OPERATING INCOME (NOI)                       $2,389,753
 UW NET CASH FLOW (NCF)                              $2,048,692


--------------------------------------------------------------------------------
                                HALL OFFICE PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                RATINGS      NET
                                FITCH/     RENTABLE
                               MOODY'S/      AREA           % OF                       ACTUAL         % OF      DATE OF LEASE
         TENANT NAME            S&P(1)       (SF)    NET RENTABLE AREA   RENT PSF       RENT      ACTUAL RENT    EXPIRATION
---------------------------- ------------ --------- ------------------- ---------- ------------- ------------- --------------
EADS Telecom North
 America, Inc.                  NR/A3/A    115,856          49.9%        $  19.50   $2,259,192        58.8%       10/31/14
G.E. Capital Card Services    NR/Aaa/AAA    36,823          15.9            17.85      657,291        17.1        10/31/09
Option One Mortgage           NR/NR/BBB+    21,835           9.4            10.40      227,084         5.9        12/31/09
G.E. Capital Assurance        NR/Aaa/AAA    11,884           5.1            18.80      223,419         5.8        11/30/07
NTEC For Technology            NR/NR/NR     10,795           4.7            19.50      210,503         5.5        5/30/08
NON-MAJOR TENANTS                           13,893           6.0         $  19.11      265,434         6.9
VACANT SPACE                                21,091           9.1
                                           -------         -----                    ----------       -----
TOTAL                                      232,177         100.0%                   $3,842,923       100.0%
                                           =======         =====                    ==========       =====

(1) Certain credit ratings are those of the parent company whether or not the parent company guarantees the lease.

--------------------------------------------------------------------------------
                                 SHERATON SUITES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                               CGM
 CUT-OFF DATE PRINCIPAL BALANCE                             $20,941,941
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                       1.8%
 NUMBER OF MORTGAGE LOANS                                             1
 LOAN PURPOSE                                                 Refinance
 SPONSOR                             Wedge Hotels Corporation, GS Hotel
                                     Managment LLC, GS Hotel Investment
                                                                    LLC
 OWNERSHIP INTEREST                                          Fee Simple
 MORTGAGE RATE                                                   5.920%
 MATURITY DATE                                           April 11, 2014
 AMORTIZATION TYPE                                              Balloon
 ORIGINAL TERM / AMORTIZATION TERM                            120 / 300
 REMAINING TERM / REMAINING AMORTIZATION TERM                 118 / 298
 LOCKBOX                                                  In-Place Hard

 UP-FRONT RESERVES
   TAX / INSURANCE                      Yes / No
   FF&E                                   29,667
 ONGOING MONTHLY
   RESERVES
   TAX MONTHLY /
     INSURANCE MONTHLY                  Yes / No
   FF&E MONTHLY              4% of Gross Revenue

 ADDITIONAL FINANCING                                              None

 CUT-OFF DATE PRINCIPAL
   BALANCE                                                  $20,941,941
 CUT-OFF DATE
   BALANCE/ROOM                                                 $74,526
 CUT-OFF DATE LTV RATIO                                           63.5%
 MATURITY DATE LTV RATIO                                          49.1%
 UW NCF DSCR                                                      1.44x


[PHOTO OMITTED]


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                               1
 LOCATION                                           Houston, TX
 PROPERTY TYPE                         Hospitality-Full Service
 SIZE (ROOMS)                                               281
 OCCUPANCY % AS OF DECEMBER 31, 2003 (TTM AVERAGE)        59.5%
 YEAR BUILT / YEAR RENOVATED                         2000 / NAP
 APPRAISED VALUE                                    $33,000,000
 PROPERTY MANAGEMENT                    WEDGE Hotels Management
                                                    Corporation
 UW ECONOMIC OCCUPANCY %                                  59.5%
 UW REVENUES                                         $8,038,887
 UW EXPENSES                                         $5,391,406
 UW NET OPERATING INCOME (NOI)                       $2,647,481
 UW NET CASH FLOW (NCF)                              $2,325,926

--------------------------------------------------------------------------------
                                 SHERATON SUITES
--------------------------------------------------------------------------------
               2001 AVERAGE       2002 AVERAGE       2003 AVERAGE
------------   --------------     --------------     --------------
 OCCUPANCY         69.3%              63.7%              59.5%
 ADR              113.58             123.68             114.76
 REV PAR           78.70              78.74              68.26

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
                               400 ATLANTIC AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                          CGM
 CUT-OFF DATE PRINCIPAL BALANCE                        $19,161,641
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                  1.6%
 NUMBER OF MORTGAGE LOANS                                        1
 LOAN PURPOSE                                            Refinance
 SPONSOR                                        Kenneth H. Simpson
 OWNERSHIP INTEREST                                     Fee Simple
 MORTGAGE RATE                                              5.600%
 MATURITY DATE                                      April 11, 2014
 AMORTIZATION TYPE                                         Balloon
 ORIGINAL TERM / AMORTIZATION                            120 / 360
 REMAINING TERM / AMORTIZATION                           118 / 358
 LOCKBOX                                            Springing Hard

 UP-FRONT RESERVES
   TAX/INSURANCE                       Yes / Yes
   REPLACEMENT                                $0
   ENGINEERING                          $811,815
   ENVIRONMENTAL                              $0

 ONGOING MONTHLY RESERVES
   TAX / INSURANCE                     Yes / Yes
   REPLACEMENT                                $0

 ADDITIONAL FINANCING                                         None

 CUT-OFF DATE PRINCIPAL BALANCE                        $19,161,641

 CUT-OFF DATE PRINCIPAL BALANCE / SF                          $192
 CUT-OFF DATE LTV RATIO                                      72.9%
 MATURITY DATE LTV RATIO                                     61.2%
 UW NCF DSCR                                                 1.35x


[PHOTO OMITTED]


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                   1
 LOCATION                                                Boston, MA
 PROPERTY TYPE                                          Office, CBD
 SIZE (SF)                                                   99,749
 OCCUPANCY % AS OF DECEMBER 29, 2003                         100.0%
 YEAR BUILT / YEAR RENOVATED                            1899 / 1984
 APPRAISED VALUE                                        $26,300,000
 PROPERTY MANAGEMENT                     Northland Investment Corp.
 UW ECONOMIC OCCUPANCY %                                      90.0%
 UW REVENUES                                             $3,397,513
 UW EXPENSES                                             $1,437,934
 UW NET OPERATING INCOME (NOI)                           $1,959,580
 UW NET CASH FLOW (NCF)                                  $1,786,295

--------------------------------------------------------------------------------
                               400 ATLANTIC AVENUE
--------------------------------------------------------------------------------

                                                  TENANT SUMMARY

                                 RATINGS           NET        % OF NET                                   DATE OF
                             FITCH/MOODY'S/      RENTABLE     RENTABLE                     ACTUAL         LEASE
       TENANT NAME               S&P(1)         AREA (SF)       AREA       RENT PSF         RENT        EXPIRATION
-------------------------   ----------------   -----------   ----------   ----------   -------------   -----------
Goulston & Storrs, P.C.     NR/NR/NR           99,749           100.0%    $ 34.75      $3,466,278      5/31/14
                                               ------           -----
TOTALS                                         99,749           100.0%
                                               ======           =====

(1) Certain credit ratings are those of the parent company whether or not the parent company guarantees the lease.

--------------------------------------------------------------------------------
                                  VICTORIA MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                              CDCMC
 CUT-OFF DATE PRINCIPAL
   BALANCE                                                   $18,786,388
 PERCENTAGE OF INITIAL
   MORTGAGE POOL BALANCE                                            1.6%
 NUMBER OF MORTGAGE LOANS                                              1
 LOAN PURPOSE                                                Acquisition
 SPONSOR                                    Hull Storey Retail Group LLC
 OWNERSHIP INTEREST                                           Fee Simple
 MORTGAGE RATE                                                    5.910%
 MATURITY DATE                                           October 9, 2013
 AMORTIZATION TYPE                                               Balloon
 ORIGINAL TERM / AMORTIZATION                                  120 / 300
 REMAINING TERM /
   AMORTIZATION                                                112 / 292
 LOCKBOX                                                   In-Place Hard

 UP-FRONT RESERVES
   TAX/INSURANCE                  Yes / Yes
   REPLACEMENT                    $273,903

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                  Yes / Yes
   REPLACEMENT                    $5,575
   TI/LC                          $27,084 /mo. thru 12/9/06;
                                  & $18,750 / mo. thereafter
 ADDITIONAL FINANCING                                               None
 CUT-OFF DATE PRINCIPAL
   BALANCE                                                   $18,786,388
 CUT-OFF DATE PRINCIPAL
   BALANCE/SF                                                        $42
 CUT-OFF DATE LTV RATIO                                            65.7%
 MATURITY DATE LTV RATIO                                           51.3%
 UW NCF DSCR                                                       1.44x


[PHOTO OMITTED]


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                    1
 LOCATION                                               Victoria, TX
 PROPERTY TYPE                                Retail - Regional Mall
 SIZE (SF)                                                   445,862
 OCCUPANCY % AS OF JANUARY 31, 2004                            87.5%
 YEAR BUILT / YEAR RENOVATED                             1981 / 1998
 APPRAISED VALUE                                         $28,600,000
 PROPERTY MANAGEMENT                    Hull Story Retail Group, LLC
 UW ECONOMIC OCCUPANCY %                                       86.6%
 UW REVENUES                                              $5,225,723
 UW EXPENSES                                              $2,856,906
 UW NET OPERATING INCOME (NOI)                            $2,368,817
 UW NET CASH FLOW (NCF)                                   $2,092,081

--------------------------------------------------------------------------------
                                  VICTORIA MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                            RATINGS         NET          % OF                                               DATE OF
                        FITCH/MOODY'S/    RENTABLE   NET RENTABLE                                % OF        LEASE
      TENANT NAME           S&P(1)       AREA (SF)       AREA       RENT PSF   ACTUAL RENT   ACTUAL RENT   EXPIRATION
---------------------- ---------------- ----------- -------------- ---------- ------------- ------------- -----------
Sears                    BBB+/Baa1/BBB     82,743        18.6%      $  2.35    $  194,034         6.2%     10/31/30
Cinemark                   NR/NR/NR        43,708         9.8         12.25       535,423        17.1       5/31/12
Bealls                     NR/NR/NR        40,451         9.1          5.00       202,255         6.4      12/31/05
Old Navy(2)               BB+/Ba3/BB+      25,000         5.6          0.00             0         0.0       8/31/05
Sears Service Center     BBB+/Baa1/BBB     18,700         4.2          2.20        41,140         1.3       8/25/30
NON-MAJOR TENANTS                         179,334        40.2         12.09     2,167,452        69.0
                                                                                                -----
VACANT SPACE                               55,926        12.5                        0.00
                                          -------      -------                 ----------
TOTAL                                     445,862      100.00%                 $3,140,304       100.0%
                                          =======      =======                 ===========      =====

(1) Certain ratings are those of parent company whether or not the parent company guarantees the lease.

(2) Under the current lease, Old Navy is only required to pay rent based on percentage of sales.

--------------------------------------------------------------------------------
                              DELRAY BAY APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                      Wachovia
 CUT-OFF DATE PRINCIPAL BALANCE                         $17,500,000
 PERCENTAGE OF INITIAL MORTGAGE POOL
   BALANCE                                                     1.5%
 NUMBER OF MORTGAGE LOANS                                         1
 LOAN PURPOSE                                             Refinance
 SPONSOR                                     Olen Communities, Inc.
 OWNERSHIP INTEREST                                      Fee Simple
 MORTGAGE RATE                                               4.920%
 ANTICIPATED REPAYMENT DATE                           June 11, 2014
 AMORTIZATION TYPE                                   Partial IO/ARD
 INTEREST ONLY PERIOD                                            24
 ORIGINAL TERM / AMORTIZATION                             120 / 360
 REMAINING TERM / AMORTIZATION                            120 / 360
 LOCKBOX                                             Springing Hard

 UP-FRONT RESERVES
   TAX/INSURANCE                         Yes / No
   REPLACEMENT                             $3,458
   ENGINEERING                             $2,075
   PERFORMANCE(1)                      $5,000,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                         Yes / No
   REPLACEMENT                             $3,458

 ADDITIONAL FINANCING                                          None

 CUT-OFF DATE PRINCIPAL BALANCE                         $17,500,000
 CUT-OFF DATE PRINCIPAL BALANCE/UNIT                       $105,422
 CUT-OFF DATE LTV RATIO                                       78.5%
 MATURITY DATE LTV RATIO                                      67.8%
 UW NCF DSCR(2)                                               1.20x

(1) Provided at closing as additional collateral for the loan. The borrower may obtain a partial or full release of the occupancy reserve upon the satisfaction of the following conditions: (i) up to $1,500,000 may be released at such time as the total collections from the mortgaged property equal or exceed $179,000/month for a consecutive 3-month period,
      (ii) an additional $1,500,000 may be released at such time as the total collections from the mortgaged property equal or exceed $190,000/month for a consecutive 3-month period and (iii) the remaining balance may be released at such time as the total collections from the mortgaged property equal or exceed $202,000/month for a consecutive 3-month period.

(2)   The debt service coverage ratio is presented on an adjusted basis that:
      (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property (including an increase in revenues while expenses stay constant) that are consistent with the release of the cash holdback and/or letters of credit; and/or (b) reflects an application of the cash holdback and/or letter of credit to pay down the mortgage loan, with a corresponding reamortization of the monthly debt service payment.


[PHOTO OMITTED]


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED REAL PROPERTIES                               1
 LOCATION                                           Delray Beach, FL
 PROPERTY TYPE                           Multifamily -- Conventional
 SIZE (UNITS)                                                    166
 OCCUPANCY % AS OF APRIL 20, 2004                              86.8%
 YEAR BUILT / YEAR RENOVATED                              2002 / NAP
 APPRAISED VALUE                                         $22,300,000
 PROPERTY MANAGEMENT                            Realty Services Corp
 UW ECONOMIC OCCUPANCY %                                       88.8%
 UW REVENUES                                              $2,321,767
 UW EXPENSES                                              $1,037,639
 UW NET OPERATING INCOME (NOI)                            $1,284,128
 UW NET CASH FLOW (NCF)                                   $1,242,628

--------------------------------------------------------------------------------
                              DELRAY BAY APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    UNIT MIX
--------------------------------------------------------------------------------
                                           APPROXIMATE    APPROXIMATE   % OF NET         ASKING
                                            UNIT SIZE    NET RENTABLE   RENTABLE         RENTAL
         UNIT TYPE          NO. OF UNITS       (SF)        AREA (SF)      AREA            RANGE
-------------------------- -------------- ------------- -------------- ---------- --------------------
  1-BR/1-BA                       38            824          31,312        15.8%           $950
  1-BR/1-BA                       28            933          26,124        13.2            $975
  2-BR/2-BA                        2          1,301           2,602         1.3          $1,100
  2-BR/2-BA                       34          1,353          46,002        23.2          $1,280
  2-BR/2-BA                       30          1,373          41,190        20.7          $1,305
  3-BR/2-BA                       16          1,449          23,184        11.7          $1,365
  3-BR/2-BA                       16          1,543          24,688        12.4          $1,405
  3-BR/2-BA                        2          1,800           3,600         1.8          $1,800
                                 ---          -----         -------       -----
  TOTAL/WEIGHTED AVERAGE         166          1,197         198,702       100.0%    $1,182/$0.99/SF
                                 ===          =====         =======       =====

--------------------------------------------------------------------------------
                                 THE YARDS PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                    Wachovia
 CUT-OFF DATE PRINCIPAL BALANCE                       $17,460,861
 PERCENTAGE OF INITIAL MORTGAGE POOL
   BALANCE                                                   1.5%
 NUMBER OF MORTGAGE LOANS                                       1
 LOAN PURPOSE                                         Acquisition
                                            David Walker and Aria
 SPONSOR                                                  Mehrabi
 OWNERSHIP INTEREST                                    Fee Simple
 MORTGAGE RATE                                             5.070%
 MATURITY DATE                                     April 11, 2014
 AMORTIZATION TYPE                                            ARD
 ORIGINAL TERM / AMORTIZATION                           120 / 360
 REMAINING TERM / AMORTIZATION                          118 / 358
 LOCKBOX                                           Springing Hard

 UP-FRONT RESERVES
   TAX/INSURANCE                    Yes / Yes
   ENGINEERING                        $12,500
   REPLACEMENT                         $4,471

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                    Yes / Yes
   REPLACEMENT                         $4,471

 ADDITIONAL FINANCING                                        None

 CUT-OFF DATE PRINCIPAL BALANCE                       $17,460,861
 CUT-OFF DATE PRINCIPAL BALANCE/SF                            $66
 CUT-OFF DATE LTV RATIO                                     79.4%
 MATURITY DATE LTV RATIO                                    65.5%
 UW NCF DSCR                                                1.24x


[PHOTO OMITTED]


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED REAL PROPERTIES                             1
 LOCATION                                              Chicago, IL
 PROPERTY TYPE                                  Retail -- Anchored
 SIZE (SF)                                                 265,359
 OCCUPANCY % AS OF MARCH 11, 2004                           100.0%
 YEAR BUILT / YEAR RENOVATED                            1990 / NAP
 APPRAISED VALUE                                       $22,000,000
 PROPERTY MANAGEMENT                Edgemark Asset Management, LLC
 UW ECONOMIC OCCUPANCY %                                     95.0%
 UW REVENUES                                            $3,257,974
 UW EXPENSES                                            $1,666,583
 UW NET OPERATING INCOME (NOI)                          $1,591,391
 UW NET CASH FLOW (NCF)                                 $1,403,834

--------------------------------------------------------------------------------
                                 THE YARDS PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                    NET      % OF NET
                                 RATINGS(1)       RENTABLE   RENTABLE
           TENANT            MOODY'S/S&P/FITCH   AREA (SF)     AREA
--------------------------- ------------------- ----------- ----------
Dominick's (Value City)         Baa2/BBB/BBB       93,368       35.2%
Food for Less                   Baa2/BBB/BBB       82,620       31.1
Burlington Coat Factory           NR/NR/NR         52,875       19.9
Back of the Yards Library         NR/NR/NR          5,996        2.3
Kay Bee Toys                      NR/NR/NR          5,902        2.2
Non-major tenants                                  24,598        9.3
Vacant Space                                            0        0.0
                                                  -------      -----
TOTAL                                             265,359      100.0%
                                                  =======      =====

                                                                                DATE OF
                                                                     % OF        LEASE
           TENANT                RENT PSF        ACTUAL RENT     ACTUAL RENT   EXPIRATION
--------------------------- ----------------- ----------------- ------------- -----------
Dominick's (Value City)        $    10.08        $  941,029          50.8%      2/28/12
Food for Less                        4.00           330,480           17.9     10/31/17
Burlington Coat Factory              0.00 (2)             0(2)         0.0(2)   7/31/06
Back of the Yards Library           17.47           104,768            5.7     10/31/04
Kay Bee Toys                        10.06            59,350            3.2      9/30/07
Non-major tenants                   16.87           415,041           22.4
Vacant Space                                             --            0.0
                                                 -----------        -------
TOTAL                                            $1,850,668         100.0%
                                                 ===========        =======

(1) Certain Ratings are those of the parent company whether or not the parent company gurantees the lease.

(2) Under the current lease, Burlington Coat Factory is only required to pay rent based on percentage of sales.

--------------------------------------------------------------------------------
                          CARMEL RANCHO SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                           CGM
 CUT-OFF DATE PRINCIPAL BALANCE                         $15,689,288
 PERCENTAGE OF INITIAL MORTGAGE POOL
   BALANCE                                                     1.3%
 NUMBER OF MORTGAGE LOANS                                         1
 LOAN PURPOSE                                             Refinance
 SPONSOR                              Prim Ridge, Inc., Wayne Prim,
                                               Jr., Dorla 308, Inc.
 OWNERSHIP INTEREST                                      Fee Simple
 MORTGAGE RATE                                               5.990%
 MATURITY DATE                                     February 1, 2014
 AMORTIZATION TYPE                                          Balloon
 ORIGINAL TERM / AMORTIZATION TERM                        120 / 360

 REMAINING TERM / REMAINING
   AMORTIZATION TERM                                      116 / 356
 LOCKBOX                                                       None

 UP-FRONT RESERVES
   TAX / INSURANCE                      Yes / Yes
   REPLACEMENT                                 $0

 ONGOING MONTHLY RESERVES
   TAX / INSURANCE                      Yes / Yes
   REPLACEMENT                                 $0

 ADDITIONAL FINANCING                                          None

 CUT-OFF DATE PRINCIPAL BALANCE                         $15,689,288
 CUT-OFF DATE PRINCIPAL BALANCE/SF                             $137
 CUT-OFF DATE LTV RATIO                                       78.8%
 MATURITY DATE LTV RATIO                                      67.1%
 UW NCF DSCR                                                  1.25x


[PHOTO OMITTED]


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                         1
 LOCATION                                      Carmel, CA
 PROPERTY TYPE                           Retail, Anchored
 SIZE (SF)                                        114,897
 OCCUPANCY % AS OF OCTOBER 18, 2003                 96.2%
 YEAR BUILT / YEAR RENOVATED                   1962 / NAP
 APPRAISED VALUE                              $19,900,000
 PROPERTY MANAGEMENT                    Prim & Associates
 UW ECONOMIC OCCUPANCY %                            85.1%
 UW REVENUES                                   $1,795,883
 UW EXPENSES                                     $372,607
 UW NET OPERATING INCOME (NOI)                 $1,423,276
 UW NET CASH FLOW (NCF)                        $1,355,119

--------------------------------------------------------------------------------
                          CARMEL RANCHO SHOPPING CENTER
--------------------------------------------------------------------------------

                                                       TENANT SUMMARY
                                 RATINGS          NET                                                              DATE OF
                             FITCH/MOODY'S/     RENTABLE      % OF NET                   ACTUAL         % OF        LEASE
        TENANT NAME              S&P(1)        AREA (SF)   RENTABLE AREA   RENT PSF       RENT      ACTUAL RENT   EXPIRATION
-------------------------- ------------------ ----------- --------------- ---------- ------------- ------------- -----------
Brinton's (Ace Hardware)       NR/NR/NR          37,773         32.9%      $ 10.51    $  396,882        27.0%      7/31/08
Albertson's                BBB / Baa2 / BBB      30,000         26.1       $  2.00        60,000         4.1      10/31/07
Prudential Securities         A / A3 / A-         9,160          8.0       $ 27.00       247,320        16.8       2/28/07
Cornucopia Market              NR/NR/NR           5,855          5.1       $ 21.13       123,744         8.4       6/30/09
Citibank                    AA+ / Aa1 / AA-       3,519          3.1       $ 32.50       114,375         7.8      11/30/05
Non-Major Tenants                                24,219         21.1       $ 21.85       529,121        36.0
                                                 ------        -----       -------    ----------
Occupied Total                                  110,526         96.2       $ 13.31    $1,471,442       100.0%
Vacant Space                                      4,371          3.8
                                                -------        -----
TOTALS                                          114,897        100.0%
                                                =======        =====

(1) Certain credit ratings are those of the parent company whether or not the parent company guarantees the lease.

--------------------------------------------------------------------------------
                             CUMBERLAND OFFICE PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                      Wachovia
 CUT-OFF DATE PRINCIPAL BALANCE                         $15,000,000
 PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                1.3%
 NUMBER OF MORTGAGE LOANS                                         1
 LOAN PURPOSE                                           Acquisition
 SPONSOR                                           Grant M. Wilson,
                                                  Richard G. Fownes
 OWNERSHIP INTEREST                                      Fee Simple
 MORTGAGE RATE                                               5.650%
 MATURITY DATE                                       April 11, 2014
 AMORTIZATION TYPE                                   Partial IO/ARD
 INTEREST ONLY PERIOD                                            48
 ORIGINAL TERM / AMORTIZATION                             120 / 360
 REMAINING TERM / AMORTIZATION                            118 / 360
 LOCKBOX                                             Springing Hard
 UP-FRONT RESERVES
   TAX/INSURANCE                  Yes / No
   TI/LC(1)                       $250,000
   OTHER(2)                       $573,090
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                  Yes / (3)
   TI/LC                                (4)
   REPLACEMENT                      $1,316
 ADDITIONAL FINANCING                                          None
 CUT-OFF DATE PRINCIPAL BALANCE                         $15,000,000
 CUT-OFF DATE PRINCIPAL
   BALANCE/SF                                                  $104
 CUT-OFF DATE LTV RATIO                                       74.4%
 MATURITY DATE LTV RATIO                                      68.1%
 UW NCF DSCR                                                  1.34x

(1) An upfront reserve of $250,000 was required for tenant improvements and leasing commissions.

(2) An upfront reserve of $394,590 was taken at closing related to tenant improvement allowances owed to 3 specified tenants, as well as $179,100 related to free rent for 2 tenants.

(3) Monthly reserves for insurance are required by borrower, at lender's option, if (i) an event of default occurs or (ii) borrower fails to deliver paid receipts or other proof evidencing the payment of insurance premiums within 15 days prior to the expiration of any insurance policies obtained by borrower.

(4) If Unipro Foodservice, Inc. fails to exercise its extension option before the lease end date in August 2012, a deposit of $150,000 is required for tenant improvements and leasing commissions.


[PHOTO OMITTED]


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED REAL PROPERTIES                           1
 LOCATION                                            Atlanta, GA
 PROPERTY TYPE                                 Office - Suburban
 SIZE (SF)                                               143,546
 OCCUPANCY % AS OF MARCH 04, 2004                          87.2%
 YEAR BUILT / YEAR RENOVATED                          1998 / NAP
 APPRAISED VALUE                                     $20,150,000
 PROPERTY MANAGEMENT                   Research Management Corp.
 UW ECONOMIC OCCUPANCY %                                   87.2%
 UW REVENUES                                          $2,763,443
 UW EXPENSES                                          $1,209,113
 UW NET OPERATING INCOME (NOI)                        $1,554,330
 UW NET CASH FLOW (NCF)                               $1,394,951

--------------------------------------------------------------------------------
                             CUMBERLAND OFFICE PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                          NET      % OF NET
                                       RATINGS          RENTABLE   RENTABLE
            TENANT              FITCH/MOODY'S/S&P(1)   AREA (SF)     AREA
------------------------------ ---------------------- ----------- ----------
Unipro Food Service                   NR/NR/NR           52,315       36.4%
Thomas Concrete of Georgia            NR/NR/NR           20,590       14.3
World Travel Partners I, LLC          NR/NR/NR           13,780        9.6
P & O Nedlloyd Limited                NR/NR/NR           13,212        9.2
Aspect Communications                  NR/B/NR           11,655        8.1
Non-major tenants                                        13,664        9.5
Vacant Space                                             18,330       12.8
                                                         ------      -----
TOTAL                                                   143,546      100.0%

                                                               % OF      DATE OF LEASE
            TENANT               RENT PSF    ACTUAL RENT   ACTUAL RENT    EXPIRATION
------------------------------ ------------ ------------- ------------- --------------
Unipro Food Service            $  19.50      $ 1,020,143       40.7%       8/31/12
Thomas Concrete of Georgia     $  19.00          391,210       15.6        12/31/09
World Travel Partners I, LLC   $  18.00          248,040        9.9        8/31/10
P & O Nedlloyd Limited         $  21.75          287,402       11.5        7/31/09
Aspect Communications          $  19.50          227,273        9.1        4/30/07
Non-major tenants              $  24.12          329,636       13.2
Vacant Space                                          --        0.0
                                             -----------      -----
TOTAL                                        $ 2,503,703      100.0%

(1) Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX C


        DECREMENT TABLES FOR CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
               CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-1


PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------    ------------     -----------      ----------     -----------
Initial Percentage.........................           100%            100%            100%            100%            100%
June 2005..................................            85              85              85              85              85
June 2006..................................            64              64              64              64              64
June 2007..................................            40              40              40              40              40
June 2008..................................            14              14              14              14              14
June 2009 and thereafter...................             0               0               0               0               0

Weighted Average Life (in Years)...........           2.52            2.52            2.52            2.52            2.52

------------------------------------------------------------------------------------------------------------------------------------


                                    CLASS A-2


PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------     -----------      ----------      ----------      -----------
Initial Percentage.........................           100%            100%            100%            100%            100%
June 2005..................................           100             100             100             100             100
June 2006..................................           100             100             100             100             100
June 2007..................................           100             100             100             100             100
June 2008..................................           100             100             100             100             100
June 2009 and thereafter...................             0               0               0               0               0

Weighted Average Life (in Years)...........           4.76            4.75            4.75            4.74            4.62

------------------------------------------------------------------------------------------------------------------------------------

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)


                                    CLASS A-3


PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------        --------       ---------       ---------       ---------        --------
Initial Percentage.........................           100%            100%            100%            100%            100%
June 2005..................................           100             100             100             100             100
June 2006..................................           100             100             100             100             100
June 2007..................................           100             100             100             100             100
June 2008..................................           100             100             100             100             100
June 2009..................................            99              99              99              99              99
June 2010..................................            65              65              65              65              65
June 2011..................................            37              37              37              37              37
June 2012..................................            27              27              27              27              27
June 2013..................................             1               1               1               1               0
June 2014 and thereafter...................             0               0               0               0               0

Weighted Average Life (in Years)...........           6.95            6.94            6.94            6.93            6.82

------------------------------------------------------------------------------------------------------------------------------------


                                    CLASS A-4

PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------        --------       ---------       ---------       ---------        ---------
Initial Percentage.........................           100%            100%            100%            100%            100%
June 2005..................................           100             100             100             100             100
June 2006..................................           100             100             100             100             100
June 2007..................................           100             100             100             100             100
June 2008..................................           100             100             100             100             100
June 2009..................................           100             100             100             100             100
June 2010..................................           100             100             100             100             100
June 2011..................................           100             100             100             100             100
June 2012..................................           100             100             100             100             100
June 2013..................................           100             100             100             100             100
June 2014 and thereafter...................             0               0               0               0               0

Weighted Average Life (in Years)...........           9.68            9.67            9.66            9.64            9.48

------------------------------------------------------------------------------------------------------------------------------------

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)



                                     CLASS B

PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------        --------       ---------       ---------       ---------        --------
Initial Percentage.........................           100%            100%            100%            100%            100%
June 2005..................................           100             100             100             100             100
June 2006..................................           100             100             100             100             100
June 2007..................................           100             100             100             100             100
June 2008..................................           100             100             100             100             100
June 2009..................................           100             100             100             100             100
June 2010..................................           100             100             100             100             100
June 2011..................................           100             100             100             100             100
June 2012..................................           100             100             100             100             100
June 2013..................................           100             100             100             100             100
June 2014 and thereafter...................             0               0               0               0               0

Weighted Average Life (in Years)...........           9.89            9.89            9.89            9.89            9.73

------------------------------------------------------------------------------------------------------------------------------------


                                     CLASS C

PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------        --------       ---------       ---------       ---------        --------
Initial Percentage.........................           100%            100%            100%            100%            100%
June 2005..................................           100             100             100             100             100
June 2006..................................           100             100             100             100             100
June 2007..................................           100             100             100             100             100
June 2008..................................           100             100             100             100             100
June 2009..................................           100             100             100             100             100
June 2010..................................           100             100             100             100             100
June 2011..................................           100             100             100             100             100
June 2012..................................           100             100             100             100             100
June 2013..................................           100             100             100             100             100
June 2014 and thereafter...................             0               0               0               0               0

Weighted Average Life (in Years)...........           9.89            9.89            9.89            9.89            9.73

------------------------------------------------------------------------------------------------------------------------------------

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                     CLASS D


PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------        --------       ---------       ---------       ---------        --------
Initial Percentage.........................           100%            100%            100%            100%            100%
June 2005..................................           100             100             100             100             100
June 2006..................................           100             100             100             100             100
June 2007..................................           100             100             100             100             100
June 2008..................................           100             100             100             100             100
June 2009..................................           100             100             100             100             100
June 2010..................................           100             100             100             100             100
June 2011..................................           100             100             100             100             100
June 2012..................................           100             100             100             100             100
June 2013..................................           100             100             100             100             100
June 2014 and thereafter...................             0               0               0               0               0

Weighted Average Life (in Years)...........           9.89            9.89            9.89            9.89            9.79

------------------------------------------------------------------------------------------------------------------------------------


                                     CLASS E


PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------         --------       ---------       ---------       ---------        --------
Initial Percentage.........................           100%            100%            100%            100%            100%
June 2005..................................           100             100             100             100             100
June 2006..................................           100             100             100             100             100
June 2007..................................           100             100             100             100             100
June 2008..................................           100             100             100             100             100
June 2009..................................           100             100             100             100             100
June 2010..................................           100             100             100             100             100
June 2011..................................           100             100             100             100             100
June 2012..................................           100             100             100             100             100
June 2013..................................           100             100             100             100             100
June 2014 and thereafter...................             0               0               0               0               0

Weighted Average Life (in Years)...........           9.94            9.93            9.90            9.89            9.81

------------------------------------------------------------------------------------------------------------------------------------

                                     ANNEX D

                         FORM OF PAYMENT DATE STATEMENT

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                                                                             ANNEX D


ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
135 S. LaSalle Street Suite 1625                          SERIES 2004-C1                                Prior Payment:           N/A
Chicago, IL 60603                                                                                       Next Payment:     08/17/2004
                                                                                                        Record Date:      06/30/2004
                                                      ABN AMRO ACCT: XXXXXX
Administrator:                                                                                          Analyst:
                                                REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
================================      ====================================================    ======================================
                                                                                   Page(s)
Issue Id:           CCMT04C1          REMIC Certificate Report                                Closing Date:               06/18/2004
Monthly Data File Name:               Bond Interest Reconciliation                            First Payment Date:         07/16/2004
           CCMT04C1_YYYYMM_3.zip      Cash Reconciliation Summary                             Assumed Final Payment Date: 07/16/2034
                                      15 Month Historical Loan Status Summary
                                      15 Month Historical Payoff/Loss Summary
                                      Historical Collateral Level Prepayment Report
                                      Delinquent Loan Detail
                                      Mortgage Loan Characteristics
                                      Loan Level Detail
                                      Specially Serviced Report
                                      Modified Loan Detail
                                      Realized Loss Detail
                                      Appraisal Reduction Detail
================================      ====================================================    ======================================

               ======================================================================================================
                                                     PARTIES TO THE TRANSACTION
               ------------------------------------------------------------------------------------------------------
                                      DEPOSITOR: Citigroup Commercial Mortgage Securities Inc.
                              UNDERWRITER: Citigroup Global Markets, Inc./Wachovia Capital Markets, LLC
                                        MASTER SERVICER: Wachovia Bank, National Association
                                                  SPECIAL SERVICER: Lennar Partners
                   RATING AGENCY: Moody's Investors Service, Inc. /Standard & Poor's Ratings Services
               ======================================================================================================

                             ==========================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                             --------------------------------------------------------------------------
                                      LaSalle Web Site                       www.etrustee.net
                                      Servicer Website                       www.wachovia.com
                                      LaSalle Factor Line                     (800) 246-5761
                             ==========================================================================

====================================================================================================================================

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
WAC:                                                                                                    Next Payment:     08/17/2004
WA Life Term:                                                                                           Record Date:      06/30/2004
WA Amort Term:                                        ABN AMRO ACCT: XXXXXX
Current Index:
Next Index:                                         REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST      INTEREST    PASS-THROUGH
 CLASS   FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
 CUSIP      Per 1,000     Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000   Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
              0.00           0.00        0.00          0.00           0.00         0.00         0.00          0.00
====================================================================================================================================
                                                                            Total P&I Payment   0.00
                                                                            ===========================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
       Interest equals Interest Payment (3) Estimated

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                  BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                        Deductions                                      Additions
                                            ---------------------------------   ----------------------------------------------------
                       Pass     Accrued                 Deferred &                 Prior       Int Accrual    Prepay-      Other
          Accrual      Thru   Certificate   Allocable   Accretion    Interest   Int. Short-     on prior       ment       Interest
Class  Method   Days   Rate    Interest       PPIS       Interest    Loss/Exp    falls Due    Shortfall (3)  Penalties  Proceeds (1)
====================================================================================================================================














                              ------------------------------------------------------------------------------------------------------
                                 0.00         0.00         0.00        0.00        0.00                           0.00       0.00
====================================================================================================================================

========================================================   ======================

                                              Remaining
Distributable    Interest   Current Period   Outstanding       Credit Support
 Certificate     Payment     (Shortfall)/      Interest    ----------------------
Interest (2)      Amount       Recovery       Shortfalls   Original   Current (4)
========================================================   ======================














--------------------------------------------------------
    0.00           0.00                         0.00
========================================================   ======================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                   CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
             INTEREST SUMMARY                              PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------
Current Scheduled Interest                   SCHEDULED PRINCIPAL:                         Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                  Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int             Advanced Scheduled Principal                 Less Reduction for PPIS
Plus Gross Advance Interest                  -------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal                          ------------------------------------------
Less Other Interest Not Advanced             -------------------------------------------  Total Servicing Fees
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                       ------------------------------------------
-------------------------------------------  Curtailments
Total                                        Advanced Scheduled Principal
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalties                         -------------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      -------------------------------------------
-------------------------------------------  Remittance Principal
Total                                        -------------------------------------------
-------------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                   -------------------------------------------
Less Fee Strips Paid by Servicer             Remittance P&I Due Certs
-------------------------------------------  -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-------------------------------------------  -------------------------------------------  ------------------------------------------
Special Servicing Fees                                   POOL BALANCE SUMMARY                             PPIS SUMMARY
Workout Fees                                 -------------------------------------------  ------------------------------------------
Liquidation Fees                                                     Balance     Count    Gross PPIS
Interest Due Serv on Advances                -------------------------------------------  Reduced by PPIE
Non Recoverable Advances                     Beginning Pool                               Reduced by Shortfalls in Fees
Misc. Fees & Expenses                        Scheduled Principal                          Reduced by Other Amounts
-------------------------------------------  Unscheduled Principal                        ------------------------------------------
Plus Trustee Fees Paid by Servicer           Deferred Interest                            PPIS Reducing Scheduled Interest
-------------------------------------------  Liquidations                                 ------------------------------------------
Total Unscheduled Fees & Expenses            Repurchases                                  PPIS Reducing Servicing Fee
-------------------------------------------  -------------------------------------------  ------------------------------------------
Total Interest Due Trust                     Ending Pool                                  PPIS Due Certificate
-------------------------------------------  -------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
-------------------------------------------                                               ------------------------------------------
Trustee Fee                                                                               ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Fee Strips                                                                                ------------------------------------------
Misc. Fees                                                                                                       Principal  Interest
Interest Reserve Withholding                                                              ------------------------------------------
Plus Interest Reserve Deposit                                                             Prior Outstanding
-------------------------------------------                                               Plus Current Period
Total                                                                                     Less Recovered
-------------------------------------------                                               Less Non Recovered
Total Interest Due Certs                                                                  ------------------------------------------
-------------------------------------------                                               Ending Outstanding
                                                                                          ------------------------------------------

====================================================================================================================================

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   ==================================================================   ================================================
                                Delinquency Aging Categories                                   Special Event Categories (1)
               ------------------------------------------------------------------   ------------------------------------------------
                 Delinq        Delinq        Delinq
                 1 Month       2 Months     3+ Months    Foreclosure      REO       Modifications   Specially Serviced   Bankruptcy
Distribution   ------------------------------------------------------------------   ------------------------------------------------
    Date       #   Balance   #   Balance   #   Balance   #   Balance   #  Balance    #   Balance       #   Balance       #   Balance
============   ==================================================================   ================================================
  07/16/04
------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

============   ==================================================================   ================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============= ===================================================================================== ================================
                                                         Appraisal                       Realized                        Curr
              Ending Pool (1)  Payoffs(2)   Penalties   Reduct. (2)   Liquidations (2)   Losses (2)  Remaining Term   Weighted Avg.
Distribution  ------------------------------------------------------------------------------------- --------------------------------
    Date       #   Balance     #  Balance   #  Amount   #   Balance     #   Balance      #   Amount   Life   Amort.   Coupon  Remit
============= ===================================================================================== ================================
  07/16/04
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

======================== ================================================ ============================ =============================
Disclosure      Payoff     Initial                  Payoff      Penalty     Prepayment      Maturity     Property     Geographic
Control #       Period     Balance       Type       Amount      Amount         Date           Date         Type        Location
------------------------ ------------------------------------------------ ---------------------------- -----------------------------




















====================================================================================================================================
                          CURRENT                    0           0
                         CUMULATIVE

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                     DELINQUENT LOAN DETAIL

====================================================================================================================================

              Paid                   Outstanding   Out. Property                      Special
Disclosure    Thru    Current P&I        P&I         Protection        Advance        Servicer    Foreclosure   Bankruptcy    REO
Control #     Date      Advance       Advances**      Advances     Description (1) Transfer Date      Date         Date       Date
====================================================================================================================================

















====================================================================================================================================
A. P&I Advance - Loan in Grace Period                           1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq              2. P&I Advance - Loan delinquent 2 months
                                                                3. P&I Advance - Loan delinquent 3 months or More
                                                                4. Matured Balloon/Assumed Scheduled Payment
                                                                7. P&I Advance (Foreclosure)
                                                                9. P&I Advance (REO)
====================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                  MORTGAGE LOAN CHARACTERISTICS

=================================================================  =================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================









                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
-------------------------                                          Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360



=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
                           Minimum Remaining Term                  Minimum Remaining Term 0
                           Maximum Remaining Term                  Maximum Remaining Term 0

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                 MORTGAGE LOAN CHARACTERISTICS

============================================================       =================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================









 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================









 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                  MORTGAGE LOAN CHARACTERISTICS

================================================================    ================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================











     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                        LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================















=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================















===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                  3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================== ============== ===================== ================================== =============== =====================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------  Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.     Type    State   NOI   DSCR    Date
====================== ============== ===================== ================================== =============== =====================























====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - < 1 month delinq.          2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO
====================================================================================================================================

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================




























====================================================================================================================================

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                      MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================
























====================================================================================================================================

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                      REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================





















====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                   APPRAISAL REDUCTION DETAIL

====================== =================================== ================================================ ====== =================
                                                                           Remaining Term                             Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                  ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State   DSCR    Value   Date
====================== =================================== ================================================ ====== =================






















====================================================================================================================================

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

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

                                     ANNEX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


         Except in limited circumstances, the globally offered Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E, will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including June 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including June 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

        o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

        o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

         1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

         2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

         3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

         4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

                  (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                           (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed;

                           (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S.
                                    Treasury Regulations;

                           (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary; and

                           (iv)     providing any other  information,
                                    certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section  1.1441-1(e)(3)(ii)  or
                                    1.1441-1(e)(5)(v) of the U.S. Treasury
                                    Regulations; or

                  (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                           (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed;

                           (ii)     certifying that the nonqualified
                                    intermediary is not acting for its own
                                    account;

                           (iii)    certifying that the nonqualified
                                    intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners; and

                           (iv)     providing any other information,
                                    certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

                  5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

         o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

         o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

         o can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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


PROSPECTUS

                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.,
                                  THE DEPOSITOR

             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Citigroup Commercal Mortgage Securities Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

---------------------------------------------------------------   -----------------------------------------------------------------
                     THE OFFERED CERTIFICATES:                                            THE TRUST ASSETS:

   The offered certificates will be issuable in series.                  The assets of each of our trusts will include--
   Each series of offered certificates will--
                                                                         o    mortgage loans secured by first and junior liens on,
   o    have its own series designation,                                      or security interests in, various interests in
                                                                              commercial and multifamily real properties,
   o    consist of one or more classes with various payment
        characteristics,                                                 o    mortgage-backed securities that directly or
                                                                              indirectly evidence interests in, or are directly
   o    evidence beneficial ownership interests in a trust                    or indirectly secured by, those types of mortgage
        established by us, and                                                loans, or

   o    be payable solely out of the related trust assets.               o    some combination of those types of mortgage loans
                                                                              and mortgage-backed securities.
        No governmental agency or instrumentality will insure
   or guarantee payment on the offered certificates. Neither             Trust assets may also include letters of credit,
   we nor any of our affiliates are responsible for making               surety bonds, insurance policies, guarantees, reserve
   payments on the offered certificates if collections on the            funds, guaranteed investment contracts, interest rate
   related trust assets are insufficient.                                exchange agreements, interest rate cap or floor
                                                                         agreements, currency exchange agreements, or other
                                                                         similar instruments and agreements.

---------------------------------------------------------------   -----------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------
     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                  The date of this prospectus is May 24, 2004.

                                TABLE OF CONTENTS
                                -----------------

Important Notice About the Information Presented in this Prospectus............2
Available Information; Incorporation by Reference..............................2
Summary of Prospectus..........................................................4
Risk Factors..................................................................14
Capitalized Terms Used in this Prospectus.....................................35
Description of the Trust Assets...............................................35
Yield and Maturity Considerations.............................................65
Citigroup Commercial Mortgage Securities Inc..................................71
Description of the Certificates...............................................72
Description of the Governing Documents........................................82
Description of Credit Support.................................................92
Legal Aspects of Mortgage Loans...............................................94
Federal Income Tax Consequences..............................................109
State and Other Tax Consequences.............................................154
ERISA Considerations.........................................................155
Legal Investment.............................................................159
Use of Proceeds..............................................................162
Method of Distribution.......................................................162
Legal Matters................................................................163
Financial Information........................................................164
Rating.......................................................................164
Glossary.....................................................................165


       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.


                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 388 Greenwich Street, New York, New York 10013, Attention: Secretary, or by telephone at 212-816-6000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE..........................  Citigroup Commercial Mortgage Securities
                                      Inc. is a Delaware corporation. Our
                                      principal offices are located at 388
                                      Greenwich Street, New York, New York
                                      10013. Our main telephone number is
                                      212-816-6000. We are an indirect,
                                      wholly-owned subsidiary of Citigroup
                                      Global Markets Holdings Inc. and an
                                      affiliate of Citigroup Global Markets Inc.
                                      See "Citigroup Commercial Mortgage
                                      Securities Inc."

THE SECURITIES BEING OFFERED........  The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                      Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES......  We may not publicly offer all the mortgage pass-through certificates evidencing
                                      interests in one of our trusts. We may
                                      elect to retain some of those
                                      certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.............  In general, a pooling and servicing agreement or other similar agreement or
                                      collection of agreements will govern,
                                      among other things--

                                      o   the issuance of each series of offered
                                          certificates,

                                      o   the creation of and transfer of assets
                                          to the related trust, and

                                      o   the servicing and administration of
                                          those assets.

                                      The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                      If the trust assets for a series of
                                      offered certificates include mortgage
                                      loans, the parties to the governing
                                      document(s) will also include--

                                      o   a master servicer that will generally
                                          be responsible for performing
                                          customary servicing duties with
                                          respect to those mortgage loans that
                                          are not defaulted, nonperforming or
                                          otherwise problematic in any material
                                          respect, and

                                      o   a special servicer that will generally
                                          be responsible for servicing and
                                          administering those mortgage loans
                                          that are defaulted, nonperforming or
                                          otherwise problematic in any material
                                          respect and real estate assets
                                          acquired as part of the related trust
                                          with respect to defaulted mortgage
                                          loans.

                                      The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                      If the trust assets for a series of
                                      offered certificates include
                                      mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                      In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."

CHARACTERISTICS OF THE MORTGAGE
ASSETS..............................  The trust assets with respect to any series of offered certificates will, in
                                      general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                      o   rental or cooperatively-owned
                                          buildings with multiple dwelling
                                          units;

                                      o   retail properties related to the sale
                                          of consumer goods and other products,
                                          or related to providing entertainment,
                                          recreational or personal services, to
                                          the general public;

                                      o   office buildings;

                                      o   hospitality properties;

                                      o   casino properties;

                                      o   health care-related facilities;

                                      o   industrial facilities;

                                      o   warehouse facilities, mini-warehouse
                                          facilities and self-storage
                                          facilities;

                                      o   restaurants, taverns and other
                                          establishments involved in the food
                                          and beverage industry;

                                      o   manufactured housing communities,
                                          mobile home parks and recreational
                                          vehicle parks;

                                      o   recreational and resort properties;

                                      o   arenas and stadiums;

                                      o   churches and other religious
                                          facilities;

                                      o   parking lots and garages;

                                      o   mixed use properties;

                                      o   other income-producing properties;
                                          and/or

                                      o   unimproved land.

                                      The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                      o   may provide for the accrual of
                                          interest at a mortgage interest rate
                                          that is fixed over its term, that
                                          resets on one or more specified dates
                                          or that otherwise adjusts from time to
                                          time;

                                      o   may provide for the accrual of
                                          interest at a mortgage interest rate
                                          that may be converted at the
                                          borrower's election from an adjustable
                                          to a fixed interest rate or from a
                                          fixed to an adjustable interest rate;

                                      o   may provide for no accrual of
                                          interest;

                                      o   may provide for level payments to
                                          stated maturity, for payments that
                                          reset in amount on one or more
                                          specified dates or for payments that
                                          otherwise adjust from time to time to
                                          accommodate changes in the mortgage
                                          interest rate or to reflect the
                                          occurrence of specified events;

                                      o   may be fully amortizing or,
                                          alternatively, may be partially
                                          amortizing or nonamortizing, with a
                                          substantial payment of principal due
                                          on its stated maturity date;

                                      o   may permit the negative amortization
                                          or deferral of accrued interest;

                                      o   may prohibit some or all voluntary
                                          prepayments or require payment of a
                                          premium, fee or charge in connection
                                          with those prepayments;

                                      o   may permit defeasance and the release
                                          of real property collateral in
                                          connection with that defeasance;

                                      o   may provide for payments of principal,
                                          interest or both, on due dates that
                                          occur monthly, bi-monthly, quarterly,
                                          semi-annually, annually or at some
                                          other interval; and/or

                                      o   may have two or more component parts,
                                          each having characteristics that are
                                          otherwise described in this prospectus
                                          as being attributable to separate and
                                          distinct mortgage loans.

                                      Most, if not all, of the mortgage loans
                                      underlying a series of offered
                                      certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                      We do not originate mortgage loans.
                                      However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                      Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                      The trust assets with respect to any
                                      series of offered certificates may also
                                      include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                      o   the security has been registered under
                                          the Securities Act of 1933, as
                                          amended, or

                                      o   we would be free to publicly resell
                                          the security without registration.

                                      See "Description of the Trust
                                      Assets--Mortgage-Backed Securities."

                                      We will describe the specific
                                      characteristics of the mortgage assets
                                      underlying a series of offered
                                      certificates in the related prospectus
                                      supplement.

                                      In general, the total outstanding
                                      principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS..........  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                      o   cash that would be applied to pay down
                                          the principal balances of certificates
                                          of that series; and/or

                                      o   other mortgage loans or
                                          mortgage-backed securities that--

                                          1.  conform to the description of
                                              mortgage assets in this
                                              prospectus, and

                                          2.  satisfy the criteria set forth in
                                              the related prospectus supplement.

                                      In addition, if so specified in the
                                      related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                          1.  conform to the description of
                                              mortgage assets in this
                                              prospectus, and

                                          2.  satisfy the criteria set forth in
                                              the related prospectus supplement.

                                      No replacement of mortgage assets or
                                      acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                      Further, if so specified under
                                      circumstances described in the related
                                      prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES........................  An offered certificate may entitle the holder to receive:

                                      o   a stated principal amount;

                                      o   interest on a principal balance or
                                          notional amount, at a fixed, variable
                                          or adjustable pass-through rate;

                                      o   specified, fixed or variable portions
                                          of the interest, principal or other
                                          amounts received on the related
                                          mortgage assets;

                                      o   payments of principal, with
                                          disproportionate, nominal or no
                                          payments of interest;

                                      o   payments of interest, with
                                          disproportionate, nominal or no
                                          payments of principal;

                                      o   payments of interest or principal that
                                          commence only as of a specified date
                                          or only after the occurrence of
                                          specified events, such as the payment
                                          in full of the interest and principal
                                          outstanding on one or more other
                                          classes of certificates of the same
                                          series;

                                      o   payments of principal to be made, from
                                          time to time or for designated
                                          periods, at a rate that is--

                                          1.  faster and, in some cases,
                                              substantially faster, or

                                          2.  slower and, in some cases,
                                              substantially slower,

                                      than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                      o   payments of principal to be made,
                                          subject to available funds, based on a
                                          specified principal payment schedule
                                          or other methodology; or

                                      o   payments of all or part of the
                                          prepayment or repayment premiums, fees
                                          and charges, equity participations
                                          payments or other similar items
                                          received on the related mortgage
                                          assets.

                                      Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                      A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                      We will describe the specific
                                      characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT;
INTEREST RATE AND CURRENCY
RELATED PROTECTION FOR THE
OFFERED CERTIFICATES................  Some classes of offered certificates may be protected in full or in part against
                                      defaults and losses, or select types of
                                      defaults and losses, on the related
                                      mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                      The trust assets with respect to any
                                      series of offered certificates may also
                                      include any of the following agreements:

                                      o   guaranteed investment contracts in
                                          accordance with which moneys held in
                                          the funds and accounts established
                                          with respect to those offered
                                          certificates will be invested at a
                                          specified rate;

                                      o   interest rate exchange agreements,
                                          interest rate cap or floor agreements,
                                          or other agreements and arrangements
                                          designed to reduce the effects of
                                          interest rate fluctuations on the
                                          related mortgage assets or on one or
                                          more classes of those offered
                                          certificates; or

                                      o   currency exchange agreements or other
                                          agreements and arrangements designed
                                          to reduce the effects of currency
                                          exchange rate fluctuations with
                                          respect to the related mortgage assets
                                          and one or more classes of those
                                          offered certificates.

                                      We will describe the types of
                                      reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                      See "Risk Factors," "Description of the
                                      Trust Assets" and "Description of Credit
                                      Support."

ADVANCES WITH RESPECT TO
THE MORTGAGE ASSETS.................  If the trust assets for a series of offered certificates include mortgage
                                      loans, then, as and to the extent
                                      described in the related prospectus
                                      supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                      o   delinquent scheduled payments of
                                          principal and/or interest, other than
                                          balloon payments,

                                      o   property protection expenses,

                                      o   other servicing expenses, or

                                      o   any other items specified in the
                                          related prospectus supplement.

                                      Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the
                                      Certificates--Advances."

                                      If the trust assets for a series of
                                      offered certificates include
                                      mortgage-backed securities, we will
                                      describe in the related prospectus
                                      supplement any comparable advancing
                                      obligations with respect to those
                                      mortgage-backed securities or the
                                      underlying mortgage loans.

OPTIONAL TERMINATION................  We will describe in the related prospectus supplement any circumstances in which a
                                      specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                      o   all the mortgage assets in any
                                          particular trust, thereby resulting in
                                          a termination of the trust, or

                                      o   that portion of the mortgage assets in
                                          any particular trust as is necessary
                                          or sufficient to retire one or more
                                          classes of offered certificates of the
                                          related series.

                                      See "Description of the Certificates--
                                      Termination."

FEDERAL INCOME TAX CONSEQUENCES.....  Any class of offered certificates will constitute or evidence ownership of:

                                      o   regular interests or residual
                                          interests in a real estate mortgage
                                          investment conduit within the meaning
                                          of Sections 860D(a) of the Internal
                                          Revenue Code of 1986; or

                                      o   regular interests in a financial asset
                                          securitization investment trust within
                                          the meaning of Section 860L(a) of the
                                          Internal Revenue Code of 1986; or

                                      o   interests in a grantor trust under
                                          Subpart E of Part I of Subchapter J of
                                          the Internal Revenue Code of 1986.

                                      See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS................  If you are a fiduciary or any other person investing assets of an employee benefit
                                      plan or other retirement plan or
                                      arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986. See "ERISA Considerations."

LEGAL INVESTMENT....................  If your investment authority is subject to legal investment laws and regulations,
                                      regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered securities. You should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage-related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment."

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards to the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o the ratio of fixed operating expenses to those that vary with revenues; and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o to pay for maintenance and other operating expenses associated with the property;

     o to fund repairs, replacements and capital improvements at the property; and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     o    responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978--

     o to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o to deliver to potential residents or purchasers a United States Environmental Protection Agency-approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that:

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial;

     o    the exercise of those remedies would be inequitable or unjust; or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury; or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Can Not Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities;

     o for a tax-exempt holder, will be treated as unrelated business taxable income; and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

     o    a foreign person under the Internal Revenue Code of 1986, or

     o a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

     o a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.


                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.


                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o an estate for years, which consists of ownership of the property for a specified period of years,

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o the dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

     o    the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals on a short-term basis the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may:

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights law, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. A shadow anchor is usually significantly larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and conveniently to the property, but not on the property, so as to influence and attract potential customers. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease. Additionally, if an anchor store that was part of the mortgaged property were to close, the related borrower may be unable to replace the anchor in a timely manner or without suffering adverse economic consequences. In addition, in the event that a shadow anchor fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to a mortgaged property, customer traffic at the mortgaged property may be substantially reduced.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism;

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. Further in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o location, including proximity to or easy access from major population centers;

     o    appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether are not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.


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

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example:

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o will have been registered under the Securities Act of 1933, as amended, or

     o    will be exempt from the registration requirements of that Act, or

     o will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     o    conform to the description of mortgage assets in this prospectus, and

     o    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o the subordination or one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates,

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property, or

     o the likelihood of default under a commercial or multifamily mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

     If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate; or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs, or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances, and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

     If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.



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

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:


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

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.


                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

     We were incorporated in Delaware on July 17, 2003. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013. Our telephone number is 212-816-6000.

     We do not have, and do not expect in the future to have, any significant assets.


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                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation,

     o    were issued under the same Governing Document, and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation, and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,



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

               than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking Luxembourg or Euroclear Bank S.A./N.V. as operator of the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the periodic payment date for that series; and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--



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

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     o    a 360-day year consisting of 12 30-day months,

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.


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

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.



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

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o any other specific sources identified in the related prospectus supplement.


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

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o the applicable portion of that calendar year during which the person was a certificateholder.

     The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.



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

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.



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BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking corporation" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in over 28 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear



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or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.



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     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the subject offered certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.


                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The Governing Document for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document



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for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Citigroup Commercial Mortgage Securities Inc."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. in the case of a balloon loan, the remaining amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security,

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;



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     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2. the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;



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     o    negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or special servicer, a payment default or material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate



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corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master



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servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or



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the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that Governing Document or series of offered certificates or the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing Document; or

     o incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of, or reckless disregard of, obligations or duties on the part of the relevant party under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or



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     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document;

     3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the already existing provisions of that document;

     4. to comply with any requirements imposed by the Internal Revenue Code, or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

     5. to relax or eliminate any requirement under the Governing Document imposed by the REMIC provisions of the Internal Revenue Code if such REMIC provisions are amended or clarified such that the subject requirement may be relaxed or eliminated;

     6. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a FASIT; or

     7. to otherwise modify or delete existing provisions of the Governing Document.



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However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clause 3., 5. or 7. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series, and no such amendment of the Governing Document for any series of offered certificates may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be so amended to:

     o reduce in any manner the amount of, or delay the timing of, payments received or advanced on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series, without the consent of the holder of that certificate; or

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner, without the consent of the holders of all certificates of that class; or

     o significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of all the voting rights for that series, without taking into account certificates of that series held by us or any of our affiliates and/or agents;

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document, without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholder access during normal business hours to the most recent list of certificateholders of that series. However, the trustee or other certificate registrar may first require a copy of the communication that the requesting certificateholder proposes to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.



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DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

     The trustee for each series of offered certificates, and each of its directors, officers, employees, affiliates, agents and control persons, will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or permitted under the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.



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RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;



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     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.



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CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware



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that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.



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     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse



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to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.



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FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property, and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or



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     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

     In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.



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     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the



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redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.



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     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.



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     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     o assume the lease and either retain it or assign it to a third party, or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated



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mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o impose liability for releases of or exposure to asbestos-containing materials, and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of



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foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.



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     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.



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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS' CIVIL RELIEF ACT

     Under the terms of the Servicemembers' Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.



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FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was subject to forfeiture."

     However, there is no assurance that such defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If a bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over banks, were to find that any obligation of a bank under the related pooling and servicing agreement or other agreement or any activity of a bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order that bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a termporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.



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     While we do not believe that the OCC would consider, with respect to any series (a) provisions relating to a bank acting as a servicer under the related pooling and servicing agreement, (b) the payment or amount of the servicing compensation payable to a bank or (c) any other obligation of a bank under the related pooling and servicing agreement or other contractual agreement under which we may purchase mortgage loans from a bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would no conclude otherwise. If the OCC did not reach such a conclusion, and ordered a particular bank to rescind or amend any such agreement, payments on offered certificates could be delayed or reduced.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including--

     o    banks,

     o    insurance companies, and

     o    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences."

     The following discussion addresses securities of three general types:

     o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;



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     o    FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue Code; and

     o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and the rules governing FASITs in Sections 860H-860L of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o REMIC regular certificates, representing regular interests in the REMIC, or

     o REMIC residual certificates, representing residual interests in the REMIC.



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

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC if such REMIC regular certificates are transferred to another REMIC on its startup day in exchange for regular or residual interests in that other REMIC; and

     o "permitted assets" for a FASIT under Section 860L(c)(1)(G) of the Internal Revenue Code.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.



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     The assets of the REMIC will include, in addition to mortgage loans--

     o collections on mortgage loans held pending payment on the related offered certificates, and

     o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code;

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code; and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.



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

Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of the offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o a combination of a single fixed rate and one or more "qualified floating rates,"



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     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

     o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.



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     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o the aggregate amount of original issue discount previously accrued on the certificate, reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.



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     The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.



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

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:



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     o    on the basis of a constant yield method;

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.



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     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable



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income of the REMIC will be determined under the rules described below in
"--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests' in a `Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--



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          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner



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analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate;

     o increased by, amounts included in the income of the holder of that REMIC residual certificate; and

     o decreased, but not below zero, by distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.



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

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     o the daily portions of REMIC taxable income allocable to that certificate, over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     o    the issue price of the certificate, increased by

     o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.



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

     For holders of REMIC residual certificates, excess inclusions--

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and



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

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o from the prospective transferee, providing representations as to its financial condition, and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury Department has issued regulations providing a safe harbor for transfers of REMIC residual certificates. In order to qualify for the safe harbor, two additional requirements must be satisfied: (i) the transferee must represent that it will not cause income from the noneconomic REMIC residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer and (ii) the transfer must satisfy either the "asset test" or the "formula test" provided under the REMIC regulations.

     In order for a transfer to qualify for the "asset test":

     o the transferee must be a domestic "C" corporation (generally, a corporation other than a corporation exempt from taxation or a regulated investment company, real estate investment trust or REMIC) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, exclusive, in each case of any obligations of certain related persons);

     o the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for the asset test under the REMIC Regulations and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers; and

     o a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with ownership of the residual interest will not be paid by the transferee.

In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.



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

     Under the "formula test," a transfer qualifies for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of--

     o the present value of any consideration given to the transferee to acquire the interest,

     o the present value of the expected future distributions on the interest, and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal short-term rate prescribed under Section 1274(d) of the Internal Revenue Code. If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors under the REMIC Regulations, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons and to United States partnerships, the beneficial owners of which are foreign persons.

     Inducement Fees. The Treasury Department has issued final regulations that address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of



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

the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons, to United States partnerships, the beneficial owners of which are foreign persons under the Internal Revenue Code, or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person, will be prohibited under the related Governing Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     o    an individual,

     o    an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then--

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in aggregate, 2% of a taxpayer's adjusted gross income.



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

     In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced .

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     o    an individual,

     o    an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     o    the cost of the certificate to that certificateholder, increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.



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

     In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate--

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan;

     o the receipt of income from a source other than a mortgage loan or other permitted investments;

     o    the receipt of compensation for services; or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance



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

will the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o the tax arises out of bad faith, willful misfeasance or gross negligence on the part of that person in performing its obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of--

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer;

     o    the prepayment assumption; and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization; and



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

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on Pass-Through Entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o the residual interests in the entity are not held by Disqualified Organizations; and

     o the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual



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certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     o 30 days after the end of the quarter for which the information was requested, or



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     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments--

     o fail to furnish to the payor certain information, including their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by the Treasury regulations.



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     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     o    foreign persons, or

     o U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons.

FASITS

     General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

     o    the making of an appropriate election, and

     o    compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that--

     o    the relevant assets will qualify as a FASIT,

     o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and



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     o    one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

     Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

     On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

     Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in . . . health institutions or facilities, including structures designed or used primarily for residential purposes for . . .. persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

     Qualification as a FASIT.

     General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.



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     Permitted assets for a FASIT include--

     o    cash or cash equivalents,

     o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

     o    hedges and contracts to acquire hedges,

     o    foreclosure property, and

     o    regular interests in another FASIT or in a REMIC.

     As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

     Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

     The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of "high-yield regular interests," as described in "--Permitted Interests" below, to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

     Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

     o    REMIC regular interests,

     o    regular interests of other FASITs,

     o    inflation indexed debt instruments,

     o    credit card receivables, and

     o    some stripped bonds and coupons.



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     However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

     o    debt of the owner of the FASIT ownership interest,

     o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

     o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person.

     Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

     Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

     o    fluctuations in market interest rates;

     o    fluctuations in currency exchange rates;

     o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

     o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

     The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

     Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.



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     Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

     o    a single class of ownership interest, or

     o    one or more classes of regular interests.

     An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

     1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

     2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

     3.   has a stated maturity of not longer than 30 years,

     4. has an issue price not greater than 125% of its stated principal amount, and

     5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a "high-yield regular interest." Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

     o    the absence of defaults or delinquencies on permitted assets,

     o    lower than reasonably expected returns on permitted assets,

     o    unanticipated expenses incurred by the FASIT, or

     o    prepayment interest shortfalls.

     Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying



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arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method.
In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

     Under the proposed FASIT regulation, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

     Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

     Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield regular interests--

     o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

     o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

     You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

     Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield regular interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

     High Yield Regular Interests; Anti-Avoidance Excise Taxes on Tiered Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield regular interest may not be less than the taxable income from all high-yield regular interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

     High yield regular interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield regular interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield



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interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield regular interests. There is an exception allowing non-corporate taxpayers that hold high-yield regular interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield regular interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield regular interests.

     To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

     o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield regular interest; and

     o    issues a debt or equity interest that is--

          1.   supported by that FASIT regular interest, and

          2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield regular interest if it had been issued by a FASIT.

     Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

     Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

     o    the receipt of income from other than permitted assets;

     o    the receipt of compensation for services;

     o    the receipt of any income derived from a loan originated by the FASIT;
          or

     o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

          1. foreclosure, default, or imminent default of a qualified mortgage,

          2.   bankruptcy or insolvency of the FASIT,

          3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of



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               gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

          4.   the retirement of a class of FASIT regular interests.

     The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

     o if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through
          (4);

     o if the FASIT acquires the loan more than one year after the loan was issued;

     o if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business;

     o if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out; and

     o when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

     The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

     Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield regular interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

     o you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

     o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

     o you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.



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     If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

     High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

     Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

     Reporting Requirements. Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o a "grantor trust fractional interest certificate," which represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate;

     o a "grantor trust strip interest certificate," which represents ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

     o    normal administration fees, and

     o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust.

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.



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

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o "loans...secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;

     o "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code; and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be--

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and

     o in general, "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code.



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

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally--

     o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if--

     o a class of grantor trust strip certificates is issued as part of the same series, or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     o    a master servicer,



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     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumptions.

     Section 1272(a)(6) of the Internal Revenue Code covers investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. Its precise application to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding--

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest."

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of--

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates," and



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

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     o there is no original issue discount or only a de minimis amount of original issue discount, or



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

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is



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uncertain in various respects, however. See "--Grantor Trusts--Taxation of
Owners of Grantor Trust Fractional Interest Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     o    the issue price of the mortgage loan, increased by

     o the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. The inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--



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     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General" above.

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     o    the price paid for that grantor trust strip certificate by you, and

     o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General" above.

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust



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

certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May be Highly Unpredictable".

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     o the prepayment assumption we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between--

     o the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     o    its cost, increased by

     o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by



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

individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o the amount of servicing compensation received by a master servicer or special servicer, and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.


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

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a U.S. Person and is classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.


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

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Internal Revenue Code impose various requirements on--

     o    Plans, and

     o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of that Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing Plan's governing the documents.

A fiduciary of an investing Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o provides investment advice with respect to the assets of that Plan for a fee.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists. The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit;

     o    the furnishing of goods and services; and

     o the use of the assets of a Plan by or for the benefit of a Party in Interest.



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

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be treated as assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest (such as an offered certificate) in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1. those with discretionary authority or control over the assets of the entity;

     2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     If none of the exceptions contained in the Plan Asset Regulation applies, the mortgages and other assets included in the related trust will be treated as assets of each Plan investing. In that case, any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the



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

underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

     The related prospectus supplement will discuss whether any of the exceptions set forth in the Plan Asset Regulation are expected to be applicable with respect to the offered certificates.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary or any other person investing assets of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER EXEMPTION

     The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. It is expected that Citigroup Global Markets Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to Citigroup Global Markets Inc. Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global Markets Inc. or any person affiliated with Citigroup Global Markets Inc., such as particular classes of the offered certificates.

     Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class. The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

OTHER POSSIBLE EXEMPTIONS

     If for any reason the Underwriter Exemption is not available, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;



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

     o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

     o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a "qualified professional asset manager;"

     o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

     o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of a Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not assets of a Plan.

     A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account that support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

INELIGIBLE PURCHASERS

     Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates. Offered certificates may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, the fiscal agent, the mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment



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

decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Internal Revenue Code.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Internal Revenue Code to that investment, and

          2. the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.


                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984.



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

     Generally, the only classes of offered certificates that will qualify as "mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain specified types of originators and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them. Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with



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

general standards in 12 C.F.R. ss.1.5 concerning "safety and soundness" and retention of credit information, some Type IV securities, which are defined in 12 C.F.R. ss.1.2(m) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and "Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions, and

     o    if applicable, SMMEA has been overridden in your State.


                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent,

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.


                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin Brown & Wood LLP; or

     o    Thacher Proffitt & Wood LLP.


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

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of:

     o    whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


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

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Clearstream" means Clearstream Banking Luxembourg.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

     o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

     o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

     "ECS" means Euroclear Clearance System Public Limited Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear Operator" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor to Euroclear Bank S.A./N.V. in that capacity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan that is subject to Section 4975 of the Internal Revenue Code.

     "Plan Asset Regulation" means the regulation issued by the United States Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity, such as the trust, for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan acquires an "equity interest," such as an offered certificate, in an entity.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers' Civil Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "Safe Harbor Regulations" means the final Treasury regulations issued on July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "Underwriter Exemption" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more U.S. Persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     "USA Patriot Act" means the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CGCMT 2004-C1 Annex A.xls". The spreadsheet file "CGCMT 2004-C1 Annex A.xls" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1 and A-3 to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in the prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
1 Micrososft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                           PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained
  in this Prospectus Supplement and the
  Accompanying Prospectus .................................     S-4
Notice to Residents of the United Kingdom .................     S-4
Summary of Prospectus Supplement ..........................     S-5
Risk Factors ..............................................    S-38
Capitalized Terms Used in this Prospectus
  Supplement ..............................................    S-57
Forward-Looking Statements ................................    S-57
Description of the Mortgage Pool ..........................    S-58
Servicing of the Underlying Mortgage Loans ................    S-97
Description of the Offered Certificates ...................    S-132
Yield and Maturity Considerations .........................    S-160
Federal Income Tax Consequences ...........................    S-166
ERISA Considerations ......................................    S-170
Legal Investment ..........................................    S-174
Method of Distribution ....................................    S-174
Legal Matters .............................................    S-176
Ratings ...................................................    S-176
Glossary ..................................................    S-178
ANNEX A-1--Certain Characteristics of the
  Underlying Mortgage Loans and the Mortgaged
  Real Properties .........................................    A-1-1
ANNEX A-2--Summary Characteristics of the
  UnderlyingMortgage Loans and the Mortgaged
  Real Properties .........................................    A-2-1
ANNEX A-3--Characteristics of the Multifamily
  Mortgaged Real Properties ...............................    A-3-1
ANNEX B--Description of Twenty Largest
  Mortgage Loans, Groups of Cross-Collateralized
  Mortgage Loans and/or Groups of Borrower
  Affiliated Mortgage Loans ...............................     B-1
ANNEX C--Decrement Tables .................................     C-1
ANNEX D--Form of Payment Date Statement ...................     D-1
ANNEX E--Global Clearance, Settlement And Tax
  Documentation Procedures ................................     E-1

                        PROSPECTUS

Important Notice About the Information Presented
  in this Prospectus ......................................     2
Available Information; Incorporation by Reference .........     2
Summary of Prospectus .....................................     4
Risk Factors ..............................................    14
Capitalized Terms Used in this Prospectus .................    35
Description of the Trust Assets ...........................    35
Yield and Maturity Considerations .........................    65
Citigroup Commercial Mortgage Securities Inc. .............    71
Description of the Certificates ...........................    72
Description of the Governing Documents ....................    82
Description of Credit Support .............................    92
Legal Aspects of Mortgage Loans ...........................    94
Federal Income Tax Consequences ...........................   109
State and Other Tax Consequences ..........................   154
ERISA Considerations ......................................   155
Legal Investment ..........................................   159
Use of Proceeds ...........................................   162
Method of Distribution ....................................   162
Legal Matters .............................................   163
Financial Information .....................................   164
Rating ....................................................   164
Glossary ..................................................   165

UNTIL SEPTEMBER 20, 2004 ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


================================================================================




================================================================================


                                 $1,086,347,000
                                 (APPROXIMATE)



                  CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C1



                        CLASS A-1, CLASS A-2, CLASS A-3,
                         CLASS A-4, CLASS B, CLASS C,
                              CLASS D AND CLASS E



                            SERIES 2004-C1 COMMERCIAL
                              MORTGAGE PASS-THROUGH
                                  CERTIFICATES






                             PROSPECTUS SUPPLEMENT








                                   CITIGROUP
                              WACHOVIA SECURITIES
                                 CDC SECURITIES
                           DEUTSCHE BANK SECURITIES




                                  JUNE 8, 2004


================================================================================